As filed with the Securities and Exchange Commission on February 9, 2026

Registration No. 333-[_____]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nightfood Holdings, INC.

(Exact name of registrant as specified in its charter)

Nevada	3590	46-3885019
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

13501 South Main Street

Los Angeles, CA 90016

(866) 291-7778

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jimmy Chan

Nightfood Holdings, Inc.

13501 South Main Street

Los Angeles, CA 90016

(866) 291-7778

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc J. Ross, Esq.

Sharon Carroll, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging Growth Company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion.	Dated February 9, 2026

PRELIMINARY PROSPECTUS

150,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offering and resale by the selling stockholder identified herein of up to (i) 144,000,000 shares of common stock par value $0.001 per share (the “Common Stock”) issued or issuable by us to such selling stockholder under the Purchase Agreement, as defined below, and (ii) up to 6,000,000 shares of Common Stock issued or issuable by us to such selling stockholder upon exercise by the selling stockholder of the Warrant, as defined below. We are registering the offer and sale of the Shares by the Selling Stockholder to satisfy registration rights we have granted to the Selling Stockholder under an equity purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), each dated October 8, 2025.

We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholder.

The selling stockholder may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. Please see the section entitled “Plan of Distribution” on page 88 of this prospectus for more information. For details of the selling stockholder, see the section entitled “Selling Stockholder” on page 87 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

Our Common Stock is quoted on the OTCQB under the symbol “NGTF”. On February 5, 2026 the price of the last trade of our Common Stock as quoted on the OTCQB was $0.0441 per share.

We are a “smaller reporting company” and have elected to comply with certain reduced public company reporting requirements.

Our Chief Executive Officer, Mr. Jimmy Chan, controls 100% of our outstanding shares of Series A Preferred Stock, which gives him a number of votes equal to the total number of votes then held, or entitled to be made, by all other equity securities of the Corporation, including without limitation, the common stock (par value $0.001 per share), any debt securities of the Company, or as provided pursuant to any other agreement, contract, or understanding of the Corporation plus one (1). As a result, Mr. Jimmy Chan, has the ability to determine any matter required to be passed by a resolution that will be adopted when approved by a simple majority of votes cast by the stockholders of the Company, and will have the ability to at least significantly influence, or in certain cases, control the outcome of a matter required to be passed by a resolution, which will be adopted when approved by more than a simple majority of the shareholders of the Company.

Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 11 of this prospectus before investing.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus [*], 2026.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholder have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholder is offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our Common Stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “NGTF”, the “Company,” “Nightfood Holdings” or “Nightfood” refer to Nightfood Holdings, Inc. d/b/a TechForce Robotics, Inc., a Nevada corporation, and its wholly-owned subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections entitled “Risk Factors” beginning on page 11 and “Special Note Regarding Forward-Looking Statements” beginning on page 31.

Overview

Nightfood Holdings was incorporated on October 16, 2013, in the State of Nevada in connection with a reorganization of Nightfood, Inc., incorporated on January 14, 2010 as a New York corporation, whereby it became the first wholly-owned subsidiary of Nightfood Holdings. We are also the sole shareholder of MJ Munchies, Inc., currently revoked in the State of Nevada, which owns certain intellectual property, but does not have any operations as of the period covered by these financial statements.

Nightfood Holdings operates through five wholly owned subsidiaries that collectively position us to capitalize on the accelerating demand for automation and efficiency in the hospitality and foodservice industries: TechForce Robotics, Inc. (formerly Skytech Automated Solutions Inc.), Future Hospitality Ventures Holdings Inc. (d/b/a RoboOp365), SWC Group, Inc. (d/b/a CarryOutSupplies.com), Victorville Treasure Holdings, LLC and Treasure Mountain Holdings, LLC.

TechForce Robotics, Inc., or TechForce or Skytech, a Delaware corporation which we acquired on March 31, 2025, serves as the Company’s operational backbone, supported by a team with deep expertise in hospitality operations and a proven track record of building, managing, and scaling hotel and foodservice platforms. This operational strength enables TechForce to lead to the deployment of robotic and AI-enhanced automation solutions, ensuring seamless integration into daily operations. Management believes Skytech’s depth of experience is a key differentiator that positions the Company to execute where many robotics competitors may struggle.

Future Hospitality Ventures Holdings Inc., or FHVH, Ventures Holdings or Future Hospitality, a Nevada corporation which we acquired on February 2, 2024, enhances this foundation by delivering advanced AI-enabled robotic systems designed to reduce labor costs, increase efficiency, and improve consumer experience. Launched in California shortly before the state’s 2025 minimum wage increase in foodservice and hospitality, Ventures Holdings has benefited from heightened industry awareness and urgency around automation. Its plug-and-play solutions are designed to integrate easily into restaurants, hotels, healthcare facilities, school cafeterias, and other foodservice environments, with exponential benefits for operators managing multiple locations is our initial strategic focus.

SWC Group, Inc., or SWC, a California corporation which we acquired on March 31,2025, further complements the Company’s ecosystem, having served more than 6,000 foodservice operators across the United States. As a recognized leader in custom-printed foodservice packaging, SWC generates recurring revenue while also providing a ready-made distribution and marketing channel for cross-selling our robotic solutions to an established base of industry decision-makers.

On August 27, 2025, the Company completed the acquisition of the Holiday Inn Victorville, a 155-room hotel property, through an all-equity transaction valued at approximately $39.0 million (excluding contingent consideration of $7.13 million), consisting of the issuance of 216,667 shares of the Company’s Series C Convertible Preferred Stock. This property is one of two hotel assets recently acquired by the Company and is intended to support the Company’s operational presence in the hospitality sector and facilitate evaluation of its robotic solutions within an operating hotel environment.

On September 30, 2025, the Company completed the acquisition of Rancho Mirage Hilton LLC, the owner of the Hilton Garden Inn Palm Springs – Rancho Mirage, for total consideration of approximately $42.28 million (excluding contingent consideration of $4.8 million), which was satisfied through the issuance of 176,167 shares of Series C Convertible Preferred Stock.

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The following diagram illustrates our corporate structure as of the date of this prospectus.

Our vision

Looking ahead, the Company intends to extend its robotics and automation solutions beyond hospitality into other labor-intensive sectors, including healthcare facilities, convention centers, educational institutions, and large-scale entertainment venues. By combining TechForce’s operational expertise, Future Hospitality’s advanced AI robotics, SWC’s extensive customer access, and our owned hotel assets as innovation test beds, the Company is building a vertically integrated platform designed to drive innovation, efficiency, and long-term shareholder value across multiple industries.

Our Products and Services

The Company offers a comprehensive suite of products and services designed to meet the evolving needs of the hospitality and food service industries. Through TechForce, we deploy AI-enhanced robotic systems and automation services that handle repetitive, labor-intensive tasks such as food delivery, bussing, cleaning, and back-of-house operations. Future Hospitality provides plug-and-play robotic solutions integrated with proprietary AI software, enabling customers to improve efficiency, reduce labor costs, and enhance guest experiences across restaurants, hotels, healthcare facilities, and institutional foodservice environments. SWC complement these technological offerings with custom-printed packaging products, including cups, containers, and other foodservice supplies, giving operators both brand-enhancing packaging and a direct channel to adopt robotic solutions. Together, these subsidiaries allow the Company to provide end-to-end solutions, combining automation hardware, AI-enhanced software, service and maintenance, and consumable packaging products, creating a vertically integrated platform that drives operational efficiency and customer value.

TechForce’s Products and Services

The Company believes TechForce is uniquely positioned as the operational backbone of its robotics platform, leveraging decades of hands-on hospitality and food service expertise to ensure the successful deployment of AI-enhanced automation solutions. Unlike many robotics companies that focus solely on hardware, TechForce combines robotics with deep operational know-how, enabling seamless integration of automation into real-world environments.

TechForce offers a suite of robotics and automation solutions under the Robots-as-a-Service (RaaS) model, designed to address repetitive, labor-intensive, and injury-prone tasks that are increasingly difficult for staff to manage. These solutions support both guest-facing and back-of-house operations, helping operators achieve cost savings, efficiency improvements, and enhanced service consistency.

Products and Solutions

TechForce Robotics offers a portfolio of AI-enhanced robotic systems designed to support operational, logistics, and service functions in hospitality, foodservice, and other commercial environments.

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(a) BIM-E – Beverage and Inventory Management Engine

BIM-E is an AI-enhanced robotic system designed to automate beverage preparation and dispensing in high-volume service environments, including hotels, resorts, stadiums, and event venues. The system is designed to support standardized beverage preparation, inventory monitoring, and operational data capture. BIM-E may integrate with point-of-sale and other operational systems, subject to configuration, and is intended to reduce manual labor requirements and improve operational consistency.

(b) TIM-E – Task and Intelligent Mobility Engine

TIM-E is an AI-enhanced autonomous mobile robotics platform designed to perform configurable logistics and service tasks within hospitality and commercial facilities. The platform supports autonomous navigation and integration with elevators and access systems, subject to site configuration. TIM-E is designed to accommodate modular payloads, enabling deployment across multiple operational use cases, including internal delivery and facility support functions.

(c) Concierge – Autonomous Delivery System

Concierge is an autonomous robotic delivery system designed for use in hotel and resort environments. The system is intended to support the transport of items such as meals, beverages, and guest supplies within a facility. Concierge supports autonomous navigation and secure compartmentalization and is designed to operate in conjunction with existing building infrastructure, subject to site configuration.

(d) LIN-E – Laundry and Housekeeping Support System

LIN-E is an AI-enhanced robotic system designed to support housekeeping and back-of-house logistics operations. The system is intended to transport laundry, linens, and waste materials within large facilities, including hotels, convention centers, and stadiums. LIN-E supports autonomous navigation and building access integration, subject to site configuration, and is designed to reduce manual handling requirements.

(e) Matradee – Food Service Support System

Matradee is a robotic system designed to assist front-of-house foodservice operations by transporting prepared food items within dining environments. The system is intended to operate alongside human staff and support service flow efficiency in high-volume foodservice settings.

(f) Dustee – Autonomous Cleaning System

Dustee is an autonomous robotic system designed to perform routine sweeping and basic floor-cleaning tasks in hospitality and commercial environments. The system is intended to support daily cleaning operations and reduce reliance on manual labor for repetitive cleaning functions.

TechForce’s management has an established track record of building and managing more than 130 hotels and developing over 50 properties from the ground up. This operational background provides the Company with a unique advantage: the ability to test, refine, and implement robotic solutions in live hospitality environments with confidence and precision.

In recent months, TechForce’s team has begun positioning its solutions for deployment across hotels, convention centers, healthcare facilities, and shopping malls. The Company is also using its owned hotel assets-including the recently acquired Holiday Inn Victorville-as innovation hubs to validate and showcase real-world use cases for robotics and AI-enhanced automation.

Future Hospitality’s Products and Services

The Company believes it is revolutionizing the hospitality industry with plug-and-play robotics and automation solutions designed to enhance service efficiency and consistency.

Future Hospitality offers two key robotics solutions through the RaaS business model, which can transform both front-end and back-end operations within the hospitality industry.

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Future Hospitality offers the following products and solutions:

(a) Front-End Solutions

The serving robot, an advanced front-end solution, works alongside wait staff to ensure faster and more reliable service. These server robots help streamline service delivery, enhancing guest experiences by minimizing wait times and reducing human errors.

(b) Back-End Solutions

Smart cooking bots provide game-changing back-end solutions to support chefs in high-volume environments. The advanced kitchen assistant ensures consistent food quality and enables even inexperienced staff to prepare delicious meals quickly, addressing critical challenges in busy kitchens.

In recent months, Future Hospitality has been actively showcasing the capabilities of its service robots and automated systems to various regional restaurant franchises, assisted living facilities, hotels, and hospital operators. These demonstrations have sparked significant interest among industry leaders seeking to solve service inconsistency, labor shortages, and ongoing staffing replacement costs.

Future Hospitality is in active discussions with several organizations interested in implementing these automation solutions at scale in their day-to-day operations.

SWC’s Products and Services

The Company believes that SWC (and its commercial used name CarryOutSupplies.com) is one of the most recognized names in the custom-printed foodservice packaging industry, serving as both a revenue-generating subsidiary and a strategic channel for introducing our robotics and automation solutions to the market. With over 6,000 customers served across the United States since inception, SWC has established a strong reputation for quality, reliability, and service.

SWC provides a wide range of foodservice packaging products, specializing in custom printing that helps operators strengthen their brand identity while meeting day-to-day operational needs.

SWC offers the following products and solutions:

(a) Custom-Printed Cups

Disposable paper and plastic cups available in multiple sizes, with high-quality custom printing to promote brand visibility and enhance customer experience

(b) Takeout Containers and Boxes

Eco-friendly and durable packaging for restaurants, caterers, and foodservice operators, designed to keep food fresh during transport while showcasing custom branding.

(c) Utensils and Accessories

Branded or generic foodservice accessories, including straws, cutlery, napkins, and lids, to provide operators with a one-stop shop for all consumable needs.

(d) Eco-Friendly Packaging Solutions

Compostable and recyclable packaging options are designed to meet increasing consumer and regulatory demand for sustainable products, helping operators align with ESG and green initiatives.

In addition to providing consumables, SWC serves as a strategic sales and distribution channel for the Company’s robotics offerings. Its established relationships with thousands of foodservice operators give the Company immediate access to decision-makers who are increasingly seeking automation solutions to reduce costs and improve efficiency.

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By offering consumable products alongside its robotic solutions, SWC seeks to generate recurring revenue and support adoption of the Company’s automation technologies in hospitality and foodservice environments. The integrated offering is intended to support operational efficiencies through standardized supplies and coordinated logistics.

Competition

Service robotics is still an emerging sector in the United States. While many countries have already adopted automation across a wide range of industries, the U.S. market remains several years behind and is still in the early stages of adaptation. This creates both challenges and opportunities.

Overseas manufacturers currently hold meaningful market share outside the United States; however, many have limited or no presence in the U.S. market. We believe this gap provides a unique opportunity for the Company to establish itself as a first mover in the domestic market. By combining our in-depth operational expertise with a home-field advantage in the U.S., we believe we are well positioned to capture significant market share, set industry standards, and emerge as a market leader.

Furthermore, we anticipate that our platform can become the preferred distribution and deployment channel for other robotic manufacturers and innovators seeking entry into the U.S. market. By leveraging our experience, infrastructure, and established customer relationships, we aim to accelerate adoption and build a leadership position as the U.S. service robotics industry matures.

Government Regulations

In the United States, the National Institute of Standards and Technology (NIST) has developed frameworks and guidelines to help ensure the safety, reliability, and interoperability of robotics and autonomous systems. These standards provide guidance for developing, deploying, and operating robots in a variety of applications.

The United States has been a leader in robotics innovation for several decades and is home to some of the most prominent robotics companies, including Boston Dynamics, iRobot, and Amazon Robotics (formerly Kiva Systems). The U.S. government has recognized the potential of robotics to drive economic growth, enhance productivity, and improve efficiency, and it has implemented policies and programs to support industry development.

One of the most significant initiatives is the National Robotics Initiative (NRI), launched in 2011. The NRI is a multi-agency collaboration involving the National Science Foundation, NASA, the Department of Defense, and the Department of Agriculture, among others. The program provides funding for robotics research and development across multiple industries, including manufacturing, healthcare, and transportation, with a particular focus on human-robot collaboration (“co-robotics”).

In addition, the U.S. Department of Labor has supported apprenticeship and workforce training programs in robotics and advanced manufacturing through its Apprenticeship USA framework and related initiatives. These programs are designed to address the skills gap in the workforce and ensure workers are trained to meet the growing demand for robotics expertise.

Beyond these initiatives, companies operating in the robotics industry must also consider data privacy, AI ethics, and workplace safety requirements under existing U.S. regulations. Compliance with standards such as OSHA guidelines, emerging AI governance frameworks, and data protection policies is expected to play an increasing role as robotics solutions scale into mainstream use.

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Recent Developments

Private Placement

On October 8, 2025, we entered into an Equity Purchase Agreement (the “Purchase Agreement”) with the selling stockholder, pursuant to which we agreed to issue and sell to the selling stockholder in a private placement up to an aggregate of $25 million (the “Commitment Amount”) in newly issued Common Stock, from time to time on the terms, and subject to the conditions set forth therein. The price at which the Common Stock will be sold will be based on the applicable Initial Purchase Price (as defined in the Purchase Agreement).

Pursuant to the Purchase Agreement, the Company covenants and agrees that it will not enter into an agreement involving a Variable Rate Transaction (as defined in the Purchase Agreement) or Equity Line of Credit (as defined in the Purchase Agreement) from the Effective Date until the later of (i) 18 months from the date of the Purchase Agreement or the date the Purchase Agreement is no longer in effect, without the prior written consent of the selling stockholder. The Company may terminate the Purchase Agreement at any time by written notice to the selling stockholder, except during any Valuation Period (as defined in the Purchase Agreement) or at any time the selling stockholder holds any Put Shares (as defined in the Purchase Agreement). Additionally, from the date of the Purchase Agreement until termination, the company shall not enter into a Subsequent Placement (as defined in the Purchase Agreement), unless the Company first delivers an Offer Notice (as defined in the Purchase Agreement) to the selling stockholder and offer to the Investor at least 20% of the securities in the Subsequent Placement. In connection with the Purchase Agreement, the Company issued a warrant (the “Warrant”) to the selling stockholder to purchase 6,000,000 shares of Common Stock at an exercise price of $0.10 per share. The Warrant became exercisable on the Issuance Date (as defined in the Warrant) and expires on the five-year anniversary of the Issuance Date.

The Common Stock and Common Stock underlying the Warrant Shares (as defined in the Warrant) were offered and will be issued and sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

In connection with the Purchase agreement, we and the selling stockholder also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement on Form S-1 (the “Registration Statement”) with the SEC to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement).

Additional Private Placement

On October 8, 2025 entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Mast Hill Fund, L.P., pursuant to which we issued a senior secured promissory note in the aggregate principal amount of $2,270,000.00, at an original issue discount of fifteen percent (15%), resulting in net proceeds to the Company of $1,929,500.00, with certain amounts withheld for transaction-related expenses. The Note matures twelve (12) months from the issue date and bears interest at a rate of fifteen (15%) per annum, with additional interest provisions. The note is convertible at any time on or after the issue date (as defined in the note) into shares of the Company’s common stock, at a conversion price equal to the lesser (i) of $0.033 per share or (ii) the Market Price (as defined in the note), subject to adjustments for stock splits, dividends, and similar corporate actions.

In connection with the Securities Purchase Agreement, we also entered into amendments to that certain Security Agreement, dated June 1, 2023, by and between the Company, Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., and Mast Hill Fund, L.P., as amended (the “Security Agreement”), that certain Pledge Agreement, dated June 1, 2023, by and between the Company, Mr. Lei Sonny Wang, and Mast Hill Fund, L.P., as amended (the “Pledge Agreement”), and that certain Guarantee, dated June 1, 2023, by and between Nightfood, Inc., MJ Munchies, Inc., the Company, Future Hospitality Ventures Holdings Inc., SWC Group, Inc., and the Investor, as amended (the “Guarantee”) to, respectively, incorporate the note that was issued under the Securities Purchase Agreement under the Security Agreement, Pledge Agreement and Guarantee.

Changes to the Company’s Certifying Accountant

On October 28, 2025, we dismissed Fruci & Associates II, PLLC (“Fruci”) as our independent registered public accounting firm, and engaged TAAD, LLP (“TAAD”) as the Company’s new independent registered public accounting firm.

The reports of Fruci regarding the Company’s financial statements for the fiscal years ended June 30, 2025 and June 30, 2024, respectively, being the two most recent fiscal years for which the Company has filed financial statements with the SEC, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

The board of directors of the Company, acting as the audit committee, approved the decision to change the Company’s independent accountants.

For the period from engagement with Fruci on April 8, 2024 through October 28, 2025, the Company had no disagreements with Fruci (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Fruci, would have caused Fruci to make reference thereto in connection with its report.

During the two most recent fiscal years and through October 28, 2025, the Company did not experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K),

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During the Company’s fiscal years ending June 30, 2025, and 2024, respectively, and through October 28, 2025, neither the Company nor anyone on the Company’s behalf consulted with TAAD regarding any of the following:

(i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that TAAD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Amendment to Series B Preferred Stock Certificate of Designation

On October 30, 2025, the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock of the Company was amended by amending the method of converting the Series B Preferred Stock into Common Stock. Prior to amending the conversion method, each holder of Series B Preferred Stock had the right at such holder’s option, at any time or from time to time, to convert Series B Preferred Stock into Common Stock and warrants to purchase Common Stock until March 31, 2026. Effective as of filing the Amended Certificate of Designation, the conversion of all outstanding shares of the Series B Preferred Stock to the Company’s Common Stock can be effectuated upon the vote or written consent of holders owning at least 50.1% of all the outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock shall be convertible into 8,366 shares of Common Stock. No other material changes were made. All issued and outstanding shares of Series B Preferred Stock were fully converted to common stock as of December 31, 2025.

Amendment to Article of Incorporation

On October 7, 2025, the Company’s majority voting stockholder approved an increase in the Company’s authorized common stock from 200,000,000 to 900,000,000 shares. The Board approved the change on the same date. In accordance with SEC requirements, the amendment became effective 20 days after the Company mailed an information statement to stockholders. On November 19, 2025, the amendment became effective. The Amended Articles increased the authorized shares of the Company’s Common Stock from 200,000,000 to 900,000,000.

Amendment to Series C Preferred Stock Certificate of Designation

On December 3, 2025, the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of the Company was amended (the “Amended Series C COD”) by increasing the number of shares designated as Series C Preferred Stock. Prior to filing the Amended Series C COD there were 500,000 shares designated as Series C Preferred Stock. Effective as of filing the Amended Series C COD, the number of shares designated as Series C Preferred Stock is 800,000 shares. No other material changes were made to the Amended Series C COD.

Securities Purchase Agreement with Mast Hill Fund, L.P.

On January 10, 2026, the Company entered into a Securities Purchase Agreement (the “SPA”) with Mast Hill Fund, L.P. (the “Investor”), pursuant to which the Company issued a senior secured promissory note in the aggregate principal amount of $1,175,000.00 (the “Note”), at an original issue discount of fifteen percent (15%), resulting in net proceeds to the Company of $998,750.00, with certain amounts withheld for transaction-related expenses.

In connection with the SPA, the Company also entered into amendments to that certain Security Agreement, dated June 1, 2023, by and between the Company, Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC, and the Investor, as amended (the “Security Agreement”), that certain Pledge Agreement, dated June 1, 2023, by and between the Company, Mr. Jimmy Chan, and the Investor, as amended (the “Pledge Agreement”), and that certain Guarantee, dated June 1, 2023, by and between Nightfood, Inc., MJ Munchies, Inc., the Company, Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC, and the Investor, as amended (the “Guarantee”) to, respectively, incorporate the Note under the Security Agreement, Pledge Agreement and Guarantee.

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The Note matures twelve (12) months from the issue date and bears interest at a rate of fifteen (15%) per annum, with additional interest provisions. The Note is convertible at any time on or after the Issue Date (as defined in the Note) into shares of the Company’s common stock, at a conversion price equal to the lesser of (i) of $0.033 per share or (ii) the Market Price (as defined in the Note), subject to adjustments for stock splits, dividends, and similar corporate actions.

Risk Factors Summary

You should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors” section beginning on page 11. The risks described in “Risk Factors” in this prospectus may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our growth strategy. Some of the more significant risks include the following:

Risks Associated with Our Business

●	We operate in emerging and rapidly evolving markets, making our business difficult to evaluate.
●	market adoption of service robotics and automation may be slower than anticipated.
●	Our position in the hotel industry exposes us to both operational and technological risks.
●	The restaurant packaging market is highly competitive and subject to regulatory risk.
●	We may not be able to compete effectively in highly competitive industries.
●	Our business plans require a significant amount of capital. Future capital needs may require us to sell additional equity or debt securities that may dilute its stockholders.
●	We have limited experience in operating our robots in a variety of environments. Unforeseen safety issues with our products could result in injuries to people which could result in adverse effects on our business and reputation.
●	We target many customers, suppliers and production counterparties that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions. If we are unable to sell our products to these customers or are unable to enter into agreements with customers, suppliers and production counterparties on satisfactory terms, our prospects and results of operations will be adversely affected.
●	Our business, financial condition and results of operations may be materially and adversely affected if we are unable to attract and retain customers and maintain satisfactory customer experience.
●	We must successfully manage product introductions and transitions in order to remain competitive.
●	We rely on third party manufacturers/suppliers and expect to continue to do so for the foreseeable future. This reliance on third parties increases the risk that we will not have sufficient quantities of our products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.
●	Our products incorporate certain components from sole source suppliers, and if our contract manufacturers are unable to source these components on a timely basis, due to fabrication capacity issues or other material supply constraints, or if there are interruptions in our, or our contract manufacturers’, relationships with these third-party suppliers, we may not be able to deliver our products to our distributors and customers, which may adversely impact our business.
●	Components used in our sensors may fail as a result of manufacturing, design or other defects over which we have no control and render our devices permanently inoperable.
●	Our robots are highly technical and could be vulnerable to hardware errors or software bugs, which may harm our reputation and our business.

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●	Our future growth depends in part on new products and new technology innovations, and failure to invent and innovate new product offerings and new technologies could adversely impact our business, financial condition and results of operations.

Risks Related to Our Intellectual Property

●	If we fail to protect or enforce our intellectual property or proprietary rights, our business and operating results could be harmed.
●	We rely on our proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.

Risks Related to Compliance

●	We may become subject to new or changing governmental regulations relating to the design, manufacturing, marketing, distribution, servicing, or use of its products, and a failure to comply with such regulations could lead to withdrawal or recall of our products from the market, delay our projected revenues, increase cost, or make our business unviable if it is unable to modify its products to comply.
●	Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which we operate may adversely impact our business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, our policies and operations.

General Risks Associated with Our Company

●	Our limited operating history and evolving business make it difficult to evaluate our current business and future prospects.
●	We may pursue acquisitions, which involve a number of risks, and if we are unable to address and resolve these risks successfully, such acquisitions could harm our business.
●	We may be unsuccessful in integrating the operations of any future acquisitions, including acquisitions involving new lines of business, with our existing operations, and in realizing all or any part of the anticipated benefits of any such acquisitions.
●	Our ability to effectively manage our anticipated growth and expansion of our operations will also require us to enhance our operational, financial and management controls and infrastructure, human resources policies and reporting systems. These enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources.
●	Our Chief Executive Officer, Mr. Jimmy Chan controls 100% of the outstanding shares of Series A Preferred Stock, which gives him a number of votes equal to the total number of votes then held, or entitled to be made, by all other equity securities of the Corporation plus one.

Risks Related to this Offering and Our Common Stock

●	Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for our stockholders to resell their shares.
●	Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.
●	The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.
●	Issuance of Common Stock pursuant to the Purchase Agreement may result in the dilution of our shareholders and create downward pressure on the price of our Common Stock.

Corporate Information

Our Common Stock is quoted on the OTCQB under the symbol “NGTF”.

Our principal executive offices are located at 13501 South Main Street, Los Angeles, CA 90016, and our telephone number is (866) 291-7778. Our main corporate website is located at https://www.nightfoodholdings.com. The information on our website is not incorporated by reference into this prospectus.

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THE OFFERING

Issuer	Nightfood Holdings, Inc.

Securities Offered by the Selling Stockholder	Up to 150,000,000 shares of our Common Stock.

Trading Market	The Common Stock offered in this prospectus is quoted on the OTCQB under the symbol “NGTF”. In the future, we intend to seek to have our Common Stock listed on a national securities exchange but there can be no assurance that our application will be successful.

Common Stock Outstanding as of this Offering	213,367,889 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the selling stockholder.

Plan of Distribution	The selling stockholder may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. Registration of the Common Stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk Factors	Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements,” beginning on page 31 of this prospectus, before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward-looking statements. The following risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, and results of operations and it is not possible to predict all risk factors, nor can we assess the impact of all factors on us or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Associated with Our Business

We operate in emerging and rapidly evolving markets, making our business difficult to evaluate.

Nightfood Holdings dba Techforce Robotics operates across several emerging industries: commercial service robotics, hotel automation technology, disposable restaurant packaging, and hospitality (hotel ownership/operations). These sectors are in various stages of development, and there is limited historical precedent to assess the viability or profitability of companies with a business model similar to ours. Rapid changes in technology, customer expectations, and regulatory frameworks make it difficult to predict market trends or performance with certainty.

Market adoption of service robotics and automation may be slower than anticipated

While robotic technologies have gained adoption in industrial settings and some consumer markets, the commercial service robotics sector remains relatively nascent. Our future growth depends on the widespread acceptance and deployment of service robots in commercial environments, particularly in hospitality, logistics, and facilities management. If the market does not develop as we expect, or if customers resist adoption due to cost, complexity, or other concerns, our business and financial results could be materially harmed.

Our position in the hotel industry exposes us to both operational and technological risks.

We are both a developer of hotel automation technologies and the owner/operator of two hotel properties. This dual exposure presents both opportunities and risks. Our ability to test and implement our automation systems in real-world environments gives us strategic advantages, but also introduces traditional hospitality industry risks such as:

●	Cyclical demand and occupancy volatility

●	Labor market fluctuations

●	Increasing competition from both traditional hotels and short-term rental platforms

●	Regulatory changes (e.g., zoning, health & safety compliance)

If our hotels underperform or if our automation technology fails to generate efficiencies, the overall profitability and stability of our business may be negatively impacted.

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The restaurant packaging market is highly competitive and subject to regulatory risk.

Our restaurant packaging business faces strong competition from both established packaging providers and emerging environmentally focused startups. Regulatory changes aimed at reducing single-use plastics or mandating compostable materials may increase our compliance costs or limit the usefulness of existing products. Our ability to deliver cost-effective, sustainable, and scalable solutions will be critical to our success in this segment.

We may not be able to compete effectively in highly competitive industries.

Across all of our business lines, we compete with companies that may have greater financial, technical, marketing, and operational resources. In particular:

●	In the robotics and automation space, competitors may launch more advanced or lower-cost products.

●	In hotel ownership, we face competition from branded hotel chains and online travel platforms.

●	In packaging, price competition and economies of scale favor larger players.

Failure to maintain technological leadership, deliver customer value, or establish strong distribution channels may result in loss of market share and weakened financial performance.

Our business plans require a significant amount of capital. Future capital needs may require us to sell additional equity or debt securities that may dilute its stockholders.

We intend to expand operations and continue to invest in the research and development of our product offerings and technologies. We anticipate that we will continue to incur expenses for the foreseeable future as we continue to advance our products and services, expand our corporate infrastructure, including the costs associated with being a public company and further our research and development initiatives for our products. We are subject to all of the risks typically related to the development of robotics and IoT products, and we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. We believe that our existing working capital will fund our current operating plans through at least the next twelve months from the date of this offering. However, there is no assurance that our existing working capital is sufficient for our business operation after the twelve months, and we may need additional funding in connection with our continuing operations. Until we can generate a sufficient amount of revenue from sales of our products and services, we expect to finance our future cash needs through public or private equity or debt financings, third-party (including government) funding, or any combination of these approaches.

We have limited experience in operating our robots in a variety of environments. Unforeseen safety issues with our products could result in injuries to people which could result in adverse effects on our business and reputation.

Our robots operate autonomously in environments, such as restaurants, hotels, and healthcare facilities, that are surrounded by various moving and stationary physical obstacles and by human and vehicles. Such environments are prone to collisions, unintended interactions and various other incidents, regardless of our technology. Therefore, there is a possibility that our robots may be involved in a collision with any number of such obstacles or even a human being. Our robots are equipped with advanced sensors that are designed to effectively prevent any such incidents and are intended to stop any motion at the detection of intervening objects. Nevertheless, real-life environments, especially those in crowded areas, are unpredictable and situations may arise in which our robots may not perform as intended. A highly publicized incident of our autonomous robots causing injuries to people could lead to negative publicity and subject us to lawsuits. Such lawsuits or adverse publicity would negatively affect our brand and harm our business, prospects, financial condition and operating results

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We target many customers, suppliers and production counterparties that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions. If we are unable to sell our products to these customers or are unable to enter into agreements with customers, suppliers and production counterparties on satisfactory terms, our prospects and results of operations will be adversely affected.

Several of our potential customers are large, multinational corporations with substantial negotiating power relative to us. These large, multinational corporations are also aware of competitor products and are actively engaging with competitors to determine which products they like better. Meeting the requirements and securing contracts with any of these companies will require a substantial investment of our time and resource. We cannot assure you that our products will be the one these companies will choose, or that we will generate meaningful revenue from the sales of our products to these key potential customers. If our products are not selected by these large corporations or if these corporations decide to go with a competitor, it will have an adverse effect on our business

Our business, financial condition and results of operations may be materially and adversely affected if we are unable to attract and retain customers and maintain satisfactory customer experience.

The success of our business depends on our ability to provide a satisfactory procurement experience to expand our customer base, which in turn depends on a variety of factors. These factors include but not limited to our ability to offer a wide array of high-quality IoT and service robotic products with great value for money, optimize the product and service offering in response to the diverse and evolving demands of our customers, expand and maintain relationships with our customers, suppliers and service providers, and offer timely and reliable fulfillment service, all of which will require us to incur substantial costs and expenses. If such costs and expenses fail to effectively result in an expansion of our customer base, we may not be able to achieve our business goals and our results of operations may be materially and adversely affected. Our efforts to grow our customer base may not lead to increased revenues in the immediate future. Even if they do, any increases in revenues may not offset the cost of revenues and the expenses incurred. If we are not successful in our efforts to retain existing customers, attract new customers, increase customer spending, our revenues may decline and our results of operations may be materially and adversely affected.

Interruptions to or failures in the delivery services could prevent the timely or successful delivery of our products. These interruptions or failures may be due to unforeseen events that are beyond our control or the control of our third-party delivery service providers, such as inclement weather, natural disasters or labor unrest. If our products are not delivered in a timely or reliable manner, or are delivered in a damaged state which we failed to detect, customers may refuse to accept these products and have less confidence in our products and services. Furthermore, we may face claims raised by our customers that hold us liable for any losses and damages arising therefrom. As a result, our reputation, business, financial condition, and results of operations might suffer significantly.

We depend on our customer service team to provide pre-sale, sale and after-sales services and handle customer requests to maintain, repair, return or exchange. If our customer service team fails to provide satisfactory services, our brand and customer loyalty may be adversely affected. In addition, any negative publicity or poor feedback regarding our customer service may harm our brand and reputation and in turn cause us to lose customers and market share.

As a result, if we are unable to continue to maintain the quality of our customer experience and customer service, we may not be able to retain existing customers or attract new customers, which could have a material adverse effect on our business, financial condition and results of operations.

We must successfully manage product introductions and transitions in order to remain competitive.

We must continually develop new and improved robotic solutions that meet changing consumer demands. Moreover, the introduction of new products is a complex task involving significant expenditures in research and development, promotion and sales channel development, and management of existing inventories to reduce the cost associated with returns and slow moving inventory. We must introduce new robotic solutions in a timely and cost-effective manner, and we must secure production orders for those solutions from our contract manufacturers and component suppliers. The development of new robotic solutions is a highly complex process, and while we have a large number of product introductions coming, the successful development and introduction of new robotic solutions depends on a number of factors, including the following:

●	the accuracy of our forecasts for market requirements beyond near term visibility;

●	our ability to anticipate and react to new technologies and evolving consumer trends;

●	our development, licensing or acquisition of new technologies;

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●	our timely completion of new designs and development;

●	the ability of our contract manufacturers to cost-effectively manufacture our new robotic solutions;

●	the availability of materials and key components used in the manufacture of our new robotic solutions; and

●	our ability to attract and retain world-class research and development personnel.

If any of these or other factors becomes problematic, we may not be able to develop and introduce new robotic solutions in a timely or cost-effective manner, and our business may be harmed.

Failure to maintain the quality of our products could have a material and adverse effect on our reputation, financial condition, and results of operations.

The quality of our products are our core values and critical to our success. We pay close attention to quality control, monitoring each step in the process from procurement to production and from inspection to delivery. We have adopted standard operating procedures (SOP) for our robot processing. Yet, maintaining consistent product quality depends significantly on the effectiveness of our quality control system, which in turn depends on a number of factors, including, among others, the design of our quality control protocols, and effective employee training to ensure that our employees adhere to and implement our quality control policies and procedures and the effectiveness of monitoring any potential violation of our quality control policies and procedures

We have developed a rigorous quality control system that enables us to monitor each stage of the production and post-production process. However, despite our quality control system, we cannot eliminate the risks of errors, defects or failures. We may fail to detect or cure defects as a result of a number of factors, many of which are outside our control, including:

● technical or mechanical malfunctions in the production process;

● human error or malfeasance by our quality control personnel;

● tampering by third parties; and

● defective raw materials or equipment.

In addition, the quality of the products or services provided by our suppliers or business partners is subject to factors beyond our control, including the effectiveness and the efficiency of their quality control system. There can be no assurance that our suppliers or business partners may always be able to adopt appropriate quality control systems and meet our stringent quality control requirements in respect of the products or services they provide. Any failure of our suppliers or business partners to provide satisfactory products or services could harm our reputation and adversely impact our operations. In addition, we may be unable to receive sufficient compensation from suppliers and business partners for the losses caused by them.

Our expansion plans, if implemented, will subject us to a variety of risks that may harm our business.

We have limited experience managing the administrative aspects of a large and/or global organization. While we intend to continue to explore opportunities to expand our business in local and international service robotics markets in which we see compelling opportunities, we may not be able to create or maintain market demand for our products. In addition, as we expand our operations, our support organization will face additional challenges, including those associated with delivering support, training and documentation in languages other than English. We may also be subject to new statutory restrictions and risks. If we invest substantial time and resources to expand our international operations and are unable to do so successfully and in a timely manner, our business and financial condition may be harmed.

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In the course of expanding our operations and operating overseas, we will be subject to a variety of risks, including:

●	differing regulatory requirements, including tax laws, trade laws, labor regulations, tariffs, export quotas, custom duties or other trade restrictions;

●	greater difficulty supporting and localizing our products;

●	challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, compensation and benefits and compliance programs;

●	differing legal and court systems, including limited or unfavorable intellectual property protection;

●	risk of change in international political or economic conditions;

●	restrictions on the repatriation of earnings; and

●	working capital constraints.

We continue to implement strategic initiatives designed to grow our business. These initiatives may prove costlier than we currently anticipate and we may not succeed in increasing our revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability.

We continue to make investments and implement initiatives designed to grow our business, including:

●	investing in research and development;

●	expanding our sales and marketing efforts to attract new customers across industries;

●	investing in new applications and markets for our products;

●	further enhancing our manufacturing processes and partnerships; and

●	investing in legal, accounting, and other administrative functions necessary to support our operations as a public company.

These initiatives may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue, if at all, in an amount sufficient to offset these higher expenses and to achieve and maintain profitability. The market opportunities we are pursuing are at an early stage of development, and it may be many years before the end markets we expect to serve generate significant demand for our products at scale, if at all.

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of our current or potential clients, is critical to our business. We strive to enhance our brand recognition, to attract new customers and to maintain existing customers by consistently delivering high quality products as well as superior customer experiences. Our reputation and brand are vulnerable to many threats that could be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed. We may choose to or be compelled to undertake product recalls or take other similar actions, which could subject us to adverse publicity, damage our brand and expose us to financial liability. Moreover, any negative media publicity about our industry in general or product or service quality problems of other companies in our industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain customers and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

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We rely on third party manufacturers/suppliers and expect to continue to do so for the foreseeable future. This reliance on third parties increases the risk that we will not have sufficient quantities of our products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

We rely, and expect to continue to rely, on third party manufacturers/suppliers. This reliance on third party manufacturers/suppliers increases the risk that we will not have sufficient quantities of our products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts. Additionally, we may be unable to establish or continue any agreements with third-party manufacturers/suppliers or to do so on acceptable terms. Even if we are able to establish agreements with third-party manufacturers/suppliers, reliance on third-party manufacturers/suppliers entails additional risks, including:

●	failure of third-party manufacturers/suppliers to comply with regulatory requirements and maintain quality assurance;

●	breach of the manufacturing/supply agreement by the third party;

●	failure to manufacture/supply our product according to our specifications;

●	failure to manufacture/supply our product according to our schedule or at all;

●	misappropriation of our proprietary information, including our trade secrets and know-how; and

●	termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.

If our current or future third-party manufacturers/suppliers cannot perform as agreed, we may be required to replace such manufacturers/suppliers and we may be unable to replace them on a timely basis or at all. Our current and anticipated future dependence upon third party manufacturers/suppliers may adversely affect our future profit margins and our ability to commercialize any products that receive marketing approval on a timely and competitive basis.

Our products incorporate certain components from sole source suppliers, and if our contract manufacturers are unable to source these components on a timely basis, due to fabrication capacity issues or other material supply constraints, or if there are interruptions in our, or our contract manufacturers’, relationships with these third-party suppliers, we may not be able to deliver our products to our distributors and customers, which may adversely impact our business.

We depend on sole source suppliers for certain components in our products, such as batteries and touchscreens. We have strategically chosen to sole source some of our supplies in order to ensure the best quality at the best prices. While we believe none of our sole source suppliers are irreplaceable and that our business is not substantially dependent on any one supplier, a small degree of risk may still exist in terms of cost and delay involved in switching to new suppliers. For example, these sole source suppliers could be constrained by fabrication capacity issues or material supply issues, stop producing such components, cease operations or be acquired by, or enter into exclusive arrangements with, our competitors or other companies. In many cases, we do not have long-term supply agreements with these suppliers. Instead, our contract manufacturers typically purchase the components required to manufacture our products on a purchase order basis. As a result, most of these suppliers can stop selling to us at any time, requiring us to find another source, or can raise their prices, which could impact our gross margins. Any such interruption or delay may force us to seek similar components from alternative sources, which may cause a delay in our product shipments. In the event we are unable to procure components from our current supplier, we may switch to a different supplier and our products can be redesigned to work with different components. Such redesign may involve engineering changes and time and effort, which may cause delays in shipment of our products and adversely affect our operating results. We plan to continue to diversify our suppliers and implement contingency plans in order to minimize any potential supply disruptions.

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Our reliance on sole source suppliers involves a number of additional risks, including risks related to:

●	supplier capacity constraints;

●	price increases;

●	timely delivery;

●	component quality; and

●	delays in, or the inability to execute on, a supplier roadmap for components and technologies.

We have a global supply chain and global pandemics, the military conflicts in Ukraine and in the Middle East and other macroeconomic factors may adversely affect our ability to source components in a timely or cost-effective manner from our third-party suppliers due to, among other things, work stoppages or interruptions. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We have in the past experienced, and may in the future experience, component shortages and price fluctuations of key components and materials, and the predictability of the availability and pricing of these components may be limited. Component shortages or pricing fluctuations could be material in the future. In the event of a component shortage, supply interruption, or a material pricing change from suppliers of these components, we may not be able to develop alternate sources in a timely manner, or at all, especially in the case of sole or limited source items. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill customer orders in a timely manner. Any interruption or delay in the supply of any parts or components, or the inability to obtain parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect our ability to meet our scheduled product deliveries to our customers. This could adversely affect our relationships with our customers and partners and could cause delays in shipment of our products and adversely affect our operating results.

Components used in our sensors may fail as a result of manufacturing, design or other defects over which we have no control and render our devices permanently inoperable.

We rely on third-party component suppliers to provide certain functionalities needed for the operation and use of our devices. Any errors or defects in such third-party technology could result in errors in our sensors that could harm our business. If these components have a manufacturing, design or other defect, they can cause our sensors to fail and render them permanently inoperable. As a result, we may have to replace these sensors at our sole cost and expense. Should we have a widespread problem of this kind, our reputation in the market could be adversely affected and our replacement of these sensors would harm our business.

Our robots are highly technical and could be vulnerable to hardware errors or software bugs, which may harm our reputation and our business.

Bugs and errors could diminish performance, create security vulnerabilities, affect data quality in logs or interfere with interpretation of data, or even cause personal injury accidents. Some errors may only be detected under certain circumstances or after extended use. We update our software and firmware on a regular basis, in spite of extensive quality screening, if a bug were to occur in the process of an update, it could result in devices becoming permanently disabled or operate incorrectly.

We offer a limited warranty on all products and any such defects discovered in our products could result in loss of revenue or delay in revenue recognition, loss of customer goodwill and increased service costs, any of which could harm our business, operating results and financial condition. We could also face claims for product or information liability, tort or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and adversely affect the market’s perception of us and our devices. In addition, if our business liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business could be harmed.

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Our inability to pass on price increases for raw materials to our customers could adversely affect our results of operations.

Our ability to pass through increases in the prices of raw materials depends, among others, on prevailing competitive conditions and pricing methods in the markets in which we operate, and we may not be able to pass through such price increases to our customers. Even if we are able to pass through increases in prices, competition from other similar products may lead to a decline in orders for our products or even obsolescence. Our inability to pass through price increases in raw materials and preserve our profit margins in the future while remaining competitive could materially adversely affect our business, financial condition, and results of operations.

We may incur significant direct or indirect liabilities in connection with our product warranties which could adversely affect our business and operating results.

We typically offer a limited product warranty that requires our products to conform to the applicable specifications and be free from defects in materials and workmanship for a limited warranty period. As a result of increased competition and changing standards in our target markets, we may be required to increase our warranty period length and the scope of our warranty. To be competitive, we may be required to implement these increases before we are able to determine the economic impact of an increase. Accordingly, we may be at risk that any such warranty increase could result in foreseeable and unforeseeable losses for the company.

Our future growth depends in part on new products and new technology innovations, and failure to invent and innovate new product offerings and new technologies could adversely impact our business, financial condition and results of operations.

To remain competitive, we must continue to stay abreast of the constantly evolving industry trends and to enhance and improve upon our new products and new technologies accordingly. Our future growth depends in part on maintaining our current products in new and existing markets, as well as our ability to develop new products and technologies to serve such markets. To the extent that competitors develop competitive products and technologies, or new products or technologies that achieve higher customer satisfaction, our business prospects could be adversely impacted. Our competitors are continuously searching for more cost-effective products and substitutes, and our existing and prospective customers may choose products offered at a comparatively lower price than that of our products. In addition, regulatory approvals for new products or technologies may be required, which may not be obtained in a timely or cost-effective manner, adversely impacting our business prospects.

There can be no assurance that we will be able to produce new products or invent and innovate new technologies effectively so as to meet customer’s requirements. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer preferences, either for technical, legal, financial, or other reasons, our business, financial condition, and results of operations may be materially and adversely affected

Our future success depends in part on recruiting and retaining key personnel and if we fail to do so, it may be more difficult for us to execute our business strategy. The economy is currently experiencing a labor shortage and we will need to hire additional qualified personnel to effectively implement our strategic plan, and if we are unable to attract and retain highly qualified employees, we may not be able to continue to grow our business.

Our ability to compete and grow depends in large part on the efforts and talents of our employees. Our employees, particularly engineers and other product developers, are in high demand, and we devote significant resources to identifying, hiring, training, successfully integrating and retaining these employees. As competition with other companies increases, we may incur significant expenses in attracting and retaining high quality software and hardware engineers and other employees. The loss of employees or the inability to hire additional skilled employees as necessary to support the growth of our business and the scale of our operations could result in significant disruptions to our business, and the integration of replacement personnel could be time-consuming and expensive and cause additional disruptions to our business.

We believe a critical component to our success and our ability to retain our best people is our culture. As we continue to grow, we may find it difficult to maintain our entrepreneurial, execution-focused culture.

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Our insurance coverage strategy may not be adequate to protect us from all business risks.

We have limited liability insurance coverage for our products and business operations. It is possible that an adverse product liability claim could arise in excess of our coverage. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected. In addition, we do not have any business disruption insurance. Any business disruption event could result in substantial cost to us and diversion of our resources.

Additionally, insurance rates have in the past been subject to wide fluctuation and may be unavailable on terms that we or our customers believe are economically acceptable. Reductions in coverage, changes in the insurance markets and accidents affecting our industry may result in further increases in our cost and higher deductibles and retentions in future years and may also result in reduced activity levels in certain markets. As a result, we may not be able to continue to obtain insurance on commercially reasonable terms. Any of these events could have an adverse impact on our business, financial condition and results of operations.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as network security breaches, computer viruses or terrorism. Material disruptions of our business or information systems resulting from these events could adversely affect our operating results.

We and some of the third-party service providers on which we depend for various support functions are vulnerable to damage from catastrophic events, such as power loss, natural disasters, terrorism, pandemics, and similar unforeseen events beyond our control.

If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, damaged critical infrastructure, or otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. The disaster recovery and business continuity plans we have in place are unlikely to provide adequate protection in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which could have a material adverse effect on our business.

Furthermore, integral parties in our supply chain are operating from single sites, increasing their vulnerability to natural disasters or other sudden, unforeseen and severe adverse events, such as a global pandemic. If such an event were to affect our supply chain, it could have a material adverse effect on our business.

Risks Related to Our Intellectual Property

If we fail to protect or enforce our intellectual property and proprietary rights, our business, competitive position, and operating results could be adversely affected.

We have developed certain AI-enhanced technologies, processes, and improvements that are currently maintained as confidential and closely held internally. As of the date of this prospectus, we have not filed any design, utility, or mechanical patent applications relating to our technologies. We currently rely primarily on trade secrets, proprietary know-how, and confidentiality protections to safeguard our intellectual property. While we intend to pursue patent filings in the near term where appropriate, there can be no assurance that such filings will be made, will be timely, or will result in issued patents that provide meaningful protection.

We currently own trademark registrations for the name and logo of TechForce Robotics. Other than these trademarks, we do not presently hold registered patents or patent applications covering our technologies. As a result, our ability to prevent third parties from using, copying, or reverse-engineering our technologies may be limited.

We regard the protection of our trade secrets, confidential information, trademarks, domain names, and other proprietary rights as important to our business. We seek to protect our proprietary information in part through confidentiality, invention assignment, and non-disclosure agreements with employees, consultants, advisors, contractors, and other third parties who have access to our technology or proprietary information. However, we cannot assure that such agreements have been entered into with all relevant parties or that these agreements will not be breached. In addition, such agreements may be difficult to enforce or may not provide adequate remedies in the event of unauthorized disclosure or use.

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Our trade secrets and other confidential proprietary information may be disclosed, intentionally or unintentionally, or may otherwise become known to competitors or third parties. Detecting and preventing the misappropriation of trade secrets is inherently difficult, time-consuming, and costly, and the outcome of any related litigation is uncertain. In addition, competitors may independently develop substantially similar technologies or processes without violating our proprietary rights.

We also face risks associated with protecting our intellectual property outside the United States. The laws of certain foreign jurisdictions do not provide the same level of protection for proprietary rights as those in the United States, which may limit our ability to protect and enforce our intellectual property internationally.

We rely on proprietary information to protect intellectual property that may not be patentable or that we believe is better protected without public disclosure. However, our reliance on trade secrets instead of patent protection increases the risk that our intellectual property may be disclosed or independently developed by third parties, which could reduce or eliminate any competitive advantage derived from such information.

We also depend on physical, technical, and electronic security measures to protect our proprietary information. Despite these measures, we cannot guarantee that our security systems will not be breached or that unauthorized parties will not gain access to our proprietary information. Any failure to maintain the confidentiality of our proprietary information could harm our business, competitive position, and operating results.

Litigation may be necessary to protect, enforce, or determine the scope of our intellectual property rights. Such litigation could be expensive, time-consuming, and divert management attention and resources, regardless of outcome. If we fail to protect or enforce our intellectual property or proprietary rights, our business and results of operations could be materially adversely affected.

Risks Related to Compliance

We may become subject to new or changing governmental regulations relating to the design, manufacturing, marketing, distribution, servicing, or use of its products, and a failure to comply with such regulations could lead to withdrawal or recall of our products from the market, delay our projected revenues, increase cost, or make our business unviable if it is unable to modify its products to comply.

We may become subject to new or changing international, federal, state and local regulations, including laws relating to the design, manufacturing, marketing, distribution, servicing or use of its products. Such laws and regulations may require us to pause sales and modify its products, which could result in a material adverse effect on its revenues and financial condition. Such laws and regulations can also give rise to liability such as fines and penalties, property damage, bodily injury and cleanup costs. Capital and operating expenses needed to comply with laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations. Any failure to comply with such laws or regulations could lead to withdrawal or recall of our products from the market.

We may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on our profitability and financial position.

We may be, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with our suppliers and customers, intellectual property claims, stockholder litigation, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and Value Added Tax (VAT) disputes and employment and tax issues. In addition, we have in the past and could face in the future a variety of labor and employment claims against us, related to, but not limited to, general employment practices and wrongful acts. In such matters, private parties or other entities may seek to recover from us indeterminate amounts in penalties or monetary damages. These types of lawsuits could require significant management time and attention or could involve substantial legal liability, and/or substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties. No assurances can be given that any proceedings and claims will not have a material adverse impact on our consolidated financial position or that our established reserves or our available insurance will mitigate this impact.

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We are subject to, and must remain in compliance with, numerous laws and government regulations across various jurisdictions concerning the manufacturing, use, distribution and sale of our products.

We manufacture and sell products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where we manufacture and assembles our products, as well as the locations where we sell our products. For example, certain regulations limit the use of lead in electronic components. Since we operate on a global basis, this is a complex process which requires continuous monitoring of regulations and an ongoing compliance process to ensure that we, and our suppliers, are in compliance with all existing regulations. If there is an unanticipated new regulation that significantly impacts our use of various components or requires more expensive components, that regulation could materially adversely affect our business, results of operations and financial condition.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the Money Laundering Control Act 18 U.S.C. §§ 1956 and 1957, and other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector, and require that we keep accurate books and records and maintain internal accounting controls designed to prevent any such actions. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities.

As we may increase our international cross-border business and expand our operations abroad, we may continue to engage with business partners and third-party intermediaries to market our services and to obtain necessary permits, licenses and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. We cannot assure you that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international business, our risks under these laws may increase.

Detecting, investigating and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources and attention from management. In addition, non-compliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage and other collateral consequences. If any subpoenas are received or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal proceeding, our business, operating results and financial condition could be materially harmed.

We are subject to governmental export controls and sanctions laws and regulations that could impair our ability to compete in international markets and subject us to liability if we are not in compliance with applicable laws. Changes to such laws and regulations, as well as changes to trade policy, import laws, and tariffs, may also have a material adverse effect on our business, financial condition and results of operations.

Exports of our products are subject to export controls and sanctions laws and regulations imposed by the U.S. government and administered by the U.S. Departments of State, Commerce, and Treasury. U.S. export control laws may require a license or other authorization to export products to certain destinations and end users. In addition, U.S. economic sanctions laws include restrictions or prohibitions on engaging in any transactions or dealings, including receiving investment or financing from, or engaging in the sale or supply of products and services to, U.S. embargoed or sanctioned countries, governments, persons and entities. Obtaining export authorizations can be difficult, costly and time- consuming and we may not always be successful in obtaining such authorizations, and our failure to obtain required export approval for our products or limitations on our ability to export or sell our products imposed by export control or sanctions laws may harm our revenues and adversely affect our business, financial condition, and results of operations. Non-compliance with these laws could have negative consequences, including government investigations, penalties and reputational harm.

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Further, any changes in global political, regulatory and economic conditions, such as the military conflict involving Russia and Ukraine and the sanctions imposed by the United States, United Kingdom, European Union, and other jurisdictions on Russia in response to such conflict, or in laws and policies governing import/export control, economic sanctions, manufacturing, development and investment in the territories or countries where we currently purchase our components, sell our products, or conduct our business could result in the decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential end-customers. Any decreased use of our products or limitation on our ability to export or sell our products would adversely affect our business, results of operations and growth prospects. The United States has recently instituted or proposed changes in trade policies that include the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the United States, economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the United States and other countries where we conduct our business. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect our business. It may be time-consuming and expensive for us to alter our business operations to adapt to or comply with any such changes, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which we operate may adversely impact our business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, our policies and operations.

Our current and potential future operations and sales subject us to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. For example, the European Commission has adopted the General Data Protection Regulation and California enacted the California Consumer Privacy Act of 2018, both of which provide for potentially material penalties for non-compliance. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact our operations and the development of our business. While, generally, we do not have access to, collect, store, process, or share information collected by our robotic solutions unless our customers choose to proactively provide such information to us, our products may evolve both to address potential customer requirements or to add new features and functionality. Therefore, the full impact of these privacy regimes on our business is rapidly evolving across jurisdictions and remains uncertain at this time.

While we generally do not access, collect, store, process, or share information gathered by our robotic solutions—unless customers voluntarily choose to provide such data—our products may evolve to meet emerging customer requirements or to incorporate new features and functionality. As a result, the impact of existing and future privacy regulations on our business remains dynamic and uncertain across different jurisdictions.

In our hospitality operations, where we own and operate hotel properties, we collect, store, and process sensitive personal information from guests, including names, contact details, identification data, and payment information. The hospitality industry is particularly susceptible to data privacy breaches due to the volume and sensitivity of guest data collected throughout the booking process, check-in, Wi-Fi access, and on-site transactions. Any failure to adequately safeguard this information—whether due to internal lapses, vulnerabilities in third-party systems (such as property management software or payment processors), or external cyber threats—could expose us to significant legal liability and reputational harm. Additionally, hospitality businesses are subject to specific privacy laws and industry regulations, which may impose obligations related to data localization, transparency, and breach notification.

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In our restaurant packaging business, particularly where we support business-to-business (B2B) packaging solutions or operate digital systems for order management, customer service, or logistics coordination, we may collect or process commercial and limited personal data from clients, restaurant chains, or distribution partners. Although we do not function as a data aggregator, we may handle customer or order-related data through e-commerce platforms, CRM tools, or B2B interfaces, which may fall within the scope of applicable data privacy regulations. As this segment evolves to include branded or digitally enabled packaging (e.g., QR codes, product traceability, or interactive order tracking features), our exposure to privacy, cybersecurity, and compliance obligations may increase accordingly.

We may also be affected by cyber-attacks and other means of gaining unauthorized access to its products, systems, and data. For instance, cyber criminals or insiders may target us or third-parties with which we have business relationships in an effort to obtain data, or in a manner that disrupts our operations or compromises our products or the systems into which our products are integrated.

We are assessing the continually evolving privacy and data security regimes and measures we believe are appropriate in response. Since these data security regimes are evolving, uncertain and complex, especially for a global business like ours, we may need to update or enhance our compliance measures as our products, markets and customer demands further develop and these updates or enhancements may require implementation costs. The compliance measures we do adopt may prove ineffective. Any failure, or perceived failure, by us to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyber-attacks, or improper access to, use of, or disclosure of data, or any security issues or cyber-attacks affecting us, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on our reputation and brand, loss of proprietary information and data, disruption to our business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause customers and business partners to lose trust in us, which could have an adverse effect on our reputation and business.

Terrorist attacks or cyber-incidents could result in information theft, data corruption, operational disruption and/or financial loss.

Like most companies, we have become increasingly dependent upon digital technologies, including information systems, infrastructure and cloud applications and services, to operate our businesses, to process and record financial and operating data, communicate with our business partners, as well as other activities related to our businesses. Strategic targets, such as energy-related assets, may be at greater risk of future terrorist or cyber-attacks than other targets in the United States. Deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties, or cloud-based applications could lead to corruption or loss of our proprietary data and potentially sensitive data, delays in production or delivery, difficulty in completing and settling transactions, challenges in maintaining our books and records, environmental damage, communication interruptions, other operational disruptions and third-party liability. Our insurance may not protect us against such occurrences. Consequently, it is possible that any of these occurrences, or a combination of them, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Further, as cyber incidents continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate any vulnerability to cyber incidents.

If we fail to comply with the laws and regulations relating to the collection of sales tax and payment of income taxes in the various states in which we do business, we could be exposed to unexpected costs, expenses, penalties and fees as a result of our non-compliance, which could harm our business.

By engaging in business activities in the United States, we become subject to various state laws and regulations, including requirements to collect sales tax from our sales within those states, and the payment of income taxes on revenue generated from activities in those states. A successful assertion by one or more states that we were required to collect sales or other taxes or to pay income taxes where we did not could result in substantial tax liabilities, fees and expenses, including substantial interest and penalty charges, which could harm our business.

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General Risks Associated with Our Company

Our limited operating history and evolving business make it difficult to evaluate our current business and future prospects.

Our limited operating history and the evolution of our business and our industries make it difficult to accurately assess our future prospects. It may not be possible to discern fully the economic and other business trends that we are subject to. Elements of our business strategy are new and subject to ongoing development as our operations mature. In addition, it may be difficult to evaluate our business because many of the other companies that offer the same or a similar range of solutions, products and services as us also have limited operating histories and evolving businesses.

If we were to lose the services of members of our senior management team, we may not be able to execute our business strategy.

Our success depends in large part upon the continued service of key members of our senior management team. In particular, our executives, Ried Floco (President), Sonny Wang (Chief Revenue Officer), Jamie Steigerwald (Chief Operation Officer) and Jimmy Chan (Chief Executive Officer)is critical to our overall management, as well as the continued development of our robotics technology, our culture and our strategic direction. All of our executive officers are at will employees, and we do not maintain any key person life insurance policies. The loss of any member of our senior management team could harm our business.

We may pursue acquisitions, which involve a number of risks, and if we are unable to address and resolve these risks successfully, such acquisitions could harm our business.

We have acquired and may in the future acquire businesses, products or technologies to expand our offerings and capabilities and business. We have evaluated, and expect to continue to evaluate, a wide array of potential strategic transactions. Any acquisition could be material to our financial condition and results of operations and any anticipated benefits from an acquisition may never materialize. In addition, the process of integrating acquired businesses, products or technologies may create unforeseen operating difficulties and expenditures. Acquisitions in international markets would involve additional risks, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries. We may not be able to address these risks successfully, or at all, without incurring significant costs, delays or other operational problems and if we were unable to address such risks successfully our business could be harmed.

We may be unsuccessful in integrating the operations of any future acquisitions, including acquisitions involving new lines of business, with our existing operations, and in realizing all or any part of the anticipated benefits of any such acquisitions.

From time to time, we may evaluate and acquire assets and businesses that we believe complement our existing assets and business. The assets and businesses we acquire may be dissimilar from our initial lines of business. Acquisitions may require substantial capital or the incurrence of substantial indebtedness. Our capitalization and results of operations may change significantly as a result of future acquisitions. We may also add new lines of business to our existing operations. Acquisitions and business expansions involve numerous risks, including the following:

● difficulties in the integration of the assets and operations of the acquired businesses or lines of business;

● inefficiencies and difficulties that arise because of unfamiliarity with new assets and the businesses associated with them and new geographic areas;

● the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk; and

● the diversion of management’s attention from other operations.

Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar and may lead to increased litigation and regulatory risk. Also, following an acquisition, we may discover previously unknown liabilities associated with the acquired business or assets for which we have no recourse under applicable indemnification provisions. If an acquired business or new line of business generates insufficient revenue or if we are unable to efficiently manage our expanded operations, our results of operations may be materially adversely affected.

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If we do not make sufficient or effective capital expenditures, we will be unable to develop and grow our business. To fund our projected capital expenditures, we will be required to use cash from our operations, incur debt or issue additional Common Stock or other equity securities. Using cash from our operations will reduce cash available for maintaining or increasing our operating activities. Our ability to obtain bank financing or our ability to access the capital markets for future equity or debt offerings may be limited by our financial condition at the time of any such financing or offering and the covenants in our future debt agreements, as well as by general economic conditions, contingencies and uncertainties that are beyond our control.

In addition, incurring additional debt may significantly increase our interest expense and financial leverage, and issuing additional equity securities may result in significant stockholder dilution.

Our ability to effectively manage our anticipated growth and expansion of our operations will also require us to enhance our operational, financial and management controls and infrastructure, human resources policies and reporting systems. These enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources.

We expect to experience significant growth in the scope and nature of our operations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, compliance programs and reporting systems. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on our business, reputation and financial results. Additionally, rapid growth in our business may place a strain on our human and capital resources. Furthermore, we expect to continue to conduct our business internationally and anticipate increased business operations in the United States, Europe, Asia and elsewhere. These diversified, global operations place increased demands on our limited resources and require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technical, manufacturing, engineering, sales and other personnel. As our operations expand domestically and internationally, we will need to continue to manage multiple locations and additional relationships with various customers, partners, suppliers and other third parties across several markets.

We do not have any existing bank credit facilities. Our ability to obtain such financing may be limited and if we are unable to secure such financing, our profitability may be adversely affected.

We do not have any existing bank credit facilities. Our ability to obtain such financing may be limited as banks and other financial institutions may be reluctant to extend credit to businesses they perceive as lacking prolonged operating histories, an industry that may be politically undesirable, and limited information relating to revenues and costs upon which they can evaluate the merits and risks of any such credit extension. Our inability to secure bank credit facilities (or some other form of cash/liquid injection) may have an adverse effect on our results of operations. In the absence of such bank financing, our limited operating history and assets and the lag often existing between commencing business operations and profitability may force us to rely solely on business operation revenues in order to support our company, which revenues may not be sufficient to meet our operating and administrative expenses. If we do not have sufficient cash to meet our expenses, whether from revenues or bank credit, we may have to curtail or cease business operations.

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We incur significantly increased costs as a result of and devote substantial management time to operating as a public company.

As a public company, we incur significant legal, accounting and other expenses that we would not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls, changes in corporate governance practices and required filing of annual, quarterly and current reports with respect to our business and operating results. These requirements have increased our legal and financial compliance costs and make some activities more time-consuming and costly. In addition, our management and other personnel need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and will need to maintain an internal audit function. Operating as a public company means it is more expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. This could also make it more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers

We cannot predict or estimate the amount of additional costs we may incur as a result of continuing to be a public company or the timing of such costs.

Our ability to use our net operating loss carryforwards may be limited.

As of June 30, 2025, we had $2,614,000 U.S. federal net operating loss carryforwards. Under legislation enacted in 2017, informally titled the Tax Cuts and Jobs Act (the “TCJA”) as modified in 2020 by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), unused U.S. federal net operating losses generated in tax years beginning after December 31, 2017, will not expire and may be carried forward indefinitely, but the deductibility of such federal net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the TCJA or the CARES Act. In addition, our ability to utilize any federal net operating loss carryforwards may be limited under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The limitations apply if we experience an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in the ownership of our equity by certain stockholders or groups of stockholders over a rolling three-year period. Similar provisions of state tax law may also apply to limit the use of any state net operating loss carryforwards. We have not yet completed a Section 382 analysis, and therefore, there can be no assurances that any previously experienced ownership changes have not materially limited our utilization of affected net operating loss carryforwards. Future changes in our stock ownership, which may be outside of our control, may trigger an ownership change that materially impacts our ability to utilize any pre-change net operating loss carryforwards. In addition, there may be periods during which the use of net operating loss carryforwards is suspended or otherwise limited.

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Our management has limited experience in operating a public company.

Some of our executive officers have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not be able to maintain adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We have never declared or paid a cash dividend on our Common Stock nor will we in the foreseeable future.

We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for Common Stock in the foreseeable future. You will not receive dividend income from an investment in the shares and as a result, the purchase of the shares should only be made by an investor who does not expect a dividend return on the investment.

Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of our securities. As we do not intend to declare dividends in the future, you may never see a return on your investment, and you indeed may lose your entire investment.

If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any Common Stock dividends will be within the discretion of the Company’s board of directors.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

As a reporting company under the 1934 Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort, and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting, and/ or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the 1934 Act.

You may not be able to resell any shares you purchased.

Presently, there is an extremely limited trading market for our Common Stock. There is no assurance that any trading market will be present or expand. This means that it may be hard or impossible for you to find a willing buyer for your shares should you decide to sell them in the future.

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Our accountant has indicated doubt about our ability to continue as a going concern.

We have suffered recurring losses from operations. The continuation of the Company as a going concern is dependent upon the Company attaining and maintaining profitable operations and/or raising additional capital. Our financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations. The recurring losses from operations and net capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern.

Our Chief Executive Officer, Mr. Jimmy Chan, controls 100% of our outstanding shares of Series A Preferred Stock, which gives him a number of votes equal to the total number of votes then held, or entitled to be made, by all other equity securities of the Corporation plus one.

Our Chief Executive Officer, Mr. Jimmy Chan, controls 100% of our outstanding shares of Series A Preferred Stock, which gives him a number of votes equal to the total number of votes then held, or entitled to be made, by all other equity securities of the Corporation, including without limitation, the common stock (par value $0.001 per share), any debt securities of the Company, or as provided pursuant to any other agreement, contract, or understanding of the Corporation plus one (1). As a result, Mr. Jimmy Chan, has the ability to determine any matter required to be passed by a resolution that will be adopted when approved by a simple majority of votes cast by the stockholders of the Company, and will have the ability to at least significantly influence, or in certain cases, control the outcome of a matter required to be passed by a resolution, which will be adopted when approved by more than a simple majority of the shareholders of the Company.

Risks Related to this Offering and Our Common Stock

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for our stockholders to resell their shares.

Our Common Stock is quoted on the OTCQB operated by OTC Markets Group Inc. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our Common Stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Common Stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Issuance of Common Stock pursuant to the Purchase Agreement may result in the dilution of our shareholders and create downward pressure on the price of our Common Stock.

Pursuant to the Purchase Agreement between us and the selling stockholder we may issue additional Common Stock to the selling stockholder up to an aggregate amount of $25 million. If we issue shares of Common Stock to the selling stockholder, there will be dilution to our shareholders’ equity, and the market price of our Common Stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Common Stock caused by the sale, or potential sale, of shares issued by us pursuant to the Purchase Agreement could also encourage short sales by third parties, creating additional selling pressure on our share price.

Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 901,000,000 shares, consisting of 900,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock. The Board has the authority to approve additional share issuances, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of the Company in the future.

An active, liquid and orderly trading market for our Common Stock may not develop or be maintained, and our stock price may be volatile and/or decrease substantially as a result of the sale of the shares.

Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Common Stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock.

The following factors could affect our stock price:

●	our operating and financial performance;

●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

●	the public reaction to our press releases, our other public announcements and our filings with the SEC;

●	strategic actions by our competitors;

●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

●	speculation in the press or investment community;

●	the failure of research analysts to cover our Common Stock;

●	sales of our Common Stock by us or underwriters or the perception that such sales may occur;

●	changes in accounting principles, policies, guidance, interpretations or standards;

●	additions or departures of key management personnel;

●	actions by our stockholders;

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●	general market conditions, including fluctuations in commodity prices;

●	domestic and international economic, legal and regulatory factors unrelated to our performance; and

●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

We may issue preferred stock whose terms could adversely affect the voting power or value of our Common Stock.

Our articles of incorporation, as amended, authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Common Stock respecting dividends and distributions, as our Board may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our Common Stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the Common Stock.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our Common Stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our Common Stock or if our operating results do not meet their expectations, our stock price could decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the section regarding Management’s Discussion and Analysis of Financial Condition and Results of Operations) and any prospectus supplement contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors,” beginning on page 12 of this prospectus. The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

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DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions, or as otherwise described in “Plan of Distribution.”

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the selling stockholder.

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MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock has been quoted on the OTCQB under the trading symbol “NGTF”. Trading volume in our Common Stock has often been very limited. As a result, the trading price of our Common Stock have been subject to significant fluctuations. There can be no assurance that a liquid market will develop in the foreseeable future.

Transfer of our Common Stock may also be restricted under the securities or “blue sky” laws of certain states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

As of February 5, 2026, the closing price of our Common Stock was $0.0441 per share and our stock was held of record by approximately 271 holders of record of our Common Stock. The number of record holders does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We presently intend to retain all earnings to implement our business plan. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our Board deems relevant. Our ability to pay cash dividends is subject to limitations imposed by state law.

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OUR BUSINESS

Nightfood Holdings was incorporated on October 16, 2013, in the State of Nevada in connection with a reorganization of Nightfood, Inc., incorporated on January 14, 2010 as a New York corporation, whereby it became the first wholly-owned subsidiary of Nightfood Holdings. We are also the sole shareholder of MJ Munchies, Inc., currently revoked in the State of Nevada, which owns certain intellectual property, but does not have any operations as of the period covered by these financial statements.

Nightfood Holdings operates through five wholly owned subsidiaries that collectively position us to capitalize on the accelerating demand for automation and efficiency in the hospitality and foodservice industries: TechForce Robotics, Inc. (formerly Skytech Automated Solutions Inc.), Future Hospitality Ventures Holdings Inc. (d/b/a RoboOp365), SWC Group, Inc. (d/b/a CarryOutSupplies.com), Victorville Treasure Holdings, LLC and Treasure Mountain Holdings, LLC.

TechForce Robotics, Inc., or TechForce or Skytech, a Delaware corporation which we acquired on March 31, 2025, serves as the Company’s operational backbone, supported by a team with deep expertise in hospitality operations and a proven track record of building, managing, and scaling hotel and foodservice platforms. This operational strength enables TechForce to lead to the deployment of robotic and AI-enhanced automation solutions, ensuring seamless integration into daily operations. Management believes Skytech’s depth of experience is a key differentiator that positions the Company to execute where many robotics competitors may struggle.

Future Hospitality Ventures Holdings Inc., or FHVH or Future Hospitality, a Nevada corporation which we acquired on February 2, 2024, enhances this foundation by delivering advanced AI-enabled robotic systems designed to reduce labor costs, increase efficiency, and improve consumer experience. Launched in California shortly before the state’s 2025 minimum wage increase in foodservice and hospitality, Ventures Holdings has benefited from heightened industry awareness and urgency around automation. Its plug-and-play solutions are designed to integrate easily into restaurants, hotels, healthcare facilities, school cafeterias, and other foodservice environments, with exponential benefits for operators managing multiple locations is our initial strategic focus.

SWC Group, Inc., or SWC, a California corporation which we acquired on March 31,2025, further complements the Company’s ecosystem, having served more than 6,000 foodservice operators across the United States. As a recognized leader in custom-printed foodservice packaging, SWC generates recurring revenue while also providing a ready-made distribution and marketing channel for cross-selling our robotic solutions to an established base of industry decision-makers.

On August 27, 2025, the Company completed the acquisition of the Holiday Inn Victorville, a 155-room hotel property, through an all-equity transaction valued at approximately $39.0 million (excluding contingent consideration of $7.13 million), consisting of the issuance of 216,667 shares of the Company’s Series C Convertible Preferred Stock. This property is one of two hotel assets recently acquired by the Company and is intended to support the Company’s operational presence in the hospitality sector and facilitate evaluation of its robotic solutions within an operating hotel environment.

On September 30, 2025, the Company completed the acquisition of Rancho Mirage Hilton LLC, the owner of the Hilton Garden Inn Palm Springs – Rancho Mirage, for total consideration of approximately $42.28 million (excluding contingent consideration of $4.8 million), which was satisfied through the issuance of 176,167 shares of Series C Convertible Preferred Stock.

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The following diagram illustrates our corporate structure as of the date of this prospectus.

Our vision

Looking ahead, the Company intends to extend its robotics and automation solutions beyond hospitality into other labor-intensive sectors, including healthcare facilities, convention centers, educational institutions, and large-scale entertainment venues. By combining TechForce’s operational expertise, Future Hospitality’s advanced AI robotics, SWC’s extensive customer access, and our owned hotel assets as innovation test beds, the Company is building a vertically integrated platform designed to drive innovation, efficiency, and long-term shareholder value across multiple industries.

Our Products and Services

The Company offers a comprehensive suite of products and services designed to meet the evolving needs of the hospitality and food service industries. Through TechForce, we deploy AI-powered robotic systems and automation services that handle repetitive, labor-intensive tasks such as food delivery, bussing, cleaning, and back-of-house operations. Future Hospitality provides plug-and-play robotic solutions integrated with proprietary AI software, enabling customers to improve efficiency, reduce labor costs, and enhance guest experiences across restaurants, hotels, healthcare facilities, and institutional foodservice environments. SWC complement these technological offerings with custom-printed packaging products, including cups, containers, and other foodservice supplies, giving operators both brand-enhancing packaging and a direct channel to adopt robotic solutions. Together, these subsidiaries allow the Company to provide end-to-end solutions, combining automation hardware, AI-driven software, service and maintenance, and consumable packaging products, creating a vertically integrated platform that drives operational efficiency and customer value.

TechForce’s Products and Services

TechForce Robotics offers a portfolio of AI-enhanced robotic systems designed to support operational, logistics, and service functions in hospitality, foodservice, and other commercial environments.

(a) BIM-E – Beverage and Inventory Management Engine

BIM-E is an AI-enhanced robotic system designed to automate beverage preparation and dispensing in high-volume service environments, including hotels, resorts, stadiums, and event venues. The system is designed to support standardized beverage preparation, inventory monitoring, and operational data capture. BIM-E may integrate with point-of-sale and other operational systems, subject to configuration, and is intended to reduce manual labor requirements and improve operational consistency.

(b) TIM-E – Task and Intelligent Mobility Engine

TIM-E is an AI-enhanced autonomous mobile robotics platform designed to perform configurable logistics and service tasks within hospitality and commercial facilities. The platform supports autonomous navigation and integration with elevators and access systems, subject to site configuration. TIM-E is designed to accommodate modular payloads, enabling deployment across multiple operational use cases, including internal delivery and facility support functions.

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(c) Concierge – Autonomous Delivery System

Concierge is an autonomous robotic delivery system designed for use in hotel and resort environments. The system is intended to support the transport of items such as meals, beverages, and guest supplies within a facility. Concierge supports autonomous navigation and secure compartmentalization and is designed to operate in conjunction with existing building infrastructure, subject to site configuration.

(d) LIN-E – Laundry and Housekeeping Support System

LIN-E is an AI-enhanced robotic system designed to support housekeeping and back-of-house logistics operations. The system is intended to transport laundry, linens, and waste materials within large facilities, including hotels, convention centers, and stadiums. LIN-E supports autonomous navigation and building access integration, subject to site configuration, and is designed to reduce manual handling requirements.

(e) Matradee – Food Service Support System

Matradee is a robotic system designed to assist front-of-house foodservice operations by transporting prepared food items within dining environments. The system is intended to operate alongside human staff and support service flow efficiency in high-volume foodservice settings.

(f) Dustee – Autonomous Cleaning System

Dustee is an autonomous robotic system designed to perform routine sweeping and basic floor-cleaning tasks in hospitality and commercial environments. The system is intended to support daily cleaning operations and reduce reliance on manual labor for repetitive cleaning functions.

TechForce has an established track record of building and managing more than 130 hotels and developing over 50 properties from the ground up. This operational background provides the Company with a unique advantage: the ability to test, refine, and implement robotic solutions in live hospitality environments with confidence and precision.

In recent months, TechForce has begun positioning its solutions for deployment across hotels, convention centers, healthcare facilities, and shopping malls. The Company is also using its owned hotel assets-including the recently acquired Holiday Inn Victorville-as innovation hubs to validate and showcase real-world use cases for robotics and AI-enabled automation.

Future Hospitality’s Products and Services

The Company believes it is revolutionizing the hospitality industry with plug-and-play robotics and automation solutions designed to enhance service efficiency and consistency.

Future Hospitality offers two key robotics solutions through the RaaS business model, which can transform both front-end and back-end operations within the hospitality industry.

Future Hospitality offers the following products and solutions:

(c) Front-End Solutions

The serving robot, an advanced front-end solution, works alongside wait staff to ensure faster and more reliable service. These server robots help streamline service delivery, enhancing guest experiences by minimizing wait times and reducing human errors.

(d) Back-End Solutions

Smart cooking bots provide game-changing back-end solutions to support chefs in high-volume environments. The advanced kitchen assistant ensures consistent food quality and enables even inexperienced staff to prepare delicious meals quickly, addressing critical challenges in busy kitchens.

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In recent months, Future Hospitality has been actively showcasing the capabilities of its service robots and automated systems to various regional restaurant franchises, assisted living facilities, hotels, and hospital operators. These demonstrations have sparked significant interest among industry leaders seeking to solve service inconsistency, labor shortages, and ongoing staffing replacement costs.

Future Hospitality is in active discussions with several organizations interested in implementing these automation solutions at scale in their day-to-day operations.

SWC’s Products and Services

The Company believes that SWC (and its commercial used name CarryOutSupplies.com) is one of the most recognized names in the custom-printed foodservice packaging industry, serving as both a revenue-generating subsidiary and a strategic channel for introducing our robotics and automation solutions to the market. With over 6,000 customers served across the United States since inception, SWC has established a strong reputation for quality, reliability, and service.

SWC provides a wide range of foodservice packaging products, specializing in custom printing that helps operators strengthen their brand identity while meeting day-to-day operational needs.

SWC offers the following products and solutions:

(e) Custom-Printed Cups

Disposable paper and plastic cups available in multiple sizes, with high-quality custom printing to promote brand visibility and enhance customer experience

(f) Takeout Containers and Boxes

Eco-friendly and durable packaging for restaurants, caterers, and foodservice operators, designed to keep food fresh during transport while showcasing custom branding.

(g) Utensils and Accessories

Branded or generic foodservice accessories, including straws, cutlery, napkins, and lids, to provide operators with a one-stop shop for all consumable needs.

(h) Eco-Friendly Packaging Solutions

Compostable and recyclable packaging options designed to meet increasing consumer and regulatory demand for sustainable products, helping operators align with ESG and green initiatives.

In addition to providing consumables, SWC serves as a strategic sales and distribution channel for the Company’s robotics offerings. Its established relationships with thousands of foodservice operators give the Company immediate access to decision-makers who are increasingly seeking automation solutions to reduce costs and improve efficiency.

By offering consumable products alongside its robotic solutions, SWC seeks to generate recurring revenue and support adoption of the Company’s automation technologies in hospitality and foodservice environments. The integrated offering is intended to support operational efficiencies through standardized supplies and coordinated logistics.

Market Trends

In an era where the gig economy reshapes labor dynamics, minimum wages rise, and labor disputes intensify, the food service industry stands at a crucial crossroads. Service robots, such as our cutting-edge culinary assistants, are not just a nod to the future, they are a robust solution to today’s burgeoning challenges.

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●	Tackling Gig Economy Challenges: The gig economy has revolutionized the workforce, offering flexibility but also introducing unpredictability in staffing. Service robots provide a constant, reliable presence, mitigating the fluctuations and uncertainties inherent in a gig-based labor force.

●	Addressing Rising Minimum Wage Concerns: As minimum wages climb, the financial strain on food service operations intensifies. Service robots offer a one-time investment that delivers ongoing returns, alleviating the pressure of rising labor costs.

●	Navigating Labor Disputes: Disputes and disagreements within the workforce can lead to disruptions and financial losses. Service robots operate with consistent efficiency, eliminating the potential for labor disputes and ensuring uninterrupted service excellence.

●	Solving the 100% Staff Turnover Dilemma: The food service industry often grapples with high employee turnover rates, leading to recurring recruitment and training expenses. Service robots, with their enduring presence, eradicate the turnover turmoil, providing a stable and dependable solution.

●	Reducing Staff Training Costs: Training new staff is an ongoing expense in the food service sector. Service robots, once programmed, require no further training, offering a straightforward, cost-effective alternative to the continuous cycle of training and retraining staff.

●	Minimizing Job-Related Injuries: In a bustling kitchen or service area, the risk of job-related injuries is ever-present. Service robots are designed to operate safely alongside human coworkers, reducing the likelihood of injuries and associated costs.

Marketing

The Company is actively marketing its products and services through a combination of direct sales efforts and referral-based introductions across its hospitality and foodservice network. To accelerate adoption of its Robots-as-a-Service (RaaS) solutions, the Company offers prospective customers free trial deployments, allowing operators to experience firsthand the value, efficiency gains, and cost savings of automation without requiring upfront financial commitments. This approach reduces adoption barriers, showcases real-world use cases, and positions the Company to convert trials into long-term service contracts.

While the Company is not yet generating significant revenue from its RaaS operations, management believes that its targeted marketing efforts, coupled with an expanding customer pipeline and the trial-to-contract model, provide a strong foundation for revenue growth in the near term.

Competition

Service robotics is still an emerging sector in the United States. While many countries have already adopted automation across a wide range of industries, the U.S. market remains several years behind and is still in the early stages of adaptation. This creates both challenges and opportunities.

Overseas manufacturers currently hold meaningful market share outside the United States; however, many have limited or no presence in the U.S. market. We believe this gap provides a unique opportunity for the Company to establish itself as a first mover in the domestic market. By combining our in-depth operational expertise with a home-field advantage in the U.S., we believe we are well positioned to capture significant market share, set industry standards, and emerge as a market leader.

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Furthermore, we anticipate that our platform can become the preferred distribution and deployment channel for other robotic manufacturers and innovators seeking entry into the U.S. market. By leveraging our experience, infrastructure, and established customer relationships, we aim to accelerate adoption and build a leadership position as the U.S. service robotics industry matures.

Government Regulations

In the United States, the National Institute of Standards and Technology (NIST) has developed frameworks and guidelines to help ensure the safety, reliability, and interoperability of robotics and autonomous systems. These standards provide guidance for developing, deploying, and operating robots in a variety of applications.

The United States has been a leader in robotics innovation for several decades and is home to some of the most prominent robotics companies, including Boston Dynamics, iRobot, and Amazon Robotics (formerly Kiva Systems). The U.S. government has recognized the potential of robotics to drive economic growth, enhance productivity, and improve efficiency, and it has implemented policies and programs to support industry development.

One of the most significant initiatives is the National Robotics Initiative (NRI), launched in 2011. The NRI is a multi-agency collaboration involving the National Science Foundation, NASA, the Department of Defense, and the Department of Agriculture, among others. The program provides funding for robotics research and development across multiple industries, including manufacturing, healthcare, and transportation, with a particular focus on human-robot collaboration (“co-robotics”).

In addition, the U.S. Department of Labor has supported apprenticeship and workforce training programs in robotics and advanced manufacturing through its ApprenticeshipUSA framework and related initiatives. These programs are designed to address the skills gap in the workforce and ensure workers are trained to meet the growing demand for robotics expertise.

Beyond these initiatives, companies operating in the robotics industry must also consider data privacy, AI ethics, and workplace safety requirements under existing U.S. regulations. Compliance with standards such as OSHA guidelines, emerging AI governance frameworks, and data protection policies is expected to play an increasing role as robotics solutions scale into mainstream use

Properties

On August 27, 2025 and September 30, 2025, the Company acquired two hotel properties as part of its strategy to establish a hospitality asset ownership and operations platform. Each acquisition included the underlying real estate, buildings and improvements, hotel operating assets, and related working capital necessary to operate the facilities. The following table sets out the details of the owned properties of our operation as of the date of this prospectus:

Property Name	Property Location	Approximate Floor Area (square feet)	Number of Hotel’s Rooms	Purpose
Victorville	15494 Palmdale Road, Victorville, California		155	Hotel
Rancho Mirage	located at 71700 Highway 111, Rancho Mirage, California		120	Hotel
Company’s headquarter	13501 S. Main Street Los Angeles, CA 90016	24,000		Warehouse and office space

Legal proceedings

We know of no existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any other proceeding or pending litigation. There are no other proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest

Corporate Information

Our Common Stock is quoted on the OTCQB under the symbol “NGTF”.

Our principal executive offices are located at 13501 South Main Street, Los Angeles, CA 90016, and our telephone number is (866) 291-7778. Our main corporate website is located at https://www.nightfoodholdings.com. The information on our website is not incorporated by reference into this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations of Nightfood Holdings together with our annual audited financial statements as of June 30, 2025 and 2024, and unaudited financial statements as of September 30, 2025, and the related notes included elsewhere in this prospectus. You should read the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Company is evolving into an integrated AI-driven service-robotics and hospitality-technology platform. Our core mission is the development, deployment, and commercialization of AI-powered autonomous robots designed to improve operational efficiency across the hospitality, foodservice, and facilities-management industries.

Present Operations

The Company is structured around three synergistic pillars:

1.	AI robotics and automation;

2.	Hospitality real estate assets serving as robotics testbeds; and

3.	Packaging and supply-chain logistics through SWC.

This vertically aligned ecosystem is designed to accelerate adoption of automation technologies while providing asset-backed stability, operational data, and cross-selling opportunities across the hospitality sector.

Core Robotics Division

The Company’s primary operations center on its robotics division, comprised of Future Hospitality Ventures Holdings Inc. (“FHVH”), acquired on February 2, 2024, and Skytech Automated Solutions, Inc., operating as TechForce Robotics, acquired on March 31, 2025. Collectively branded as TechForce Robotics, this division develops and commercializes Robots-as-a-Service (“RaaS”) solutions for hotels, restaurants, and commercial facilities.

Current activities include:

●	Robots-as-a-Service (RaaS): Deployment of autonomous service robots under multi-year subscription agreements, typically initiated through 30-day pilot programs. These robots focus on high-frequency, labor-intensive tasks-such as trash and linen transport, housekeeping assistance, food and item delivery, and other back-of-house workflows.

In the kitchen environment, the Company is expanding automation into high-intensity labor functions, including food-preparation support, ingredient handling, repetitive cooking processes, and hot-zone tasks that traditionally require substantial staffing and present elevated safety risks. These deployments are designed to reduce labor strain, improve consistency, and increase overall operational throughput.

●	AI Systems Integration: Ongoing development of advanced autonomous navigation, task-automation workflows, and cloud-connected fleet-management software. These systems are engineered specifically for hotel, kitchen, and foodservice environments, enabling coordinated task execution, real-time monitoring, and continuous optimization using operational data collected across the Company’s deployment network.

Hospitality Real Estate Platform

To support real-world deployment and validation of its robotics technologies, the Company has begun acquiring strategic hospitality real estate. These properties operate as controlled, commercial-scale testing and demonstration environments, enabling continuous refinement and proof-of-concept deployment of AI automation systems

Victorville Treasure Holdings, LLC - 155-Room Holiday Inn (Victorville, CA)

Acquired in August 2025 for approximately $46.1 million (includes the issuance of 216,667 shares of Series C Convertible Preferred Stock as well as contingent consideration of an additional 41,667 shares of Series C Convertible Preferred Stock that may be earned in the future) via share-exchange transaction.

This hotel serves as the Company’s first dedicated Robotics Innovation Hub. The Skytech Laundry Helper robot is currently deployed, with additional automation phases planned across housekeeping, foodservice, guest-services, and front-of-house operations

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Treasure Mountain Holdings, LLC - 120-Room Hilton Garden Inn (Rancho Mirage, CA)

Acquired in September 2025 in a transaction valued at approximately $47.1 million (includes the issuance of 176,167 shares of Series C Convertible Preferred Stock as well as contingent consideration of an additional 20,000 shares of Series C Convertible Preferred Stock that may be earned in the future).

This property is positioned as a flagship technology-enabled hotel, contributing both traditional hospitality revenue and a robust, real-world environment for scaled deployment of AI-connected robotics solutions.

These hotel assets add significant asset-backed equity to the Company’s balance sheet and serve as scalable, customer-facing demonstration sites for future RaaS rollout.

Packaging and Supply-Chain Operations

Through SWC Group Inc. (CarryOutSupplies.com), acquired on March 31, 2025, the Company operates a packaging and distribution platform serving more than 7,000 small and mid-sized foodservice customers across North America. SWC provides branded and customizable disposable foodservice items, including cups, lids, utensils, and biodegradable options

Its role within the Company’s integrated platform includes:

●	Providing a logistical and supply-chain layer that supports hospitality customers

●	Enabling cross-promotion of RaaS solutions to existing CarryOut customer account

●	Enhancing platform efficiency through shared back-office functions

CarryOut’s established customer footprint and recurring consumable revenues complement the robotics division and strengthen the Company’s overall go-to-market ecosystem

Development Plans

The Company intends to continue expanding its AI-driven robotics and hospitality-technology platform through the following initiatives:

●	Scaling RaaS Deployments: Increase commercial installations of autonomous service robots across hotels, restaurants, and foodservice operators, with continued emphasis on automating high-intensity kitchen and back-of-house tasks.

●	Expanding Production Capacity: Scale manufacturing and assembly capabilities to meet anticipated customer demand over the next five years and support broader market rollout.

●	Strategic Technology and Talent Acquisition: Pursue targeted acquisitions of complementary technologies and key personnel to enhance the Company’s robotics, AI, and operational capabilities.

●	Balance-Sheet Optimization: Strengthen capitalization and improve the Company’s financial structure to support future growth initiatives, including preparation for a potential uplisting to a national securities exchange.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

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For the Three Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,		Period Change
	2025	2024	Increase (Decrease)
	Amount	Amount	$ Amount	% Change
Revenues - net	$782,027	$-	$782,027	0%	A
Cost of sales	475,565	-	475,565	0%	B
Depreciation and amortization	378,109	-	378,109	0%	C
General and administrative expenses	2,094,234	218,461	1,875,773	859%	D
Loss from operations	(2,165,881)	(218,461)	(1,947,420)	891%	E
Other income (expense) - net	(1,528,201)	(450,324)	(1,077,877)	239%	F
Loss from continuing operations	(3,694,082)	(668,785)	(3,025,297)	452%	G
Loss from discontinued operations	(1,453)	(95,826)	94,373	-98%	H
Net Loss	$(3,695,535)	$(764,611)	$(2,930,924)	383%	I

A. Revenues - net

Revenues were $782,027 for the three months ended September 30, 2025, compared to no revenues from continuing operations in the three months ended September 30, 2024.

The increase reflects the Company’s transition from a pre-revenue development stage to an operating company with multiple revenue-generating activities, including:

●	Hotel operations - During 2025, the Company acquired hotel properties that generated room revenues, food and beverage revenues, and other ancillary income in the current-year quarter. These hotels are being operated under the Company’s strategic plan to leverage lodging assets and hospitality channels for future brand initiatives. Operations from these activities only reflect those since there acquisition dates.
●	Foodservice Packaging Distribution and related services - Revenues were also generated from the sale and distribution of foodservice packaging and related supplies to commercial customers, primarily quick-service restaurant (“QSR”) operators, as well as hospitality clients.
●	Robotics-as-a-Service (“RaaS”) and technology-enabled services - To a lesser extent, revenues include service billings from early deployments of robotics and automation solutions.

No comparable revenue-generating operations existed in the 2024 quarter; therefore, the entire increase in revenues is attributable to these new and acquired operating activities.

B. Cost of Sales

Cost of sales was $475,565 in the three months ended September 30, 2025, compared to $0 in the prior-year quarter.

Cost of sales in 2025 primarily consists of:

●	Hotel property-level operating costs, including payroll and benefits for front-desk, housekeeping, and food-and-beverage staff; utilities; guest supplies; franchise, management and reservation fees where applicable; and other direct property costs.
●	Product and distribution costs associated with the foodservice packaging business, such as purchasing, inbound freight, warehousing, and delivery expenses.
●	Direct costs related to RaaS deployments, including installation and servicing of robotic units in the field.

Because the Company had not yet commenced these operations during the 2024 quarter, there were no comparable cost of sales in that period.

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C. Depreciation and Amortization

Depreciation and amortization expense was $378,109 for the three months ended September 30, 2025, compared to none in the same period of 2024.

The increase is driven by:

●	Depreciation of hotel buildings, land improvements, and furniture, fixtures and equipment acquired in connection with the Company’s hotel acquisitions.
●	Depreciation of warehouse, distribution, and robotics equipment used in the foodservice packaging and RaaS operations.
●	Amortization of intangible assets, including franchise rights, management agreements, customer relationships, and other acquired intangibles.

These assets were placed in service after the 2024 quarter, so there was no depreciation or amortization recorded in that earlier period.

D. General and Administrative Expenses

General and administrative (“G&A”) expenses were $2,094,234 in the three months ended September 30, 2025, compared to $218,461 in the three months ended September 30, 2024, an increase of $1,875,773, or 859%.

Key drivers of the increase include:

●	Hotel-related corporate overhead, such as regional management salaries, property-level oversight, revenue management, accounting, and centralized purchasing and IT support required to operate the acquired hotels.
●	Corporate infrastructure and compliance costs associated with operating as a public company, including SEC reporting, audit and tax services, legal fees, stock-based compensation (including non-cash vesting of Series C preferred stock issued as compensation), director and officer insurance, and internal control and governance enhancements.
●	Integration and start-up expenses related to combining the hotel operations, foodservice packaging distribution, and RaaS activities into a unified platform, including consulting, professional services, and one-time systems and branding costs.
●	Inflationary impacts on compensation, insurance, professional services and other overhead expenses.

The Company expects G&A to remain elevated in the near term as hotel operations are stabilized, systems are integrated and additional regulatory requirements-such as evolving SEC guidance on cybersecurity, climate-related and other risk disclosures-are incorporated into the Company’s compliance framework.

E. Loss from Operations

Loss from operations was $(2,165,881) for the three months ended September 30, 2025, compared to $(218,461) in the prior-year quarter, an unfavorable change of $(1,947,420), or 891%.

The higher operating loss is attributable to:

●	The ramp-up of hotel operations (acquisitions occurring August 27, 2025 and September 30, 2025, respectively), which, while contributing to revenues, also added significant property-level operating costs and depreciation. Newly acquired or repositioned hotels often operate below targeted occupancy and rate levels during the initial stabilization period, resulting in lower margins.
●	The addition of cost of sales and depreciation in the foodservice packaging and RaaS businesses.
●	Substantially higher G&A expenses as described under item D above.

These factors more than offset the benefit of current-year revenues.

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F. Other Income (Expense) - net

Other expense, net, was $(1,528,201) in the three months ended September 30, 2025, compared to $(450,324) in the prior-year quarter, an unfavorable change of $(1,077,877), or 239%.

The components of this change are discussed in detail in the “Other Income (Expense) - Net” section below (items A-F), but primarily reflect:

●	Increased interest expense on notes and mortgage debt used to finance hotel acquisitions and working capital; and
●	A new non-cash loss on the change in fair value of derivative liabilities associated with certain convertible and other structured financing instruments.

G. Net Loss from Continuing Operations

Net loss from continuing operations increased to $(3,694,082) in the three months ended September 30, 2025, from $(668,785) in the three months ended September 30, 2024, an unfavorable change of $(3,025,297), or 452%.

The increase primarily reflects:

●	The higher operating loss from hotel operations, foodservice packaging, and RaaS (items A-E); and
●	The increased non-operating expense discussed under item F.

These factors were only partially offset by the benefit of current-year revenues.

H. Net Loss from Discontinued Operations

Net loss from discontinued operations, which continues to relate to the wind-down of the legacy Snacks and Beverages business, was $(1,453) for the three months ended September 30, 2025, compared to $(95,826) in the prior-year quarter, an improvement of $94,373, or 98%.

The improvement reflects the near completion of exit and wind-down activities, resulting in minimal residual expenses in the 2025 quarter.

I. Net Loss

Net loss was $(3,695,535) for the three months ended September 30, 2025, compared to $(764,611) in the prior-year quarter, an unfavorable change of $(2,930,924), or 383%.

The increase in net loss was driven by:

1.	Expansion of operations and acquisitions - The Company incurred significant new operating expenses related to hotel operations, foodservice packaging distribution, and RaaS, along with associated depreciation and integration costs, which exceeded revenues during the early ramp-up phase.
2.	Higher non-operating expenses - Increased interest expense on new and existing debt and the recognition of non-cash fair value losses on derivative liabilities contributed to the year-over-year increase in other expense, net (item F).
3.	Partially offsetting factors - The increase in net loss was partially offset by (i) the Company’s first quarter of revenues from hotel operations and other continuing businesses (item A), and (ii) a substantial reduction in loss from discontinued operations (item H).

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Other Income (Expense)

	Three Months Ended September 30,		Period Change
	2025	2024	Increase (Decrease)
Other income (expense) - net	Amount	Amount	$ Amount	% Change
Interest income	$4,925	$15,986	$(11,061)	-69%	A
Other income	5,001	-	5,001	0%	B
Loss on debt extinguishment	-	(127,705)	127,705	-100%	C
Interest expense (including amortization of debt discount)	(588,074)	(340,586)	(247,488)	73%	D
Change in fair value of derivative liabilities	(950,053)	-	(950,053)	0%	E
Total other income (expense) - net	$(1,528,201)	$(452,305)	$(1,077,877)	239%	F

A - Interest income

Interest income decreased $11,061, or 69%, to $4,925 in the 2025 quarter from $15,986 in the 2024 quarter. The decrease primarily reflects lower average balances of interest-bearing notes receivable and advances as certain pre-acquisition and development-stage notes were repaid or restructured in connection with acquisitions. This activity was insignificant.

B - Other income

Other income was $5,001 in the three months ended September 30, 2025, compared to none in the prior-year quarter. This increase is attributable to miscellaneous non-recurring items, which did not occur in 2024. This activity was insignificant.

C - Loss on debt extinguishment

No loss on debt extinguishment was recognized in the 2025 quarter, compared to a $(127,705) loss in the 2024 quarter. The prior-year loss related to one-time non-cash charges on the modification or settlement of certain debt instruments. There were no comparable transactions in the current-year quarter.

D - Interest expense (including amortization of debt discount)

Interest expense, including amortization of debt discounts, increased $247,488, or 73%, to $(588,074) in the 2025 quarter from $(340,586) in the 2024 quarter.

The increase reflects:

●	Higher average outstanding notes payable and mortgage debt, including loans associated with the acquisition and operation of hotel properties.
●	Incremental convertible and other structured debt used to fund working capital, integration costs, and capital investments.
●	Higher amortization of debt discounts and deferred financing costs related to these instruments.

E - Change in fair value of derivative liabilities

In the 2025 quarter, the Company recognized a non-cash loss of $(950,053) related to the change in fair value of derivative liabilities associated with certain convertible notes. No comparable fair value adjustments were recorded in the 2024 quarter as no such instruments existed.

The loss reflects the required remeasurement of derivative features at each reporting date under applicable accounting guidance, using updated assumptions for the Company’s stock price, volatility, and other valuation inputs.

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F - Total other income (expense) - net

As a result of the items described above, total other expense, net, increased to $(1,528,201) in the 2025 quarter from $(450,324) in the 2024 quarter, an unfavorable change of $(1,077,877), or 239%. The increase is primarily attributable to higher interest expense (D) and the new non-cash fair value loss on derivative liabilities (E), partially offset by the absence of a current-period loss on debt extinguishment (C).

For the Financial Years Ended June 30, 2025 and 2024

	Year Ended June 30,		Period Change
	2025	2024	Increase (Decrease)
	Amount	Amount	$ Amount	% Change
Revenues - net	$482,285	$-	$482,285	0%	A
Cost of sales	412,503	-	412,503	0%	B
Impairment of goodwill	897,542	-	897,542	0%	C
Depreciation and amortization	45,552	-	45,552	0%	D
General and administrative expenses	3,673,760	712,052	2,961,708	416%	E
Loss from operations	(4,547,072)	(712,052)	(3,789,468)	532%	F
Other income (expense) - net	(3,389,112)	(2,241,410)	1,147,702	-51%	G
Loss from continuing operations	(7,936,184)	(2,953,462)	4,982,722	-169%	H
Loss from discontinued operations	(179,694)	(282,044)	(102,350)	36%	I
Net Loss	(8,115,878)	(3,235,506)	4,880,372	-151%	J

A. Revenues - net

Revenues were $482,285 in fiscal 2025 compared to no revenues from continuing operations in fiscal 2024. The increase was attributable to (i) the launch of Foodservice Packaging Distribution following its acquisition on March 31, 2025, and (ii) the commencement of initial customer billings under the Robotics-as-a-Service (“RaaS”) segment. The absence of revenues in the prior year fully accounts for the year-over-year increase.

B. Cost of Sales

Cost of sales was $412,503 in fiscal 2025, reflecting direct product sourcing, distribution, and equipment deployment costs associated with the packaging and RaaS businesses. As both segments only commenced near the end of fiscal 2025, no comparable costs were recorded in fiscal 2024.

C. Impairment of Goodwill

In fiscal 2025, the Company recognized a full impairment charge of $897,542 related to goodwill previously assigned to the RaaS (Robotics-as-a-Service) reporting unit. The impairment was triggered by continued operating losses, minimal revenues, and the inability to achieve the planned commercialization milestones for the legacy RaaS platform.

Subsequent to the impairment, the Company initiated a strategic realignment of its robotics technology initiatives under Skytech, a newly acquired subsidiary focused on integrating advanced automation and sensor systems into its future product roadmap. The goodwill impairment relates solely to historical RaaS operations and does not affect the carrying value of assets or goodwill attributable to Skytech.

No goodwill impairment was recorded in fiscal 2024.

D. Depreciation and Amortization

Depreciation and amortization totaled $45,552 in fiscal 2025 compared to none in the prior year. The increase reflects the capitalization of property, equipment, and intangible assets acquired as part of the SWC acquisition, which support both the packaging and RaaS operations.

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E. General and Administrative Expenses

General and administrative expenses were $3,673,760 in fiscal 2025, compared to $712,052 in fiscal 2024. The $2,961,708 increase reflects the build-out of corporate infrastructure to support public company compliance and governance, expansion of finance, legal, and IT functions, and personnel costs associated with scaling the RaaS business. The increase also includes nonrecurring start-up costs incurred to establish the foodservice packaging distribution business following its acquisition.

F. Loss from operations

Loss from operations was $4,547,072 in fiscal 2025, compared to $712,052 in fiscal 2024. The increase of $3,789,468 was primarily due to higher general and administrative expenses, recognition of the goodwill impairment charge, and the addition of cost of sales and depreciation related to the newly launched packaging and RaaS operations.

G. Other income (expense) - net

Other expense, net, was $3,389,112 in fiscal 2025 compared to $2,241,410 in fiscal 2024, an unfavorable change of $1,147,702. The increase in expense was driven by higher interest costs associated with financing activities, amortization of debt issuance costs, and fair value losses on financing instruments and derivatives.

H. Loss from Continuing Operations

Loss from continuing operations totaled $7,936,184 in fiscal 2025, compared to $2,953,462 in fiscal 2024. The increase of $4,982,722 reflects the combined impact of the goodwill impairment, increased general and administrative costs, and higher financing and non-operating expenses.

I. Loss from Discontinued Operations

Loss from discontinued operations, which relates to the legacy Snacks and Beverages segment, was $179,694 in fiscal 2025 compared to $282,044 in fiscal 2024. The $102,350 reduction in loss reflects lower exit-related costs as the segment continued to wind down.

J. Net Loss

Net loss was $8,115,878 in fiscal 2025 compared to $3,235,506 in fiscal 2024, an unfavorable change of $4,880,372. The larger net loss primarily reflects the launch of packaging and RaaS operations (including associated start-up losses), the recognition of the goodwill impairment, increased corporate overhead, and higher non-operating expenses. See discussion of all items above.

Other Income (Expense)

	Year Ended June 30,		Period Change
	2025	2024	Increase (Decrease)
Other income (expense) - net	Amount	Amount	$ Amount	% Change
Interest income	$75,119	$17,599	$57,520	327%	A
Other income	9,810	-	$9,810	0%	B
Loss on debt extinguishment	(113,955)	(111,730)	$(2,225)	2%	C
Derivative expense	(653,792)	-	$(653,792)	0%	D
Interest expense (including amortization of debt discount)	(1,526,067)	(2,147,279)	$621,212	-29%	E
Change in fair value of derivative liabilities	(190,102)	-	$(190,102)	0%	F
Loss on settlement of pre-existing assets	(1,490,803)	-	$(1,490,803)	0%	G
Gain on debt extinguishment - derivative liabilities	500,678	-	$500,678	0%	H
Total other income (expense) - net	$(3,389,112)	$(2,241,410)	$(1,147,702)	51%

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Other Income (Expense) - Net

Other expense, net, was $(3,389,112) in fiscal 2025 compared to $(2,241,410) in fiscal 2024, an unfavorable change of $1,147,702 (51%). The increase in expense was primarily attributable to new acquisition-related derivative items (D and F - SWC notes acquired) and the loss on settlement of pre-existing assets (prior to acquisition of SWC) (G), partially offset by lower interest expense (E) and a gain on debt extinguishment - derivative liabilities (H).

A - Interest income. Increased $57,520, or 327%, to $75,119 in fiscal 2025 compared to $17,599 in fiscal 2024. The increase reflects accrued interest income on a higher loan balance during 2025.

B - Other income. Increased $9,810 in fiscal 2025 due to miscellaneous, non-recurring receipts; there was no comparable item in 2024.

C - Loss on debt extinguishment. Increased slightly by $2,225, to $(113,955) in fiscal 2025 from $(111,730) in fiscal 2024. In both years, this line item reflected one-time non-cash losses related to modifications and settlements of debt instruments.

D - Derivative expense. New non-cash charge of $(653,792) in fiscal 2025, compared to none in 2024. This arose from debt instruments acquired with SWC that became convertible upon closing on March 31, 2025, triggering recognition of an embedded derivative liability at fair value. The excess of the derivative’s initial fair value over proceeds was expensed immediately.

E - Interest expense (including amortization of debt discount). Decreased $621,212, or 29%, to $(1,526,067) in fiscal 2025 from $(2,147,279) in fiscal 2024. The decrease was primarily due to lower non-cash amortization of debt discounts ($332,021 in 2025 versus $638,194 in 2024) and the settlement of higher-cost debt.

F - Change in fair value of derivative liabilities. New non-cash loss of $(190,102) in fiscal 2025, arising from period-end remeasurement of embedded conversion features on SWC-related convertible notes. No comparable item existed in 2024.

G - Loss on settlement of pre-existing assets. New $(1,490,803) non-cash loss in fiscal 2025, recognized upon settlement of intercompany advances among SWC, FHVH, and NGTF, such pre-existing relationships are measured and recognized separately from the business combination.

H - Gain on debt extinguishment - derivative liabilities. New gain of $500,678 in fiscal 2025, resulting from the remeasurement of the derivative liability upon repayment and conversion of principal on a convertible note (Loan #17), consistent with ASC 470-50.

Net Loss

Year Ended June 30,		Period Change
2025	2024	Increase (Decrease)
Amount	Amount	$ Amount	% Change
$(8,115,878)	$(3,235,506)	$(4,880,372)	151%

Net loss for the year ended June 30, 2025, was $8,115,878, compared to a net loss of $3,235,506 for the year ended June 30, 2024. This represents an increase in net loss of $4,880,372, or 151%.

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The increase in net loss was primarily the result of:

1.	Higher general and administrative expenses - General and administrative expenses increased by $2,961,708, reflecting the expansion of corporate overhead to support public company compliance, additional headcount and infrastructure to scale the RaaS business, and start-up costs to establish the packaging business following its March 31, 2025 acquisition. These expenses were not present in the prior year and account for a significant portion of the increase in net loss.
2.	Recognition of goodwill impairment - The Company recorded a $897,542 impairment charge in fiscal 2025, fully writing off goodwill associated with part of the RaaS reporting unit (FHVH). This non-cash charge did not occur in fiscal 2024.
3.	Increased other expense - net - Other expense, net, rose by $1,147,702, largely reflecting acquisition-related non-cash charges in fiscal 2025, including:

○	Derivative expense of $653,792,
○	Loss on settlement of pre-existing assets of $1,490,803, and
○	Change in fair value of derivative liabilities of $190,102.
These were partially offset by a $500,678 gain on debt extinguishment - derivative liabilities and a $621,212 reduction in interest expense from the settlement of higher-cost debt obligations.

4.	New operating costs - Fiscal 2025 included $412,503 of cost of sales and $45,552 of depreciation and amortization attributable to the acquired packaging and robotics operations. These expenses did not exist in the prior year.
5.	Partially offsetting factors - The overall increase in net loss was mitigated by the Company’s first year of continuing operations revenues ($482,285 in fiscal 2025), which partially offset the additional costs and charges recognized during the year.

The majority of the year-over-year increase in net loss reflects the Company’s strategic acquisitions of SWC and Foodservice Packaging and the integration of those businesses, coupled with acquisition-related financing structures. Many of these charges were non-cash and non-recurring in nature but were necessary to position the Company for future growth.

Hotel Operations Discussion

During 2025, the Company completed hotel acquisitions that transformed Nightfood Holdings into an owner and operator of lodging properties in addition to its existing packaging and RaaS businesses. The three months ended September 30, 2025 represents the Company’s first partial quarter of consolidated hotel operations, which had a significant impact on the consolidated financial statements:

●	Revenue mix - A substantial portion of current-year revenues was generated by hotel room nights, food and beverage outlets, and other property-level services. The Company is implementing revenue-management strategies, updated reservation systems and targeted marketing efforts intended to grow occupancy and average daily rate over time.
●	Cost structure - Hotel operations added significant property-level operating expenses (captured in cost of sales) and depreciation on hotel buildings and equipment, contributing to the increase in total costs and expenses compared to 2024.
●	Financing and liquidity - The acquisition of hotel properties introduced mortgage debt and related financing costs, reflected in higher interest expense and repayments on mortgage notes payable in the 2025 quarter. The Company is focused on optimizing capital structure and property-level performance to improve cash flows from these assets.
●	Integration and brand strategy - Management is actively integrating hotel operations with the Company’s broader strategic objectives, including potential branded product placement, amenity programs, and cross-marketing initiatives that leverage the lodging footprint.

Hotel properties often experience a stabilization period after acquisition or repositioning, during which occupancy and rate levels may be below long-term expectations while operating costs and capital requirements remain high. Management expects hotel-level performance and cash flows to improve as integration progresses, revenue-management initiatives take hold and capital improvements are completed. However, there can be no assurance that these efforts will be successful or that the hotels will achieve targeted returns.

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Liquidity and Capital Resources

Liquidity and Going Concern

As reflected in our consolidated financial statements, for the nine months ended September 30, 2025, the Company had:

●	Net loss available to common stockholders of $3,695,535; and
●	Net cash used in operations was $243,388

Additionally, at September 30, 2025, the Company had:

●	Accumulated deficit of $50,449,379
●	Stockholders’ deficit of $17,880,668; and
●	Working capital deficit of $18,734,145

For the three months ended September 30, 2025, the Company incurred a net loss of $(3,695,535) and used net cash in operating activities of $(243,388). The Company continues to have a significant accumulated deficit and stockholders’ deficit and relies on external financing to fund operations and acquisitions.

At September 30, 2025, the Company had cash of $1,337,285, compared to $350,231 at June 30, 2025. While the recent hotel and business acquisitions have begun to generate revenues, they have not yet produced sufficient positive cash flow to fund all operating costs, debt service and planned capital expenditures.

These factors-recurring losses from continuing operations, limited operating cash flows, and dependence on debt and equity financing-continue to raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the accompanying financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty and have been prepared assuming the Company will continue as a going concern.

Management’s plans to address these conditions include:

●	Increasing revenue and improving profitability of hotel operations, including through revenue-management initiatives, cost controls, and selective capital investments intended to enhance property performance.
●	Scaling foodservice packaging and RaaS revenues, including cross-selling into the Company’s hotel customer base.
●	Seeking additional debt and/or equity financing, including mortgage refinancings, working capital facilities and potential equity issuances, to support operations, fund capital projects and pursue strategic opportunities.
●	Maintaining a disciplined approach to capital allocation and operating expenses, including reviewing underperforming assets or business lines and considering asset sales, restructurings or partnership arrangements where appropriate.
●	Continuing to monitor evolving regulatory and disclosure requirements applicable to smaller reporting companies, including SEC rules related to liquidity, cybersecurity and climate-related risks, and integrating those requirements into its risk management and internal control framework.

There can be no assurance that these plans will be successful or that additional financing will be available on acceptable terms or in sufficient amounts, if at all. If the Company is unable to obtain the necessary financing or improve cash flows from operations, it may be required to delay or curtail expansion plans, sell assets, restructure obligations or pursue other strategic alternatives.

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Cash

			Period Change
			Increase (Decrease)
	September 30, 2025	June 30, 2025	$ Amount	% Change
Cash	$1,337,285	$350,231	$987,054	281.83%

Cash increased $987,054, or approximately 282%, to $1,337,285 at September 30, 2025 from $350,231 at June 30, 2025. The increase primarily reflects:

●	Net cash provided by investing activities associated with the acquisition of businesses (including hotel properties) where the cash acquired exceeded cash outflows, and
●	Modest net cash used in operating activities and cash used in financing activities, as discussed below.

The Company does not have any cash equivalents.

Summary of cash flow activities:

	Three Months Ended September 30,		Period Change
	2025	2024	Increase (Decrease)
Net Cash Provided by (Used in)	Amount	Amount	$ Amount	% Change
Operating activities	$(243,388)	$(128,241)	$(115,147)	89.79%
Investing activities	1,235,019	(128,580)	$1,363,599	-1060.51%
Financing activities	(4,577)	402,050	$(406,627)	-101.14%
Net change in cash	$987,054	$145,229	$841,825	579.65%

Cash Flow from Operating Activities

	Three Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(3,695,535)	$(764,611)
Less: net loss - discontinued operations	(1,453)	(95,826)
Net loss - continuing operations	(3,694,082)	(668,785)
Adjustments to reconcile net loss to net cash used in operating activities
Non-cash financing cost under contingent liability	-	92,000	A
Interest income under acquisition note	-	(15,986)	B
Depreciation and amortization	378,109	-	C
Loss on debt extinguishment	-	127,705	D
Change in fair value of derivative liabilities	950,053	-	E
Amortization of debt discount	138,972	50,372	F
Bad debt expense	61,158	-	G
Stock issued for services	-	995	H
Vesting of Series C - preferred stock - issued as compensation	410,040	-	I
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(28,574)	(5,252)	J
Inventory	(30,182)	30,921	K
Prepaids and other	96,356	(52,261)	L
Increase (decrease) in
Accounts payable and accrued expenses	(467,393)	175,988	M
Accounts payable and accrued expenses - related party	1,942,639	44,200	N
Deferred revenues	29,479	-	O
Net cash used in operating activities - continuing operations	(213,425)	(220,103)
Net cash used in operating activities - discontinued operations	(29,963)	91,862	P
Net cash used in operating activities	(243,388)	(128,241)

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Operating activities used $(243,388) of cash in the three months ended September 30, 2025, compared to $(60,899) used in the three months ended September 30, 2024, an decline of $115,147.

Starting from net loss from continuing operations of $(3,694,082), key non-cash adjustments and working capital changes for the 2025 quarter included:

●	Non-cash financing cost under contingent liability (A) - Decreased $92,000, as no contingent liability financing costs were recorded in 2025 compared to 2024.
●	Interest income under acquisition note (B) - Decreased $15,986, reflecting no comparable non-cash interest income in the current year.
●	Depreciation and amortization (C) - Increased $378,109 due to the depreciation of hotel and other acquired assets discussed above.
●	Loss on debt extinguishment (D) - Decreased $127,705, as no loss was recorded in 2025.
●	Change in fair value of derivative liabilities (E) - New non-cash loss of $950,053 in 2025 related to remeasurement of derivative liabilities.
●	Amortization of debt discount (F) - Increased to $138,972 in 2025 from $50,372 in 2024, reflecting a higher balance of discounted debt.
●	Bad debt expense (G) - Increased to $61,158, reflecting higher allowances on receivables from new operations.
●	Stock issued for services (H) - Decreased $995, as no stock was issued for services in 2025.
●	Vesting of Series C preferred stock - issued as compensation (I) - Non-cash charge of $410,040 in 2025 related to vesting of previously issued preferred shares.

Changes in operating assets and liabilities included:

●	Accounts receivable (J) - Increased $28,574 in 2025 versus a decrease of $1,745 in 2024, reflecting growth primarily in hotel and packaging receivables.
●	Inventory (K) - Increased $30,182 in 2025 compared to a decrease of $4,926 in 2024, as the Company built inventory to support packaging and hotel operations.
●	Prepaids and other (L) - Decreased $96,356 in 2025 versus a $6,069 decrease in 2024, primarily due to the timing of prepaid insurance/taxes, franchise fees and other costs.
●	Accounts payable and accrued expenses (M) - Decreased $161,393 in 2025 versus an increase of $275,734 in 2024, reflecting the timing of vendor and professional-fee payments.
●	Accounts payable and accrued expenses - related party (N) - Increased $1,862,639 in 2025 versus $44,200 in 2024, primarily due to additional advances and accrued amounts owed to related-party lenders and affiliates.
●	Deferred revenues (O) - Increased $29,479 in 2025, reflecting advance billings for packaging.
●	Net cash from discontinued operations (P) - Operating activities of discontinued operations used $(29,963) of cash in 2025 compared to providing $20,126 in 2024, reflecting the timing of final wind-down expenditures.

Collectively, these non-cash items and working capital changes largely offset the net loss, resulting in a relatively small net use of cash in operating activities for the quarter.

Cash Flow from Investing Activities

	Three Months Ended September 30,
	2025	2024
Investing activities
Cash acquired in acquisitions	$1,269,000	$-	A
Acquisition of property and equipment	(33,981)	-	B
Acquisition costs secured by debt	-	(128,580)	C
Net cash provided by (used in) investing activities	$1,235,019	$(128,580)

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Net cash provided by investing activities was $1,235,019 for the three months ended September 30, 2025, compared to net cash used of $(128,580) in the prior-year quarter, an improvement of $1,363,599.

●	Cash acquired in acquisitions (A) - Net inflow of $1,269,000 in 2025, representing cash acquired in business acquisitions from our two (2) new hotel properties. There was no comparable inflow in 2024.
●	Acquisition of property and equipment (B) - Cash outflows of $(33,981) in 2025 primarily for new robots and related trays/bins. No comparable purchases occurred in 2024.
●	Acquisition costs secured by debt (C) - In 2024, the Company recorded $(128,580) of acquisition costs financed directly with debt; no such amounts were recorded in 2025.

Cash Flow from Financing Activities

	Three Months Ended September 30,
	2025	2024
Financing activities
Proceeds from notes payable	$-	$402,050	A
Repayments on notes payable	(3,236)	-	B
Repayments on mortgage notes payable	(1,341)	-	C
Net cash provided by (used in) financing activities	$(4,577)	$402,050

Net change in cash and cash equivalents	$987,054	$145,229

Net cash used in financing activities was $(4,577) in the three months ended September 30, 2025, compared to net cash provided of $402,050 in the prior-year quarter, a decrease of $632,627.

●	Proceeds from notes payable (A) - The Company received no new cash proceeds from notes payable in 2025, compared to $402,050 of proceeds in 2024.
●	Repayments on notes payable (B) - Cash repayments of $(3,236) were made in 2025 on notes payable; there were no comparable repayments in 2024.
●	Repayments on mortgage notes payable (C) - In 2025, the Company repaid $(1,341) of principal on mortgage notes payable associated with hotel properties. No such repayments occurred in 2024.

The shift from net cash provided by financing activities in 2024 to net cash used in 2025 reflects the Company’s transition from raising new debt to funding operations and acquisitions, to making scheduled principal payments on existing notes and mortgage debt without obtaining comparable new financing during the quarter.

Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations is based upon our unaudited consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosures of contingent assets and liabilities.

These estimates are based on historical experience and on various other factors believed to be reasonable under the circumstances, including current economic conditions and information available at the time the financial statements are prepared. Actual results may differ materially from those estimates, and such differences could have a material impact on our financial position or results of operations.

We define our critical accounting policies as those that require significant judgment or complexity in their application and that are most important to the portrayal of our financial condition and results of operations. These policies typically require assumptions about matters that are uncertain at the time the estimate is made and could change materially in subsequent periods.

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Business Combinations and Asset Acquisitions

The Company accounts for acquisitions in accordance with ASC 805, Business Combinations. Transactions that meet the definition of a business are accounted for using the acquisition method of accounting. Transactions that do not meet the definition of a business are accounted for as asset acquisitions under ASC 805-50. The Company also evaluates whether a transaction should be accounted for as a reverse acquisition under ASC 805-40.

In connection with acquisitions, the Company assesses the applicable SEC reporting requirements, including Regulation S-X Rule 3-05 for financial statements of significant businesses acquired and Regulation S-X Article 11 for pro forma financial information.

Disclosures related to the nature of the acquired business and the impact of the acquisition on the Company’s operations are provided in accordance with Regulation S-K Items 101 and 303. For hotel property acquisitions, the Company also evaluates the applicability of Regulation S-X Rule 3-14.

Business Combinations

For transactions classified as business combinations, the Company:

●	Recognizes and measures identifiable assets acquired, liabilities assumed, and noncontrolling interests at their fair values at the acquisition.
●	Records goodwill as the excess of the fair value of consideration transferred over the fair value of net assets acquired, including any previously held equity interests.
●	Expenses acquisition-related costs as incurred.
●	Uses preliminary purchase price allocations, with adjustments permitted within the measurement period (not exceeding one year). Adjustments beyond the measurement period are recorded in earnings.

Significant judgments in fair value determinations include:

●	Intangible asset valuations, based on estimates of future cash flows and discount rates.
●	Useful life assessments, impacting amortization and financial results.
●	Contingent consideration, which is remeasured at fair value through earnings.

For SEC registrants, Regulation S-X, Rule 3-05 may require audited financial statements of the acquired business if the acquisition is significant. The determination of significance follows Rule 1-02(w) of Regulation S-X, which considers investment, asset, and income tests.

Asset Acquisitions

For transactions classified as asset acquisitions under ASC 805-50, the Company:

●	Applies the “screen test” to determine whether substantially all of the fair value of gross assets acquired is concentrated in a single identifiable asset or group of similar assets.
●	Allocates the purchase price using a cost accumulation model, assigning costs to acquired assets based on their relative fair values.
●	Capitalizes direct acquisition costs as part of the asset’s cost, unlike business combinations where such costs are expensed.

The classification between business combinations and asset acquisitions requires significant judgment, particularly when applying the screen test. Incorrect classification can materially impact:

●	The recognition of goodwill (only in business combinations).
●	The measurement and presentation of acquired assets and assumed liabilities.
●	The Company’s financial position and results of operations.

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Regulatory and Financial Reporting Considerations

For SEC registrants, acquisitions may trigger additional disclosure and reporting requirements:

Regulation S-X, Rule 3-14 (Real Estate Operations):

Applies to acquisitions of real estate operations, including hotel properties. If the acquired property is significant under Rule 1-02(w), the registrant must provide audited property-level financial statements (typically one year) and related disclosures.

Regulation S-X, Rule 3-05 (Business Acquisitions):

Applies to acquisitions of operating businesses. If significance thresholds are met, the registrant must provide separate business-level financial statements (up to three years), which are generally more extensive than Rule 3-14 requirements.

Regulation S-X, Article 11:

Requires pro forma financial information when an acquisition (under either Rule 3-05 or Rule 3-14) is significant, including adjustments reflecting the impact of the acquisition on the registrant’s financial statements.

Regulation S-K, Item 101:

Requires disclosure of material acquisitions that affect the nature or scope of the registrant’s business.

Regulation S-K, Item 303 (MD&A):

Requires discussion of the impact of acquisitions on financial condition, liquidity, and results of operations, including expected future effects.

Form 8-K, Item 2.01:

Requires timely reporting of material acquisitions, including disclosure of the nature of the acquired business or property and, when applicable, financial statements and pro forma information under Item 9.01.

The Company continuously evaluates acquisitions, to ensure proper classification and compliance with ASC 805, SEC reporting requirements, and regulatory guidance.

Goodwill and Impairment

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Goodwill is not amortized, but is reviewed for impairment at least annually (in the fourth quarter) or more frequently if events or changes in circumstances indicate the carrying value of goodwill may not be recoverable.

For impairment testing purposes, goodwill is assigned to the reporting unit(s) expected to benefit from the synergies of the acquisition. The Company performs either a qualitative assessment (“Step 0”) to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value, or a quantitative assessment when required.

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●	If the qualitative assessment indicates potential impairment, the Company estimates the fair value of the reporting unit and compares it with its carrying amount, including goodwill.
●	If the carrying amount exceeds fair value, an impairment charge is recognized for the difference, not to exceed the carrying value of goodwill.

Significant judgments in goodwill impairment testing include:

●	Determining the appropriate reporting units.
●	Forecasting future cash flows.
●	Selecting appropriate discount rates and market multiples.
●	Assessing macroeconomic factors, industry trends, and Company-specific performance.

Business Segments and Expense Disclosure

The Company follows ASC 280, Segment Reporting, which requires public entities to report financial and descriptive information about their reportable operating segments.

An operating segment is a component of a public entity that:

●	Engages in business activities from which it may earn revenues and incur expenses;
●	Has operating results that are regularly reviewed by the Chief Operating Decision Maker (“CODM,” which is our Chief Executive Officer) to make decisions about resource allocation and performance assessment; and
●	Has discrete financial information available.

Based on the nature of the Company’s operations and the information regularly reviewed by the CODM, management has determined that the Company operates in three reportable segments: Foodservice Packaging Distribution, Robotics-as-a-Service (RaaS), and Hotel Operations.

Reportable Segments

Beginning in fiscal year 2025, following the acquisition of SWC Group, Inc. (d/b/a CarryOutSupplies.com) and the commencement of commercial activities under the Robotics-as-a-Service (RaaS) model, management determined that the Company operates in two reportable segments:

1. Foodservice Packaging Distribution

Conducted through SWC Group, Inc. (d/b/a CarryOutSupplies.com).

This segment provides wholesale distribution of disposable foodservice packaging products, including printed paper cups, plastic cups, food containers, bags, and related consumable items. Revenue is generated from the sale and shipment of products to customers.

2. Robotics-as-a-Service (RaaS)

Conducted through Skytech Automated Solutions, Inc. and Future Hospitality Venture Holdings, Inc.

This segment provides automation solutions for foodservice and hospitality environments under non-cancellable lease and service arrangements. Revenue is generated from fixed monthly service fees for the use of robotics equipment, remote monitoring, software services, and maintenance support.

3. Hotel Operations

Conducted through the Company’s wholly owned hotel properties acquired in Victorville and Rancho Mirage.

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This segment generates revenue from lodging and related guest services, including room rentals and ancillary offerings such as food, beverage, and other guest amenities. The hotels also serve as deployment and testing environments for the Company’s automation technologies

The CODM evaluates performance and allocates resources based on segment-level financial information, including revenues and operating profitability. As such, management has concluded that Foodservice Packaging Distribution, RaaS, and Hotel Operations represent separate reportable operating segments under ASC 280.

Segment Expense Disclosure and ASU 2023-07

The Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, effective for the current fiscal period. The amended guidance requires public entities to disclose:

●	Significant segment expenses that are regularly provided to and reviewed by the CODM
●	The measure of segment profit or loss used by the CODM
●	A description of other segment items included in that measure
●	How expense amounts are allocated among segments

The CODM evaluates segment performance based on segment revenues and segment operating income (loss). The CODM is not provided with, nor does he review further disaggregated expense information below the operating income (loss) level, other than consolidated-level expenses that are not allocated to the segments.

Accordingly, the Company’s disclosures include the segment revenues and segment operating income (loss) reviewed by the CODM, as well as “other segment items” necessary to reconcile segment profit (loss) to consolidated loss before income taxes. No additional segment-level expense categories are required to be presented under ASU 2023-07 because no such detailed expense information is provided to or used by the CODM in assessing segment performance.

Use of Estimates

The preparation of our consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. These estimates are based on historical experience, current conditions, expectations of future events, and other factors management believes to be reasonable. Actual results may differ from these estimates. Significant estimates for the three months ended September 30, 2025 and the year ended June 30, 2025 include, but are not limited to, the following:

●	Allowance for Doubtful Accounts and Other Receivables - We evaluate the collectability of customer and tenant receivables based on historical collection trends, specific customer credit risks, aging, and current economic conditions. Adjustments to the allowance are recorded to reflect expected credit losses.

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●	Inventory Valuation and Obsolescence Reserves - Inventories are reviewed for excess quantities, obsolescence, and net realizable value considerations. Changes in demand forecasts, product condition, or expected selling prices may result in required write-downs.
●	Fair Value Measurements Related to Business Combinations - We apply fair value principles in allocating purchase consideration to acquired assets and liabilities. This includes the valuation of identifiable intangible assets, assumed working capital deficiencies, contingent consideration, and acquired property and equipment. These valuations often require the use of discounted cash flow models, market-based assumptions, and independent third-party appraisals.
●	Valuation of Goodwill and Intangible Assets - Goodwill and indefinite-lived intangible assets are tested for impairment at least annually, or more frequently when triggering events occur. The impairment analysis involves estimating future discounted cash flows, evaluating property-level performance for hotel operations, and considering market participant assumptions.
●	Impairment Losses Related to Goodwill, Intangible Assets, and Long-Lived Assets - Long-lived assets, including hotel property and equipment, are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability is assessed using future undiscounted cash flows, with any impairment measured at fair value.
●	Valuation of Loss Contingencies - We assess potential liabilities arising from legal, regulatory, and contractual matters and record a liability when a loss is both probable and reasonably estimable.
●	Valuation of Stock-Based Compensation - The fair value of stock-based awards, including common stock, warrants, and preferred stock issued as compensation, is estimated using valuation models such as Black-Scholes or market-based approaches. Determining fair value requires management to estimate assumptions including volatility, expected term, and risk-free interest rates.
●	Estimated Useful Lives of Property and Equipment - Depreciation is recorded over estimated useful lives based on management’s judgment about the period in which assets, including hotel-related assets and RaaS equipment, are expected to provide economic benefit. Useful lives are reviewed periodically and adjusted when necessary.
●	Valuation of Uncertain Tax Positions - We evaluate tax positions under ASC 740, recognizing a liability when it is more likely than not that a tax position will not be sustained upon examination. Estimates are updated as new information becomes available.
●	Valuation Allowance on Deferred Tax Assets - Deferred tax assets are recorded only to the extent they are expected to be realized. Given historical operating losses, a full valuation allowance remains in place. The assessment considers projections of future taxable income, tax planning strategies, and cumulative losses.

Risks and Uncertainties

The Company operates across multiple industries-including foodservice packaging distribution, robotics-as-a-service (“RaaS”), and hotel operations-that are each subject to unique competitive, economic, and operational risks. These industries are characterized by rapid changes in market dynamics, evolving customer preferences, technological innovation, and sensitivity to macroeconomic conditions. As a result, the Company is exposed to various risks and uncertainties that may materially impact its financial condition, results of operations, cash flows, and strategic objectives.

In accordance with ASC 275, Risks and Uncertainties, the Company evaluates and discloses risks that could significantly affect near-term and long-term operations. Key factors contributing to variability in sales, margins, operating results, and liquidity include:

1.	Industry Cyclicality and Market Demand

The Company’s financial performance is influenced by fluctuations in consumer demand, customer ordering patterns, seasonality in hospitality operations, and competitive pressures within the foodservice packaging and automation industries.

2.	Macroeconomic Conditions

Broader economic factors-including inflationary pressures, rising interest rates, labor market constraints, supply chain volatility, and geopolitical events-may adversely affect purchasing behavior, operating costs, and access to capital.

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3.	Pricing and Supply Chain Volatility

The cost and availability of raw materials, packaging products, robotics components, and hotel operating supplies may fluctuate due to supplier constraints, transportation disruptions, and commodity market changes, which may impact gross margins and operating results.

4.	Technology Development and Adoption Risks

The success of the Company’s RaaS model depends on continued development, deployment, and market acceptance of its automation technologies. Delays in product development, integration challenges at customer sites, or slower-than-expected adoption may impact revenue growth.

5.	Hospitality Operating Risks

Hotel performance is subject to changes in travel patterns, competitive room pricing, brand standards compliance, and local economic conditions. Lodging demand may be negatively affected by economic downturns, adverse weather events, or public health concerns.

6.	Liquidity and Financing Needs

The Company’s ability to continue operations and execute its strategic plans depends on access to sufficient capital. Fluctuations in cash flows or the inability to obtain additional financing on acceptable terms may affect the Company’s liquidity and business continuity.

7.	Regulatory and Compliance Risks

The Company is subject to federal, state, and local regulations related to manufacturing and distribution, automation equipment, franchise operations, hotel licensing, labor practices, and financial reporting requirements. Noncompliance could result in fines, penalties, or operational restrictions.

Given these uncertainties, the Company may experience variability in financial performance and operating cash flows, and actual results may differ materially from management’s estimates and forecasts. The Company continually evaluates these risks and implements measures intended to mitigate their potential impact on operations and long-term strategic objectives.

Derivative Liabilities

The Company evaluates financial instruments containing characteristics of both liabilities and equity in accordance with FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging.

Accounting for Derivative Liabilities

Derivative liabilities are revalued at fair value at each reporting period, with changes in fair value recognized in the results of operations as a gain or loss on derivative remeasurement. The Company uses a Black-Scholes option pricing model to determine the fair value of these instruments.

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Conversion and Extinguishment of Derivative Liabilities

When a debt instrument with an embedded conversion option (e.g., convertible debt or warrants) is converted into shares of common stock or repaid, the Company:

●	Records the newly issued shares at fair value;
●	Derecognizes all related debt, derivative liabilities, and unamortized debt discounts; and
●	Recognizes a gain or loss on debt extinguishment, if applicable.

For equity-based derivative liabilities (e.g., warrants) that are extinguished, any remaining liability balance is reclassified to additional paid-in capital.

Reclassification of Equity Instruments to Liabilities

Equity instruments initially classified as equity may be reclassified as liabilities if they no longer meet equity classification criteria. In such cases, they are remeasured at fair value on the date of reclassification, with changes recognized in earnings.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, as amended. Revenue is recognized when control of promised goods or services transfers to customers, in an amount that reflects the consideration expected to be received.

Revenue Streams

The Company currently generates revenue primarily from the following three (3) sources:

1.	Foodservice Packaging - Revenues from the wholesale distribution of disposable foodservice packaging products, including both custom-printed and stock paper cups, plastic cups, food containers, bags, and related consumable items. Sales are primarily transacted through the Company’s e-commerce platform and are recognized upon shipment or delivery of goods to the customer, depending on the terms of sale.
2.	Robotics-as-a-Service (RaaS) - Revenues generated under multi-year service arrangements for automation solutions deployed in the foodservice and hospitality industries. These arrangements generally include recurring monthly service fees for the use of robotic systems, together with implementation and integration services, maintenance, and technical support. Revenue is recognized over time as services are rendered in accordance with the terms of each contract.
3.	Hospitality Operations - Revenues derived from the ownership and operation of hotel properties, including room rentals, food and beverage sales, and ancillary guest services such as event hosting, parking, and other amenities. Revenue is recognized at the time when the related goods or services are provided to guests.

The Company previously generated revenues from the sale of packaged snack and beverage products. This activity has been discontinued and is presented separately as discontinued operations (see Note 14 - Discontinued Operations).

To provide further clarity on the nature, timing, and recognition of revenue, the Company’s revenue streams are discussed below:

A. Foodservice Packaging Distribution

Revenue from the distribution of disposable foodservice packaging products is derived exclusively from business customers on a wholesale basis through the Company’s e-commerce platform and direct sales channels. Customer contracts typically contain a single performance obligation: delivery of the ordered products. Shipping and handling activities that occur after the customer obtains control are accounted for as fulfillment costs and not as separate performance obligations. Because sales are exclusively to registered businesses, the Company collects and remits sales taxes where required; sales to businesses are exempt only when valid resale/exemption certificates are obtained.

B. Robotics as a Service

Revenue from Robotics-as-a-Service (“RaaS”) arrangements is recognized over time as services are provided under multi-year customer service agreements, which typically follow an initial pilot and site preparation period. Contracts generally include a recurring monthly service fee covering access to robotic equipment, automation software, monitoring, and support services. Although agreements are typically multi-year in duration, the related performance obligation is the continuous provision of RaaS services, and revenue is recognized ratably each month as services are delivered.

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The Company owns and deploys all robotic equipment, including hardware, software, and related components, which remain the property of the Company. Customers do not obtain control over the units; instead, the Company retains responsibility for operation, servicing, refurbishment, and replacement as necessary. Management evaluated these arrangements under ASC 842 Leases and concluded they do not contain a lease because customers do not control the use of the robotic units. Accordingly, revenue is recognized under ASC 606 Revenue from Contracts with Customers.

Certain arrangements may include one-time activities such as installation, integration, or training. These activities are not distinct performance obligations and are accounted for as part of the overall service contract, with related fees recognized over the contract term. Ongoing support includes remote technical assistance, software updates, and maintenance, all of which are included in the recurring service fee.

The Company generally invoices customers monthly, with payments due monthly. As a result, contract assets and contract liabilities (deferred revenue) are not significant.

C. Hospitality Operations

Revenue from hospitality operations is generated primarily from the ownership and management of hotel properties. The Company’s hotel revenues consist of (i) room revenues, (ii) food and beverage revenues, and (iii) other ancillary revenues such as meeting and event space rentals, parking, and miscellaneous guest services.

1.	Room Revenues. Revenue from room rentals is recognized on a daily basis as rooms are occupied, since each night of occupancy represents a distinct performance obligation satisfied over time. Payments are typically due at check-out or are settled by credit card upon completion of the stay. Advance deposits received prior to guest arrival are recorded as contract liabilities (deferred revenue) until the related stay occurs.
2.	Food and Beverage Revenues. Revenue from restaurant, bar, catering, and banquet operations is recognized at the point in time the related goods or services are provided to the guest. In cases where deposits are received for catered events or group bookings, such amounts are recorded as deferred revenue until the event takes place.
3.	Other Ancillary Revenues. Revenue from parking, resort fees, event space rentals, and other guest services is recognized when the service is rendered or the rental period has elapsed.

The Company acts as the principal in substantially all hospitality transactions, as it controls the goods and services prior to transfer to the customer. Revenues are presented net of any sales or occupancy taxes collected on behalf of governmental authorities. The timing of billing and payment for hotel operations typically coincides with the satisfaction of performance obligations; therefore, contract assets and contract liabilities related to hospitality revenues are not significant.

The timing of billing and payment for hotel operations typically coincides with the satisfaction of performance obligations; therefore, contract assets and contract liabilities related to hospitality revenues are not significant.

D. Snacks and Beverages (Discontinued Operations)

The Company previously generated revenue from the sale of snack and beverage products. This activity has been discontinued and is presented as discontinued operations in the accompanying consolidated financial statements.

For periods prior to discontinuation, revenue was recognized net of slotting fees, trade promotions, discounts, and other sales incentives, which were classified as variable consideration. Variable consideration was estimated based on historical experience, contractual terms, and current promotional strategies. Estimates were reviewed and updated each reporting period, and revenue was recognized only to the extent it was probable that a significant reversal would not occur.

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No revenues or expenses from this activity are expected to contribute to the Company’s future results.

The Company follows the five-step revenue recognition model:

1. Identify the Contract with a Customer

A contract exists when:

●	The agreement creates enforceable rights and obligations;
●	It has commercial substance;
●	Payment terms are defined and consideration is determinable;
●	Collection is probable

Customer credit risk is assessed at contract inception and updated periodically.

For Robotics-as-a-Service (“RaaS”) contracts, agreements are non-cancellable for an initial 36-month term (except for breach), and automatically renew for one-year periods unless terminated. Management accounts for renewals as new contracts.

For Hospitality Operations, contracts with customers are typically short-term in nature. Individual room bookings, restaurant transactions, and event bookings constitute distinct contracts with clearly defined payment terms. Deposits received in advance of stays or events represent contract liabilities until performance obligations are satisfied.

2. Identify the Performance Obligations

Foodservice Packaging - Each order represents a single performance obligation: shipment or delivery of the ordered goods.

Robotics-as-a-Service (RaaS) - Robotics-as-a-Service (RaaS) - Each contract contains a single bundled performance obligation, representing the continuous provision of robotic equipment and related services, including installation, integration, training, maintenance, and technical support. Installation and training are not distinct, as customers cannot benefit from the robots without integration. One-time implementation activities, when billed, are included in the overall service obligation and recognized over the contract term.

Hospitality Operations - Each guest contract contains one or more distinct performance obligations, depending on the nature of the service:

●	Room revenue: each night of occupancy represents a distinct performance obligation satisfied over time.
●	Food and beverage: each sale represents a distinct performance obligation satisfied at the point in time when the good or service is provided.
●	Event or banquet services: represent a single performance obligation satisfied when the event occurs.
●	Other ancillary services (e.g., parking, resort fees): represent distinct performance obligations satisfied when the service is rendered.

Snacks and Beverages (Discontinued) - Historically, each sale represented a single performance obligation for delivery of products. These activities were discontinued as of June 30, 2025, and results are presented as discontinued operations.

3. Determine the Transaction Price

Foodservice Packaging - Transaction price consists primarily of fixed consideration based on contract or list pricing.

RaaS - Transaction price consists of fixed monthly service fees over the 36-month initial term. Invoices are issued monthly, and payments are generally due as services are provided.

Contracts do not include material variable consideration, and the Company historically has not collected consideration prior to performance. As a result, contract liabilities (deferred revenue) are not significant.

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Hospitality Operations - Transaction price consists primarily of fixed consideration stated in room rates, menu prices, or event contracts. Room and restaurant sales are typically settled at the point of sale, while deposits for group or event bookings are collected in advance and recorded as deferred revenue until the related service is provided. Variable consideration, such as discounts or promotional rates, is reflected in the transaction price when known. Taxes collected on behalf of governmental authorities (e.g., sales or occupancy taxes) are excluded from revenue.

Snacks and Beverages (Discontinued) - Transaction price included fixed consideration plus variable consideration such as slotting fees, promotions, and rebates.

4. Allocate the Transaction Price

Contracts generally contain only a single performance obligation (product delivery for Packaging, continuous monthly service for RaaS, or a single stay, sale, or event for Hospitality). Accordingly, the entire transaction price is allocated to that performance obligation.

5. Recognize Revenue When (or As) Performance Obligations Are Satisfied

Foodservice Packaging - Revenue is recognized at a point in time when control of the goods transfers to the customer (generally upon shipment or delivery).

RaaS - Revenue is recognized over time, ratably each month, as customers simultaneously receive and consume the benefits of the continuous service.

Hospitality Operations -

●	Room revenue: recognized over time on a daily basis as each night of occupancy occurs.
●	Food and beverage: recognized at a point in time when goods or services are provided.
●	Event, banquet, and ancillary services: recognized when the event occurs or the service is rendered.

Advance deposits for rooms or events are recorded as deferred revenue until performance obligations are satisfied.

Snacks and Beverages (Discontinued) - Revenue was historically recognized at a point in time upon shipment or delivery.

Principal vs. Agent Considerations

In accordance with ASC 606-10-55-36 through 55-40, the Company evaluated whether it acts as principal or agent in each of its revenue streams. The assessment considers whether the Company (i) obtains control of goods or services before transfer to the customer, (ii) has discretion in establishing pricing, (iii) is primarily responsible for fulfillment, and (iv) is exposed to inventory or service-level risks.

Based on this analysis, the Company reached the following conclusions:

1. Foodservice Packaging Distribution

The Company acts as a principal in foodservice packaging sales.

●	The Company designs, sources, and controls products prior to transfer.
●	The Company has discretion in pricing.
●	The Company is responsible for fulfillment, including warehousing and logistics.
●	The Company bears inventory risk prior to transfer.

Revenue is recognized on a gross basis for foodservice packaging sales.

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2. Robotics-as-a-Service (RaaS)

The Company acts as a principal in RaaS arrangements.

●	The Company provides customers with continuous access to robotic equipment and related services.
●	The Company controls the equipment and services before and during the transfer period.
●	The Company has discretion over pricing and contract terms.
●	The Company is responsible for providing and maintaining the service throughout the contract term.

Revenue is recognized on a gross basis for RaaS service contracts.

3. Hospitality Operations

The Company acts as a principal in all hospitality operations.

●	The Company owns and operates all hotels and controls the goods and services prior to transfer.
●	The Company sets room rates, menu prices, and event charges at its discretion.
●	The Company is responsible for providing accommodations, food and beverage, and related services directly to guests.
●	The Company bears the risks and rewards associated with hotel operations, including occupancy, cost, and service delivery risks.

Revenue is recognized on a gross basis for all hospitality activities.

4. Snacks and Beverages (Discontinued Operations)

Prior to discontinuation, the Company acted as a principal in snack and beverage sales.

●	The Company controlled inventory prior to transfer.
●	The Company set pricing at its discretion.
●	The Company was responsible for fulfillment of its performance obligations.
●	The Company bore inventory risk until sale.

Revenue was recognized on a gross basis for snack and beverage sales, prior to classification as discontinued operations.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent amounts received in advance of performance obligations being satisfied. These primarily relate to deposits for future hotel stays, events, or banquet services, which are recognized as revenue when the related lodging or services are provided.

For the Company’s Robotics-as-a-Service (“RaaS”) and foodservice packaging operations, invoicing and payment generally occur as performance obligations are satisfied; therefore, deferred revenue balances in these segments are not material.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by FASB ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. These deferred amounts are measured using enacted tax rates expected to apply in the periods when the temporary differences are expected to reverse.

The effect of a change in tax law or tax rates on deferred tax balances is recognized in the period in which the change is enacted.

All deferred tax assets and liabilities are presented as noncurrent in the Company’s consolidated balance sheet, regardless of the classification of the related asset or liability for financial reporting purposes.

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Uncertain Tax Positions

The Company evaluates uncertain tax positions, which requires that a tax position be recognized in the financial statements only if it is more likely than not (greater than 50% likelihood) to be sustained upon examination by tax authorities.

The Company also recognizes interest and penalties related to uncertain tax positions in other expense in the consolidated statement of operations.

Valuation of Deferred Tax Assets

The Company’s deferred tax assets include certain future tax benefits, such as net operating losses (NOLs), tax credits, and deductible temporary differences. A valuation allowance is required if it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company reviews the realizability of deferred tax assets on a quarterly basis, or more frequently if circumstances warrant, considering both positive and negative.

Factors Considered in Valuation Allowance Assessment

The Company evaluates multiple factors in determining whether a valuation allowance is necessary, including:

●	Historical earnings trends (cumulative pre-tax income or losses in the most recent three-year period)
●	Future financial projections, including expected taxable income based on long-term estimates of business performance and market conditions
●	Statutory carryforward periods for net operating losses and other deferred tax assets
●	Prudent and feasible tax planning strategies that could impact the realization of deferred tax assets
●	Nature and predictability of temporary differences and the timing of their reversal
●	Sensitivity of financial forecasts to external factors such as commodity prices, market demand, and operational risks

While cumulative three-year losses are a strong indicator that a valuation allowance may be needed, a valuation allowance determination is not solely based on past losses-all available positive and negative evidence must be considered.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation,” using the fair value-based method. Under this guidance, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, typically the vesting period.

ASC 718 establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions where an entity incurs liabilities based on the fair value of its equity instruments or liabilities that may be settled using equity instruments.

The Company applies the fair value method for equity instruments granted to both employees and non-employees, aligning non-employee share-based payment accounting with that of employees. The fair value of stock-based compensation is determined as of the grant date or the measurement date (i.e., when the performance obligation is completed) and is recognized over the vesting period.

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The Company determines the fair value of stock options using the Black-Scholes option pricing model, considering the following key assumptions:

●	Exercise price - The agreed-upon price at which the option can be exercised.
●	Expected dividends - The anticipated dividend yield over the expected life of the option.
●	Expected volatility - Based on historical stock price fluctuations.
●	Risk-free interest rate - Derived from U.S. Treasury securities with similar maturities.
●	Expected life of the option - Estimated based on historical exercise patterns and contractual terms.

Additionally, the Company follows the guidance under ASU 2016-09, which introduced amendments to simplify certain accounting aspects of share-based compensation, including:

●	The treatment of tax benefits and tax deficiencies in income tax reporting.
●	The option to recognize forfeitures as they occur rather than estimating them upfront.
●	Cash flow classification for certain tax-related transactions.

The Company continues to evaluate and apply the latest Accounting Standards Updates (ASUs) and interpretive releases related to stock-based compensation to ensure compliance with evolving financial reporting requirements.

Related Parties

The Company defines related parties in accordance with ASC 850, “Related Party Disclosures,” and SEC Regulation S-X, Rule 4-08(k). Related parties include entities and individuals that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.

Related parties include, but are not limited to:

●	Principal owners of the Company.
●	Members of management (including directors, executive officers, and key employees).
●	Immediate family members of principal owners and members of management.
●	Entities affiliated with principal owners or management through direct or indirect ownership.
●	Entities with which the Company has significant transactions, where one party has the ability to exercise control or significant influence over the management or operating policies of the other.

A party is considered related if it has the ability to control or significantly influence the management or operating policies of the Company in a manner that could prevent either party from fully pursuing its own separate economic interests.

The Company discloses all material related party transactions, including:

●	The nature of the relationship between the parties.
●	A description of the transaction(s), including terms and amounts involved.
●	Any amounts due to or from related parties as of the reporting date.
●	Any other elements necessary for a clear understanding of the transactions’ effects on the financial statements.

Related party disclosures are presented in accordance with ASC 850-10-50-1 through 50-6, which require disclosure of the nature, terms, and financial effects of material related party transactions. The Company also complies with SEC Regulation S-X, Rule 4-08(k), which requires disclosure of material related party balances and transactions, including their effect on the Company’s consolidated financial position and results of operations

Temporary Equity

The Company classifies certain equity instruments outside of permanent stockholders’ equity when required by applicable accounting guidance. In accordance with ASC 480-10-S99-3A and ASC 815-40-25, instruments are presented as temporary equity (mezzanine equity) if they are redeemable or if settlement in the Company’s common shares is not solely within the Company’s control.

Temporary equity generally includes convertible or equity-linked instruments that, under certain conditions, may require cash settlement or cannot be fully settled in shares due to limitations such as insufficient authorized stock. Instruments classified as temporary equity are remeasured or reassessed each reporting period and are reclassified to permanent equity when the conditions requiring temporary presentation are resolved.

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Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances disclosures related to income tax rate reconciliation and income taxes paid.

The Company adopted ASU 2023-09 effective July 1, 2025 (fiscal 2026). Adoption did not have a material impact on the Company’s consolidated financial statements.

Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires expanded disclosure of certain expense categories.

The standard is effective for fiscal years beginning after December 15, 2026. The Company is currently evaluating the impact of the standard, which is not expected to be material.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for estimating expected credit losses.

The standard is effective for fiscal years beginning after December 15, 2025. The Company plans to adopt ASU 2025-05 for its fiscal year beginning July 1, 2026, and does not expect a material impact.

Other Accounting Standards Updates

The FASB has issued other technical corrections and narrow-scope amendments across various accounting topics. These updates are not expected to have a material impact on the Company’s consolidated financial statements.

Reclassifications

Certain amounts in the prior year’s financial statements have been reclassified to conform to the current year presentation. These reclassifications had no material impact on the Company’s consolidated results of operations, stockholders’ deficit, or cash flows.

As a result of the classification of the Company’s Snacks and Beverages segment as discontinued operations, the related results of operations, cash flows, and disclosures have been reclassified and presented separately from continuing operations for all periods presented.

Please refer to Note 2 - Summary of Significant Accounting Policies in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for a comprehensive description of these policies. There were no material changes in our critical accounting policies or estimates during the three months ended September 30, 2025, though the Company continues to monitor the impact of business combinations, evolving market conditions, and financing transactions (including convertible debt and stock-based compensation) on the valuation of assets, liabilities, and equity-based instruments.

Qualitative and Quantitative Disclosures about Market Risk.

We are a smaller reporting company and, therefore, we are not required to provide information required by this item.

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Controls and Procedures.

Evaluation of Disclosure Controls and Procedures: Our Chief Executive Officer, with the participation of management, evaluated the effectiveness of our disclosure controls and procedures as of September 30, 2025, as required by Rule 13a-15(b) under the Exchange Act. This evaluation considered the design and operational effectiveness of both manual and automated controls intended to ensure the reliability and timeliness of disclosures.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that the information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to management including our Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

Based on this evaluation, our Chief Executive Officer concluded that our disclosure controls and procedures were not effective as of September 30, 2025. The primary deficiencies contributing to this conclusion include:

●	Insufficient Personnel: We lack full-time accounting and financial reporting staff with appropriate U.S. GAAP and SEC reporting expertise. This resource constraint limits segregation of duties and reduces independent review over financial close processes.
●	Over-Reliance on Senior Management: Due to the small size of our finance function, certain control activities rely disproportionately on our Chief Executive Officer, limiting independent checks and balances.
●	Manual Processes: Our financial reporting systems are heavily dependent on manual entries and reconciliations, increasing the risk of undetected error.
●	Limited Disclosure Review Process: We do not currently have a robust multi-level disclosure committee structure in place, which constrains our ability to independently challenge and validate disclosure judgments.

Management’s Plan to Address Deficiencies

Management intends to remediate these deficiencies as financial resources permit by:

●	Hiring or contracting additional accounting and financial reporting personnel;
●	Expanding the use of external consultants to review complex accounting areas and SEC filings;
●	Enhancing procedures for disclosure review and establishing a formal disclosure committee; and
●	Investing in systems and tools to reduce reliance on manual processes.

Until these steps are completed, management cannot conclude that our disclosure controls and procedures are effective.

Management’s Annual Report on Internal Control over Financial Reporting

Responsibility for Internal Control

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (“ICFR”) for the Company, as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. ICFR is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

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Management recognizes that a sound system of internal controls requires oversight by the Board of Directors, clear policies and procedures, segregation of duties, independent review, and continuous monitoring. Our system of ICFR is intended to ensure that:

●	Records are maintained in sufficient detail to accurately and fairly reflect transactions and dispositions of assets;
●	Transactions are recorded in conformity with U.S. GAAP to permit the preparation of timely and reliable financial statements;
●	Receipts and expenditures are made only with appropriate authorization of management and the Board of Directors; and
●	Unauthorized acquisition, use, or disposition of Company assets that could have a material effect on the financial statements is prevented or detected on a timely basis.

Inherent Limitations of Internal Control

Because of inherent limitations, ICFR cannot provide absolute assurance of preventing or detecting misstatements. Limitations include human error, management override, collusion, and the cost of controls relative to expected benefits. Further, conditions may change over time, causing controls to become less effective, and compliance with procedures may deteriorate. Accordingly, even effective ICFR can provide only “reasonable assurance” of achieving its objectives.

Framework and Evaluation Methodology

Management conducted its assessment of the effectiveness of our ICFR as of September 30, 2025, using the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

This framework evaluates internal control across five integrated components:

1.	Control Environment - tone at the top, integrity, and governance;
2.	Risk Assessment - identification and analysis of risks relevant to financial reporting;
3.	Control Activities - policies and procedures designed to mitigate risks;
4.	Information and Communication - systems to capture and communicate relevant financial information; and
5.	Monitoring Activities - ongoing evaluations of the effectiveness of controls.

Results of Management’s Assessment

Based on this evaluation, management concluded that our ICFR was not effective as of September 30, 2025 due to the existence of material weaknesses, including:

●	Insufficient Financial Reporting Personnel: We have a limited number of employees dedicated to accounting and financial reporting. This lack of resources restricts segregation of duties and increases reliance on senior management for multiple review and approval functions.
●	Complex Financial Instruments: We have issued convertible debt, preferred stock, and derivative instruments requiring complex accounting and valuation. Our reliance on third-party consultants and limited internal expertise creates a heightened risk of misstatement.
●	Acquisition Accounting and Goodwill Valuation: Recent acquisitions required complex purchase price allocations and valuation of goodwill and intangibles.
●	Information Technology and Systems Limitations: Our financial reporting systems are not fully automated and rely heavily on manual processes, increasing the risk of error and limiting timely monitoring activities.
●	Resource Constraints: Our working capital deficit and limited liquidity impair our ability to invest in strengthening our ICFR framework, including recruitment of qualified personnel, implementation of enhanced financial systems, and engagement of external advisors on a recurring basis.

Because of these material weaknesses, management cannot conclude that our ICFR was effective as of September 30, 2025.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this report:

Name	Age	Position(s)
Jimmy Chan	46	Chief Executive Officer
James Steigerwald	54	Chairman of the Board of Directors, Chief Operating Officer, Director
Lei Sonny Wang	46	Chief Revenue Officer, Director
Christopher Dieterich	77	Independent Director
Thomas Morse	55	Independent Director
Ried Floco	54	President, Director

Background of Executive Officers and Directors

Jimmy Chan

Mr. Chan has served as Chief Executive Officer of Nightfood Holdings, Inc. since April 29, 2025. Jimmy Chan is a seasoned entrepreneur and business leader with over two decades of experience spanning real estate, lending, foodservice packaging, legal cannabis, software development, manufacturing, international trade, and healthcare. As the founder of CarryOutSupplies.com and a recognized innovator in hospitality operations, supply chain logistics, and customer experience, Mr. Chan brings a proven ability to scale businesses and capture emerging opportunities. He now leads Nightfood Holdings d/b/a TechForce Robotics’ bold expansion into AI-enchanced automation and service robotics within the hospitality and foodservice sectors.

Mr. Chan specializes in preparing private companies for public listing, navigating capital markets, executing mergers and acquisitions, and leading operational transformations. His leadership is defined by innovation, strategic execution, and a relentless commitment to building sustainable, long-term value. Outside of his professional endeavors, Mr. Chan is passionate about family, community leadership, and philanthropy.

James Steigerwald

Mr. Steigerwald has served as the Chief Operating Officer since March 25, 2025 and a director since January 21, 2025. He is a seasoned entrepreneur with three decades of experience. He served as Chief Marketing Officer of Nug Avenue from January 2021 to February 2022 and as its General Manager from February 2022 to March 2024. Mr. Steigerwald played a key role in Nug Avenue’s growth during the COVID pandemic. Before entering the cannabis industry, Mr. Steigerwald worked in the real estate and mortgage sector, eventually starting his own mortgage brokerage in 2003. However, following the 2008 mortgage crisis, he shifted his focus to consulting and became a principal in various industries, specializing in marketing, sales, and operations. Since July 2012, Mr. Steigerwald has owned SwiftLead, Inc., a sales, business operations, and marketing consulting firm. From July 2017 to March 2020, he owned 3JE, Inc., an AT&T Direct TV and cell phone reseller. From February 2019 to December 2019, he owned ESSRW, Inc., an equestrian equipment manufacturer and repairer. From January 2021 to October 2023, Mr. Steigerwald served as Chief Operating Officer of Sugarmade, Inc., a company formerly quoted on the OTC, which wholly-owned SWC until Nightfood Holdings acquired SWC in September 2024.

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Lei Sonny Wang

Mr. Wang has served as the Chief Revenue Officer since April 29, 2025 and has served as a director since February 2, 2024. He previously served as the Chief Executive Officer of the Company from February 2, 2024 through April 30, 2025. Mr. Wang founded and has served as chief executive officer of Future Hospitality Ventures Holdings Inc., a service robots distribution company to address operational inefficiencies in the hospitality industry, since October 28, 2023. On October 17, 2017, Mr. Wang established, and acted as executive director of, Intelligent Ventures Group Inc., which specializes in scaling and reviving California’s early-stage and distressed small businesses through turnkey management. On March 1, 2019, Mr. Wang joined Tri Cascade Inc. as the Executive Director of Business Development, an early-stage IoT device manufacturing and smart device development company focusing on deploying Outdoor Air Quality Monitor applications to address high-density urban air population concerns. On March 2, 2020, Mr. Wang joined Komfort IQ as the Chief Revenue Officer, an IoT startup enhancing energy efficiency in commercial office spaces by up to 60%. On January 5, 2022, Mr. Wang joined Retrofitek Inc., a startup distribution company innovating in the HVAC sector with energy-saving coating technologies, as the interim CEO. Mr. Wang studied Political Science at the University of California, Santa Barbara, and obtained degrees in Consumer Behavior and Business Administration from the University of North Texas. Mr. Wang’s history in managing, launching, and growing companies that address critical challenges uniquely positions him as a qualified board member. NGTF believes that Mr. Wang’s strategic vision, combined with his operational experience, will contribute to creative problem-solving, business development, fundraising, and overall management.

Christopher Dieterich

Mr. Dieterich has served as an independent director since January 21, 2025. Mr. Dieterich is qualified to serve as a Director by way his extensive legal and business experience. He graduated from Virginia Polytechnic Institute in 1969 (BS Engineering), University of California at Berkeley 1970 (MS Engineering) on full scholarship by Ford Foundation; and the University of California at Los Angeles in 1979 (JD Law/MS Economics), pursuant to grant from Olin Foundation. He operates a law firm that specializes in Securities and Exchange Commission filings and venture capital arrangements, and currently represents 15 reporting public entities. The firm has participated in capital raises for over 50 clients, and hundreds of millions of dollars for those clients. The Board believes Mr. Dieterich will add significant value to not only corporate governance, but also to operational and capital acquisition efficiency.

Thomas Morse

Mr. Morse has served as an independent director since August 16, 2021. Mr. Morse was co-founder and original President of 5-Hour Energy (Living Essentials, LLC). Mr. Morse has served as the manager of Liquid OTC LLC (doing business as LOL), a company specializing in functional candy and oral care products, since January 2011. In addition, he has served since August 2005 as the manager of Alina Healthcare Products, LLC, a consumer-packaged goods development and distribution company. From July 2014 through October 2019, Mr. Morse was the Founder and CEO of Strategy & Execution Inc., a consumer packaged goods development and distribution company. From May 1999 through December 2005, Mr. Morse served as the President of Living Essentials LLC, the parent company of both 5-Hour Energy and Chaser. He was responsible for the development and launch of those brands, including implementation of sales & marketing strategies to build brands in new categories, the national retail rollout of the product lines, and the recruitment and development of the core management team. He holds a B.A. from Michigan State University with a major in accounting/business. The Company believes that Mr. Morse is qualified as a Board member of the Company because of his management, marketing and business development skills in the consumer goods industry, and his experience as founder of 5-Hour Energy.

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Ried Floco

Mr. Floco has served as our president and director since April 29, 2025. Mr. Floco has over 30 years in the hospitality industry, in all aspects of corporate and property management, which includes acquisitions, development, asset repositioning, dispositions, portfolio performance, project management and oversight of the various entities and Management Teams. His hands-on hospitality experience exceeds more than $3B in asset valuations with more than 200-hotel properties under brands such as Marriott, Hilton, Intercontinental, Wyndham, Choice, AmeriSuites and Starwood Hotels; in the limited-service, extended-stay, full-service and resort market segments. Mr. Floco is the founder of Pierpont Management LLC, served as Chief Operating Officer of Narven Enterprises Inc., Director of Portfolio Management with CNL Hotels & Resorts, Regional Director of Sales & Marketing with Flagstone Hospitality/RFS Inc., District Manager with Prime Hospitality and held General Manager positions with Prime Hospitality, RFS Inc. and Expotel Hospitality. He holds a degree in Hospitality Management from Northern Arizona University.

Term and Family Relationships

Our directors currently have terms which will end at our next annual meeting of the stockholders or until successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors.

No family relationships exist among our officers, directors and consultants.

Legal Proceedings

To the best of our knowledge, no officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management. We are not currently aware of any creditor disputes, vendor collection actions, or shareholder claims.

Code of Ethics

We recognize the importance of maintaining high ethical standards in the conduct of our business and compliance with applicable laws and regulations. The Company is in the process of finalizing a formal written Code of Ethics that will apply to our Chief Executive Officer (who also serves as our principal financial and accounting officer), our directors, and all employees.

This Code of Ethics, once formally adopted, will be designed to promote:

●	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
●	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications;
●	Compliance with applicable governmental laws, rules, and regulations;
●	Prompt internal reporting of violations of the Code to appropriate persons identified therein; and
●	Accountability for adherence to the Code.

We expect to adopt the Code of Ethics in the near term and will make a copy available to stockholders upon request and, if applicable, through our corporate website. Any amendments to or waivers of the Code of Ethics applicable to our Chief Executive Officer or other covered officers will be disclosed promptly as required by SEC rules.

Insider Trading Policy

The Company recognizes the importance of safeguarding against the improper use of material nonpublic information and maintaining the integrity of the securities markets. We are in the process of finalizing a formal Insider Trading Policy that will apply to all directors, officers, employees, and consultants of the Company.

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The policy will be designed to:

●	Prohibit trading in the Company’s securities while in possession of material nonpublic information;
●	Establish trading “blackout periods” and pre-clearance procedures for directors, officers, and designated employees;
●	Prohibit short sales, hedging, and other speculative transactions in Company securities; and
●	Provide guidance on recognizing and avoiding unlawful “tipping” of confidential information to others.

We expect to formally adopt this Insider Trading Policy in the near term. Once adopted, the policy will be distributed to all covered individuals, who will be required to acknowledge receipt and compliance.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	The director or a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The Board has determined that of the current directors, Mr. Dieterich and Mr. Morse would qualify as independent directors as that term is defined in the listing standards of The NASDAQ Capital Market if we were listed on The NASDAQ Capital Market.

Committees of the Board of Directors

Our board of directors does not currently have an audit committee, compensation committee or nominating and corporate governance committee.

The board of directors does not have an audit committee financial expert. The board of directors has not yet recruited an audit committee financial expert to join the board of directors.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently led by our Chairman, Jamie Steigerwald. We have determined that the leadership structure of our board of directors is appropriate, especially given the early stage of our development and the size of our Company. Our Board provides oversight of our risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal, and strategic risks and mitigation strategies for such risks.

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EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash annual remuneration received during the years ended June 30, 2025 and 2024 our executive officers. Our executive officers dedicate 100% of their work efforts to managing and operating the business of the Company. Compensation for the executive officers of the Company will be negotiated between each executive officer and the Board taking into consideration the successful completion of the Company’s milestones and such executive officer’s contributions to such milestones and the Company’s success in general.

Name and Principal Position	Fiscal Year	Fees earned or paid in cash	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Sean Folkson,	2025	$0	-	$-					0
former CEO (1)	2024	$70,000	-	-	-	-	-	-	$70,000

Lei Sonny Wang	2025	$100,000	-	$91,800					191,800
former CEO (2)	2024	$50,000	-	-	-	-	-	-	$50,000

Jimmy Chan	2025	$30,000	-	$91,800					$121,800
CEO (3)	2024	-	-	-	-	-	-	-	-

James Steigerwald	2025	$30,000	-	$64,260					$-
COO (4)	2024	$0	-	-	-	-	-	-	-

Ried Floco	2025	$30,000	-	$122,400					$-
COO (5)	2024	$0	-	-	-	-	-	-	-

(1)	On February 2, 2024 Mr. Folkson resigned as CEO and director. During the fiscal year ended June 30, 2024, Mr. Folkson invoiced cash compensation of $70,000.
(2)	Lei Sonny Wang served as CEO from February 2, 2024 through April 30, 2025. Mr. Wang invoiced $50,000 as consulting fees for fiscal 2024.
(3)	Jimmy Chan was appointed CEO on April 29, 2025.
(4)	James Steigerwald was appointed COO effective March 25, 2025.
(5)	Ried Floco was appointed President and Director effective April 29, 2025
(6)	Li Sonny Wang received 15,000 shares of Series C, preferred stock. These shares are convertible at a rate of 1:6,000 common shares. The closing price on the date of grant was $0.0068/share. During this period, the shares vested were from April - June 2025. The vesting period is 20 months.
(7)	Jimmy Chan received 15,000 shares of Series C, preferred stock. These shares are convertible at a rate of 1:6,000 common shares. The closing price on the date of grant was $0.0068/share. During this period, the shares vested were from April - June 2025. The vesting period is 20 months.
(8)	James Steigerwald received 10,500 shares of Series C, preferred stock. These shares are convertible at a rate of 1:6,000 common shares. The closing price on the date of grant was $0.0068/share. During this period, the shares vested were from April - June 2025. The vesting period is 20 months.
(9)

Ried Flocco received 20,000 shares of Series C, preferred stock. These shares are convertible at a rate of 1:6,000 common shares. The closing price on the date of grant was $0.0068/share. During this period, the shares vested were from April - June 2025. The vesting period is 20 months.

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Grants of Plan-Based Awards Table

No grants of stock options or stock awards were made during the fiscal years ended June 30, 2024 and 2025 to our named executive officers other than the stock awards disclosed in the Executive Compensation Table above. We have no stock options outstanding.

Compensation Plans

There are no arrangements or plans in which we provide pension, retirement, or similar benefits for directors or executive officers. We do not maintain any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. During the fiscal years ended June 30, 2024 and 2025, no grants of stock options were made, and we have no stock options outstanding. Compensation to our named executive officers during these periods consisted primarily of cash payments and stock awards, as reflected in the Executive Compensation Table above.

Director Compensation

Starting in Fiscal Year 2025, we commenced paying our independent directors a cash fee of $1,500 on a quarterly basis. In addition, upon their appointment, each of our independent directors is entitled to an annual grant of either restricted stock or warrants to purchase Common Stock, based on the closing price of our Common Stock on the date of grant. Accordingly, our independent directors were granted different amounts of securities depending on when they were appointed due to fluctuations in our stock price.

The following table below sets forth the compensation earned by our directors for service on our Board of Directors during the years ended June 30, 2024 and 2025:

Name	Fees earned or paid in cash $	Stock Awards $		Option Award $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $		Total $
2025
James Steigerwald	3,000	11,000	(3)						14,000
Lei Sonny Wang	1,500	5,500	(3)						7,000
Christopher Dieterich	3,000	11,000	(3)						14,000
Ried Floco	1,000	3,667	(3)						4,667
Thomas Morse	6,000	22,000	(3)						28,000

2024
Thanuja Hamilton, MD	12,000	16,000	(1)	-	-	-	-		28,000
Nisa Amoils	12,000	-		-	-	-	2,500	(2)	14,500
Thomas Morse	12,000	16,000	(1)	-	-	-	-		28,000
Sean Folkson	6,000	8,000	(1)	-	-	-	-		14,000

(1)	Represents cash value of unissued stock awards under terms of agreement for annual service as a director
(2)	Represents fair value of 100,000 5 year warrants issued October 1, 2023 which vested quarterly through June 30, 2024 and are exercisable at $0.0425 per share
(3)	Each director is entitled to received $22,000 annually in the form of Common Stock, based upon their respective service start date in the year of grant (pro-rata on a monthly basis). These shares currently remain unissued.

Employment/Consulting Agreements

Jimmy Chan

On March 25, 2025, the Company entered into an Independent Contractor Agreement with Jimmy Chan pursuant to which Mr. Chan provided consulting services to the Company, including support for mergers and acquisitions, capital markets initiatives, and strategic growth planning. Under the agreement, Mr. Chan was entitled to a monthly consulting fee of $15,000 and was granted 15,000 shares of the Company’s Class C Preferred Stock, subject to milestone-based vesting tied to the consummation of specified acquisitions, uplisting of the Company to a national exchange, and achievement of shareholders’ equity in excess of $40 million as reported in the Company’s SEC filings.

Effective April 29, 2025, Mr. Chan was appointed as Chief Executive Officer of the Company. In connection with his appointment, the Company and Mr. Chan entered into an employment agreement providing for the same economic compensation terms as his March 25, 2025 consulting agreement.

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On June 12, 2025, the Company and Mr. Chan executed an Amendment to Schedule A of his Restricted Stock Award Agreement. The amendment revised the vesting schedule such that the granted shares vest in equal monthly installments over a 20-month period commencing April 1, 2025, subject to acceleration upon the achievement of specified performance milestones. The amendment further provides that if no milestones are achieved by November 25, 2026, the Company retains the discretion to claw back shares that vested solely under the time-based mechanism

James Steigerwald

In connection with Mr. Steigerwald’s appointment as Chief Operating Officer, NGTF and Mr. Steigerwald entered into an employment agreement effective as of March 25, 2025. Pursuant to the Agreement, the Company agreed to pay Mr. Steigerwald an annual base salary of $120,000 and to issue 10,500 shares of the Company’s Series C Preferred Stock (the “Restricted Stock”), which shares shall vest in 3 equal increments upon the achievement of performance milestones as set forth in the Restricted Stock Award Agreement dated March 25, 2025 (the “Award Agreement”), attached as Exhibit A to the Agreement. Any unvested shares will be subject to forfeiture upon termination of the Agreement.

On June 12, 2025, the Company and Mr. Chan executed an Amendment to Schedule A of his Restricted Stock Award Agreement. The amendment revised the vesting schedule such that the granted shares vest in equal monthly installments over a 20-month period commencing April 1, 2025, subject to acceleration upon the achievement of specified performance milestones. The amendment further provides that if no milestones are achieved by November 25, 2026, the Company retains the discretion to claw back shares that vested solely under the time-based mechanism.

Lei Sonny Wang

In connection with his appointment as Chief Executive Officer, on March 25, 2025, the Company entered into an Employment Agreement with Lei “Sonny” Wang. The agreement provided for an initial one-year term beginning on March 25, 2025, with automatic one-year renewals unless either party gave at least 30 days’ prior written notice of non-renewal. Under the agreement, Mr. Wang was entitled to an annual base salary of $120,000, payable in monthly installments, and was granted 15,000 shares of the Company’s Series C Preferred Stock, subject to milestone-based vesting as follows: 5,000 shares upon the signing of the 40th service robot under Future Hospitality Ventures Holdings (“FHVH”), 5,000 shares upon the signing of the 80th service robot, and 5,000 shares upon the signing of the 120th service robot.

Effective April 29, 2025, Mr. Wang resigned as Chief Executive Officer and was appointed Chief Revenue Officer of the Company. His March 25, 2025 Employment Agreement remained in effect, with only his title updated; all economic terms remained unchanged.

On June 12, 2025, the Company and Mr. Wang executed an Amendment to Schedule A of his Restricted Stock Award Agreement. The amendment revised the vesting schedule such that the granted shares vest in equal monthly installments over a 20-month period commencing April 1, 2025, subject to acceleration upon the achievement of specified performance milestones. The amendment further provides that if no milestones are achieved by November 25, 2026, the Company retains the discretion to claw back shares that vested solely under the time-based mechanism

Reid Floco

On March 25, 2025, the Company entered into an Independent Contractor Agreement with Ried Floco pursuant to which Mr. Floco provided consulting services to the Company, including originating mergers and acquisitions, supporting the deployment of service robots, overseeing the TechForce Robotics team, and leading strategic growth initiatives. Under the agreement, Mr. Floco was entitled to a monthly consulting fee of $15,000 and was granted 20,000 shares of the Company’s Series C Preferred Stock, subject to milestone-based vesting as follows: (i) 7,500 shares upon consummation of the SWC Group, Inc. and Skytech Automated Solutions acquisitions; (ii) 5,000 shares upon Skytech securing contracts for 80 service robots with recurring revenue; and (iii) 7,500 shares upon Skytech securing contracts for 120 service robots with recurring revenue.

Effective April 29, 2025, Mr. Floco was appointed as President and Director of the Company. The Company intends, at the earliest practicable time, to enter into an executive employment agreement with Mr. Floco that will mirror the compensation and equity provisions set forth in his March 25, 2025 consulting agreement.

On June 12, 2025, the Company and Mr. Floco executed an Amendment to Schedule A of his Restricted Stock Award Agreement. The amendment revised the vesting schedule such that the granted shares vest in equal monthly installments over a 20-month period commencing April 1, 2025, subject to acceleration upon the achievement of specified performance milestones. The amendment further provides that if no milestones are achieved by November 25, 2026, the Company retains the discretion to claw back shares that vested solely under the time-based mechanism.

Termination of Employment

Other than as disclosed herein, the Company has not entered into any compensatory plans or arrangements, including payments to be received from the Company, with respect to any named executive officer that would result in payments upon resignation, retirement, or other termination of employment. The agreements disclosed for Messrs. Chan, Floco, and Wang contain only the equity vesting and claw back provisions described above and do not provide for any additional severance, change-in-control, or other termination benefits.

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Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our by-laws provide that our company shall indemnify its officers and directors to the fullest extent allowed by law for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the company to the full extent allowed by the laws of the State of Nevada and any amendment to Nevada law, whether effected by the Nevada Revised Statutes or judicial decision or otherwise, which allows for further indemnification of officers or directors after the date of our by-laws automatically adopted by our company without further act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Board Composition

Our business and affairs are managed under the direction of our board of directors, two of whom are considered independent. Our current directors will continue to serve as directors until their resignation, removal or successor is duly elected.

Risk and Compensation Policies

We have analyzed our compensation programs and policies to determine whether those programs and policies are reasonably likely to have a material adverse effect on us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2025, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our directors, our named executive officers and by our executive officers and directors as a group.

The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the SEC; this information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power within 60 days of December 31, 2025, through the conversion of shares of convertible preferred stock or the exercise of any stock option, warrant or other right.

The percentage of Common Stock beneficially owned is based on 213,367,889  shares issued and outstanding as of December 31, 2025. Unless we indicate otherwise, each person has sole investment and/or voting power with respect to the shares set forth in the following tables.

Unless otherwise indicated, the address for each person listed below is: c/o Nightfood Holdings, Inc., 13501 South Main Street, Los Angeles, California 90016.

Name of Beneficial Owner	Common Stock Owned	Shares Issuable upon Conversion (7)	Total Beneficial Ownership	Percentage of Common Stock Outstanding (9)
Jimmy Chan (1,8)	-	88,998,000	88,998,000	29.43%
James Steigerwald (2)	-	-	-	0.00%
Ried Floco (3)	772,521	-	772,521	0.36%
Lei Sonny Wang (4)	-	-	-	0.00%
Christopher Dieterich (5)	-	-	-	0.00%
Thomas Morse (6)	216,494	-	216,494	0.10%
All directors and officers as a group (6 persons)	989,015	88,998,000	89,987,015	29.89%

1-	Chief Executive Officer and Chief Financial Officer
2-	Chairman and Chief Operating Officer
3-	President and Director
4-	Chief Revenue Officer and Director
5-	Independent Director
6-	Independent Director
7-

Represents shares of Common Stock issuable upon conversion of the Company’s Series C Convertible Preferred Stock that is vested and exercisable. Each share of Series C Preferred Stock is convertible into Common Stock at a conversion rate of 1:6,000, subject to the terms and conditions set forth in the applicable Certificate of Designation.

Effective December 22, 2025, all Series C Preferred Shares issued to officers and directors of the Company are subject to restrictions prohibiting conversion into Common Stock. However, 14,833 out of the 83,333 Series C Preferred Shares issued to Sugarmade, Inc. in connection with the acquisition of S W C Group, Inc. on March 31, 2025, are exempt from these restrictions and remain eligible for conversion.

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8-

As of December 31, 2025, Jimmy Chan does not own any shares of the Company’s Common Stock. Mr. Chan serves as the Chief Executive Officer of both the Company and Sugarmade, Inc., a separate and unaffiliated corporation, and beneficially controls 74,833 shares of the Company’s Series C Convertible Preferred Stock. Of these:

●	60,000 shares are subject to the aforementioned conversion restrictions applicable to officers and directors; and

●	14,833 shares are exempt from such restrictions and may be converted into Common Stock under the terms of issuance related to the S W C Group, Inc. transaction. These 14,833 shares are equivalent to 88,998,000 shares of common stock (1:6,000 conversion rate)

Mr. Chan also controls 1,000 shares of Series A Preferred Stock, 100% of the Series A Preferred Stock. The Series A Preferred Stock carries super-voting rights, providing the holder with a number of votes equal to the total number of votes then held, or entitled to be made, by all other equity securities of the Corporation - including, without limitation, the Common Stock (par value $0.001 per share), any debt securities of the Corporation, or as provided pursuant to any other agreement, contract, or understanding of the Corporation plus one (1).

9-	Based on 213,367,889 shares of Common Stock outstanding as of December 31, 2025 . For each individual, the percentage is calculated based on total shares outstanding plus any share such individual has the right to acquire within 60 days.

Changes in Control

Our management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K other than as described under the Certain Relationships and Related Party Transaction section in this prospectus, where Mr. Jimmy Chan, became the Company’s controlling shareholder as a result of a transaction whereunder our former controlling shareholder, Mr. Lei Sonny Wang, transferred 1,000 shares of the Company’s Series Super Voting A Preferred stock to Mr. Jimmy Chan pursuant to a securities purchase agreement. These shares are not convertible into Common Stock, however, they provide the holder with more than 50% of the votes.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

Our Board of Directors is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors is appointed by the Board of Directors. We do not have any formal policies or procedures for related party transactions.

Except as described below    , there has not been, nor is there currently proposed, any transaction to which we are or were a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

On January 22, 2024, the Company, Future Hospitality Ventures Holdings Inc., a Nevada corporation, Sean Folkson as the holder of all issued and outstanding Series A Preferred Stock of NGTF (the “NGTF Series A Shareholder”) and Lei Sonny Wang, the sole shareholder of FHVH (the “FHVH Shareholder”) entered into a share exchange agreement (the “Exchange Agreement”) whereby NGTF agreed to acquire FHVH through a share exchange (the “Exchange”) whereby FHVH became a wholly-owned subsidiary of NGTF.

Pursuant to the Exchange Agreement, the FHVH Shareholder exchanged all 1,000 shares of common stock, $0.001 par value per share, of FHVH (the “FHVH Common Stock”) owned by him to NGTF for: (i) all 1,000 issued and outstanding shares of NGTF’s Series Super Voting A Preferred Stock held by the NGTF Series A Shareholder, and (ii) an aggregate of 13,333 newly issued shares of NGTF’s Series C Convertible Preferred Stock, each of which shall convert into 6,000 shares of common stock at $0.025 per share (the “Series C Preferred Stock”, and together with the Series A Super Voting Preferred Stock, the “NGTF Exchange Shares”). In addition, the conversion terms of the Super Voting A Preferred Stock were concurrently amended by replacing Section 1 to alter the voting structure of the Series A Preferred Stock. Pursuant to the Amended Series A Certificate of Designation, the shares of Series A Preferred Stock will have a number of votes equal to (i) the number of votes then held or entitled to be made by all other equity securities of NGTF plus (ii) one (1).

The Exchange Agreement was subject to certain closing conditions and contained customary representations, warranties and covenants. The consummation of the Exchange was conditioned upon, among other things: Sean Folkson resigning as the Chief Executive Officer of NGTF, continuing to serve as the President of Nightfood, Inc. through December 31, 2024, which may be extended, and continuing to serve as a director of NGTF through, at a minimum, the company’s first twelve (12) months on the NASDAQ Capital Market should a successful uplisting occur; and the appointment of Lei Sonny Wang as a director and Chief Executive Officer of NGTF. The parties at the time of the transaction were considered arm’s length and the exchange agreement was valued at fair market value at the time of the transaction.

The total consideration for the transaction is valued at $1,304,437 and aforementioned agreements closed on February 2, 2024.

Sean Folkson has a consulting agreement which went into effect on December 1, 2023 and runs through December 31, 2024. The agreement contains the potential for cash and equity bonuses should Nightfood, Inc. achieve certain revenue milestones. The Cash Performance Bonus shall be equal to 2% of gross Nightfood, Inc. revenues, paid quarterly. The Equity Performance Bonus shall be paid in any quarter where gross Nightfood, Inc. revenues exceed $250,000 and shall be paid in stock equal to 10% of the gross quarterly revenues for the bonus period, based on the average closing priced for the last 10 trading days.

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On February 2, 2024, Mr. Folkson, NGTF and Nightfood, Inc. entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Folkson will (1) continue to serve as a director of NGTF, subject to shareholder approval, for no less than the company’s first twelve (12) months on the NASDAQ Capital Market should a successful uplisting occur, during which time both NGTF and its board of directors will use its best effort to maintain Mr. Folkson’s directorship and (2) will serve as president of Nightfood, Inc. until December 31, 2024, which may date be extended. Mr. Folkson will receive cash and equity compensation as a director commensurate with the compensation received by other directors. Unless either party provides the other written notice at least 45 days before the end of the Consulting Agreement’s term of its intention to terminate, then the Consulting Agreement will renew automatically for one-year terms. The Consulting Agreement can be terminated for cause without notice. Upon termination of the Consulting Agreement for any reason, Mr. Folkson will receive NGTF common stock with a market value equal to $125,000 based on the average closing price for the last 10 trading days, which stock will be deemed fully earned as of the termination. Additionally, if the Consulting Agreement is terminated prior to December 31, 2024, then Mr. Folkson will be entitled to continue to receive his Base Salary from the termination date until December 31, 2024. If Mr. Folkson is removed as a director of NGTF earlier than one year after NGTF’s successful uplist to any national securities exchange, then he will receive NGTF common stock with a market value equal to $500,000 based on the average closing price for the last 10 trading days, which stock will be deemed fully earned on the date he was removed from the Board.

In exchange for his services, Mr. Folkson will receive a minimum annual salary of $120,000, payable monthly. Mr. Folkson will be paid $6,000 per month of his Base Salary until NGTF completes a capital raise of not less than $1,000,000 or Nightfood, Inc. develops a monthly positive cash flow greater than $10,000. Until the Financial Conditions are met, any unpaid portion of the Base Salary will accrue. Nightfood, Inc. and NGTF have agreed that the entirety of the Base Salary will accrue between December 1, 2023 and February 29, 2024. The payments of $6,000 will begin on March 1, 2024. Upon meeting the Financial Conditions or successfully uplisting to NASDAQ, the parties will create a payment schedule to ensure payment of the full salary and accrued income within three to nine months, including $57,000 in consulting fees owed to Mr. Folkson as of November 1, 2023 pursuant to a consulting agreement dated December 27, 2021 between Mr. Folkson and NGTF. Mr. Folkson will be entitled to cash and equity bonuses based on certain conditions, beginning with the three-month period ending March 31, 2024 and quarterly thereafter. The cash bonus will equal 2% of Nightfood, Inc.’s revenues, including royalties, during the quarterly period, which will be paid no later than 15 days after the close of the quarterly period to which it relates. The equity bonus will be paid in any quarter where gross Nightfood, Inc. revenues exceed $250,000, commencing with the three-month period ending March 31, 2024 and quarterly thereafter. The equity bonus will be paid in NGTF Common Stock with a market value equal to 10% of gross quarterly revenues for the applicable period, based on the average closing price for the last 10 trading days. Such stock shall be deemed fully earned as of the last day of the applicable quarter and issued within 30 days of the end of the quarter. The cash and equity bonuses will be paid during the term of the Consulting Agreement and for 36 months afterward. Should NGTF sell all shares of Nightfood, Inc., its business, or any rights to any other party to manufacture, market, and distribute products under the Nightfood brand name, then Mr. Folkson will receive a cash bonus equal to 2% of the sale price and/or any royalties earned by NGTF or Nightfood, Inc. payable by NGTF in cash or as a percentage of any securities received and an equity bonus equal to 10% of the sale price and/or any royalties earned by NGTF or Nightfood, Inc. payable by NGTF in cash or as a percentage of any securities received (the “Sale Bonus”). The Sale Bonus will be paid with respect to any transaction during the term of the Consulting Agreement or that is consummated within 36 months thereafter.

In connection with Mr. Lei Sonny Wang’s appointment as chief executive officer, NGTF and Mr. Wang entered into an employment agreement effective as of February 2, 2024. Pursuant to the Employment Agreement, Mr. Wang will serve his initial term beginning February 2, 2024 (the “Effective Date”) ending on the earlier of (i) the one year anniversary of the Effective Date or (ii) the termination of the Employment Agreement. The Initial Term will be automatically extended for additional one-year terms, unless NGTF or Mr. Wang provides the other with notice, at least 30 days prior to the expiration of the current term, of its desire not to renew the Employment Agreement. For his services, Mr. Wang will receive an annual base salary of $120,000, payable monthly beginning on the Effective Date. Until NGTF completes an additional two mergers and a capital raise in excess of $1,000,000 gross proceeds, or NGTF has financial capabilities to support the Base Salary, Mr. Wang will be paid $6,000 per month of the Base Salary, and the unpaid portion of the Base Salary will accrue.

The Employment Agreement may be terminated with or without cause by NGTF and may be terminated with or without good reason by Mr. Wang. If NGTF terminates the agreement for cause, then NGTF will (i) pay Mr. Wang any unpaid Base Salary, benefits and any unreimbursed expenses within 10 days after the termination date; (ii) any unvested portion of equity granted to Mr. Wang through any agreement, including restricted stock awards, will be automatically forfeited; and (iii) both parties’ rights and obligations will cease, other than rights or obligations that arose prior to the termination date or in connection with the termination. If NGTF terminates the agreement without cause, then NGTF will (i) pay Mr. Wang any Base Salary or other amounts accrued and any unreimbursed expenses incurred within 10 days following the termination date; (ii) pay Mr. Wang a lump sum equal to the Base Salary that would have been paid to Mr. Wang for the remainder of the Initial Term or Renewal Term within 10 days of the termination; (iii) any grant of equity made to Mr. Wang, to the extent not vested, will automatically vest; and (iv) both parties’ rights and obligations will cease, other than rights or obligations that arose prior to the termination date or in connection with the termination. Should Mr. Wang terminate the Employment Agreement with good reason, then he will be entitled to the benefits payable to him as if the Employment Agreement had been terminated without cause. If Mr. Wang terminates the Employment Agreement without good reason, then he will be entitled to the benefits payable to him as if the Employment Agreement had been terminated with cause.

On July 25, 2025, Mr. Wang and Jimmy Chan, our Chief Executive Officer, entered into a securities purchase agreement whereby Mr. Wang sold 1,000 shares of Series A Super Voting Preferred Stock, par value $0.001 per share of the Company to Jimmy Chan for an aggregate purchase price of $10.00. As the shares of Series A Preferred Stock will have a number of votes equal to (i) the number of votes then held or entitled to be made by all other equity securities of NGTF plus (ii) one (1), Jimmy Chan became our controlling shareholder.

Other than the above transactions, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 Regulation S-K. The Company is currently not a subsidiary of any company.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of information concerning capital stock of Nightfood Holdings, Inc. and certain provisions of our articles of incorporation, as amended, and bylaws currently in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended and bylaws, each previously filed with the SEC as an exhibit to the Annual Report on Form 10-K, as amended, as well as to the applicable provisions of the Nevada Revised Statutes.

Authorized Capital Stock

Our authorized capital stock consists of 900,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred stock. As of December 31, 2025, (i) 213,367,889 shares of our Common Stock were issued and outstanding; (ii) 1,000 shares have been initially designated as Series A Super-Voting Preferred stock of which 1,000 shares of our Series A Super-Voting Preferred stock were issued and are outstanding; (iii) 5,000 shares have been initially designated as Series B Preferred stock of which 0 shares of Series B Convertible preferred stock were issued and are outstanding; (iv) 800,000 shares have been initially designated as Series C Preferred stock of which 596,339 shares of Series C Convertible preferred stock were issued and are outstanding, and (v) 100,000 shares have been initially designated as Series D Preferred stock of which 1,834 shares of Series D Convertible preferred stock were issued and are outstanding

Common Stock

We are authorized to issue up to a total of 900,000,000 shares of Common Stock, par value $0.001 per share. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights. Further, holders of our Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock.

The holders of shares of our Common Stock entitled to cast at least a majority of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal.

Preferred Stock

We are authorized to issue up to a total of 1,000,000 shares of Preferred stock, par value $0.001 per share. The Board of Directors has the authority to issue preferred stock in one or more series and determine the rights, privileges, and restrictions of each series without further stockholder approval.

Series A Super Voting Preferred Stock

Under the Series A Super Voting Certificate of Designation, as amended, the shares of Series A Super Voting Preferred Stock shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Company, including, without limitation, Common Stock, debt securities of the Company, or pursuant to any other agreement, contract or understanding of the Company, plus (ii) one (1). By way of example and not limitation, in the event that there are 100 shares of Common Stock issued and outstanding, comprising all of votes then held or entitled to be made on such matter of the Corporation, the Series A Preferred Stock shall have a total of 101 votes.

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Shares of Series A Super Voting Preferred Stock will not be convertible into the shares of the Company’s Common Stock.

The holders of Series A Super Voting Preferred Stock of the Corporation shall not be entitled to receive dividends paid on the Corporation’s Common Stock

Series B Convertible Preferred Stock

Under the Series B Certificate of Designation, as amended, the conversion of all outstanding shares of the Series B Preferred Stock to the Company’s Common Stock can be effectuated upon the vote or written consent of holders owning at least 50.1% of all the outstanding shares of Series B Preferred Stock. Each share of Series B Preferred Stock shall be convertible into 8,366 shares of Common Stock

The holders of Series B Preferred Stock of the Corporation shall not be entitled to receive any dividends.

Under the Certificate of Designation, each share of Series B Preferred Stock carries a liquidation preference equal to $1,000 per share.

The Company shall not, without the affirmative vote of the holders of at least 50.1% of all outstanding shares of Series B Preferred Stock, amend, alter or repeal any provisions of the Certificate of Designation (other than technical, corrective, administrative or similar changes that do not adversely affect the rights or preference of the holders). In addition, the holders of the Series B Preferred Stock, voting as a separate class, will have customary consent rights with respect to certain corporate actions by us. We may not take the following actions without the prior consent of the holders of at least a majority of the Series B Preferred Stock then outstanding: (a) authorize or issue shares of any class or series of capital stock having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of Series B Preferred Stock; (b) authorize or issue shares of stock of any class or any bonds, debenture, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Company having any preference or priority as to dividend, assets or other rights superior to any such preference or priority of Series B preferred Stock; (c) reclassify any class or series of stock that is junior in rights to the Series B Preferred Stock into a class or series which has any rights senior to the Series B Preferred Stock; and (d) reclassify any class or series of stock, that is in parity with the Series B Preferred Stock, into a class or series which has any rights senior to the Series B Preferred Stock.

Series C Convertible Preferred Stock

Under the Certificate of Designation, as amended, the holder of any shares of Series C Preferred Stock shall have the right at such holder’s option, six (6) months after issuance, at any time thereafter, to convert any of such shares of Series C Preferred Stock into fully paid and non-assessable shares of Common Stock at the rate of 6,000 shares of Common Stock for each share of Series C Preferred Stock (subject to adjustments for combination, reverse stock split, or similar action combining the outstanding shares of Common Stock into a smaller number of shares).

The Series C Preferred Stock shall rank, with regards to dividends, assets and/or any other rights, junior to the Series B Preferred Stock.

Upon any liquidation, the holders of Series C Preferred Stock shall be entitled to participate on an as-converted-to-Common Stock basis with holders of the Common Stock in any distribution of assets of the Company to the holders of the Common Stock.

The Company shall not, without the affirmative vote of the holders of at least 50.1% of all outstanding shares of Series C Preferred Stock, amend, alter or repeal any provisions of the Certificate of Designation (other than technical, corrective, administrative or similar changes that do not adversely affect the rights or preference of the holders).

The holders of Series B Preferred Stock of the Corporation shall not be entitled to receive any dividends.

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Series D Convertible Preferred Stock

Under the Certificate of Designation, the holder of any shares of Series C Preferred Stock shall have the right at such holder’s option, six (6) months after issuance, at any time thereafter, to convert any of such shares of Series D Preferred Stock into fully paid and non-assessable shares of Common Stock at the rate of 6,000 shares of Common Stock for each share of Series D Preferred Stock.

The Series D Preferred Stock shall rank, with regards to dividends, assets and/or any other rights, junior to the Series B Preferred Stock.

Upon any liquidation, the holders of Series C Preferred Stock shall be entitled to participate on an as-converted-to-Common Stock basis with holders of the Common Stock in any distribution of assets of the Company to the holders of the Common Stock.

The Company shall not, without the affirmative vote of the holders of 100% of all outstanding shares of Series D Preferred Stock, amend, alter or repeal any provisions of the Certificate of Designation (other than technical, corrective, administrative or similar changes that do not adversely affect the rights or preference of the holders).

The holders of Series D Preferred Stock of the Corporation shall not be entitled to receive any dividends.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

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Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	The ability of the board to issue preferred stock with voting or other rights and preferences that can be designated without further shareholder approval; and

●	the requirement that a special meeting of stockholders may be called only by either (i) the president; (ii) the board; or (iii) 20% or greater stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Clear Trust Shareholder Services. The transfer agent and registrar’s address is 16540 Pointe Village Drive, Suite 210. Lutz, Florida 33558, and its telephone number is 813-235-4490.

Stock Market Quotation

Our Common Stock is currently quoted on the OTCQB under the symbol “NGTF”

Indemnification of Directors and Officers

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

The expenses of directors, officers, employees or agents of the company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

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SELLING STOCKHOLDER

The shares of Common Stock being offered by the selling stockholder are those previously issued to the selling stockholder. For additional information regarding the issuances of shares of Common Stock to the selling stockholder, see “Recent Developments‒private Placement” above. We are registering the shares of Common Stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of Common Stock or in the footnotes to the table below, the selling stockholder have not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the selling stockholder. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholder, based on its ownership of the shares of Common Stock, as of December 31, 2025.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholder.

This prospectus generally covers the resale of the sum of the number of shares of Common Stock issued or issuable to the selling stockholder pursuant to Purchase Agreements. The fourth column assumes the sale of all shares offered by the selling stockholder pursuant to this prospectus.

The number of shares in the second column does not reflect any limitation on the issuance of shares of common stock to the selling stockholder pursuant to the Purchase Agreement. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering(3)	Percentage of Common Stock Owned After the Offering
Mast Hill Fund, L.P.(4)	1,877,300	150,000,000	-	-

1.	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Represent the acquire by the selling stockholder of 6,000,000 under the Warrant and the conversion of the senior secured promissory note issued by the Company on October 8, 2025 (with an aggregate principal amount of $2,270,000.00) at an exercise price of $0.328 (which is 80% of the lowest closing price of the common stock during the five (5) trading days immediately preceding February 6, 2026), in full, and taking into account limitations on conversion set forth therein.
2.	Represents the maximum number of shares of Common Stock issued or issuable pursuant to the Purchase Agreement.
3.	Assumes the selling stockholder sells all the Shares of Common Stock that it beneficially owns or will own pursuant to the Purchase Agreement, although the selling stockholder is not under an obligation known to us to sell any Common Stock at this time.
4.	The address for Mast Hill Fund, L.P. is 150 Grossman Drive, Suite 205, Braintree, MA 02184.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other U.S. stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer a principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an option, exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the Common Stock being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of Nightfood Holdings, Inc., and its subsidiaries as of and for the years ended June 30, 2025, and 2024 included in this prospectus have been so included in reliance upon the reports of Fruci & Associates II, PLLC, independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 28, 2025, we dismissed Fruci & Associates II, PLLC (“Fruci”) as our independent registered public accounting firm, and engaged TAAD, LLP (“TAAD”) as the Company’s new independent registered public accounting firm.

The reports of Fruci regarding the Company’s financial statements for the fiscal years ended June 30, 2025 and June 30, 2024, respectively, being the two most recent fiscal years for which the Company has filed financial statements with the SEC, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

The board of directors of the Company, acting as the audit committee, approved the decision to change the Company’s independent accountants.

For the period from engagement with Fruci on April 8, 2024 through October 28, 2025, the Company had no disagreements with Fruci (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Fruci, would have caused Fruci to make reference thereto in connection with its report.

During the two most recent fiscal years and through October 28, 2025, the Company did not experience any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K),

During the Company’s fiscal years ending June 30, 2025, and 2024, respectively, and through October 28, 2025, neither the Company nor anyone on the Company’s behalf consulted with TAAD regarding any of the following:

(i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that TAAD concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. We file reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains our filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

Nightfood Holdings, Inc. and Subsidiaries

DBA Techforce Robotics

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2025	June 30, 2025

Assets

Current Assets
Cash	$1,337,285	$350,231
Accounts receivable - net	97,631	46,215
Inventory	396,673	319,491
Prepaids and other	137,173	61,529
Total Current Assets	1,968,762	777,466

Property and equipment - net	24,774,395	240,824

Goodwill	95,686,177	4,504,177

Intangible assets - net	6,364,368	1,802,067

Total Assets	$128,793,702	$7,324,534

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$5,529,306	$3,156,258
Accounts payable and accrued expenses - related parties	2,505,539	322,900
Deferred revenue	599,204	557,725
Convertible notes payable - net	4,176,251	4,250,954
Mortgage notes payable	386,682	-
Derivative liabilities	1,499,804	805,765
Derivative liabilities - related parties	553,241	297,227
Notes payable- net	5,002,385	1,576,250
Liabilities of discontinued operations	450,495	479,005
Total Current Liabilities	20,702,907	11,446,084

Long Term Liabilities
Convertible notes payable - net	510,947	467,390
Convertible notes payable - related parties - net	40,298	20,149
Mortgage notes payable	19,095,977	-
Notes payable - net	-	14,024
Total Long Term Liabilities	19,647,222	501,563

Total Liabilities	40,350,129	11,947,647

Commitments and Contingencies

Temporary Equity
Series B, Convertible Preferred stock - $0.001 par value; 5,000 shares designated 1,950 issued and outstanding, respectively	5,065,421	5,065,421
Series C, Convertible Preferred stock - $0.001 par value; 500,000 shares designated 548,850 and 145,966 issued and outstanding, respectively	89,105,910	7,415,730
Series D, Convertible Preferred stock - $0.001 par value; 100,000 shares designated 3,334 and 3,334 issued and outstanding, respectively	227,910	227,910
Contingent consideration - acquisitions of Victorville and Rancho Mirage	11,925,000	-
Total Temporary Equity	106,324,241	12,709,061

Stockholders’ Deficit
Preferred stock - $0.001 par value; 1,000,000 shares authorized	-	-
Series A Preferred stock - $0.001 par value; 1,000 shares designated 1,000 issued and outstanding, respectively	1	1
Common stock - $0.001 par value, 200,000,000 shares authorized 151,941,922 and 136,961,021 shares outstanding, respectively	151,942	136,961
Additional paid-in capital	32,416,768	29,284,708
Accumulated deficit	(50,449,379)	(46,753,844)
Total Stockholders’ Deficit	(17,880,668)	(17,332,174)

Total Liabilities, Temporary Equity and Stockholders’ Deficit	$128,793,702	$7,324,534

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-2

Nightfood Holdings, Inc. and Subsidiaries

DBA Techforce Robotics

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,
	2025	2024

Revenues - net	$782,027	$-

Costs and expenses
Cost of sales	475,565	-
Depreciation and amortization	378,109	-
General and administrative expenses	2,094,234	218,461
Total costs and expenses	2,947,908	218,461

Loss from operations	(2,165,881)	(218,461)

Other income (expense)
Interest income	4,925	15,986
Other income	5,001	-
Loss on debt extinguishment	-	(127,705)
Interest expense (including amortization of debt discount)	(588,074)	(338,605)
Change in fair value of derivative liabilities	(950,053)	-
Total other income (expense) - net	(1,528,201)	(450,324)

Net loss from continuing operations	(3,694,082)	(668,785)

Net loss from discontinued operations	(1,453)	(95,826)

Net loss before provision for income taxes	(3,695,535)	(764,611)

Provision for income taxes	-	-

Net loss	$(3,695,535)	$(764,611)

Deemed dividend on Series B Preferred Stock	-	(11,566)

Net loss available to common stockholders	$(3,695,535)	$(776,177)

Loss per share - basic and diluted - continuing operations	$(0.03)	$(0.01)
Loss per share - basic and diluted - discontinued operations	$(0.00)	$(0.00)
Loss per share - basic and diluted	$(0.03)	$(0.01)

Weighted average number of shares - basic and diluted	143,351,827	128,920,994

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-3

Nightfood Holdings, Inc. and Subsidiaries

DBA Techforce Robotics

Condensed Consolidated Statement of Changes in Temporary Equity and Stockholders’ Deficit

For the Three Months Ended September 30, 2024

(Unaudited)

	Preferred Stock - Classified as Temporary Equity
	Series B - Convertible		Series C - Convertible		Series D - Convertible		Additional	Total	Series A				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Paid-in	Temporary	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Equity	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

June 30, 2024	1,950	$2	13,333	$13	1,667	$2	$6,036,501	$6,036,518	1,000	$1	128,907,407	$128,907	$29,027,647	$(38,626,400)	$(9,469,845)

Stock issued for services	-	-	-	-	-	-	-	-	-	-	50,000	50	945	-	995

Deemed dividend associated with preferred B stock dilutive warrant adjustments	-	-	-	-	-	-	11,566	11,566	-	-	-	-	-	(11,566)	(11,566)

Shares issued for amended convertible note	-	-	-	-	1,667	2	113,953	113,955	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(764,611)	(764,611)

September 30, 2024	1,950	$2	13,333	$13	3,334	$4	$6,162,020	$6,162,039	1,000	$1	128,957,407	$128,957	$29,028,592	$(39,402,577)	$(10,245,027)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-4

Nightfood Holdings, Inc. and Subsidiaries

DBA Techforce Robotics

Condensed Consolidated Statement of Changes in Temporary Equity and Stockholders’ Deficit

For the Three Months Ended September 30, 2025

(Unaudited)

	Preferred Stock - Classified as Temporary Equity
	Series B - Convertible
	Preferred Stock - Classified as Temporary Equity Preferred Stock		Series C - Convertible Preferred Stock		Series D - Convertible Preferred Stock		Additional Paid-in	Total Temporary	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Equity	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

June 30, 2025	1,950	$2	145,966	$146	3,334	$3	$12,708,910	$12,709,061	1,000	$1	136,961,021	$136,961	$29,284,708	$(46,753,844)	$(17,332,174)

Acquisition of Victorville	-	-	216,667	217	-	-	38,999,843	39,000,060	-	-	-	-	-	-	-

Acquisition of Rancho Mirage	-	-	176,167	176	-	-	42,279,904	42,280,080	-	-	-	-	-	-	-

Forgiveness of pre-existing relationship with target acquiree	-	-	-	-	-	-	-	-	-	-	-	-	2,652,671	-	2,652,671

Vesting of Series C - convertible preferred stock - issued as compensation	-	-	10,050	10	-	-	410,030	410,040	-	-	-	-	-	-	-

Conversion of convertible debt into common stock	-	-	-	-	-	-	-	-	-	-	14,980,901	14,981	479,389	-	494,370

Contingent consideration - acquisitions of Victorville	-	-	-	-	-	-	7,125,000	7,125,000	-	-	-	-	-	-	-

Contingent consideration - acquisitions of Rancho Mirage	-	-	-	-	-	-	4,800,000	4,800,000	-	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,695,535)	(3,695,535)

September 30, 2025	1,950	$2	548,850	$549	3,334	$3	$106,323,687	$106,324,241	1,000	$1	151,941,922	$151,942	$32,416,768	$(50,449,379)	$(17,880,668)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-5

Nightfood Holdings, Inc. and Subsidiaries

DBA Techforce Robotics

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended September 30,
	2025	2024

Operating activities
Net loss	$(3,695,535)	$(764,611)
Less: net loss - discontinued operations	(1,453)	(95,826)
Net loss - continuing operations	(3,694,082)	(668,785)
Adjustments to reconcile net loss to net cash used in operating activities
Non-cash financing cost under contingent liability	-	92,000
Interest income under acquisition note	-	(15,986)
Depreciation and amortization	378,109	-
Loss on debt extinguishment	-	127,705
Change in fair value of derivative liabilities	950,053	-
Amortization of debt discount	138,972	50,372
Bad debt expense	61,158	-
Stock issued for services	-	995
Vesting of Series C - preferred stock - issued as compensation	410,040	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(28,574)	(5,252)
Inventory	(30,182)	30,921
Prepaids and other	96,356	(52,261)
Increase (decrease) in
Accounts payable and accrued expenses	(467,393)	175,988
Accounts payable and accrued expenses - related party	1,942,639	44,200
Deferred revenues	29,479	-
Net cash used in operating activities - continuing operations	(213,425)	(220,103)
Net cash used in operating activities - discontinued operations	(29,963)	91,862
Net cash used in operating activities	(243,388)	(128,241)

Investing activities
Cash acquired in acquisitions	1,269,000	-
Acquisition of property and equipment	(33,981)	-
Acquisition costs secured by debt	-	(128,580)
Net cash provided by (used in) investing activities	1,235,019	(128,580)

Financing activities
Proceeds from notes payable	-	402,050
Repayments on notes payable	(3,236)	-
Repayments on mortgage notes payable	(1,341)	-
Net cash provided by (used in) financing activities	(4,577)	402,050

Net increase in cash	987,054	145,229

Cash - beginning of period	350,231	148,294

Cash - end of period	$1,337,285	$293,523

Supplemental disclosure of cash flow information
Cash paid for interest	$32,802	$-
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in connection with conversion of convertible notes payable	$494,370	$-
Issuance of Series C - convertible preferred stock in connection with acquisition of Victorville	$39,000,060	$-
Issuance of Series C - convertible preferred stock in connection with acquisition of Rancho Mirage	$42,280,080	$-
Contingent consideration liabilities	$11,925,000
Net deficit of Victorville acquired	$4,080,000	$-
Net equity of Rancho Mirage acquired	$(1,463,000)	$-
Forgiveness of pre-existing relationship with target acquiree	$2,652,671	$-
Deemed dividend associated with Series B, convertible preferred stock - dilutive warrant adjustments	$-	$11,566
Series D, convertible preferred stock issued in connection with conversion of debt	$-	$113,955
Increase in debt principal and related accrued interest	$-	$15,813

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-6

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Nightfood Holdings, Inc. and its subsidiaries (“Nightfood,” “NGTF,” “we,” “our,” or the “Company”) operate as an AI-driven service robotics and hospitality technology company. Our primary focus is the development, deployment, and commercialization of AI-powered autonomous robots designed to improve operational efficiency across the hospitality, food service, and facilities-management industries.

To accelerate real-world testing and adoption of our technologies, we pursue strategic acquisitions of hospitality-related real estate assets. These hotels serve as controlled pilot environments where the Company can refine, validate, and showcase its robotics solutions at commercial scale.

In addition, our subsidiary CarryOutSupplies provides complementary logistical and supply-chain capabilities that support both internal operations and market penetration for our robotics products. This integrated structure enhances deployment efficiency, reduces operating friction, and strengthens our overall commercialization platform.

The Company’s operations are or will be organized into three (3) principal business segments:

1.	Foodservice Packaging:

Through its wholly owned subsidiary SWC Group, Inc. (d/b/a CarryOutSupplies.com), the Company operates as a business-to-business (“B2B”) enterprise focused on the wholesale distribution of disposable foodservice packaging products.

Product offerings include printed paper cups, plastic cups, food containers, bags, and related consumables for restaurants, cafés, and other foodservice establishments. Operations are conducted primarily through the Company’s e-commerce platform, www.carryoutsupplies.com, which serves customers across the United States.

Activities include product design, sourcing from domestic and international manufacturers, quality control, warehousing, and fulfillment. Customers are primarily small to mid-sized businesses in the hospitality and food service industries, with no material dependence on any single customer or supplier.

This segment began operations in connection with the acquisition on March 31, 2025.

2.	Robotics-as-a-Service (RaaS):

Through its subsidiaries, Skytech Automated Solutions, Inc. (“Skytech”) and Future Hospitality Venture Holdings, Inc. (“FHVH”), the Company develops and delivers automation solutions aimed at enhancing efficiency and reducing labor dependency in foodservice and hospitality operations. These solutions focus on automating routine and repetitive tasks to improve service quality and operating margins.

F-7

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

On February 2, 2024, FHVH began using a DBA – RoboOp365.

On September 2, 2025, Skytech changed its name to TechForce Robotics, Inc.

Business Model

The Company offers its automation solutions under a Robotics-as-a-Service (RaaS) model, generally structured as multi-year lease and service agreements following an initial pilot and site preparation period. Under these arrangements, customers pay a recurring monthly fee for deployed equipment and related services. Fees may vary depending on the scale of deployment, number of units, and customer-specific requirements. The Company recognizes revenue on a monthly basis as services are rendered.

Equipment and Ownership

The Company owns and deploys its equipment, including robotics hardware, software, and related components. All deployed units remain the property of the Company, which is also responsible for equipment replacement and refurbishment as necessary.

Support and Maintenance

The Company provides ongoing support to ensure equipment performance, including remote technical assistance, software updates, and periodic inspections. In the event of equipment failure, replacement units are deployed to minimize customer disruption. To date, customer support needs have been minimal.

Operating Costs

Recurring operating costs consist primarily of equipment maintenance, software servicing, and connectivity. These costs are integrated into the overall RaaS model and managed as part of the Company’s service delivery.

Current Status

As of September 30, 2025, the Company had initiated early customer deployments under this model and commenced revenue-generating activities.

F-8

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

3.	Hospitality Asset Ownership:

The Company has expanded its business model to include the acquisition, ownership, and operation of hotel properties. These properties are intended to serve both as revenue-generating hospitality operations and as dedicated deployment sites for the Company’s automation technologies, enabling the Company to test, validate, and scale operational efficiencies in live environments. The hospitality segment became active in connection with two business combinations completed during the fiscal year ended June 30, 2026.

Overview of Acquisitions

On August 27, 2025 and September 30, 2025, the Company acquired two hotel properties as part of its strategy to establish a hospitality asset ownership and operations platform. Each acquisition included the underlying real estate, buildings and improvements, hotel operating assets, and related working capital necessary to operate the facilities. The transactions also included franchise rights, liquor licenses, equipment, and other property integral to the hotels’ operations. In connection with the acquisitions, the Company assumed certain operating liabilities, including accounts payable, accrued expenses, and debt obligations secured by the properties.

Strategic Purpose

The acquired hotels support the Company’s strategy in two primary ways:

●	Hospitality Operations: The properties generate recurring operating revenue through the ongoing operation of branded lodging facilities, including room rentals, food and beverage offerings, and other ancillary services; and
●	Automation Deployment: The hotels provide controlled pilot environments in which the Company can implement, refine, and evaluate its robotics and workflow automation technologies prior to broader commercial deployment.

The Company believes that insights gained from these properties will contribute to improvements in operating efficiency, labor utilization, and the long-term scalability of its automation platform.

F-9

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Franchise Operations

The Company owns and operates its hotels under long-term franchise agreements with established national hotel brands. These arrangements grant the Company the right to operate its hotels using the brand’s trademarks, systems, reservation channels, and operating standards in exchange for various franchise-related fees, which generally include:

●	Royalty fees, typically calculated as a percentage of room revenue;
●	Marketing, loyalty, and reservation assessments supporting brand-wide advertising and distribution systems; and
●	System fees associated with participation in required brand programs and technology platforms.

Under each franchise agreement, the Company is required to comply with the brand’s operating manuals, service standards, and property-level specifications, including ongoing maintenance, periodic upgrades, and compliance with brand-mandated property improvement plans (“PIPs”). Failure to meet these requirements may result in financial penalties or loss of franchise rights. Franchise agreements generally have initial terms of 10 to 20 years and include renewal options subject to the franchisor’s approval. Transfers, encumbrances, or material modifications of a franchised hotel typically require prior franchisor consent.

The Company engages third-party hotel management companies to operate the hotel properties, as required under applicable franchise agreements. While day-to-day operations are managed by third-party operators, the Company retains responsibility for capital expenditures, compliance with franchise brand standards, and oversight of financial and operating performance.

Integration and Operating Status

Following the acquisitions, the Company initiated integration activities across both properties, including evaluations of site layouts, staffing structures, and operational workflows in preparation for automation deployments. Revenue from hotel operations will be recognized in accordance with ASC 606 and reported within the hospitality segment beginning in the period in which operations commence post-acquisition.

F-10

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Financial Statement Impact

The hotel acquisitions have been accounted for as business combinations under ASC 805, Business Combinations. The related purchase price allocations—including the fair values of property and equipment, identifiable intangible assets, acquired working capital (deficit), and goodwill—See Note 9 for acquisitions of hotels on August 27, 2025 and September 30, 2025.

4.	Snack and Beverages (Discontinued Operations):

The Company previously operated a small legacy business related to the sale of snacks and beverages. These activities have since been discontinued and will not contribute to future revenues. Accordingly, revenues from this line are presented within discontinued operations and excluded from the Company’s disclosure of continuing revenue streams.

Discontinued Operations – Snack and Beverages Legacy Line

Management’s Decision

On June 30, 2025, the Company’s management elected to discontinue its nominal operations related to the legacy sale of snacks and beverages. This decision was made as part of a broader strategic reassessment of the Company’s business lines and a reaffirmation of management’s focus on its core revenue-generating operations. The Chief Operating Decision Maker (“CODM,” our Chief Executive Officer) had periodically evaluated the financial contribution of this line and determined that its continued operation was not aligned with the Company’s long-term strategic objectives.

Discontinued Operations Assessment (ASC 205-20)

The Company evaluated whether the discontinuation of its Snack and Beverages legacy business meets the criteria for classification as a discontinued operation. ASU 2014-08 provides that a discontinued operation must represent a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.

F-11

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Although the Snack and Beverages line generated only a quantitatively immaterial contribution to consolidated revenues and assets, management determined that the exit nonetheless represents a strategic shift under ASC 205-20 for the following reasons:

●	Qualitative Materiality: As referenced in SEC Staff Accounting Bulletin (SAB) Topic 1.M, Materiality, the evaluation of materiality requires consideration of both quantitative and qualitative factors. While the revenues and assets associated with the discontinued business are not significant in magnitude, the discontinuation is qualitatively material because it marks the complete exit from a non-core, consumer-oriented business activity that differs fundamentally from the Company’s current focus on technology-driven operations.
●	Strategic Realignment: The Snack and Beverages activity was a legacy line of business, not aligned with the Company’s current and expected future strategy. Its discontinuation evidences management’s focus on refining the Company’s business model around its primary service offerings.
●	Distinct Nature of Operations: The product-based consumer business model of the Snack and Beverages activity was markedly different from the service-oriented and technology-enabled activities that form the basis of the Company’s continuing operations. Discontinuation therefore represents a qualitative shift in the scope and nature of the Company’s operations.
●	ASC 205-20 Criteria: While the quantitative impact does not by itself meet the “major effect” threshold, the qualitative considerations described above support classification as a discontinued operation consistent with the intent of ASC 205-20 and ASU 2014-08.

Accordingly, the Company has concluded that the discontinuation of its Snack and Beverages legacy business qualifies for presentation as a discontinued operation in the consolidated financial statements. The results of this activity will therefore be presented separately from continuing operations in the accompanying financial statements, with prior-period amounts reclassified for comparability.

Segment Reporting (ASC 280) Considerations

The Snack and Beverages activity was never managed or evaluated as a separate operating segment by the CODM, as the Company has historically operated and reported as a single segment. Accordingly, it was not disclosed as a reportable segment.

However, in connection with the discontinuation, management determined that this activity, while not separately reportable, represents a strategic shift away from a legacy business that is qualitatively distinct from the Company’s continuing operations.

F-12

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

In light of this discontinuation and the adoption of ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, effective July 1, 2024, the Company has reviewed its segment disclosures and determined:

●	Significant Expense Disclosures: The Snack and Beverages activity did not generate significant expenses regularly reviewed by the CODM. Therefore, no incremental expense disclosures are required under the new guidance.
●	Other Disclosures: The Company will continue to present the historical results of this activity as discontinued operations, separate from continuing operations, and will provide appropriate narrative disclosures to describe the composition of “Other” activities, consistent with the requirements of ASC 280 and ASU 2023-07.

Accounting and Financial Statement Impact

Because the activity is being abandoned rather than sold, it does not qualify as “held for sale”. However, the Company has concluded that the discontinuation represents a discontinued operation and will present the historical results of the Snack and Beverages line separately from continuing operations in the consolidated financial statements.

The Company does not anticipate recognizing any material exit costs, impairment losses, or restructuring charges associated with the discontinuation. Any remaining minor assets or liabilities will be derecognized in accordance with applicable accounting guidance.

Future Business Operations

The Snack and Beverages activity had no dedicated workforce, significant customer base, or ongoing contractual commitments. Its discontinuation will not result in employee layoffs, customer transitions, or contract terminations. The exit reflects management’s strategic decision to eliminate a non-core, consumer product line and to reinforce focus on the Company’s core operations, which generate the substantial majority of revenues and are expected to drive sustainable long-term growth.

See Note 14 for summary of the Company’s discontinued operations for the three months ended September 30, 2025 and 2024, respectively.

F-13

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Fiscal Year

The Company’s fiscal year end is June 30.

Organizational Structure

Company Name		Incorporation Date	State of Incorporation

Nightfood Holdings, Inc. (“NGTF”)		November 22, 2022	Nevada
Nightfood, Inc. (“Nightfood”)	2	January 14, 2010	New York
Future Hospitality Ventures Holdings, Inc. (“FHVH”)		October 25, 2024	Nevada
SWC Group, Inc. (“SWC”)	1	July 19, 2004	California
Skytech Automated Solutions, Inc. (“Skytech”)	1	October 6, 2023	Delaware
Holiday Inn Victorville (“VV”)	3	February 26, 2014	California
Hilton - Rancho Mirage (“RM”)	4	July 5, 2013	California

1 Acquired on March 31, 2025.

2 Discontinued operations effective June 30, 2025.

3 Acquired August 27, 2025.

4 Acquired September 30, 2025.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”).

Liquidity and Going Concern

As reflected in the accompanying unaudited condensed consolidated financial statements, for the three months ended September 30, 2025, the Company had:

●	Net loss available to common stockholders of $3,695,535; and
●	Net cash used in operations was $243,388

Additionally, at September 30, 2025, the Company had:

●	Accumulated deficit of $50,449,379
●	Stockholders’ deficit of $17,880,668
●	Working capital deficit of $18,734,145; and
●	Cash on hand of $1,337,285

F-14

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Following the acquisitions of SWC and Skytech during the fiscal year ended June 30, 2025, the Company initiated early customer deployments under its Robotics-as-a-Service (“RaaS”) model and commenced revenue-generating activities. While these deployments represent an important step toward building recurring revenue, revenues to date are not sufficient to fund ongoing operations.

Similarly, after acquiring the Victorville and Rancho Mirage hotel properties during the fiscal year ended June 30, 2026, the Company began generating revenue within its hospitality segment. Although these hotels provide recurring operating revenue from lodging and related guest services, current levels of hotel revenue are also insufficient to support the Company’s ongoing operating and development activities.

Liquidity Outlook

Based on current operating levels and cash usage forecasts, the Company’s existing cash resources are not sufficient to fund operations for the twelve months following the issuance of these consolidated financial statements without obtaining additional financing.

Historically, the Company has relied on both third-party and related-party debt financing. There can be no assurance that additional financing will be available on commercially acceptable terms, or at all. Further, there is no assurance that any financing obtained will be sufficient to enable the Company to complete its strategic initiatives or achieve profitable operations.

The Company’s future capital requirements will depend on many factors, including its ability to scale the Foodservice Packaging and RaaS businesses, expand into new markets, invest in automation technology, respond to competitive pressures, and pursue strategic opportunities. Current capital needs include:

●	Scaling RaaS deployments to new customers and markets;
●	Maintaining and upgrading robotic systems deployed in the field; and
●	Funding working capital needs and ongoing operating activities.

If the Company is unable to secure sufficient capital, it may be required to slow expansion efforts, reduce operating expenditures, or modify its strategic plans.

While the Company sees significant opportunity to grow recurring revenue through RaaS, its ability to execute on this opportunity depends on securing additional financing. If sufficient capital is not raised, the Company may be required to slow expansion plans, reduce operating activities, or adjust its overall strategy.

F-15

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Going Concern

These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these consolidated financial statements are issued.

The consolidated financial statements do not include any adjustments that might result if the Company is unable to continue as a going concern and have been prepared on a basis that assumes the Company will continue as a going concern and realize assets and satisfy liabilities in the ordinary course of business.

Management’s strategic plans to address these matters include the following:

●	Expanding into new and existing markets, with an emphasis on the RaaS model;
●	Obtaining additional debt and/or equity financing to support working capital and growth;
●	Pursuing strategic collaborations and partnerships; and
●	Selectively evaluating acquisitions that enhance or complement the Company’s business model.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. The Company consolidates entities where it has a controlling financial interest, as defined by ASC 810, “Consolidation”.

In accordance with ASC 810-10, consolidation applies to:

●	Entities with more than 50% voting interest, unless control is not with the Company; and
●	Variable Interest Entities (VIEs), where the Company is the primary beneficiary, possessing both (i) power over significant activities and (ii) the obligation to absorb losses or receive benefits.

All intercompany transactions and balances are eliminated in consolidation. The Company continuously evaluates its investments and relationships to assess consolidation requirements.

F-16

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Business Combinations and Asset Acquisitions

The Company accounts for acquisitions in accordance with ASC 805, Business Combinations. Transactions that meet the definition of a business are accounted for using the acquisition method of accounting. Transactions that do not meet the definition of a business are accounted for as asset acquisitions under ASC 805-50. The Company also evaluates whether a transaction should be accounted for as a reverse acquisition under ASC 805-40.

In connection with acquisitions, the Company assesses the applicable SEC reporting requirements, including Regulation S-X Rule 3-05 for financial statements of significant businesses acquired and Regulation S-X Article 11 for pro forma financial information.

Disclosures related to the nature of the acquired business and the impact of the acquisition on the Company’s operations are provided in accordance with Regulation S-K Items 101 and 303. For hotel property acquisitions, the Company also evaluates the applicability of Regulation S-X Rule 3-14.

Business Combinations

For transactions classified as business combinations, the Company:

●	Recognizes and measures identifiable assets acquired, liabilities assumed, and noncontrolling interests at their fair values at the acquisition.
●	Records goodwill as the excess of the fair value of consideration transferred over the fair value of net assets acquired, including any previously held equity interests.
●	Expenses acquisition-related costs as incurred.
●	Uses preliminary purchase price allocations, with adjustments permitted within the measurement period (not exceeding one year). Adjustments beyond the measurement period are recorded in earnings.

Significant judgments in fair value determinations include:

●	Intangible asset valuations, based on estimates of future cash flows and discount rates.
●	Useful life assessments, impacting amortization and financial results.
●	Contingent consideration, which is remeasured at fair value through earnings.

For SEC registrants, Regulation S-X, Rule 3-05 may require audited financial statements of the acquired business if the acquisition is significant. The determination of significance follows Rule 1-02(w) of Regulation S-X, which considers investment, asset, and income tests.

F-17

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Asset Acquisitions

For transactions classified as asset acquisitions under ASC 805-50, the Company:

●	Applies the “screen test” to determine whether substantially all of the fair value of gross assets acquired is concentrated in a single identifiable asset or group of similar assets.
●	Allocates the purchase price using a cost accumulation model, assigning costs to acquired assets based on their relative fair values.
●	Capitalizes direct acquisition costs as part of the asset’s cost, unlike business combinations where such costs are expensed.

The classification between business combinations and asset acquisitions requires significant judgment, particularly when applying the screen test. Incorrect classification can materially impact:

●	The recognition of goodwill (only in business combinations).
●	The measurement and presentation of acquired assets and assumed liabilities.
●	The Company’s financial position and results of operations.

Regulatory and Financial Reporting Considerations

For SEC registrants, acquisitions may trigger additional disclosure and reporting requirements:

Regulation S-X, Rule 3-14 (Real Estate Operations):

Applies to acquisitions of real estate operations, including hotel properties. If the acquired property is significant under Rule 1-02(w), the registrant must provide audited property-level financial statements (typically one year) and related disclosures.

Regulation S-X, Rule 3-05 (Business Acquisitions):

Applies to acquisitions of operating businesses. If significance thresholds are met, the registrant must provide separate business-level financial statements (up to three years), which are generally more extensive than Rule 3-14 requirements.

Regulation S-X, Article 11:

Requires pro forma financial information when an acquisition (under either Rule 3-05 or Rule 3-14) is significant, including adjustments reflecting the impact of the acquisition on the registrant’s financial statements.

F-18

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Regulation S-K, Item 101:

Requires disclosure of material acquisitions that affect the nature or scope of the registrant’s business.

Regulation S-K, Item 303 (MD&A):

Requires discussion of the impact of acquisitions on financial condition, liquidity, and results of operations, including expected future effects.

Form 8-K, Item 2.01:

Requires timely reporting of material acquisitions, including disclosure of the nature of the acquired business or property and, when applicable, financial statements and pro forma information under Item 9.01.

The Company continuously evaluates acquisitions, to ensure proper classification and compliance with ASC 805, SEC reporting requirements, and regulatory guidance.

Goodwill and Impairment

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Goodwill is not amortized, but is reviewed for impairment at least annually (in the fourth quarter) or more frequently if events or changes in circumstances indicate the carrying value of goodwill may not be recoverable.

For impairment testing purposes, goodwill is assigned to the reporting unit(s) expected to benefit from the synergies of the acquisition. The Company performs either a qualitative assessment (“Step 0”) to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value, or a quantitative assessment when required.

●	If the qualitative assessment indicates potential impairment, the Company estimates the fair value of the reporting unit and compares it with its carrying amount, including goodwill.
●	If the carrying amount exceeds fair value, an impairment charge is recognized for the difference, not to exceed the carrying value of goodwill.

Significant judgments in goodwill impairment testing include:

●	Determining the appropriate reporting units.
●	Forecasting future cash flows.
●	Selecting appropriate discount rates and market multiples.
●	Assessing macroeconomic factors, industry trends, and Company-specific performance.

F-19

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Impairment Charges

Fiscal Year End June 30, 2026

The Company did not record any goodwill impairments during the three months ended September 30, 2025 and September 30, 2024, respectively.

Fiscal Year End June 30, 2025

The Company recorded a goodwill impairment charge of $897,542 for the year ended June 30, 2025.

The 2025 impairment charge relates to goodwill arising from the acquisition of FHVH (recorded during the fiscal year ended June 30, 2024), which was determined to be not recoverable based on the Company’s annual impairment testing under ASC 350, Intangibles—Goodwill and Other. The impairment was recognized after management concluded that the carrying amount of the related reporting unit exceeded its fair value.

Business Segments and Expense Disclosure

The Company follows ASC 280, Segment Reporting, which requires public entities to report financial and descriptive information about their reportable operating segments.

An operating segment is a component of a public entity that:

●	Engages in business activities from which it may earn revenues and incur expenses;
●	Has operating results that are regularly reviewed by the Chief Operating Decision Maker (“CODM,” which is our Chief Executive Officer) to make decisions about resource allocation and performance assessment; and
●	Has discrete financial information available.

 Based on the nature of the Company’s operations and the information regularly reviewed by the CODM, management has determined that the Company operates in three reportable segments: Foodservice Packaging Distribution, Robotics-as-a-Service (RaaS), and Hotel Operations.

F-20

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Reportable Segments

Beginning in fiscal year 2025, following the acquisition of SWC Group, Inc. (d/b/a CarryOutSupplies.com) and the commencement of commercial activities under the Robotics-as-a-Service (RaaS) model, management determined that the Company operates in three (3) reportable segments:

1. Foodservice Packaging Distribution

Conducted through SWC Group, Inc. (d/b/a CarryOutSupplies.com).

This segment provides wholesale distribution of disposable foodservice packaging products, including printed paper cups, plastic cups, food containers, bags, and related consumable items. Revenue is generated from the sale and shipment of products to customers.

2. Robotics-as-a-Service (RaaS)

Conducted through Skytech Automated Solutions, Inc. and Future Hospitality Venture Holdings, Inc.

This segment provides automation solutions for foodservice and hospitality environments under non-cancellable lease and service arrangements. Revenue is generated from fixed monthly service fees for the use of robotics equipment, remote monitoring, software services, and maintenance support.

3. Hotel Operations

Conducted through the Company’s wholly owned hotel properties acquired in Victorville and Rancho Mirage.

This segment generates revenue from lodging and related guest services, including room rentals and ancillary offerings such as food, beverage, and other guest amenities. The hotels also serve as deployment and testing environments for the Company’s automation technologies.

The CODM evaluates performance and allocates resources based on segment-level financial information, including revenues and operating profitability. As such, management has concluded that Foodservice Packaging Distribution, RaaS, and Hotel Operations represent separate reportable operating segments under ASC 280.

See Note 13 - Segment Information.

F-21

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Discontinued Operations

The Company’s legacy Snacks and Beverages activity has been discontinued. The results of this activity are presented separately from continuing operations.

Segment Expense Disclosure and ASU 2023-07

The Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, effective for the current fiscal period. The amended guidance requires public entities to disclose:

●	Significant segment expenses that are regularly provided to and reviewed by the CODM
●	The measure of segment profit or loss used by the CODM
●	A description of other segment items included in that measure
●	How expense amounts are allocated among segments

The CODM evaluates segment performance based on segment revenues and segment operating income (loss). The CODM is not provided with, nor does he review further disaggregated expense information below the operating income (loss) level, other than consolidated-level expenses that are not allocated to the segments.

Accordingly, the Company’s disclosures include the segment revenues and segment operating income (loss) reviewed by the CODM, as well as “other segment items” necessary to reconcile segment profit (loss) to consolidated loss before income taxes. No additional segment-level expense categories are required to be presented under ASU 2023-07 because no such detailed expense information is provided to or used by the CODM in assessing segment performance.

Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the recognition of revenues and expenses during the reporting period. Actual results may differ from those estimates, and such differences may be material.

F-22

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Estimates and assumptions are evaluated on an ongoing basis and are based on historical experience, current economic conditions, industry trends, and other relevant quantitative and qualitative factors. Changes in estimates are recorded in the period in which they become known and are accounted for prospectively.

Significant estimates for the three months ended September 30, 2025 and the year ended June 30, 2025, respectively, include:

●	Allowance for doubtful accounts and other receivables
●	Inventory valuation and obsolescence reserves
●	Fair value measurements related to business combinations, including:

● identifiable intangible assets

● acquired working capital (deficiencies)

● contingent consideration

● property and equipment valuations

● allocation of the purchase price fair value to identifiable assets and liabilities, including the resulting goodwill and other intangible assets

●	Valuation of goodwill and intangible assets
●	Impairment losses related to goodwill and intangible assets
●	Impairment of long-lived assets
●	Valuation of loss contingencies
●	Valuation of stock-based compensation
●	Estimated useful lives of property and equipment
●	Valuation of uncertain tax positions
●	Valuation allowance on deferred tax assets

Risks and Uncertainties

The Company operates across multiple industries—including foodservice packaging distribution, robotics-as-a-service (“RaaS”), and hotel operations—that are each subject to unique competitive, economic, and operational risks. These industries are characterized by rapid changes in market dynamics, evolving customer preferences, technological innovation, and sensitivity to macroeconomic conditions. As a result, the Company is exposed to various risks and uncertainties that may materially impact its financial condition, results of operations, cash flows, and strategic objectives.

F-23

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

In accordance with ASC 275, Risks and Uncertainties, the Company evaluates and discloses risks that could significantly affect near-term and long-term operations. Key factors contributing to variability in sales, margins, operating results, and liquidity include:

1.	Industry Cyclicality and Market Demand

The Company’s financial performance is influenced by fluctuations in consumer demand, customer ordering patterns, seasonality in hospitality operations, and competitive pressures within the foodservice packaging and automation industries.

2.	Macroeconomic Conditions

Broader economic factors—including inflationary pressures, rising interest rates, labor market constraints, supply chain volatility, and geopolitical events—may adversely affect purchasing behavior, operating costs, and access to capital.

3.	Pricing and Supply Chain Volatility

The cost and availability of raw materials, packaging products, robotics components, and hotel operating supplies may fluctuate due to supplier constraints, transportation disruptions, and commodity market changes, which may impact gross margins and operating results.

4.	Technology Development and Adoption Risks

The success of the Company’s RaaS model depends on continued development, deployment, and market acceptance of its automation technologies. Delays in product development, integration challenges at customer sites, or slower-than-expected adoption may impact revenue growth.

5.	Hospitality Operating Risks

Hotel performance is subject to changes in travel patterns, competitive room pricing, brand standards compliance, and local economic conditions. Lodging demand may be negatively affected by economic downturns, adverse weather events, or public health concerns.

F-24

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

6.	Liquidity and Financing Needs

The Company’s ability to continue operations and execute its strategic plans depends on access to sufficient capital. Fluctuations in cash flows or the inability to obtain additional financing on acceptable terms may affect the Company’s liquidity and business continuity.

7.	Regulatory and Compliance Risks

The Company is subject to federal, state, and local regulations related to manufacturing and distribution, automation equipment, franchise operations, hotel licensing, labor practices, and financial reporting requirements. Noncompliance could result in fines, penalties, or operational restrictions.

Given these uncertainties, the Company may experience variability in financial performance and operating cash flows, and actual results may differ materially from management’s estimates and forecasts. The Company continually evaluates these risks and implements measures intended to mitigate their potential impact on operations and long-term strategic objectives.

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with Financial Accounting Standards Board (FASB) ASC 820, Fair Value Measurements, which establishes a framework for measuring fair value and requires related disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the Company’s principal market or, if none exists, the most advantageous market for the asset or liability.

Fair Value Hierarchy

ASC 820 requires the use of observable inputs whenever available and establishes a three-tier hierarchy for measuring fair value:

●	Level 1 – Quoted market prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 – Observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities or inputs that are directly or indirectly observable.
●	Level 3 – Unobservable inputs that require significant judgment, including management assumptions and estimates based on available market data.

F-25

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The classification of an asset or liability within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. Level 3 valuations generally require more judgment and complexity, often involving a combination of cost, market, or income approaches, as well as assumptions about market conditions, pricing, and other factors.

Fair Value Determination and Use of External Advisors

The Company assesses the fair value of its financial instruments and, where appropriate, may engage external valuation specialists to assist in determining fair value. While management believes that recorded fair values are reasonable, they may not necessarily reflect net realizable values or future fair values.

Financial Instruments Carried at Historical Cost

The Company’s financial instruments—including cash, accounts receivable, allowance for expected credit losses, accounts payable and accrued expenses (including related party balances), and certain debt instruments—are recorded at historical cost. As of September 30, 2025 and June 30, 2025, respectively, the carrying amounts of these instruments approximated their fair values due to their short-term maturities.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At September 30, 2025 and June 30, 2025, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At September 30, 2025 and June 30, 2025, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

F-26

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Accounts Receivable

The Company accounts for accounts receivable in accordance with ASC 310, Receivables. Accounts receivable are stated at their net realizable value, which represents the amounts expected to be collected from customers.

Trade receivables primarily arise from:

●	Foodservice Packaging Distribution – invoiced product sales
●	RaaS – monthly service fees billed in advance
●	Hotel Operations –

● Guest ledger receivables, representing charges incurred by in-house guests prior to settlement at check-out

● City ledger receivables, representing amounts due from corporate accounts, groups, travel agencies, and other third-party billing arrangements

The Company does not require collateral and does not accrue interest on past-due balances.

Allowance for Expected Credit Losses

The Company evaluates the collectability of accounts receivable and records an allowance for credit losses in accordance with ASC 326, Financial Instruments—Credit Losses (“CECL”). The allowance is estimated using a provision matrix approach based on:

●	historical loss experience by revenue stream,
●	customer aging and payment trends,
●	current economic conditions, and
●	reasonable and supportable forecasts.

Guest ledger balances generally have short settlement periods and historically low loss experience, while city ledger balances and trade receivables are evaluated based on aging, customer credit quality, and historical write-offs.

Receivables sharing similar risk characteristics are evaluated collectively. Amounts determined to be uncollectible are written off against the allowance when collection efforts have been exhausted.

Allowance for expected credit losses was $51,962 and $51,962, for the three months ended September 30, 2025 and the year ended June 30, 2025, respectively.

F-27

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The following is a summary of the Company’s accounts receivable at September 30, 2025 and June 30, 2025:

	September 30, 2025	June 30, 2025

Accounts receivable	$149,593	$98,177
Less: allowance for credit losses	51,962	51,962
Accounts receivable - net	$97,631	$46,215

Bad Debt Expense

For the three months ended September 30, 2025 and 2024, bad debt was as follows:

Three Months Ended September 30,
2025	2024
$61,518	$-

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Bad debt expense related to the discontinued Snack and Beverages business, has been presented within discontinued operations.

Inventory

The Company accounts for inventory in accordance with ASC 330, Inventory. Inventory is stated at the lower of cost or net realizable value (“LCNRV”) using the first-in, first-out (FIFO) method. Inventory consists of items held for sale or use in the ordinary course of business across the Company’s operating segments.

Continuing Operations

As of September 30, 2025 and June 30, 2025, inventory consisted primarily of:

●	Foodservice Packaging Distribution:

Finished goods including paper cups, plastic cups, food containers, bags, and other disposable consumables.

F-28

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

●	Robotics-as-a-Service (RaaS):

None. Inventory used in RaaS deployments (e.g., spare parts, components) is expensed as incurred and not carried as inventory.

●	Hotel Operations:

Food and beverage inventory and retail/minibar items held for sale. Hotel operating supplies not held for sale—such as guest amenities, linens, and cleaning supplies—are expensed as incurred and excluded from inventory.

Inventory Valuation and Reserves

Management evaluates inventory at each reporting date to determine whether reserves are required for slow-moving, obsolete, or impaired items. In performing this assessment, management considers:

●	aging and turnover trends;
●	expected future demand;
●	historical usage and spoilage (particularly for perishable hotel F&B items);
●	current market and pricing conditions; and
●	estimated net realizable value.

Adjustments to inventory reserves are recorded within cost of revenues in the period identified.

No inventory write-downs or adjustments to LCNRV were recorded during the three months ended September 30, 2025 or 2024, respectively.

At September 30, 2025 and June 30, 2025, inventory was as follows:

Classification	September 30, 2025	June 30, 2025
Packaging and supplies	$350,986	$319,491
Food and beverage	45,687	-
Total Inventory	$396,673	$319,491

Included in these amounts were $15,000 and $92,513 of inventory in transit, respectively.

F-29

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Concentrations

The Company evaluates concentrations of risk in accordance with ASC 275, Risks and Uncertainties. A concentration exists when a single customer, supplier, geographic region, or other external factor represents a significant portion (generally over 10%) of revenues, receivables, or supply chain activity and could have a severe near-term impact on the Company’s financial condition or results of operations.

For all periods presented, the Company reviewed its customer base, supplier relationships, and geographic exposures and determined that no such concentrations exist that meet the threshold for disclosure.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation, in accordance with ASC 360, “Property, Plant, and Equipment.” Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Repairs and maintenance expenditures that do not materially extend the useful life of an asset are expensed as incurred. Significant improvements or upgrades that increase the asset’s productivity, efficiency, or useful life are capitalized.

Property Improvement Plans (“PIPs”)

In connection with operating franchised hotel properties, the Company is periodically required under its franchise agreements to complete Property Improvement Plans (“PIPs”), which generally include renovations, replacements, and upgrades to guestrooms, public areas, building systems, and other components of the hotels.

PIP-related expenditures are evaluated under ASC 360 to determine whether they should be capitalized or expensed:

●	Capitalized PIP costs

PIP costs are capitalized when they represent betterments or improvements that:

● extend the useful life of the asset;

● increase the asset’s capacity or efficiency;

● materially upgrade the property to meet current brand standards; or

● replace major components of the hotel.

Capitalized PIP costs are recorded as part of buildings and improvements or FF&E and depreciated over their estimated useful lives.

F-30

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

●	Expensed as incurred

Routine repairs, maintenance, cosmetic refreshes, and other PIP activities that do not extend useful life or enhance the asset’s functionality are expensed as incurred.

The determination of whether a PIP expenditure should be capitalized or expensed requires judgment and is based on the nature of the work performed, the condition of the underlying assets, and the extent to which the PIP activity enhances or extends the property’s utility.

Disposals

Upon disposal or sale of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the statement of operations.

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets, including identifiable intangible assets, in accordance with FASB ASC 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

An impairment review is triggered when events or circumstances indicate that the carrying value of an asset group may not be recoverable. Factors considered include, but are not limited to:

●	Significant changes in expected performance compared to prior forecasts,
●	Changes in asset utilization, including discontinued or modified use,
●	Negative industry or economic trends that impact asset value, and
●	Strategic shifts in the Company’s business operations.

Impairment Assessment Process

When impairment indicators exist, the Company performs a recoverability test by comparing the undiscounted future cash flows expected to be generated from the use and ultimate disposition of the asset group to its carrying amount.

●	If the undiscounted cash flows exceed the carrying amount, no impairment is recognized.
●	If the undiscounted cash flows are less than the carrying amount, an impairment loss is recognized, measured as the excess of the carrying amount over the fair value of the asset.

F-31

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Impairment Results

For the three months ended September 30, 2025 and 2024, respectively, the Company did not record any impairment losses.

Derivative Liabilities

The Company evaluates financial instruments containing characteristics of both liabilities and equity in accordance with FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging.

Accounting for Derivative Liabilities

Derivative liabilities are revalued at fair value at each reporting period, with changes in fair value recognized in the results of operations as a gain or loss on derivative remeasurement. The Company uses a Black-Scholes option pricing model to determine the fair value of these instruments.

Conversion and Extinguishment of Derivative Liabilities

When a debt instrument with an embedded conversion option (e.g., convertible debt or warrants) is converted into shares of common stock or repaid, the Company:

●	Records the newly issued shares at fair value;
●	Derecognizes all related debt, derivative liabilities, and unamortized debt discounts; and
●	Recognizes a gain or loss on debt extinguishment, if applicable.

For equity-based derivative liabilities (e.g., warrants) that are extinguished, any remaining liability balance is reclassified to additional paid-in capital.

Reclassification of Equity Instruments to Liabilities

Equity instruments initially classified as equity may be reclassified as liabilities if they no longer meet equity classification criteria. In such cases, they are remeasured at fair value on the date of reclassification, with changes recognized in earnings.

Derivative Liability Balances

As of September 30, 2025 and June 30, 2025, the Company had derivative liabilities of $2,053,045 and $1,102,992, respectively.

F-32

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Included in these totals are amounts to related parties of $553,241 and $297,227, respectively.

See Notes 11 and 12.

Original Issue Discounts and Other Debt Discounts

The Company accounts for original issue discounts (OID) and other debt discounts in accordance with FASB ASC 835-30, Interest—Imputation of Interest. These discounts are recorded as a reduction of the carrying amount of the related debt and are amortized to interest expense over the term of the debt using the effective interest method, unless the straight-line method is materially similar.

Original Issue Discounts (OID)

For certain notes issued, the Company may provide the debt holder with an original issue discount (OID), which is recorded as a debt discount, reducing the face value of the note. The discount is amortized to interest expense over the term of the debt in the Consolidated Statements of Operations.

Stock and Other Equity Issued with Debt

The Company may issue common stock or other equity instruments in connection with debt issuance. When stock is issued, it is recorded at fair value and treated as a debt discount, reducing the carrying amount of the note. These discounts are amortized to interest expense over the life of the debt.

The combined debt discounts, including OID and stock-related discounts, cannot exceed the face amount of the debt.

Debt Issuance Costs

Debt issuance costs, including fees paid to lenders or third parties, are capitalized as a debt discount and amortized to interest expense over the life of the debt. These costs are presented as a direct deduction from the carrying amount of the debt liability rather than as a separate asset.

Right of Use Assets and Lease Obligations

The Company accounts for right-of-use (ROU) assets and lease liabilities in accordance with FASB ASC 842, Leases. These amounts reflect the present value of the Company’s estimated future minimum lease payments over the lease term, including any reasonably certain renewal options, discounted using a collateralized incremental borrowing rate.

The Company classifies its leases as either operating or finance leases. The Company’s leases primarily consist of operating leases, which are included as Right-of-Use Assets and Operating Lease Liabilities on the consolidated balance sheets.

F-33

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Short-Term Leases

The Company has elected the short-term lease exemption, whereby leases with a term of 12 months or less are not recorded on the balance sheet. Instead, lease payments are expensed on a straight-line basis over the lease term.

Lease Term and Renewal Options

In determining the lease term, the Company evaluates whether renewal options are reasonably certain to be exercised. Factors considered include:

●	The useful life of leasehold improvements relative to the lease term,
●	The economic performance of the business at the leased location,
●	The comparative cost of renewal rates versus market rates, and
●	The presence of any significant economic penalties for non-renewal.

If a renewal option is deemed reasonably certain to be exercised, the ROU asset and lease liability reflect those additional future lease payments. The Company’s operating leases contain renewal options with no residual value guarantees. Currently, management does not expect to exercise any renewal options, which are therefore excluded in the measurement of lease obligations.

Discount Rate and Lease Liability Measurement

Since the implicit rate in the leases is not readily determinable, the Company applies an incremental borrowing rate that represents the rate it would incur to borrow on a collateralized basis over a similar term and currency environment.

Lease Impairment

The Company evaluates ROU assets for impairment indicators whenever events or changes in circumstances suggest the carrying amount may not be recoverable. No impairments of ROU assets were recognized for the three months ended September 30, 2025 and 2024, respectively.

At September 30, 2025 and June 30, 2025, the Company did not have any long term leases requiring disclosure.

F-34

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, as amended. Revenue is recognized when control of promised goods or services transfers to customers, in an amount that reflects the consideration expected to be received.

Revenue Streams

The Company currently generates revenue primarily from the following three (3) sources:

1.	Foodservice Packaging – Revenues from the wholesale distribution of disposable foodservice packaging products, including both custom-printed and stock paper cups, plastic cups, food containers, bags, and related consumable items. Sales are primarily transacted through the Company’s e-commerce platform and are recognized upon shipment or delivery of goods to the customer, depending on the terms of sale.
2.	Robotics-as-a-Service (RaaS) – Revenues generated under multi-year service arrangements for automation solutions deployed in the foodservice and hospitality industries. These arrangements generally include recurring monthly service fees for the use of robotic systems, together with implementation and integration services, maintenance, and technical support. Revenue is recognized over time as services are rendered in accordance with the terms of each contract.
3.	Hospitality Operations – Revenues derived from the ownership and operation of hotel properties, including room rentals, food and beverage sales, and ancillary guest services such as event hosting, parking, and other amenities. Revenue is recognized at the time when the related goods or services are provided to guests.

The Company previously generated revenues from the sale of packaged snack and beverage products. This activity has been discontinued and is presented separately as discontinued operations (see Note 14 – Discontinued Operations).

To provide further clarity on the nature, timing, and recognition of revenue, the Company’s revenue streams are discussed below:

A. Foodservice Packaging Distribution

Revenue from the distribution of disposable foodservice packaging products is derived exclusively from business customers on a wholesale basis through the Company’s e-commerce platform and direct sales channels. Customer contracts typically contain a single performance obligation: delivery of the ordered products. Shipping and handling activities that occur after the customer obtains control are accounted for as fulfillment costs and not as separate performance obligations. Because sales are exclusively to registered businesses, the Company collects and remits sales taxes where required; sales to businesses are exempt only when valid resale/exemption certificates are obtained.

F-35

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

B. Robotics as a Service

Revenue from Robotics-as-a-Service (“RaaS”) arrangements is recognized over time as services are provided under multi-year customer service agreements, which typically follow an initial pilot and site preparation period. Contracts generally include a recurring monthly service fee covering access to robotic equipment, automation software, monitoring, and support services. Although agreements are typically multi-year in duration, the related performance obligation is the continuous provision of RaaS services, and revenue is recognized ratably each month as services are delivered.

The Company owns and deploys all robotic equipment, including hardware, software, and related components, which remain the property of the Company. Customers do not obtain control over the units; instead, the Company retains responsibility for operation, servicing, refurbishment, and replacement as necessary. Management evaluated these arrangements under ASC 842 Leases and concluded they do not contain a lease because customers do not control the use of the robotic units. Accordingly, revenue is recognized under ASC 606 Revenue from Contracts with Customers.

Certain arrangements may include one-time activities such as installation, integration, or training. These activities are not distinct performance obligations and are accounted for as part of the overall service contract, with related fees recognized over the contract term. Ongoing support includes remote technical assistance, software updates, and maintenance, all of which are included in the recurring monthly service fee.

The Company generally invoices customers monthly, with payments due monthly. As a result, contract assets and contract liabilities (deferred revenue) are not significant.

C. Hospitality Operations

Revenue from hospitality operations is generated primarily from the ownership and management of hotel properties. The Company’s hotel revenues consist of (i) room revenues, (ii) food and beverage revenues, and (iii) other ancillary revenues such as meeting and event space rentals, parking, and miscellaneous guest services.

1.	Room Revenues. Revenue from room rentals is recognized on a daily basis as rooms are occupied, since each night of occupancy represents a distinct performance obligation satisfied over time. Payments are typically due at check-out or are settled by credit card upon completion of the stay. Advance deposits received prior to guest arrival are recorded as contract liabilities (deferred revenue) until the related stay occurs.

F-36

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

2.	Food and Beverage Revenues. Revenue from restaurant, bar, catering, and banquet operations is recognized at the point in time the related goods or services are provided to the guest. In cases where deposits are received for catered events or group bookings, such amounts are recorded as deferred revenue until the event takes place.

3.	Other Ancillary Revenues. Revenue from parking, resort fees, event space rentals, and other guest services is recognized when the service is rendered or the rental period has elapsed.

The Company acts as the principal in substantially all hospitality transactions, as it controls the goods and services prior to transfer to the customer. Revenues are presented net of any sales or occupancy taxes collected on behalf of governmental authorities. The timing of billing and payment for hotel operations typically coincides with the satisfaction of performance obligations; therefore, contract assets and contract liabilities related to hospitality revenues are not significant.

The timing of billing and payment for hotel operations typically coincides with the satisfaction of performance obligations; therefore, contract assets and contract liabilities related to hospitality revenues are not significant.

D. Snacks and Beverages (Discontinued Operations)

The Company previously generated revenue from the sale of snack and beverage products. This activity has been discontinued and is presented as discontinued operations in the accompanying consolidated financial statements.

For periods prior to discontinuation, revenue was recognized net of slotting fees, trade promotions, discounts, and other sales incentives, which were classified as variable consideration. Variable consideration was estimated based on historical experience, contractual terms, and current promotional strategies. Estimates were reviewed and updated each reporting period, and revenue was recognized only to the extent it was probable that a significant reversal would not occur.

No revenues or expenses from this activity are expected to contribute to the Company’s future results.

F-37

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The Company follows the five-step revenue recognition model:

1. Identify the Contract with a Customer

A contract exists when:

●	The agreement creates enforceable rights and obligations;
●	It has commercial substance;
●	Payment terms are defined and consideration is determinable;
●	Collection is probable

Customer credit risk is assessed at contract inception and updated periodically.

For Robotics-as-a-Service (“RaaS”) contracts, agreements are non-cancellable for an initial 36-month term (except for breach), and automatically renew for one-year periods unless terminated. Management accounts for renewals as new contracts.

For Hospitality Operations, contracts with customers are typically short-term in nature. Individual room bookings, restaurant transactions, and event bookings constitute distinct contracts with clearly defined payment terms. Deposits received in advance of stays or events represent contract liabilities until performance obligations are satisfied.

2. Identify the Performance Obligations

Foodservice Packaging – Each order represents a single performance obligation: shipment or delivery of the ordered goods.

Robotics-as-a-Service (RaaS) – Robotics-as-a-Service (RaaS) – Each contract contains a single bundled performance obligation, representing the continuous provision of robotic equipment and related services, including installation, integration, training, maintenance, and technical support. Installation and training are not distinct, as customers cannot benefit from the robots without integration. One-time implementation activities, when billed, are included in the overall service obligation and recognized over the contract term.

F-38

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Hospitality Operations – Each guest contract contains one or more distinct performance obligations, depending on the nature of the service:

● Room revenue: each night of occupancy represents a distinct performance obligation satisfied over time.

● Food and beverage: each sale represents a distinct performance obligation satisfied at the point in time when the good or service is provided.

● Event or banquet services: represent a single performance obligation satisfied when the event occurs.

● Other ancillary services (e.g., parking, resort fees): represent distinct performance obligations satisfied when the service is rendered.

Snacks and Beverages (Discontinued) – Historically, each sale represented a single performance obligation for delivery of products. These activities were discontinued as of June 30, 2025, and results are presented as discontinued operations.

3. Determine the Transaction Price

Foodservice Packaging – Transaction price consists primarily of fixed consideration based on contract or list pricing.

RaaS – Transaction price consists of fixed monthly service fees over the 36-month initial term. Invoices are issued monthly, and payments are generally due as services are provided.

Contracts do not include material variable consideration, and the Company historically has not collected consideration prior to performance. As a result, contract liabilities (deferred revenue) are not significant.

Hospitality Operations – Transaction price consists primarily of fixed consideration stated in room rates, menu prices, or event contracts. Room and restaurant sales are typically settled at the point of sale, while deposits for group or event bookings are collected in advance and recorded as deferred revenue until the related service is provided. Variable consideration, such as discounts or promotional rates, is reflected in the transaction price when known. Taxes collected on behalf of governmental authorities (e.g., sales or occupancy taxes) are excluded from revenue.

Snacks and Beverages (Discontinued) – Transaction price included fixed consideration plus variable consideration such as slotting fees, promotions, and rebates.

F-39

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

4. Allocate the Transaction Price

Contracts generally contain only a single performance obligation (product delivery for Packaging, continuous monthly service for RaaS, or a single stay, sale, or event for Hospitality). Accordingly, the entire transaction price is allocated to that performance obligation.

5. Recognize Revenue When (or As) Performance Obligations Are Satisfied

Foodservice Packaging – Revenue is recognized at a point in time when control of the goods transfers to the customer (generally upon shipment or delivery).

RaaS – Revenue is recognized over time, ratably each month, as customers simultaneously receive and consume the benefits of the continuous service.

Hospitality Operations –

● Room revenue: recognized over time on a daily basis as each night of occupancy occurs.
● Food and beverage: recognized at a point in time when goods or services are provided.
● Event, banquet, and ancillary services: recognized when the event occurs or the service is rendered.

Advance deposits for rooms or events are recorded as deferred revenue until performance obligations are satisfied.

Snacks and Beverages (Discontinued) – Revenue was historically recognized at a point in time upon shipment or delivery.

Principal vs. Agent Considerations

In accordance with ASC 606-10-55-36 through 55-40, the Company evaluated whether it acts as principal or agent in each of its revenue streams. The assessment considers whether the Company (i) obtains control of goods or services before transfer to the customer, (ii) has discretion in establishing pricing, (iii) is primarily responsible for fulfillment, and (iv) is exposed to inventory or service-level risks.

F-40

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Based on this analysis, the Company reached the following conclusions:

1. Foodservice Packaging Distribution

The Company acts as a principal in foodservice packaging sales.

●	The Company designs, sources, and controls products prior to transfer.
●	The Company has discretion in pricing.
●	The Company is responsible for fulfillment, including warehousing and logistics.
●	The Company bears inventory risk prior to transfer.

Revenue is recognized on a gross basis for foodservice packaging sales.

2. Robotics-as-a-Service (RaaS)

The Company acts as a principal in RaaS arrangements.

●	The Company provides customers with continuous access to robotic equipment and related services.
●	The Company controls the equipment and services before and during the transfer period.
●	The Company has discretion over pricing and contract terms.
●	The Company is responsible for providing and maintaining the service throughout the contract term.

Revenue is recognized on a gross basis for RaaS service contracts.

3. Hospitality Operations

The Company acts as a principal in all hospitality operations.

●	The Company owns and operates all hotels and controls the goods and services prior to transfer.
●	The Company sets room rates, menu prices, and event charges at its discretion.
●	The Company is responsible for providing accommodations, food and beverage, and related services directly to guests.
●	The Company bears the risks and rewards associated with hotel operations, including occupancy, cost, and service delivery risks.

Revenue is recognized on a gross basis for all hospitality activities.

F-41

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

4. Snacks and Beverages (Discontinued Operations)

Prior to discontinuation, the Company acted as a principal in snack and beverage sales.

●	The Company controlled inventory prior to transfer.
●	The Company set pricing at its discretion.
●	The Company was responsible for fulfillment of its performance obligations.
●	The Company bore inventory risk until sale.

Revenue was recognized on a gross basis for snack and beverage sales, prior to classification as discontinued operations.

Summary of Compliance with ASC 606 and ASU Updates

Revenue Stream	Entity	Performance Obligation	Recognition Timing	Consideration Type

Foodservice Packaging	SWC	Shipment of goods to customer	Point in time - revenue is recognized when control transfers upon shipment	Fixed price (wholesale contracts); excludes sales tax

Robotics as a Service (RaaS)	Skytech and FHVH	Provision of robotics equipment access, remote monitoring software, and related support services over the contract term	Over time - revenue is recognized ratably over the 36-month contract term, as the Company has a contractual right to payment for services rendered to date.	Fixed monthly consideration, billed in advance Non-cancellable 36-month contracts with auto renewals

Hotel Operations	Victorville/Rancho Mirage	Provision of lodging and related guest services (rooms, food, beverage, and other ancillary services)	Point in time – revenue is recognized when the performance obligation is satisfied, typically upon guest occupancy (for rooms) or at the time goods/services are provided (for food, beverage, and ancillary services).	Fixed transaction price, generally settled at check-out. Prices exclude sales tax.

F-42

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Contract Liabilities (Deferred Revenue)

Contract liabilities represent amounts received in advance of performance obligations being satisfied. These primarily relate to deposits for future hotel stays, events, or banquet services, which are recognized as revenue when the related lodging or services are provided.

For the Company’s Robotics-as-a-Service (“RaaS”) and foodservice packaging operations, invoicing and payment generally occur as performance obligations are satisfied; therefore, deferred revenue balances in these segments are not material.

As of September 30, 2025 and June 30, 2025, the Company had deferred revenue of $599,204 and $557,725, respectively.

The following represents the Company’s disaggregation of revenues for the years ended June 30, 2025 and 2024:

	Three Months Ended September 30,
	2025		2024
	Revenue	% of Revenues	Revenue	% of Revenues
Foodservice Packaging	$418,043	53.46%	$-	0.00%
Robotics as a Service (RaaS)	49,800	6.37%	-	0.00%
Hotels	314,184	40.18%	-	0.00%
Total revenues - net	$782,027	100.00%	$-	0.00%

Revenue is disaggregated by primary revenue stream, consistent with the Company’s reportable segments and the nature, timing, and uncertainty of revenue recognition described herein.

The Company did not generate revenues from continuing operations during the three months ended September 30, 2024.

Revenues from discontinued snack and beverage operations are presented separately in Note 14.

F-43

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Cost of Sales

1. Continuing Operations – Cost of Sales

Foodservice Packaging

Cost of sales for foodservice packaging consists of direct costs incurred to source, warehouse, and distribute packaging products. These costs are recognized in the same period as the related revenue.

Cost components primarily include:

● Purchased Materials – Packaging products sourced from third-party manufacturers and suppliers.

● Freight and Distribution – Outbound shipping costs, warehouse handling, and fuel surcharges.

● Warehousing and Logistics – Facility, labor, and utilities associated with storage and inventory management.

Robotics-as-a-Service (RaaS)

Cost of sales for RaaS consists of direct costs incurred to provide robotic services under multi-year service contracts. These costs are recognized in the same period as the related revenue.

Cost components primarily include:

● Equipment Depreciation – Depreciation of robotic units deployed to customer sites.

● Installation and Training Costs – Initial setup, integration, and training services provided to customers.

● Maintenance and Support – Ongoing technical support, repair, and software updates.
● Hosting and Connectivity – Cloud infrastructure and communication costs to enable remote monitoring and performance of robots.

These costs are recognized ratably over the contract term, consistent with the recognition of RaaS revenue.

F-44

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Hotel Operations

Cost of sales for hotel operations consists of direct costs incurred to provide lodging, food and beverage, and related guest services. These costs are recognized in the same period as the related revenue.

Cost components primarily include:

● Room Operations – Housekeeping, front office, maintenance, laundry, and utilities directly related to guest accommodations.

● Food and Beverage – Cost of food, beverages, and related consumables used in restaurant, bar, and banquet operations.

● Labor and Benefits – Wages, benefits, and payroll taxes for personnel directly involved in providing guest services.

● Operating Supplies and Guest Amenities – Costs of linens, toiletries, and other consumables provided to guests.

● Other Direct Costs – Contract services, credit card commissions, and minor operating equipment.

Depreciation of hotel buildings, furnishings, and equipment is not included in cost of sales and is presented separately as Depreciation and Amortization within operating expenses.

2. Discontinued Operations – Cost of Sales

Cost of sales related to the Company’s legacy Snacks and Beverages business is presented within discontinued operations and excluded from the amounts above.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by FASB ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. These deferred amounts are measured using enacted tax rates expected to apply in the periods when the temporary differences are expected to reverse.

The effect of a change in tax law or tax rates on deferred tax balances is recognized in the period in which the change is enacted.

F-45

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

All deferred tax assets and liabilities are presented as noncurrent in the Company’s consolidated balance sheet, regardless of the classification of the related asset or liability for financial reporting purposes.

Uncertain Tax Positions

The Company evaluates uncertain tax positions, which requires that a tax position be recognized in the financial statements only if it is more likely than not (greater than 50% likelihood) to be sustained upon examination by tax authorities.

As of September 30, 2025 and June 30, 2025, respectively, the Company had no uncertain tax positions that qualified for recognition or disclosure in the financial.

The Company also recognizes interest and penalties related to uncertain tax positions in other expense in the consolidated statement of operations. No interest and penalties were recorded for the three months ended September 30, 2025 and 2024, respectively.

Valuation of Deferred Tax Assets

The Company’s deferred tax assets include certain future tax benefits, such as net operating losses (NOLs), tax credits, and deductible temporary differences. A valuation allowance is required if it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company reviews the realizability of deferred tax assets on a quarterly basis, or more frequently if circumstances warrant, considering both positive and negative.

Factors Considered in Valuation Allowance Assessment

The Company evaluates multiple factors in determining whether a valuation allowance is necessary, including:

●	Historical earnings trends (cumulative pre-tax income or losses in the most recent three-year period)
●	Future financial projections, including expected taxable income based on long-term estimates of business performance and market conditions
●	Statutory carryforward periods for net operating losses and other deferred tax assets
●	Prudent and feasible tax planning strategies that could impact the realization of deferred tax assets
●	Nature and predictability of temporary differences and the timing of their reversal
●	Sensitivity of financial forecasts to external factors such as commodity prices, market demand, and operational risks

F-46

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

While cumulative three-year losses are a strong indicator that a valuation allowance may be needed, a valuation allowance determination is not solely based on past losses—all available positive and negative evidence must be considered.

Valuation Allowance Determination

At September 30 and June 30, 2025, respectively, the Company recorded a full valuation allowance against its deferred tax assets, resulting in a net carrying amount of $0. This determination was based on cumulative losses in recent years and the lack of sufficient positive evidence to support the realization of deferred tax assets in the near term.

The Company will continue to evaluate its valuation allowance each reporting period and will recognize deferred tax assets in the future if sufficient positive evidence emerges to support their realization.

Advertising Costs

Advertising costs are expensed as incurred, “Advertising Costs.” These costs are recognized as operating expenses in the period in which they are incurred and are classified within general and administrative expenses in the consolidated statements of operations.

Advertising expense related to the discontinued Snack and Beverages business, has been presented within discontinued operations.

The Company recognized marketing and advertising costs during the three months ended September 30, 2025 and 2024, respectively as follows:

	Three Months Ended September 30,
	2025	2024

Total Sales and Marketing	$95,575	$-

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation,” using the fair value-based method. Under this guidance, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, typically the vesting period.

ASC 718 establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions where an entity incurs liabilities based on the fair value of its equity instruments or liabilities that may be settled using equity instruments.

F-47

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The Company applies the fair value method for equity instruments granted to both employees and non-employees, aligning non-employee share-based payment accounting with that of employees. The fair value of stock-based compensation is determined as of the grant date or the measurement date (i.e., when the performance obligation is completed) and is recognized over the vesting period.

The Company determines the fair value of stock options using the Black-Scholes option pricing model, considering the following key assumptions:

●	Exercise price – The agreed-upon price at which the option can be exercised.
●	Expected dividends – The anticipated dividend yield over the expected life of the option.
●	Expected volatility – Based on historical stock price fluctuations.
●	Risk-free interest rate – Derived from U.S. Treasury securities with similar maturities.
●	Expected life of the option – Estimated based on historical exercise patterns and contractual terms.

Additionally, the Company follows the guidance under ASU 2016-09, which introduced amendments to simplify certain accounting aspects of share-based compensation, including:

●	The treatment of tax benefits and tax deficiencies in income tax reporting.
●	The option to recognize forfeitures as they occur rather than estimating them upfront.
●	Cash flow classification for certain tax-related transactions.

The Company continues to evaluate and apply the latest Accounting Standards Updates (ASUs) and interpretive releases related to stock-based compensation to ensure compliance with evolving financial reporting requirements.

Stock Warrants

In connection with certain financing transactions (debt or equity), consulting arrangements, or strategic partnerships, the Company may issue warrants to purchase shares of its common stock. These standalone warrants are not puttable or mandatorily redeemable by the holder and are classified as equity instruments in accordance with ASC 480, “Distinguishing Liabilities from Equity.”

The fair value of warrants issued for compensation purposes is measured using the Black-Scholes option pricing model. However, if warrants meet the definition of derivative liabilities under ASC 815, “Derivatives and Hedging,” fair value is determined using a binomial pricing model or other appropriate valuation techniques.

F-48

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Accounting Treatment of Warrants

●	Warrants issued in conjunction with common stock issuance are initially recorded at fair value as a reduction in Additional Paid-In Capital (APIC),
●	Warrants issued for services are recorded at fair value and expensed over the requisite service period or immediately upon issuance if no service period exists; and
●	Warrants classified as liabilities due to settlement features or pricing adjustments are remeasured at fair value each reporting period, with changes recognized in earnings.

Basic and Diluted Earnings (Loss) per Share and Reverse Stock Split

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings Per Share.” The calculation of basic EPS follows the two-class method and is determined by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding, including certain other shares committed to be issued.

Basic Earnings Per Share (EPS)

Basic EPS is calculated using the two-class method, and is computed as follows:

●	Net earnings available to common shareholders represent net earnings to common shareholders, adjusted for the allocation of earnings to participating securities.
●	Losses are not allocated to participating.
●	The denominator includes common shares outstanding and certain other shares committed to be issued, such as restricted stock and restricted stock units (“RSUs”), for which no future service is required.

Diluted Earnings Per Share (EPS)

Diluted EPS is calculated under both the two-class method and the treasury stock method, and the more dilutive result is reported.

●	Diluted EPS is computed by taking the sum of:

○	Net earnings available to common shareholders
○	Dividends on preferred shares
○	Dividends on dilutive mandatorily redeemable convertible preferred shares
○	Divided by the weighted average number of common shares outstanding and certain other shares committed to be issued, plus all dilutive common stock equivalents during the period, such as:

■	Stock options
■	Warrants
■	Convertible preferred stock
■	Convertible debt

F-49

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

●	Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) qualify as participating securities under the two-class method.

Net Loss Per Share Considerations

In computing net loss per share, unvested shares of common stock are excluded from the denominator.

Participating Securities & Share-Based Compensation

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively. Therefore:

●	Before the requisite service is rendered for the right to retain the award, these instruments meet the definition of a participating security.
●	RSUs granted under an executive compensation plan, however, are not considered participating securities because the rights to dividend equivalents are forfeitable.

The following potentially dilutive equity securities outstanding for the three months ended September 30, 2025 and 2024, were as follows:

	September 30, 2025	September 30, 2024
Convertible debt	149,815,948	123,682,424
Series B, convertible preferred stock (5,000:1)	9,750,000	9,750,000
Series C, convertible preferred stock (6,000:1)	3,293,100,000	875,796,000
Series D, convertible preferred stock (6,000:1)	20,004,000	20,004,000
Warrants	191,496,343	191,996,343
Total common stock equivalents	3,664,166,291	1,221,228,767

Warrants included as common stock equivalents represent those that are fully vested and exercisable.

As of September 30, 2025, the total potential common stock equivalents (as shown above) exceeded the Company’s 200,000,000 authorized common shares, resulting in an insufficiency of authorized shares to settle all potential conversions or exercises. Because certain instruments cannot currently be settled solely in shares, they are not entirely within the Company’s control for share settlement.

In accordance with ASC 480-10-S99-3A and ASC 815-40-25, the Company has classified its Series B, Series C, and Series D Convertible Preferred Stock as temporary equity (mezzanine equity) in the consolidated balance sheets.

F-50

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

These instruments are not redeemable, but are presented outside of permanent equity due to the Company’s current lack of sufficient authorized shares to permit full conversion. The Company’s convertible debt remains classified as a liability, and its warrants are classified within equity, each in accordance with the relevant accounting guidance.

The Company intends to seek stockholder approval to amend its Certificate of Incorporation to increase the number of authorized common shares. Upon approval and filing of the amendment with the Nevada Secretary of State, and provided no other provisions outside the Company’s control exist, the Series B, Series C, and Series D Convertible Preferred Stock will be reclassified from temporary equity to permanent stockholders’ equity.

(See also Note 8 — Stockholders’ Deficit and Note 1 — Temporary Equity for additional information.)

Warrants included as common stock equivalents represent those that are fully vested and exercisable. See Note 8.

Related Parties

The Company defines related parties in accordance with ASC 850, “Related Party Disclosures,” and SEC Regulation S-X, Rule 4-08(k). Related parties include entities and individuals that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.

Related parties include, but are not limited to:

●	Principal owners of the Company.
●	Members of management (including directors, executive officers, and key employees).
●	Immediate family members of principal owners and members of management.
●	Entities affiliated with principal owners or management through direct or indirect ownership.
●	Entities with which the Company has significant transactions, where one party has the ability to exercise control or significant influence over the management or operating policies of the other.

A party is considered related if it has the ability to control or significantly influence the management or operating policies of the Company in a manner that could prevent either party from fully pursuing its own separate economic interests.

F-51

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The Company discloses all material related party transactions, including:

●	The nature of the relationship between the parties.
●	A description of the transaction(s), including terms and amounts involved.
●	Any amounts due to or from related parties as of the reporting date.
●	Any other elements necessary for a clear understanding of the transactions’ effects on the financial statements.

Related party disclosures are presented in accordance with ASC 850-10-50-1 through 50-6, which require disclosure of the nature, terms, and financial effects of material related party transactions. The Company also complies with SEC Regulation S-X, Rule 4-08(k), which requires disclosure of material related party balances and transactions, including their effect on the Company’s consolidated financial position and results of operations

Temporary Equity

The Company classifies certain equity instruments outside of permanent stockholders’ equity when required by applicable accounting guidance. In accordance with ASC 480-10-S99-3A and ASC 815-40-25, instruments are presented as temporary equity (mezzanine equity) if they are redeemable or if settlement in the Company’s common shares is not solely within the Company’s control.

Temporary equity generally includes convertible or equity-linked instruments that, under certain conditions, may require cash settlement or cannot be fully settled in shares due to limitations such as insufficient authorized stock. Instruments classified as temporary equity are remeasured or reassessed each reporting period and are reclassified to permanent equity when the conditions requiring temporary presentation are resolved.

(See Note 8 — Stockholders’ Deficit and Note 1 — Earnings Per Share for additional information.)

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances disclosures related to income tax rate reconciliation and income taxes paid.

The Company adopted ASU 2023-09 effective July 1, 2025 (fiscal 2026). Adoption did not have a material impact on the Company’s consolidated financial statements.

F-52

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Accounting Standards Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires expanded disclosure of certain expense categories.

The standard is effective for fiscal years beginning after December 15, 2026. The Company is currently evaluating the impact of the standard, which is not expected to be material.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which provides a practical expedient for estimating expected credit losses.

The standard is effective for fiscal years beginning after December 15, 2025. The Company plans to adopt ASU 2025-05 for its fiscal year beginning July 1, 2026, and does not expect a material impact.

Other Accounting Standards Updates

The FASB has issued other technical corrections and narrow-scope amendments across various accounting topics. These updates are not expected to have a material impact on the Company’s consolidated financial statements.

Reclassifications

Certain amounts in the prior year’s financial statements have been reclassified to conform to the current year presentation. These reclassifications had no material impact on the Company’s consolidated results of operations, stockholders’ deficit, or cash flows.

As a result of the classification of the Company’s Snacks and Beverages segment as discontinued operations, the related results of operations, cash flows, and disclosures have been reclassified and presented separately from continuing operations for all periods presented.

F-53

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Note 3 – Property and Equipment

Property and equipment consisted of the following:

	September 30, 2025	June 30, 2025	Estimated Useful Lives (Years)
Building and improvements	$17,650,000	-	4 - 30
Land	3,550,000	-	N/A
Robots/Tray Bins	226,950	205,650	5
Office computers and equipment	68,063	36,765	5 - 7
Production molds	145,173	145,173	5
Vehicles	107,527	107,527	5
Office furniture and equipment	3,650,732	50,732	1 - 5
Accumulated depreciation	(624,050)	(305,023)
Total property and equipment - net	$24,774,395	$240,824

Assets Acquired in Business Combinations

During fiscal years 2025 and 2026, the Company completed several acquisitions in connection with its expansion into robotics and hospitality operations.

●	On August 31, 2025, and September 30, 2025 (fiscal year ended June 30, 2026), the Company acquired Victorville and Rancho Mirage, respectively, obtaining land, buildings and improvements, and furniture and equipment with an aggregate fair value of approximately $24,800,000 as of the respective acquisition dates.

●	On March 31, 2025 (fiscal year ended June 30, 2025), the Company acquired SWC and Skytech, obtaining property and equipment with an aggregate fair value of approximately $59,000 as of the acquisition date.

The Company measured all acquired property and equipment at fair value as of each acquisition date. Fair values were determined using a combination of market comparable and replacement cost approaches, depending on asset type. Any difference between the fair value of the assets acquired and their historical carrying amounts was recognized as part of the purchase price allocation, and the excess of purchase consideration over the fair value of net identifiable assets was recorded as goodwill.

Depreciation and amortization expense was $300,410 and $0 for the three months ended September 30, 2025 and 2024, respectively. Depreciation and amortization are included within general and administrative expenses in the accompanying consolidated statements of operations.

F-54

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Note 4 – Accounts Payable and Accrued Liabilities including Related Parties

Accounts payable and accrued liabilities consist of amounts due to vendors, service providers, and related parties for goods and services received but not yet paid as of the balance sheet date. These obligations are typically settled within normal operating cycles.

Accrued liabilities include payroll and related benefits, professional fees, interest, taxes, and other routine operating accruals. The Company also records accruals for expenses incurred but not yet invoiced at period end, based on management’s estimates.

Balances due to related parties primarily represent amounts payable for shared services, management fees, and reimbursements of operating expenses. Such transactions are conducted in the ordinary course of business and settled in cash.

Management believes that all accounts payable and accrued liabilities are current and that recorded amounts approximate fair value due to their short-term maturities.

Accounts payable and accrued liabilities were as follows:

	September 30, 2025	June 30, 2025
Accounts payable and accrued liabilities	$5,529,306	$3,156,258
Accounts payable and accrued liabilities - related parties	2,505,539	322,900
Total accounts payable and accrued liabilities (including related parties)	$8,034,845	$3,479,158

F-55

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Note 5 – Debt

The following represents a summary of the Company’s debt (convertible notes payable, notes payable, convertible notes payable – related parties and mortgage notes payable) at September 30, 2025 and June 30, 2025:

	Issue Date	Maturity Date	Interest Rate	Default Interest Rate	Collateral	Related Party	Conversion Price	Debt Type
Loan #1	September 22, 2022	February 6, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #2	September 22, 2022	February 6, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #3	February 28, 2023	February 28, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #4	March 24, 2023	March 24, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #5	April 17, 2023	April 17, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #6	June 1, 2023	June 1, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #7	October 5, 2023	October 5, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #8	November 17, 2023	November 17, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #9	December 6, 2023	December 6, 2024	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #10	January 24, 2024	January 24, 2025	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #11	March 13, 2024	March 13, 2025	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #12	May 5, 2024	May 5, 2025	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #13	September 24, 2024	September 24, 2025	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #14	February 19, 2025	February 19, 2026	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #15	March 13, 2025	March 13, 2027	15.00%	24.00%	All Assets	No	$0.0330	Convertible Note Payable
Loan #16	June 29, 2023	June 29, 2024	15.00%	16.00%	Unsecured	No	$0.0330	Convertible Note Payable
Loan #17	August 28, 2023	August 28, 2024	15.00%	16.00%	Unsecured	No	$0.0330	Convertible Note Payable
Loan #18	January 23, 2025	August 31, 2025	17.50%	4.5%/month	Unsecured	No	$-	Note Payable
Loan #19	September 10, 2024	September 10, 2027	15.00%	15.00%	Unsecured	Yes	$0.0134	Convertible Note Payable - Related Party
Loan #20	September 4, 2024	September 4, 2027	15.00%	15.00%	Unsecured	No	$0.0134	Convertible Note Payable
Loan #21	September 4, 2024	September 4, 2027	15.00%	15.00%	Unsecured	No	$0.0134	Convertible Note Payable
Loan #22	September 4, 2024	September 4, 2027	15.00%	15.00%	Unsecured	No	$0.0134	Convertible Note Payable
Loan #23	September 4, 2024	September 4, 2027	15.00%	15.00%	Unsecured	No	$0.0134	Convertible Note Payable
Loan #24	September 4, 2024	September 4, 2027	15.00%	15.00%	Unsecured	No	$0.0134	Convertible Note Payable
Loan #25	September 4, 2024	September 4, 2027	15.00%	15.00%	Unsecured	No	$0.0134	Convertible Note Payable
Loan #26	September 10, 2021	September 10, 2026	8.99%	20.00%	Vehicle	No	$-	Note Payable
Loan #27	September 10, 2021	September 10, 2026	8.99%	20.00%	Vehicle	No	$-	Note Payable
Loan #28	September 4, 2024	September 4, 2027	15.00%	15.00%	Unsecured	Yes	$0.0134	Convertible Note Payable - Related Party
Loan #29	June 15, 2018	June 21, 2024	18.00%	18.00%	Unsecured	No	$-	Note Payable
Loan #30	April 18, 2025	April 18, 2026	15.00%	15.00%	Unsecured	No	$-	Note Payable
Loan #31	June 15, 2025	June 15, 2026	15.00%	15.00%	Unsecured	No	$-	Note Payable
Loan #32	July 14, 2025	July 14, 2026	15.00%	15.00%	Unsecured	No	$-	Note Payable
Loan #33	August 25, 2025	August 25, 2026	15.00%	15.00%	Unsecured	No	$-	Note Payable
Loan #34	June 9, 2022	June 9, 2029	5.00%	0.00%	Building	No	$-	Mortgage Notes Payable
Loan #35	June 9, 2022	June 9, 2029	5.00%	0.00%	Building	No	$-	Mortgage Notes Payable
Loan #36	November 15, 2023	October 1, 2025	1.00%	1.00%	Building	No	$-	Note Payable
Loan #37	April 15, 2025	April 15, 2026	15.00%	15.00%	All Assets	No	$-	Note Payable
Loan #38	May 22, 2025	May 22, 2026	15.00%	15.00%	All Assets	No	$-	Note Payable

F-56

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Convertible Notes Payable

The following represents a summary of the Company’s convertible notes payable at September 30, 2025 and June 30, 2025:

June 30, 2024	$3,442,987
Advances	1,104,000
Debt Discount	(674,922)
Amortization of debt discount	278,382
Conversions of debt to equity	(36,425)
Non-cash increase of principal	73,750
Debt acquired in acquisition - SWC	530,572
June 30, 2025	4,718,344
Amortization of debt discount	90,476
Conversions of debt to equity	(121,622)
September 30, 2025	$4,687,198

The following represents a detail of the Company’s convertible notes payable at September 30, 2025 and June 30, 2025:

	Lender #1	Lender #2	Various
	Notes #1 - #15	Notes #16 - #17	Notes #20 - #25	Total

Date of Note	Sep 22, 2022 - Mar 13, 2025	June 29, 2023 - August 28, 2023	September 4, 2024
Maturity Date of Note	Sep 22, 2023 - Mar 13, 2027	November 1, 2025	September 4, 2027
Interest Rate	15%	15%	15%
Default Interest Rate	24%	16%	15%
Conversion Rate	$0.033	$0.033	$0.0134 *
Equivalent Shares	135,664,424	3,109,091	8,035,224
In-Default	$3,880,874	$-	$-	$3,880,874
Collateral	All Assets	Unsecured	Unsecured

June 30, 2025	$4,489,683	$174,825	$53,836	$4,718,344
Conversion to common stock	(49,397)	(72,225)	-	(121,622)
Amortization of debt discount	36,640	-	53,836	90,476
September 30, 2025	4,476,926	102,600	107,672	4,687,198
Less: short term	4,073,651	102,600	-	4,176,251
Long term	$403,275	$-	$107,672	$510,947

June 30, 2024	$3,305,487	$137,500	$-	$3,442,987
Proceeds	1,104,000	-	-	1,104,000
Debt acquired - SWC	-	-	530,572	530,572
Debt discount	(144,350)	-	(530,572)	(674,922)
Amortization of debt discount	224,546	-	53,836	278,382
Non-cash increase of debt	-	73,750	-	73,750
Conversion to common stock	-	(36,425)	-	(36,425)
June 30, 2025	4,489,683	174,825	53,836	4,718,344
Less: short term	4,096,278	174,825	-	4,271,103
Long term	$393,405	$-	$53,836	$447,241

*	These convertible notes convert at a 65% discount to the lowest market price during the prior 20 days. Due to this variable conversion feature, the notes are classified as derivative liabilities under ASC 815-40.

F-57

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

In connection with the acquisition of SWC on March 31, 2025, the Company acquired convertible notes payable that became convertible as of the acquisition date, resulting in their classification as derivative liabilities. The aggregate fair value of these derivative liabilities at acquisition was $530,572.

The related debt discounts were measured using the commitment-date fair value of the embedded derivative liabilities. Consistent with ASC 470-20-25, each discount was limited to the face amount of the respective note, with any excess fair value recognized as derivative expense.

See Notes 11 and 12.

Loans #16/#17 – Amendments

On July 23, 2024 (fiscal year end June 30, 2025), the Company amended the terms of these notes to remove the right to adjust the conversion price. In exchange, the Company increased the amount due under the notes by 10%, and issue 1,667 shares of Series D, convertible preferred stock.

Upon amendment of terms, the Company evaluated the changes under ASC 470-50-40, Debt Modifications and Extinguishments, and determined the modification constituted a substantial change, resulting in a loss on debt extinguishment as follows:

In connection with this transaction, the Company recorded a loss on debt extinguishment as follows:

Fair value of debt (10% increase) and Series D, preferred stock on extinguishment date	$113,955
Loss on debt extinguishment	$113,955

See Note 8 for additional information regarding the issuance of the Series D, convertible preferred stock in connection with these debt extinguishments.

In April 2025, the maturity date of the notes was extended from April 2025 to November 2025. No additional consideration was paid in connection with the extensions. In accordance with ASC 470-50-40, the Company evaluated the terms of the modification and concluded that the changes did not result in a substantially different instrument. As a result, the modification was accounted for as a continuation of the existing debt arrangement, with no gain or loss recognized and no impact on the consolidated financial statements.

F-58

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Debt Conversions

Fiscal Year End June 30, 2026

Loan #1

In July 2025, the Company issued 6,600,000 shares of common stock in connection with the settlement of outstanding default interest of $216,050, respectively, plus additional fees of $1,750, on loan #1, for a total conversion of $217,800. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share. Accordingly, no gain or loss was recorded upon debt conversion.

In September 2025, the Company issued 6,000,000 shares of common stock in connection with the partial settlement of principal and related outstanding accrued interest on loan #1 of $49,397 and $34,748, respectively, plus default interest of $112,105 and additional fees of $1,750 for a total conversion of $198,000. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share. Accordingly, no gain or loss was recorded upon debt conversion.

Loan #16

In August 2025, the Company issued 1,002,339 shares of common stock in connection with the partial settlement of principal and related outstanding accrued interest on loan #16 of $28,750 and $2,577, respectively, plus additional fees of $1,750 for a total conversion of $33,077. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share. Accordingly, no gain or loss was recorded upon debt conversion.

In August 2025, the Company issued 1,378,562 shares of common stock in connection with the full settlement of principal and related outstanding accrued interest on loan #16 of $43,475 and $268, respectively, plus additional fees of $1,750 for a total conversion of $45,493. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share. Accordingly, no gain or loss was recorded upon debt conversion.

Fiscal Year End June 30, 2025

Loan #2

In April 2025, the Company issued 6,000,000 shares of common stock in connection with the settlement of outstanding accrued interest of $20,963 and default interest of $175,287, respectively, plus additional fees of $1,750, on loan #2, for a total conversion of $198,000. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share. Accordingly, no gain or loss was recorded upon debt conversion.

F-59

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Loan #16

In April 2025, the Company issued 1,000,170 shares of common stock in connection with the partial settlement of principal and related outstanding accrued interest on loan #16 of $7,425 and $23,831, respectively, plus additional fees of $1,750 for a total conversion of $33,006. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share. Accordingly, no gain or loss was recorded upon debt conversion.

In May 2025, the Company issued 1,003,444 shares of common stock in connection with the partial settlement of principal and related outstanding accrued interest on loan #16 of $29,000 and $2,364, respectively, plus additional fees of $1,750 for a total conversion of $33,114. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share. Accordingly, no gain or loss was recorded upon debt conversion.

Debt Extinguishments

The Company accounted for these debt conversions as debt extinguishments under ASC 470-50 and ASC 405-20. As the fair value of the equity issued equaled the carrying value of the extinguished debt, no gain or loss was recognized upon conversion.

Notes Payable

The following represents a summary of the Company’s notes payable at September 30, 2025 and June 30, 2025:

June 30, 2024	$-
Proceeds	1,547,000
Repayments	(23,988)
Debt acquired in acquisition	67,262
June 30, 2025	1,590,274
Repayments	(3,236)
Debt acquired in acquisition - net - Victorville	3,223,716
Debt acquired in acquisition - net - Rancho Mirage	1,709,673
Settlement of pre-existing debt of target acquisition	(1,547,000)
Amortization of debt discount	28,958
September 30, 2025	$5,002,385

F-60

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The following represents a detail of the Company’s notes payable at September 30, 2025 and June 30, 2025:

	Loans #26 and #27	Various Loans#18, #29, #30 and #31	Acquired Debt Loan #36	Acquired Debt Loan #37	Acquired Debt Loan #38	Total

Date of Note	September 10, 2021	June 15, 2018 - June 15, 2025	November 15, 2023	April 15, 2025	May 22, 2025
Maturity Date of Note	September 10, 2026	June 21, 2024 - June 15, 2026	Demand	April 15, 2026	May 22, 2026
Interest Rate	8.99%	15.00% - 18.00%	1.00%	15.00%	15.00%
Default Interest Rate	20.00%	15.00% - 18.00%*	1.00%	15.00%	15.00%
In-Default	$-	$29,250	$-	$-	$-	$29,250
Collateral	Vehicle	Unsecured	Building/Hotel	All Assets	All Assets

June 30, 2025	$14,024	$1,576,250	$-	$-	$-	$1,590,274
Settlement of pre-existing debt of target acquisition	-	(1,547,000)	-	-	-	(1,547,000)
Debt acquired in acquisition - Victorville	-	-	-	1,140,000	2,335,000	3,475,000
Debt discount	-	-	-	(66,500)	(184,784)	(251,284)
Debt acquired in acquisition - Rancho Mirage	-	-	1,709,673	-	-	1,709,673
Amortization of debt discount	-	-	-	9,500	19,458	28,958
Repayments	(3,236)	-	-	-	-	(3,236)
September 30, 2025	10,788	29,250	1,709,673	1,083,000	2,169,674	5,002,385
Less: short term	10,788	29,250	1,709,673	1,083,000	2,169,674	5,002,385
Long term	$-	$-	$-	$-	$-	$-

June 30, 2024	$-	$-	$-	$-	$-	$-
Proceeds	-	1,547,000	-	-	-	1,547,000
Debt acquired in acquisition - SWC	17,262	50,000	-	-	-	67,262
Repayments	(3,238)	(20,750)	-	-	-	(23,988)
June 30, 2025	14,024	1,576,250	-	-	-	1,590,274
Less: short term	-	1,576,250	-	-	-	1,576,250
Long term	$14,024	$-	$-	$-	$-	$14,024

Loans #30/#31

Notes Payable – Victorville Acquisition

During April 2025 and June 2025, the Company also entered into two loan agreements (Loans #30 and #31) with the then–prospective seller of the Victorville hotel property (the “Target”). Under these agreements, the Target advanced the Company an aggregate of $1,547,000 for working capital purposes. The loans were unsecured and bore interest at an annual rate of 15%.

F-61

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Pursuant to the loan terms:

●	If the acquisition did not close, the loans would have become payable one year from their respective commitment dates; and
●	If the acquisition did close, the outstanding principal and accrued interest would be forgiven in full.

The Victorville acquisition closed on August 31, 2025, and, accordingly, the related $1,547,000 balance (including accrued interest) was eliminated in consolidation as an intercompany amount. As a result, this balance has been removed from the current-year notes payable schedule.

The Company did not recognize any gain on forgiveness, as the elimination represented an intercompany transaction rather than income from extinguishment of debt.

Convertible Notes Payable – Related Parties

The following represents a summary of the Company’s convertible notes payable – related parties at September 30, 2025 and June 30, 2025:

$-
Debt acquired in acquisition - SWC	229,204
Debt Discount	(229,204)
Amortization of debt discount	53,639
Repayments	(33,490)
June 30, 2025	20,149
Amortization of debt discount	20,149
September 30, 2025	$40,298

F-62

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The following represents a detail of the Company’s convertible notes payable – related parties at September 30, 2025 and June 30, 2025:

	Loan #19		Loan #28		Total

Holder	Chief Executive Officer		Chief Revenue Officer
			Board Director
Date of Note	September 10, 2024		September 10, 2024
Maturity Date of Note	September 10, 2027		September 4, 2027
Interest Rate	15.00%		15.00%
Conversion Rate	$0.0134	*	$0.0134	*
Equivalent Shares	2,264,478		742,836		3,007,313
In-Default	$-		$-		$-
Collateral	Unsecured		Unsecured

*	These convertible notes are convertible at a discount, equal to 65% of the lowest market price over the preceding 20 days.

June 30, 2025	$15,172	$4,977	$20,149
Amortization of debt discount	15,172	4,977	20,149
September 30, 2025	30,344	9,954	40,298
Less: short term	-	-	-
Long term	$30,344	$9,954	$40,298

June 30, 2024	$-	$-	$-
Debt acquired in acquisition - SWC	180,154	49,050	229,204
Debt discount	(180,154)	(49,050)	(229,204)
Amortization of debt discount	48,662	4,977	53,639
Repayments	(33,490)	-	(33,490)
June 30, 2025	15,172	4,977	20,149
Less: short term	-	-	-
Long term	$15,172	$4,977	$20,149

F-63

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The following represents a summary of the Company’s mortgage notes payable at September 30, 2025 and June 30, 2025:

June 30, 2025	$-
Debt acquired in acquisition - Victorville	9,492,000
Debt acquired in acquisition - Rancho Mirage	9,992,000
Repayments	(1,341)
September 30, 2025	$19,482,659

During the fiscal year ended June 30, 2026, the Company completed the acquisitions of two hotel properties located in Victorville, California and Rancho Mirage, California. In connection with these acquisitions, the Company assumed existing mortgage indebtedness secured by the respective properties.

As part of the required purchase price allocations under ASC 805, the assumed mortgage notes were recorded at their estimated fair values as of the respective acquisition dates. The fair value measurements reflected market-based assumptions regarding interest rates and credit spreads for comparable debt instruments at the time of acquisition. As a result, the carrying amounts of the assumed mortgage obligations include a step-up adjustment from the contractual principal balances to reflect their fair value at acquisition.

The Victorville acquisition resulted in the recognition of an assumed mortgage note with a fair value of $9,492,000, and the Rancho Mirage acquisition resulted in the recognition of an assumed mortgage note with a fair value of $9,992,000. See Note 9.

Accordingly, the Company’s total mortgage notes payable were $19,482,659 as of September 30, 2025. The assumed mortgage notes remain secured by the respective hotel properties and contain customary covenants and repayment terms.

F-64

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The following represents a detail of the Company’s mortgage notes payable at September 30, 2025 and June 30, 2025:

	Loan #34		Loan #35		Total

Property Name	Victorville		Rancho Mirage
Date of Note	June 9, 2022		June 9, 2022
Maturity Date of Note	June 9, 2029		June 9, 2029
Interest Rate	7.50	%*	7.50	%*
In-Default	$-		$-		$-
Collateral	Property		Property

*	The interest rate was fixed at 5% for the period June 2022 - June 2025. Subsequently, the interest rate is variable, equal to Wall Street Journal prime rate plus 0.25%

June 30, 2025	$-		$-
Debt acquired in acquisition	9,492,000	9,992,000	19,484,000
Repayments	(1,341)	-	(1,341)
September 30, 2025	9,490,659	9,992,000	19,482,659
Less: short term	188,373	198,309	386,682
Long term	$9,302,556	$9,793,421	$19,095,977

Debt Maturities

The following represents future maturities of the Company’s various debt arrangements as follows:

For the Year Ended June 30,	Convertible Notes Payable	Convertible Notes Payable - Related Parties	Notes Payable	Mortgage Notes Payable	Total

2026 (9 Months)	$4,176,250	$-	$3,704,372	$290,236	$8,170,858
2027	403,275	-	1,298,013	408,920	2,110,208
2028	107,673	40,298		436,763	584,734
2029				474,576	474,576
2030	-	-	-	17,872,164	17,872,164
Total	4,687,198	40,298	5,002,385	19,482,659	29,212,540

F-65

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Note 6 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. See Note 12 for derivative liabilities.

Note 7 – Commitments and Contingencies

Contingencies – Legal Matters

The Company is subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries.

As of September 30, 2025, the Company is not aware of any litigation, pending litigation, or other transactions that require accrual or disclosure.

Note 8 – Temporary Equity and Stockholders’ Deficit

As of September 30, 2025, the Company had six (6) classes of stock, detailed as follows:

With respect to Series B, C and D convertible preferred stock, see policy above in Note 1 regarding classification as temporary equity.

Preferred Stock

The Company’s preferred stock is as follows.

●	Authorized Shares: 1,000,000
●	Par Value: $0.001 per share

The Board of Directors has the authority to issue preferred stock in one or more series and determine the rights, privileges, and restrictions of each series without further stockholder approval.

F-66

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Series A, Preferred Stock – Related Party

●	Designated Shares: 1,000
●	Issued & Outstanding: 1,000 shares as of September 30, 2025 and June 30, 2025, respectively. All shares are owned by the Company’s Chief Executive Officer.
●	Par Value: $0.001 per share
●	Stated Value: None
●	Conversion Terms: None
●	Dividend Provisions: None
●	Voting Rights: Equal to the number of votes on an as converted basis of all other classes of securities plus one (1)
●	Liquidation Preference: None
●	Redemption Rights: None
●	Derivative Liability Assessment:

◌	Evaluated under ASC 815 (“Derivatives and Hedging”)
◌	The Series A Convertible Preferred Stock does not meet the definition of a derivative liability because it does not contain any variable equity conversion features or other contingent provisions that would require derivative accounting.

Series B, Convertible Preferred Stock

●	Designated Shares: 5,000
●	Issued & Outstanding: 1,950 shares as of September 30, 2025 and June 30, 2025, respectively
●	Par Value: $0.001 per share
●	Stated Value: None
●	Conversion Terms: convertible into 5,000 shares of common stock and 5,000 warrants with an exercise price of $0.033/share.
●	Dividend Provisions: None
●	Voting Rights: None
●	Liquidation Preference: None
●	Redemption Rights: None
●	Derivative Liability Assessment:

◌	Evaluated under ASC 815 (“Derivatives and Hedging”)
◌	The Series B Convertible Preferred Stock and the related warrants do not meet the definition of derivative liabilities because they contain fixed conversion terms and do not include any variable equity conversion features or other contingent provisions requiring derivative accounting.

F-67

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Deemed Dividends – Series B Convertible Preferred Stock

In connection with the issuance of Series B Convertible Preferred Stock, the Company recognizes deemed dividends due to periodic reductions in the conversion price, which increased the intrinsic value of the shares issuable upon conversion. These adjustments effectively conveyed additional value to the preferred stockholders and were accounted for as deemed dividends.

The deemed dividends were recorded as a reclassification from additional paid-in capital to accumulated deficit. This treatment did not affect total stockholders’ deficit but did reduce income available to common shareholders for purposes of earnings per share.

During the three months ended September 30, 2025 and the year ended June 30, 2025, the Company recorded additional deemed dividends of $0 and $11,566, respectively.

Series C, Convertible Preferred Stock

●	Designated Shares: 500,000
●	Issued & Outstanding: 145,966 and 13,333 shares as of September 30, 2025 and June 30, 2025, respectively
●	Par Value: $0.001 per share
●	Stated Value: None
●	Conversion Terms: convertible into 6,000 shares of common stock
●	Dividend Provisions: None
●	Voting Rights: None
●	Liquidation Preference: None
●	Redemption Rights: None
●	Rank junior to Series B, convertible preferred stock
●	Derivative Liability Assessment:

◌	Evaluated under ASC 815 (“Derivatives and Hedging”)
◌	The Series C Convertible Preferred Stock does not meet the definition of a derivative liability because it does not contain any variable equity conversion features or other contingent provisions that would require derivative accounting.

F-68

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Preferred Stock Transactions for the Year Ended June 30, 2026

Shares Issued in Acquisitions

On August 27, 2025 and September 30, 2025, the Company completed the acquisitions of the Victorville (“VV”) and Rancho Mirage (“RM”) hotel properties, respectively. As part of the purchase consideration for these business combinations, the Company issued 216,667 shares and 176,167 shares of Series C Convertible Preferred Stock.

In accordance with ASC 805, Business Combinations, the Series C shares issued in connection with the VV and RM acquisitions were measured at their estimated fair values of $39,000,060 and $52,000,080, respectively, as of the applicable acquisition dates. These fair value amounts have been included in the preliminary purchase price allocations and will be updated, if necessary, during the measurement period as additional information becomes available.

See Note 9.

Preferred Stock Transactions for the Year Ended June 30, 2025

Series C, Convertible Preferred Shares Issued for Services

On February 17, 2025, the Company issued 2,000 shares of Series C, convertible preferred stock to a consultant for services rendered. The fair value of the Series C shares was based on the quoted closing trading price of $0.0081/share. Applying the 6,000:1 conversion ratio, the grant equates to 12,000,000 common shares on an as-converted basis, resulting in a total fair value of $97,200.

On March 25, 2025, the Company granted 94,250 shares of Series C, convertible preferred stock to several service providers as compensation. The fair value of the Series C shares was based on the quoted closing trading price of $0.0068/share. Applying the 6,000:1 conversion ratio, the grant equates to 565,500,000 common shares on an as-converted basis, resulting in a total fair value of $3,845,400.

F-69

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Pursuant to the applicable service agreements, vesting is contingent upon the achievement of the following milestones:

1.	Closing of the acquisitions of both SWC and Skytech – 1/3 vested on March 31, 2025.
2.	Successful uplisting of the Company’s common stock to a national securities exchange (e.g., NYSE or Nasdaq) – 1/3 to vest upon such uplisting.
3.	Achievement of total stockholders’ equity of $40 million — one-third vests upon reaching this milestone, as evidenced in the first Form 10-Q or Form 10-K in which the balance sheet reflects this level of equity.

In the event that one or more of the remaining milestones are not achieved, the unvested portion of the award will vest ratably over a 20-month period (April 2025 – November 2026).

Unvested Series C, Convertible Preferred Stock – Compensation

		Weighted Average
	Number of	Gant Date
Non-Vested Shares	Shares	Fair Value
June 30, 2024	-	$-
Granted	94,250	0.0068
Vested	(37,300)	0.0068
Cancelled/Forfeited	-	-
June 30, 2025	56,950	$0.0068
Granted	-
Vested	(10,050)
Cancelled/Forfeited	-
September 30, 2025	46,900	$0.0068

Unrecognized compensation	$1,913,520

Weighted average remaining period (years)	1.17

During the three months ended September 30, 2025 and 2024, respectively, the Company recognized $410,040 and $0 of compensation expense related to vesting.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Shares Issued in Acquisitions

On March 31, 2025, the Company completed the acquisitions of SWC and Skytech. In connection with these transactions, the Company issued 83,333 and 10,000 shares of Series C, convertible preferred stock, respectively, as part of the purchase consideration.

Contingent Compensation Related to the Skytech Acquisition

In connection with the Skytech acquisition, certain additional equity awards may be issued to the sellers contingent upon achieving specified revenue and/or EBITDA milestones. These awards are structured as compensation for post-combination services and are not considered part of the purchase price under ASC 805, Business Combinations. Accordingly, any related expense will be recognized in the Company’s consolidated statement of operations in accordance with ASC 718, Compensation – Stock Compensation.

Performance-Based Equity Awards

These awards are each to be granted once, are independent and cumulative, and are to be measured based on a 30-day volume-weighted average price (VWAP) of the Company’s common stock as of the applicable measurement date.

The Company will evaluate the fair value of these awards and recognize compensation expense over the requisite service periods in accordance with ASC 718, based on the probability of achieving the specified performance conditions.

Revenue-Based Equity Awards

Sellers are eligible to receive awards of restricted stock with an aggregate maximum value of $35 million, based on the following revenue milestones:

Company Revenue	Restricted Stock Award (% of equity)

$50,000,000	3.0%
$100,000,000	3.5%
$150,000,000	4.0%
$200,000,000	4.5%
$300,000,000	5.0%

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

EBITDA-Based Equity Awards

Sellers are eligible to receive additional restricted stock with an aggregate maximum value of $18.11 million, based on the following EBITDA thresholds:

Company EBITDA	Restricted Stock Award (% of equity)
$1,000,000	2%
$3,000,000	3%
$5,000,000	4%
$10,000,000	5%
$20,000,000	6%
$30,000,000	7%
$50,000,000	8%
$100,000,000	10%

These awards will be allocated pro rata among eligible recipients and are subject to continued service through each measurement date. The Company will recognize compensation expense over the vesting periods based on the estimated fair value of awards deemed probable of vesting.

As of September 30, 2025, none of these award milestones have been met.

Lock-Up Restrictions

Pursuant to the acquisition agreement, each Seller is subject to a lock-up period restricting the sale, transfer, pledge, or other disposition of any equity securities received as part of the transaction (“Restricted Buyer Securities”) for a period of six (6) months following the closing date. During this period, Sellers are prohibited from transferring or encumbering such securities or entering into agreements that would transfer economic ownership, except in limited circumstances where transferees agree to be bound by the same restrictions.

The Company and its transfer agent are authorized to block any transfer in violation of this restriction. The lock-up may be terminated earlier at the sole discretion of the Company.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Seniority of Series B, Convertible Preferred Stock to Series C, Convertible Preferred Stock

The Sellers acknowledged that the Series C, convertible preferred stock issued in connection with the acquisition is subordinate to the Company’s Series B preferred stock in terms of liquidation preference, dividend rights, and any other rights or entitlements. This subordination may affect the timing or amount of future distributions or conversions for the holders of Series C shares. See Note 9 for acquisitions of SWC and Skytech.

Series D, Convertible Preferred Stock

●	Designated Shares: 100,000
●	Issued & Outstanding: 3,334 shares as of September 30, 2025 and June 30, 2025, respectively
●	Par Value: $0.001 per share
●	Stated Value: None
●	Conversion Terms: convertible into 6,000 shares of common stock
●	Dividend Provisions: None
●	Voting Rights: None
●	Liquidation Preference: None
●	Redemption Rights: None
●	Rank junior to Series B, convertible preferred stock
●	Derivative Liability Assessment:

◌	Evaluated under ASC 815 (“Derivatives and Hedging”)
◌	The Series D Convertible Preferred Stock and the related warrants do not meet the definition of derivative liabilities because they contain fixed conversion terms and do not include any variable equity conversion features or other contingent provisions requiring derivative accounting.

Series D, Convertible Preferred Stock Transactions for the Year Ended June 30, 2025:

On July 22, 2024, the Company issued an additional 1,667 shares of Series D, Convertible Preferred Stock in connection with the modification of an existing debt arrangement. In accordance with ASC 470-50, the transaction was evaluated to determine whether it represented a modification or an extinguishment of debt. Based on the terms and quantitative assessment, the transaction qualified as an extinguishment, and a loss was recognized accordingly.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The fair value of the equity issued was estimated to be $113,955, based on the as-converted value of the underlying common stock, adjusted for a restricted stock discount to reflect lack of marketability and transfer restrictions. This valuation was conducted pursuant to guidance in ASC 718-10-30, and supported by an independent third-party valuation report.

See Note 5 for additional discussion regarding debt and related calculation of loss on debt extinguishment.

Common Stock

●	Authorized Shares: 200,000,000
●	Issued & Outstanding:

◌	151,941,922 shares as of September 30, 2025
◌	136,961,021 shares as of June 30, 2025

●	Par Value: $0.001 per share
●	Voting Rights: 1 vote per share

Equity Transactions for the Year Ended June 30, 2026

Common Stock Issued in connection with Conversion of Convertible Notes Payable

The Company issued an aggregate of 14,980,901 shares of common stock to certain convertible debt holders upon conversion of their outstanding notes and related accrued interest payable. The shares had a total fair value of $494,370 (approximately $0.033 per share), determined in accordance with the conversion terms set forth in the underlying lending agreement. See Note 5 for additional information.

Equity Transactions for the Year Ended June 30, 2025

Stock Issued for Services

The Company issued 50,000 shares of common stock to consultants for services rendered, having a fair value of $995 ($0.0199/share), based upon the quoted closing trading price.

Common Stock Issued in connection with Conversion of Convertible Notes Payable

The Company issued an aggregate of 8,003,164 shares of common stock to certain convertible debt holders upon conversion of their outstanding notes and related accrued interest payable. The shares had a total fair value of $264,120 (approximately $0.033 per share), determined in accordance with the conversion terms set forth in the underlying lending agreement. See Note 5 for additional information.

F-74

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Warrants

Warrant activity for the three months ended September 30, 2025 and the year ended June 30, 2025 are summarized as follows:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
Warrants	Warrants	Exercise Price	Term (Years)	Value
Outstanding - June 30, 2024	191,799,274	$0.24	3.21	$6,140,000
Exercisable - June 30, 2024	191,799,274	$0.24	3.21	$6,140,000
Granted	2,068,869	$0.10
Exercised	-
Cancelled/Forfeited	(1,871,800)	$0.16
Outstanding - June 30, 2025	191,996,343	$0.05	2.21	$-
Exercisable - June 30, 2025	191,996,343	$0.05	2.21	$-
Granted	-	$0.10
Exercised	-
Cancelled/Forfeited	(500,000)	$0.50
Outstanding - September 30, 2025	191,496,343	$0.05	1.97	$999,404
Exercisable - September 30, 2025	191,496,343	$0.05	1.97	$999,404

Note 9 – Acquisitions and Unaudited Pro-Forma Financial Information

Year Ended June 30, 2026

Acquisition of Victorville

Overview and Date of Acquisition

On August 27, 2025, the Company completed the acquisition of Victorville Treasure Holdings, LLC (“Victorville”), a California limited liability company that owns and operates a 155-room hotel located at 15494 Palmdale Road, Victorville, California (the “Property”). Under the transaction, the Company acquired 100% of the issued and outstanding equity interests, and Victorville became a wholly owned subsidiary of the Company upon closing.

Purchase Consideration

As consideration, the Company issued 216,667 shares of its Series C Convertible Preferred Stock, having an estimated fair value of $39,000,060, based on the as-converted value of the underlying common shares using the $0.03 closing stock price on the acquisition date.

F-75

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Primary Reasons for the Acquisition

The Victorville acquisition represents a strategic expansion of the Company’s hospitality portfolio. The Company believes the acquisition will provide several benefits, including:

●	Strengthening its presence in key hospitality markets;
●	Operational synergies with the Company’s existing hotel platform;
●	Immediate revenue contribution from ongoing hotel operations;
●	Enhanced scale to support an integrated lodging and guest-services strategy; and
●	Access to franchise-branding opportunities following planned renovations.

The acquisition was accounted for in accordance with ASC 805, Business Combinations. The Company has provisionally allocated the purchase price to the estimated fair value of assets acquired and liabilities assumed based on currently available information. The purchase price allocation (“PPA”) is subject to revision as the Company finalizes its valuation analyses and post-closing adjustments. Any such revisions could result in changes to the values assigned to the acquired tangible and intangible assets, liabilities assumed, and the resulting goodwill.

Contingent Consideration - Victorville

In connection with the acquisition, the Agreement provides for additional contingent consideration payable to the Sellers. Under the terms of the Agreement, the Sellers may earn up to 41,667 additional shares of Series C Convertible Preferred Stock (the “Earnout Shares”) upon achieving specified post-closing operational and property-level milestones, including: (i) completion and build-out of a gym facility; (ii) enrollment of at least 50 active gym members; (iii) completion of all remaining renovations required to meet prospective franchise brand standards; and (iv) operation of the property under a major franchise brand for a minimum of 30 days.

Consistent with the valuation methodology applied to the equity consideration issued at closing, the Earnout Shares and any additional shares issuable under the purchase price adjustment provisions were measured at fair value $7,125,000 based on the as-converted value of the underlying common stock using the $0.03 closing stock price on the August 27, 2025 acquisition date.

In accordance with ASC 805, these contingent consideration arrangements are included in the preliminary purchase price allocation at their estimated fair value and will be remeasured at each reporting date until the contingencies are resolved, with changes recognized in earnings.

Acquisition-Related Costs

In connection with the acquisition of Victorville, the Company incurred an insignificant amount of transaction costs related to the acquisition. Such costs were expensed as incurred and are included in general and administrative expenses in the consolidated statements of operations.

Forgiveness of Pre-Existing Relationship

In connection with the acquisition of VV, the Company and VV had a pre-existing intercompany note receivable/payable balance. As part of the closing of the transaction, the Company forgave the outstanding intercompany obligation, which resulted in the elimination of the related note payable and note receivable between the entities. In accordance with ASC 805, Business Combinations, the settlement of the pre-existing relationship was accounted for as a capital transaction rather than as an element of consideration transferred or as a gain or loss in the statement of operations.

The forgiveness of the intercompany balance resulted in a $2,652,671 increase to additional paid-in capital during the period

Preliminary Purchase Price Allocation

The following table summarizes the preliminary estimate of the fair value of the identifiable assets acquired and liabilities assumed as of the acquisition date. Amounts have been rounded for purposes of the preliminary purchase price allocation (“PPA”). The estimated fair values were derived from an independent third-party valuation report, as follows:

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Consideration
Series C - convertible preferred stock - 216,667 shares	$39,000,000
Series C - contingent consideration - 41,667 shares	7,125,000
Fair value of consideration transferred	$46,125,000

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	301,000
Accounts receivable	73,000
Prepaids and other	165,000
Inventory	40,000
Land	750,000
Property and equipment - net	9,250,000
Total assets acquired	10,579,000

Accounts payable and accrued expenses	1,943,000
Notes payable	3,224,000
Mortgage note payable	9,492,000
Total liabilities assumed	14,659,000

Total identifiable net liabilities assumed	(4,080,000)

Allocation required for identifiable intangible assets and goodwill	50,205,000

Intangible asset (liquor license)	20,000
Intangible asset (franchise agreement)	3,200,000
Total identifiable intangible assets	3,220,000

Goodwill (including assembled workforce)	$46,985,000

Measurement Period

The Company expects to finalize the purchase price allocation no later than August 27, 2026. During this period, provisional amounts may be adjusted retrospectively if new information becomes available about facts and circumstances that existed at the acquisition date.

The Company expects to recognize goodwill primarily attributable to anticipated synergies, enhanced automation capabilities, and future economic benefits that do not qualify for separate recognition. The goodwill is expected to be non-deductible for tax purposes.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Supplemental Pro-Forma Information (Unaudited)

The unaudited pro-forma information for the periods set forth below gives effect to the acquisition had the transaction occurred on July 1, 2023 (1st day of the fiscal year ended June 30, 2024) as well as for the year ended June 30, 2025. This pro-forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the transactions been consummated as of that time. The unaudited pro forma financial results do not reflect potential cost savings, integration synergies, or non-recurring charges that may result from the transactions.

	Year Ended	Year Ended
	June 30, 2025	June 30, 2024

Revenues - net	$2,515,319	$4,035,763

Net loss	$(8,615,343)	$(4,230,077)

Loss per share - basic	$(0.07)	$(0.03)

Loss per share - diluted	$(0.07)	$(0.03)

Weighted average number of shares - basic	130,384,336	126,540,836

Weighted average number of shares - diluted	130,384,336	126,540,836

Acquisition of Rancho Mirage

Overview and Date of Acquisition

On September 30, 2025, the Company completed the acquisition of Rancho Mirage Hilton LLC (“Rancho Mirage”), a Delaware limited liability company that owns and operates the Hilton Garden Inn Palm Springs – Rancho Mirage, a 120-room hotel located at 71700 Highway 111, Rancho Mirage, California (the “Property”). Under the transaction, the Company acquired 100% of the issued and outstanding membership interests, and Rancho Mirage became a wholly owned subsidiary of the Company upon closing.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Purchase Consideration

As consideration, the Company issued 176,167 shares of its Series C Convertible Preferred Stock, having an estimated fair value of $42,280,000, based on the as-converted value of the underlying common shares using the $0.04 closing stock price on the acquisition date.

Primary Reasons for the Acquisition

The Rancho Mirage acquisition represents a strategic expansion of the Company’s hospitality portfolio. The Company believes the acquisition will provide several benefits, including:

●	Strengthening its presence in key hospitality markets;
●	Operational synergies with the Company’s existing hotel platform;
●	Immediate revenue contribution from ongoing hotel operations;
●	Enhanced scale to support an integrated lodging and guest-services strategy; and
●	Access to franchise-branding opportunities following planned renovations.

The acquisition was accounted for in accordance with ASC 805, Business Combinations. The Company has provisionally allocated the purchase price to the estimated fair value of assets acquired and liabilities assumed based on currently available information. The purchase price allocation (“PPA”) is subject to revision as the Company finalizes its valuation analyses and post-closing adjustments. Any such revisions could result in changes to the values assigned to the acquired tangible and intangible assets, liabilities assumed, and the resulting goodwill.

Contingent Consideration – Rancho Mirage

In connection with the acquisition, the Agreement provides for additional contingent consideration payable to the Sellers. Under the terms of the Agreement, the Sellers may earn up to 20,000 additional shares of Series C Convertible Preferred Stock (the “Earnout Shares”) upon achievement of specified post-closing milestones, including: (i) the completion and build-out of five new guestrooms; and (ii) receipt of a certificate of occupancy and all required permits or approvals for such guestrooms, on or before December 31, 2027.

Consistent with the valuation methodology applied to the equity consideration issued at closing, the Earnout Shares and any additional shares issuable under the purchase price adjustment provisions were measured at fair value ($4,800,000), based on the as-converted value of the underlying common stock using the $0.04 closing stock price on the September 30, 2025 acquisition date.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

In accordance with ASC 805, these contingent consideration arrangements are included in the preliminary purchase price allocation at their estimated fair value and will be remeasured at each reporting date until the contingencies are resolved, with changes recognized in earnings.

Acquisition-Related Costs

In connection with the acquisition of Rancho Mirage, the Company incurred an insignificant amount of transaction costs related to the acquisition. Such costs were expensed as incurred and are included in general and administrative expenses in the consolidated statements of operations.

Preliminary Purchase Price Allocation

The following table summarizes the preliminary estimate of the fair value of the identifiable assets acquired and liabilities assumed as of the acquisition date. Amounts have been rounded for purposes of the preliminary purchase price allocation (“PPA”). The estimated fair values were derived from an independent third-party valuation report, as follows:

Consideration
Series C - convertible preferred stock - 176,167 shares	$42,280,000
Series C - contingent consideration - 20,000 shares	4,800,000
Fair value of consideration transferred	$47,080,000

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	968,000
Accounts receivable	11,000
Prepaids and other	7,000
Inventory	7,000
Land	2,800,000
Property and equipment - net	12,000,000
Total assets acquired	15,793,000

Accounts payable and accrued expenses	2,376,000
Accounts payable and accrued expenses - related party	240,000
Deferred revenue/customer deposits	12,000
Notes payable	1,710,000
Mortgage note payable	9,992,000
Total liabilities assumed	14,330,000

Total identifiable net assets assumed	1,463,000

Allocation required for identifiable intangible assets and goodwill	45,617,000

Intangible asset (liquor license)	20,000
Intangible asset (franchise agreement)	1,400,000
Total identifiable intangible assets	1,420,000

Goodwill (including assembled workforce)	$44,197,000

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Measurement Period

The Company expects to finalize the purchase price allocation no later than September 30, 2026. During this period, provisional amounts may be adjusted retrospectively if new information becomes available about facts and circumstances that existed at the acquisition date.

The Company expects to recognize goodwill primarily attributable to anticipated operational synergies, future economic benefits, and other advantages that do not qualify for separate recognition. The goodwill is expected to be non-deductible for tax purposes.

Supplemental Pro-Forma Information (Unaudited)

The unaudited pro-forma information for the periods set forth below gives effect to the acquisition had the transaction occurred on July 1, 2024 (1st day of the fiscal year ended June 30, 2025) as well as for the three months ended September 30, 2025. This pro-forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the transactions been consummated as of that time. The unaudited pro forma financial results do not reflect potential cost savings, integration synergies, or non-recurring charges that may result from the transactions.

	Three Months Ended	Year Ended
	September 30, 2025	June 30, 2025

Revenues - net	$2,373,373	$3,263,075

Net loss	$(2,851,297)	$(7,779,858)

Loss per share - basic	$(0.02)	$(0.06)

Loss per share - diluted	$(0.02)	$(0.06)

Weighted average number of shares - basic	143,351,827	130,384,336

Weighted average number of shares - diluted	143,351,827	130,384,336

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Goodwill Summary

Balance - June 30, 2024	$897,542
Acquisition of SWC	3,714,027
Acquisition of Skytech	790,150
Impairment charge - FHVH	(897,542)
Balance - June 30, 2025	4,504,177
Acquisition of Victorville	46,985,000
Acquisition of Rancho Mirage	44,197,000
Balance - September 30, 2025	95,686,177

Note 10 – Intangible Assets

Intangibles consisted of the following at September 30, 2025 and June 30, 2025, respectively:

Classification	September 30, 2025	June 30, 2025	Estimated Useful Lives (Years)	Weighted Average Remaining Life (Years)

Tradenames/trademarks	$786,800	$786,800	N/A	N/A
Customer relationships	1,041,300	1,041,300	10	9.50
Franchise agreements	4,600,000	-	10	9.92 - 10
Liquor licenses	40,000	-	N/A
Less: accumulated amortization	(103,732)	(26,033)
Intangibles - net	$6,364,368	$1,802,067

Amortization expense for the three months ended September 30, 2025 and 2024 was $77,699 and $0, respectively.

There were no impairment losses for the three months ended September 30, 2025 and 2024, respectively.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Estimated amortization expense for each of the five (5) succeeding years and thereafter is as follows:

For the Years Ended June 30,

2026 (9 Months)	$423,098
2027	$564,130
2028	$564,130
2029	$564,130
2030	$564,130
Thereafter	$2,856,284
Total	$5,535,902

Note 11- Derivative Liabilities

The convertible notes acquired in connection with the SWC acquisition on March 31, 2025 (see Note 5) contain embedded conversion features with variable pricing terms. Because these features allow conversion into an indeterminate number of common shares based on the trading price of the Company’s common stock, they are not considered indexed to the Company’s own stock and therefore require bifurcation from the host debt instrument in accordance with ASC 815.

The Company accounts for the bifurcated embedded derivatives as derivative liabilities, measured at fair value with subsequent remeasurement at each reporting period. The derivative liabilities are classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs.

Valuation Methodology

The Company used the Black-Scholes option pricing model to estimate the fair value of the embedded conversion option liabilities at both initial recognition and subsequent remeasurement dates.

The initial day-1 fair value of the derivative liabilities was $1,413,568. These liabilities were remeasured to $1,102,992 at June 30, 2025 and to $2,053,045 at September 30, 2025.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

The model utilized the following key assumptions:

	September 30, 2025	June 30, 2025

Expected term (years)	1.93	2.18 - 2.43
Expected volatility	238%	207.70% - 233.30%
Expected dividends	0.00%	0.00% - 0.00%
Risk free interest rate	3.60%	3.72% - 3.89%

Derivative Liability Activity

Changes in the fair value of derivative liabilities are recognized in other income (expense) in the consolidated statements of operations. For the three months ended September 30, 2025 and 2024, the Company recorded a change in fair value of $950,053 and $0, respectively.

A reconciliation of the beginning and ending balances of derivative liabilities measured at fair value on a recurring basis using Level 3 inputs is presented below as of September 30, 2025 and June 30, 2025:

	Third Party	Related Party	Total
Derivative liabilities – June 30, 2024	$-	$-	$-
Fair value at commitment date	987,131	426,437	1,413,568
Gain on debt extinguishment	-	(500,678)	(500,678)
Fair value mark to market adjustment	(181,366)	371,468	190,102
Derivative liabilities – June 30, 2025	805,765	297,227	1,102,992
Fair value mark to market adjustment	694,039	256,014	950,053
Derivative liabilities – September 30, 2025	$1,499,804	$553,241	$2,053,045

Debt Extinguishment and Related Impacts

During the year ended June 30, 2025, in connection with the conversion of principal on a convertible note (Loan #17), and consistent with ASC 470-50, the Company allocated a proportionate adjustment and remeasurement to the related derivative liability. This resulted in the recognition of a $500,678 gain on debt extinguishment, which is presented in other income (expense) in the consolidated statements of operations for that period.

During initial measurement in the prior fiscal year (year ended June 30, 2025), the Company determined that the fair value of the embedded derivative liabilities exceeded the proceeds allocated to the convertible note host instrument. Accordingly, the Company recorded a debt discount equal to the face amount of the note, and the excess — totaling $653,792 — was recognized as derivative expense in the consolidated statements of operations for that period.

For the three months ended September 30, 2025 and 2024, the Company recognized $0 and $0 of derivative expense, respectively.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Related Party Component

A portion of the derivative liability relates to convertible notes held by the Company’s Chief Executive Officer and Chief Revenue Officer, who is also a member of the Board of Directors.

See Note 12 for additional fair value disclosures.

Note 12 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

Liabilities measured at fair value on a recurring basis consisted of the following at September 30, 2025 and June 30, 2025:

	September 30, 2025
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$2,053,045	$2,053,045
Total	$-	$-	$2,053,045	$2,053,045

	June 30, 2025
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$1,102,992	$1,102,992
Total	$-	$-	$1,102,992	$1,102,992

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Note 13 – Segment Information

General

Operating segments are components of the Company for which discrete financial information is available and whose operating results are regularly reviewed by the chief operating decision maker (“CODM”) to allocate resources and assess performance.

Reportable Segments

Beginning in fiscal 2026, the Company has three (3) reportable segments:

1.	Foodservice Packaging Distribution
2.	Robotics-as-a-Service (RaaS)
3.	Hotel Operations

The Hotel Operations segment was established following the Company’s acquisitions of the Victorville and Rancho Mirage hotel businesses during the first quarter of fiscal 2026. This segment includes the results of operations from the Company’s owned hotel properties, including lodging, food and beverage, and related hospitality services.

Other Corporate Overhead represents corporate-level activities and shared services (e.g., public company compliance, executive, finance, legal, IT, and other centralized functions). These activities are not included in the CODM’s evaluation of segment performance, are not considered reportable operating segments, and are presented solely for reconciliation to the consolidated financial statements.

Basis of Presentation

The CODM evaluates segment performance primarily on revenues and operating income (loss) and also reviews segment assets and liabilities. Segment information is prepared on the same basis as the consolidated financial statements and includes intercompany eliminations.

Continuing vs. Discontinued Operations

The Company’s legacy Snacks and Beverages operations are presented as discontinued operations and excluded from reportable segments. For comparability, the segment tables separately identify discontinued operations. See Note 14 – Discontinued Operations for further detail.

Reconciliations

The following tables present financial information for the Company’s reportable segments and include reconciling items — such as Other Corporate Overhead, non-operating items, and discontinued operations — so that the totals reconcile directly to the consolidated statements of operations.

F-86

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

	For the Three Months Ended September 30,
	2025	2024
Revenues
Foodservice Packaging	$418,043	$-
RaaS	49,800	-
Hotel	314,184	-
Other Corporate Overhead	-	-
Revenues - continuing operations	782,027	-
Revenues - discontinued operations	-	24,454
Total	$782,027	$24,454

Costs and expenses
Foodservice Packaging	$630,153	$-
RaaS	440,287	33,258
Hotel	604,925
Other Corporate Overhead	1,272,543	185,203
Costs and expenses - continuing operations	2,947,908	218,461
Costs and expenses - discontinued operations	1,453	120,280
Total	$2,949,361	$338,741

Income (loss) from operations
Foodservice Packaging	$(212,110)	$-
RaaS	(390,487)	(33,258)
Hotel	(290,741)	-
Other Corporate Overhead	(1,272,543)	(185,203)
Loss from continuing operations	(2,165,881)	(218,461)
Loss from discontinued operations	(1,453)	(95,826)
Total	$(2,167,334)	$(314,287)

Other income (expense) - net
Foodservice Packaging	$3,159	$-
RaaS	4,925	17,872
Hotel	(133,268)	-
Other Corporate Overhead	(1,403,017)	(468,196)
Other expense - continuing operations	(1,528,201)	(450,324)
Other expense - discontinued operations	-	-
Total	$(1,528,201)	$(450,324)

Net loss
Foodservice Packaging	$(208,951)	$-
RaaS	(385,562)	(15,386)
Hotel	(424,009)	-
Other Corporate Overhead	(2,675,560)	(653,399)
Net loss from continuing operations	(3,694,082)	(668,785)
Net loss from discontinued operations	(1,453)	(95,826)
Total	$(3,695,535)	$(764,611)

F-87

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

	September 30, 2025	June 30, 2025

Total Assets
Foodservice Packaging	$5,929,979	$5,986,956
RaaS	1,261,666	1,299,198
Hotel	121,512,986	-
Other Corporate Overhead	89,071	38,380
Assets - continuing operations	128,793,702	7,324,534
Assets - discontinued operations	-	-
Total	$128,793,702	$7,324,534

Total Liabilities
Foodservice Packaging	$1,644,393	$1,642,420
RaaS	309,230	275,801
Hotel	28,997,037	-
Other Corporate Overhead	20,874,011	9,550,421
Liabilities - continuing operations	51,824,671	11,468,642
Liabilities - discontinued operations	450,458	479,005
Total	$40,350,129	$11,947,647

Note 14 – Discontinued Operations

On June 30, 2025, management elected to discontinue the Company’s legacy Snacks and Beverages business, which historically involved the sale of packaged snack products through wholesale and distribution channels. This decision was part of a broader strategic realignment to focus resources on the Company’s continuing operations, including foodservice packaging distribution, Robotics-as-a-Service (“RaaS”), and hotel operations.

The results of the Snacks and Beverages business have been presented as discontinued operations for all periods presented. Accordingly, revenues, expenses, assets, and liabilities associated with this activity have been segregated from continuing operations in the consolidated financial statements. Prior-period amounts have been reclassified to conform to the current period presentation.

F-88

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

Results of Discontinued Operations

The operating results of discontinued operations for the three months ended September 30, 2025 and 2024 were as follows:

	For the Three Months Ended September 30,
	2025	2024
Revenues - net	$-	$24,454
Costs and expenses	156	118,299
Loss from operations	(156)	(93,845)
General and administrative expenses	(1,297)	(1,981)
Net loss from discontinued operations	$(1,453)	$(95,826)

Liabilities of Discontinued Operations

The carrying amounts of the liabilities of discontinued operations as of September 30, 2025 and June 30, 2025 were as follows:

	September 30, 2025	June 30, 2025
Current liabilities
Accounts payable and accrued expenses	$450,495	$479,005
Total liabilities	$450,495	$479,005

Note 15 – Subsequent Events

Subsequent to September 30, 2025, the Company had the following transactions:

Debt Conversions

Loan #17

The Company issued 4,285,994 shares of common stock in connection with the settlement of outstanding amounts due to a single lender under loan #17, consisting of principal of $102,600, accrued interest of $33,589, and fees of $5,250, for a total conversion amount of $141,439. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033 per share. Accordingly, no gain or loss was recorded upon debt conversion, and the note was fully settled upon completion of these conversions.

Cashless Warrant

The Company issued 1,399,521 shares of common stock in connection with the cashless exercise of 1,969,697 warrants.

Conversion of Series B, Convertible Preferred Stock

Effective October 28, 2025, the Company increased the conversion ratio applicable to its Series B Convertible Preferred Stock from 5,000:1 to 8,366:1. This adjustment was made pursuant to the original contractual provisions governing the Series B Preferred Stock, which permitted changes to the conversion ratio under specified conditions. Because the conversion occurred in accordance with these original terms, the modification and subsequent conversion are accounted for as equity transactions, and do not result in the recognition of any gain or loss.

Using the revised conversion ratio, the Company issued 16,313,700 shares of common stock upon the conversion of 1,950 shares of Series B Preferred Stock. As the Series B Preferred Stock was equity-classified and the conversion represented a reclassification within equity, the transaction did not give rise to any income-statement impact. Following these conversions, no shares of Series B Preferred Stock remain outstanding.

Increase in Authorized Shares

On October 7, 2025, the Company’s majority voting stockholder approved an increase in the Company’s authorized common stock from 200,000,000 to 900,000,000 shares. The Board approved the change on the same date. In accordance with SEC requirements, the amendment became effective 20 days after the Company mailed an information statement to stockholders. This change increased only the number of authorized shares and had no impact on the number of shares outstanding or on the rights of existing stockholders.

Equity Purchase Agreement and Warrant

On October 8, 2025, the Company entered into an Equity Purchase Agreement with Mast Hill Fund, L.P., allowing the Company to sell up to $25,000,000 of common stock at its discretion over a 24-month period. In connection with the agreement, the Company issued Mast Hill a warrant to purchase 6,000,000 shares at $0.10 per share. The warrant is immediately exercisable and expires in five years.

Convertible Note Payable

On October 8, 2025, the Company entered into a one-year (1) Securities Purchase Agreement with Mast Hill Fund, L.P. and issued a senior secured convertible note with a principal amount of $2,270,000 for net proceeds of $1,929,500. The note includes an original issue discount of $340,500 and is secured by the Company’s existing security and guaranty agreements.

The note is convertible into common stock at a fixed conversion price of $0.033 per share.

F-89

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Nightfood Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nightfood Holdings, Inc. (“the Company”) as of June 30, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, limited available cash resources and does not believe cash on hand will be sufficient to fund operations and growth. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-90

Business Combinations – Refer to Note 9 to the financial statements.

Critical Audit Matter Description

As discussed in Note 9, on March 31, 2025, the Company entered into share exchange agreements whereby the Company agreed to acquire SWC Group, Inc. (“SWC”) and Skytech Automated Solutions, Inc. (“Skytech”) through a share exchange and SWC and Skytech became wholly-owned subsidiaries. We identified the evaluation of these business combinations as a critical audit matter. The recognition and measurement of business combinations require management to exercise significant judgment in:

●	Determining whether the transactions meet the definition of a business combination under ASC 805, Business Combinations;

●	Selecting and applying appropriate valuation methodologies to estimate the acquisition-date fair value of consideration transferred and the fair value of assets acquired and liabilities assumed, including intangible assets and contingent consideration;

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to evaluating the business combinations included, among others, the following:

●	We obtained and read the executed share exchange agreements.

●	We evaluated whether the acquisitions met the definition of a business combination under ASC 805, including the identified accounting acquirer, acquiree, and acquisition date.

●	We inspected supporting documents for equity instruments issued and reconciled them to the Company’s stock records.

●	We tested the valuation and recognition of consideration paid, including assessing the reasonableness of valuation techniques and related inputs on the acquisition date.

●	We assessed the recognition of identifiable intangible assets, goodwill, and liabilities assumed pursuant to ASC 805.

●	We evaluated the adequacy and completeness of the Company’s financial statement disclosures regarding the business combinations.

Fruci & Associates II, PLLC – PCAOB ID #05525
We have served as the Company’s auditor since 2024.
Spokane, Washington
October 13, 2025

F-91

Nightfood Holdings, Inc. and Subsidiaries

DBA TechForce Robotics

Consolidated Balance Sheets

	June 30, 2025	June 30, 2024

Assets

Current Assets
Cash	$350,231	$137,660
Accounts receivable - net	46,215	-
Inventory	319,491	-
Prepaids and other	61,529	72,577
Assets of discontinued operations	-	93,363
Total Current Assets	777,466	303,600

Advances receivable	-	441,479

Property and equipment - net	240,824	-

Goodwill	4,504,177	897,542

Intangible assets - net	1,802,067	-

Total Assets	$7,324,534	$1,642,621

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$3,156,258	$367,145
Accounts payable and accrued expenses - related parties	322,900	295,510
Deferred revenue	557,725	512,696
Convertible notes payable - net	4,271,103	3,442,987
Derivative liabilities	1,102,992	-
Notes payable - net	1,576,250	-
Liabilities of discontinued operations	479,005	457,610
Total Current Liabilities	11,466,233	5,075,948

Long Term Liabilities
Convertible notes payable - net	467,390	-
Notes payable - net	14,024	-
Total Long Term Liabilities	481,414	-

Total Liabilities	11,947,647	5,075,948

Commitments and Contingencies

Temporary Equity
Series B, Convertible Preferred stock - $0.001 par value; 5,000 shares designated 1,950 issued and outstanding, respectively	5,065,421	5,053,855
Series C, Convertible Preferred stock - $0.001 par value; 500,000 shares designated 145,966 and 13,333 issued and outstanding, respectively	7,415,730	868,708
Series D, Convertible Preferred stock - $0.001 par value; 100,000 shares designated 3,334 and 1,667 issued and outstanding, respectively	227,910	113,955
Total Temporary Equity	12,709,061	6,036,518

Stockholders’ Deficit
Preferred stock - $0.001 par value; 1,000,000 shares authorized	-	-
Series A Preferred stock - $0.001 par value; 1,000 shares designated 1,000 issued and outstanding, respectively	1	1
Common stock - $0.001 par value, 200,000,000 shares authorized 136,961,021 and 128,907,407 shares outstanding, respectively	136,961	128,907
Additional paid-in capital	29,284,708	29,027,647
Accumulated deficit	(46,753,844)	(38,626,400)
Total Stockholders’ Deficit	(17,332,174)	(9,469,845)

Total Liabilities, Temporary Equity and Stockholders’ Deficit	$7,324,534	$1,642,621

The accompanying notes are an integral part of these consolidated financial statements

F-92

Nightfood Holdings, Inc. and Subsidiaries

DBA TechForce Robotics

Consolidated Statements of Operations

	For the Year Ended June 30,
	2025	2024

Revenues - net	$482,285	$-

Costs and expenses
Cost of sales	412,503	-
Impairment of goodwill	897,542	-
Depreciation and amortization	45,552	-
General and administrative expenses	3,673,760	712,052
Total costs and expenses	5,029,357	712,052

Loss from operations	(4,547,072)	(712,052)

Other income (expense)
Interest income	75,119	17,599
Other income	9,810	-
Loss on debt extinguishment	(113,955)	(111,730)
Derivative expense	(653,792)	-
Interest expense (including amortization of debt discount)	(1,526,067)	(2,147,279)
Change in fair value of derivative liabilities	(190,102)	-
Loss on settlement of pre-existing assets	(1,490,803)	-
Gain on debt extinguishment - derivative liabilities	500,678	-
Total other income (expense) - net	(3,389,112)	(2,241,410)

Net loss from continuing operations	(7,936,184)	(2,953,462)

Net loss from discontinued operations	(179,694)	(282,044)

Net loss before provision for income taxes	(8,115,878)	(3,235,506)

Provision for income taxes	-	-

Net loss	$(8,115,878)	$(3,235,506)

Deemed dividend on Series B Preferred Stock	(11,566)	(84,106)

Net loss available to common stockholders	$(8,127,444)	$(3,319,612)

Loss per share - basic and diluted - continuing operations	$(0.06)	$(0.02)
Loss per share - basic and diluted - discontinued operations	$(0.00)	$(0.00)
Loss per share - basic and diluted	$(0.06)	$(0.03)

Weighted average number of shares - basic and diluted	130,384,336	126,540,836

The accompanying notes are an integral part of these consolidated financial statements

F-93

Nightfood Holdings, Inc. and Subsidiaries

DBA TechForce Robotics

Consolidated Statement of Changes in Stockholders’ Deficit

For the Year Ended June 30, 2025

	Preferred Stock - Classified as Temporary Equity
	Series B - Convertible		Series C - Convertible		Series D - Convertible		Additional	Total	Series A				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Paid-in	Temporary	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Equity	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

June 30, 2024	1,950	$2	13,333	$13	1,667	$2	$6,036,501	$6,036,518	1,000	$1	128,907,407	$128,907	$29,027,647	$(38,626,400)	$(9,469,845)

Common stock issued for services	-	-	-	-	-	-	-	-	-	-	50,000	50	945	-	995

Series C - convertible preferred stock issued for services	-	-	2,000	2	-	-	97,198	97,200	-	-	-	-	-	-	-

Loss on debt extinguishment	-	-	-	-	1,667	1	113,954	113,955	-	-	-	-	-	-	-

Deemed dividend - Series B convertible preferred stock - warrant dilution adjustment	-	-	-	-	-	-	11,566	11,566	-	-	-	-	-	(11,566)	(11,566)

Acquisition of SWC	-	-	83,333	83	-	-	4,399,899	4,399,982	-	-	-	-	-	-	-

Acquisition of Skytech	-	-	10,000	10	-	-	527,990	528,000	-	-	-	-	-	-	-

Vesting of Series C - convertible preferred stock - issued as compensation	-	-	37,300	38	-	-	1,521,802	1,521,840	-	-	-	-	-	-	-

Common stock issued in connection with conversion of convertible notes payable	-	-	-	-	-	-	-	-	-	-	8,003,614	8,004	256,116	-	264,120

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,115,878)	(8,115,878)

June 30, 2025	1,950	$2	145,966	$146	3,334	$3	$12,708,910	$12,709,061	1,000	$1	136,961,021	$136,961	$29,284,708	$(46,753,844)	$(17,332,174)

The accompanying notes are an integral part of these consolidated financial statements

F-94

Nightfood Holdings, Inc. and Subsidiaries

DBA TechForce Robotics

Consolidated Statement of Changes in Stockholders’ Deficit

For the Year Ended June 30, 2024

	Preferred Stock - Classified as Temporary Equity
	Series B - Convertible		Series C - Convertible		Series D - Convertible		Additional	Total	Series A				Additional Paid-in	Accumulated	Total Stockholders’
	Preferred Stock		Preferred Stock		Preferred Stock		Paid-in	Temporary	Preferred Stock		Common Stock		Capital	Deficit	Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Equity	Shares	Amount	Shares	Amount	(Restated)	(Restated)	(Restated)

June 30, 2023	1,950	$2	-	$-	-	$-	$4,969,747	$4,969,749	1,000	$1	123,587,968	$123,588	$28,143,188	$(35,306,788)	$(7,040,011)

Common stock issued as financing costs	-	-	-	-	-	-	-	-	-	-	3,333,333	3,333	46,667	-	50,000

Shares issued in connection with debt conversion	-	-	-	-	-	-	-	-	-	-	1,000,000	1,000	15,400	-	16,400

Shares issued as consulting fee	-	-	-	-	-	-	-	-	-	-	300,000	300	7,500	-	7,800

Warrants issued as consulting fee	-	-	-	-	-	-	-	-	-	-	-	-	84,230	-	84,230

Warrants issued as financing cost	-	-	-	-	-	-	-	-	-	-	-	-	721,470	-	721,470

Warrants issued associated with promissory notes	-	-	-	-	-	-	-	-	-	-	-	-	9,878	-	9,878

Deemed dividend associated with preferred B stock dilutive warrant adjustments	-	-	-	-	-	-	84,106	84,106	-	-	-	-	-	(84,106)	(84,106)

Shares issued for acquisition	-	-	13,333	13	-	-	868,695	868,708	-	-	-	-	-	-	-

Shares issued for amended convertible note	-	-	-	-	1,667	2	113,953	113,955	-	-	-	-	-	-	-

Warrants exercise, cashless	-	-	-	-	-	-	-	-	-	-	686,106	686	(686)	-	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,235,506)	(3,235,506)

June 30, 2024	1,950	$2	13,333	$13	1,667	$2	$6,036,501	$6,036,518	1,000	$1	128,907,407	$128,907	$29,027,647	$(38,626,400)	$(9,469,845)

The accompanying notes are an integral part of these consolidated financial statements

F-95

Nightfood Holdings, Inc. and Subsidiaries

DBA TechForce Robotics

Consolidated Statements of Cash Flows

	For the Year Ended June 30,
	2025	2024

Operating activities
Net loss	$(8,115,878)	$(3,235,506)
Less: net loss - discontinued operations	(179,694)	(282,044)
Net loss - continuing operations	(7,936,184)	(2,953,462)
Adjustments to reconcile net loss to net cash used in operating activities
Non-cash financing cost under contingent liability	-	278,200
Interest income under acquisition note	-	(17,599)
Warrants issued for services	-	84,230
Warrants issued for financing cost	-	721,470
Depreciation and amortization	45,552	-
Impairment of inventory	-	4,803
Loss on debt extinguishment	113,955	111,730
Loss on settlement of pre-existing assets	1,490,803	-
Derivative expense	653,792	-
Change in fair value of derivative liabilities	190,102	-
Gain on debt extinguishment - derivative liabilities	(500,678)	-
Amortization of debt discount	332,021	638,194
Bad debt expense	201,859	2,054
Stock issued for services	98,195	7,800
Stock issued for financing costs	-	50,000
Vesting of Series C - preferred stock - issued as compensation	1,521,840	-
Interest expense incurred in connection with increase in debt principal	73,750	-
Impairment of goodwill	897,542	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts receivable	(66,141)	(2,054)
Inventory	(67,288)	11,549
Prepaids and other	123,983	(104,134)
Increase (decrease) in
Accounts payable and accrued expenses	1,495,231	839,797
Accounts payable and accrued expenses - related party	(282,910)	153,300
Deferred revenues	45,029	(392,902)
Net cash used in operating activities - continuing operations	(1,569,547)	(567,024)
Net cash used in operating activities - discontinued operations	(64,936)	(142,966)
Net cash used in operating activities	(1,634,483)	(709,990)

Investing activities
Cash and debt acquired in acquisitions	28,340	-
Acquisition of property and equipment	(200,851)	-
Advances to future targets - including interest receivable	(429,607)	(149,990)
Acquisition costs secured by debt	-	(297,880)
Net cash used in investing activities	(602,118)	(447,870)

Financing activities
Proceeds from notes payable	1,547,000	1,252,805
Repayments on notes payable	(23,988)	-
Proceeds from convertible notes payable	959,650	-
Repayments on convertible notes payable	(33,490)	-
Net cash provided by financing activities	2,449,172	1,252,805

Net increase in cash	212,571	94,945

Cash - beginning of year	137,660	53,349

Cash - end of year	$350,231	$148,294

Supplemental disclosure of cash flow information
Cash paid for interest	$32,802	$-
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Deemed dividend associated with Series B, convertible preferred stock - dilutive warrant adjustments	$11,566	$69,181
Issuance of Series C - convertible preferred stock in connection with acquisition of SWC	$4,399,982	$-
Issuance of Series C - convertible preferred stock in connection with acquisition of Skytech	$528,000	$-
Net equity of SWC acquired	$1,142,145	$-
Net equity of Skytech acquired	$262,150	$-
Debt discount in connection with the issuance of convertible notes payable	$904,126	$171,711
Common stock issued in connection with conversion of convertible notes payable	$264,120	$-
Common stock issued in connection with conversion of preferred stock	$-	$686
Series A, preferred stock issued in connection with acquisition of FHVH	$-	$435,729
Series C, convertible preferred stock issued in connection with acquisition of FHVH	$-	$868,708
Series D, convertible preferred stock issued in connection with conversion of debt	$-	$113,955
Increase in debt principal	$-	$14,375
Common stock issued to settle accounts payable and accrued expenses	$-	$33,000
Acquisition of debt in acquisition	$-	$126,000

The accompanying notes are an integral part of these consolidated financial statements

F-96

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

Nightfood Holdings, Inc. and its subsidiaries (“Nightfood”, “NGTF”, “we,” “our,” or the “Company”) operate as a food service and hospitality technology and asset acquisition company. The Company’s activities are focused on the integration of AI-powered service robotics and future ownership and operation of hospitality-related real estate.

The Company’s operations are or will be organized into three (3) principal business segments:

1.	Foodservice Packaging:

Through its wholly owned subsidiary SWC Group, Inc. (d/b/a CarryOutSupplies.com), the Company operates as a business-to-business (“B2B”) enterprise focused on the wholesale distribution of disposable foodservice packaging products.

Product offerings include printed paper cups, plastic cups, food containers, bags, and related consumables for restaurants, cafés, and other foodservice establishments. Operations are conducted primarily through the Company’s e-commerce platform, www.carryoutsupplies.com, which serves customers across the United States.

Activities include product design, sourcing from domestic and international manufacturers, quality control, warehousing, and fulfillment. Customers are primarily small to mid-sized businesses in the hospitality and food service industries, with no material dependence on any single customer or supplier.

This segment began operations in connection with the acquisition on March 31, 2025.

2.	Robotics-as-a-Service (RaaS):

Through its subsidiaries, Skytech Automated Solutions, Inc. (“Skytech”) and Future Hospitality Venture Holdings, Inc. (“FHVH”), the Company develops and delivers automation solutions aimed at enhancing efficiency and reducing labor dependency in foodservice and hospitality operations. These solutions focus on automating routine and repetitive tasks to improve service quality and operating margins.

On February 2, 2024, FHVH began using a DBA – RoboOp365.

On September 2, 2025, Skytech changed its name to TechForce Robotics, Inc.

Business Model

The Company offers its automation solutions under a Robotics-as-a-Service (RaaS) model, generally structured as multi-year lease and service agreements following an initial pilot and site preparation period. Under these arrangements, customers pay a recurring monthly fee for deployed equipment and related services. Fees may vary depending on the scale of deployment, number of units, and customer-specific requirements. The Company recognizes revenue on a monthly basis as services are rendered.

Equipment and Ownership

The Company owns and deploys its equipment, including robotics hardware, software, and related components. All deployed units remain the property of the Company, which is also responsible for equipment replacement and refurbishment as necessary.

Support and Maintenance

The Company provides ongoing support to ensure equipment performance, including remote technical assistance, software updates, and periodic inspections. In the event of equipment failure, replacement units are deployed to minimize customer disruption. To date, customer support needs have been minimal.

Operating Costs

Recurring operating costs consist primarily of equipment maintenance, software servicing, and connectivity. These costs are integrated into the overall RaaS model and managed as part of the Company’s service delivery.

Current Status

As of June 30, 2025, the Company had initiated early customer deployments under this model and commenced revenue-generating activities.

3.	Hospitality Asset Ownership (Planned):

The Company intends to acquire, own, and operate hotel properties. These assets are expected to serve as both revenue-generating hospitality operations and deployment sites for the Company’s automation technologies, where operational efficiencies can be tested and scaled. This segment is not yet active.

See Note 16 for acquisitions of hotels on August 27, 2025 and September 30, 2025.

4.	Snack and Beverages (Discontinued Operations):

The Company previously operated a small legacy business related to the sale of snacks and beverages. These activities have since been discontinued and will not contribute to future revenues. Accordingly, revenues from this line are presented within discontinued operations and excluded from the Company’s disclosure of continuing revenue streams.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Discontinued Operations – Snack and Beverages Legacy Line

Management’s Decision

Effective June 30, 2025, the Company’s management elected to discontinue its nominal operations related to the legacy sale of snacks and beverages. This decision was made as part of a broader strategic reassessment of the Company’s business lines and a reaffirmation of management’s focus on its core revenue-generating operations. The Chief Operating Decision Maker (“CODM,” our Chief Executive Officer) had periodically evaluated the financial contribution of this line and determined that its continued operation was not aligned with the Company’s long-term strategic objectives.

Discontinued Operations Assessment (ASC 205-20)

The Company evaluated whether the discontinuation of its Snack and Beverages legacy business meets the criteria for classification as a discontinued operation. ASU 2014-08 provides that a discontinued operation must represent a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.

Although the Snack and Beverages line generated only a quantitatively immaterial contribution to consolidated revenues and assets, management determined that the exit nonetheless represents a strategic shift under ASC 205-20 for the following reasons:

●	Qualitative Materiality: As referenced in SEC Staff Accounting Bulletin (SAB) Topic 1.M, Materiality, the evaluation of materiality requires consideration of both quantitative and qualitative factors. While the revenues and assets associated with the discontinued business are not significant in magnitude, the discontinuation is qualitatively material because it marks the complete exit from a non-core, consumer-oriented business activity that differs fundamentally from the Company’s current focus on technology-driven operations.

●	Strategic Realignment: The Snack and Beverages activity was a legacy line of business, not aligned with the Company’s current and expected future strategy. Its discontinuation evidences management’s focus on refining the Company’s business model around its primary service offerings.

●	Distinct Nature of Operations: The product-based consumer business model of the Snack and Beverages activity was markedly different from the service-oriented and technology-enabled activities that form the basis of the Company’s continuing operations. Discontinuation therefore represents a qualitative shift in the scope and nature of the Company’s operations.

●	ASC 205-20 Criteria: While the quantitative impact does not by itself meet the “major effect” threshold, the qualitative considerations described above support classification as a discontinued operation consistent with the intent of ASC 205-20 and ASU 2014-08.

Accordingly, the Company has concluded that the discontinuation of its Snack and Beverages legacy business qualifies for presentation as a discontinued operation in the consolidated financial statements. The results of this activity will therefore be presented separately from continuing operations in the accompanying financial statements, with prior-period amounts reclassified for comparability.

Segment Reporting (ASC 280) Considerations

The Snack and Beverages activity was never managed or evaluated as a separate operating segment by the CODM, as the Company has historically operated and reported as a single segment. Accordingly, it was not disclosed as a reportable segment.

However, in connection with the discontinuation, management determined that this activity, while not separately reportable, represents a strategic shift away from a legacy business that is qualitatively distinct from the Company’s continuing operations.

In light of this discontinuation and the adoption of ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, effective July 1, 2024, the Company has reviewed its segment disclosures and determined:

●	Significant Expense Disclosures: The Snack and Beverages activity did not generate significant expenses regularly reviewed by the CODM. Therefore, no incremental expense disclosures are required under the new guidance.
●	Other Disclosures: The Company will continue to present the historical results of this activity as discontinued operations, separate from continuing operations, and will provide appropriate narrative disclosures to describe the composition of “Other” activities, consistent with the requirements of ASC 280 and ASU 2023-07.

Accounting and Financial Statement Impact

Because the activity is being abandoned rather than sold, it does not qualify as “held for sale”. However, the Company has concluded that the discontinuation represents a discontinued operation and will present the historical results of the Snack and Beverages line separately from continuing operations in the consolidated financial statements.

The Company does not anticipate recognizing any material exit costs, impairment losses, or restructuring charges associated with the discontinuation. Any remaining minor assets or liabilities will be derecognized in accordance with applicable accounting guidance.

Future Business Operations

The Snack and Beverages activity had no dedicated workforce, significant customer base, or ongoing contractual commitments. Its discontinuation will not result in employee layoffs, customer transitions, or contract terminations. The exit reflects management’s strategic decision to eliminate a non-core, consumer product line and to reinforce focus on the Company’s core operations, which generate the substantial majority of revenues and are expected to drive sustainable long-term growth.

See Note 14 for summary of the Company’s discontinue operations for the years ended June 30, 2025 and 2024, respectively.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Fiscal Year

The Company’s fiscal year end is June 30.

Organizational Structure

Company Name		Incorporation Date	State of Incorporation

Nightfood Holdings, Inc. (“NGTF”)		November 22, 2022	Nevada
Nightfood, Inc. (“Nightfood”)	**	January 14, 2010	New York
Future Hospitality Ventures Holdings, Inc. (“FHVH”)		October 25, 2024	Nevada
SWC Group, Inc. (“SWC”)	*	July 19, 2004	California
Skytech Automated Solutions, Inc. (“Skytech”)	*	October 6, 2023	Delaware

*	Acquired on March 31, 2025.
**	Discontinued operations effective June 30, 2025

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”).

Liquidity and Going Concern

As reflected in the accompanying consolidated financial statements, for the year ended June 30, 2025, the Company had:

●	Net loss available to common stockholders of $8,127,444; and
●	Net cash used in operations was $1,634,483

Additionally, at June 30, 2025, the Company had:

●	Accumulated deficit of $46,753,844
●	Stockholders’ deficit of $17,332,174,
●	Working capital deficit of $10,688,767; and
●	Cash on hand of $350,231

Following its recent acquisitions of SWC and Skytech, the Company has initiated early customer deployments under its Robotics-as-a-Service (“RaaS”) model and commenced revenue-generating activities. While these deployments represent an important step toward building recurring revenue, revenues to date are not sufficient to fund ongoing operations. Based on current operating levels and cash usage forecasts, existing cash resources are not sufficient to fund operations for the twelve months following the issuance of these financial statements without additional financing.

Historically, the Company has relied on third-party and related-party debt financing. There is no assurance that additional financing will be available on commercially acceptable terms, or at all. Furthermore, there is no assurance that any funds raised will be sufficient to enable the Company to complete its initiatives or achieve profitable operations.

The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the ability to successfully scale both its Foodservice Packaging and RaaS businesses, expand into new markets, respond to competitive pressures, and pursue strategic opportunities. Current capital needs reflect investments in:

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DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Our capital needs reflect investments in:

●	Scaling RaaS deployments to new customers and markets;
●	Maintaining and upgrading robotic systems in the field; and
●	Supporting working capital and day-to-day operations

While the Company sees significant opportunity to grow recurring revenue through RaaS, its ability to execute on this opportunity depends on securing additional financing. If sufficient capital is not raised, the Company may be required to slow expansion plans, reduce operating activities, or adjust its overall strategy.

These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these consolidated financial statements are issued. The consolidated financial statements do not include any adjustments that might result if the Company is unable to continue as a going concern and have been prepared on a basis that assumes the Company will continue as a going concern and realize assets and satisfy liabilities in the ordinary course of business.

Management’s strategic plans to address these matters include the following:

●	Expand into new and existing markets, with a focus on Robotics as a Service;
●	Obtain additional debt and/or equity financing to support working capital and growth;
●	Pursuing collaborations with other operating businesses for strategic opportunities; and
●	Selectively evaluating acquisitions to enhance or complement the current business model.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. The Company consolidates entities where it has a controlling financial interest, as defined by ASC 810, “Consolidation”.

In accordance with ASC 810-10, consolidation applies to:

●	Entities with more than 50% voting interest, unless control is not with the Company; and
●	Variable Interest Entities (VIEs), where the Company is the primary beneficiary, possessing both (i) power over significant activities and (ii) the obligation to absorb losses or receive benefits.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

All intercompany transactions and balances are eliminated in consolidation. The Company continuously evaluates its investments and relationships to assess consolidation requirements.

Business Combinations and Asset Acquisitions

The Company accounts for acquisitions in accordance with ASC 805, “Business Combinations,” and applicable SEC reporting requirements under Regulation S-X, Rule 3-05 and Regulation S-K, Items 101 and 303. Transactions qualifying as business combinations are accounted for under the acquisition method, while those classified as asset acquisitions follow the guidance in ASC 805-50. Additionally, the Company evaluates whether a transaction qualifies as a reverse acquisition under ASC 805-40 and applies the appropriate accounting and disclosure requirements.

Business Combinations

For transactions classified as business combinations, the Company:

●	Recognizes and measures identifiable assets acquired, liabilities assumed, and noncontrolling interests at their fair values at the acquisition.
●	Records goodwill as the excess of the fair value of consideration transferred over the fair value of net assets acquired, including any previously held equity interests.
●	Expenses acquisition-related costs as incurred.
●	Uses preliminary purchase price allocations, with adjustments permitted within the measurement period (not exceeding one year). Adjustments beyond the measurement period are recorded in earnings.

Significant judgments in fair value determinations include:

●	Intangible asset valuations, based on estimates of future cash flows and discount rates.
●	Useful life assessments, impacting amortization and financial results.
●	Contingent consideration, which is remeasured at fair value through earnings.

For SEC registrants, Regulation S-X, Rule 3-05 may require audited financial statements of the acquired business if the acquisition is significant. The determination of significance follows Rule 1-02(w) of Regulation S-X, which considers investment, asset, and income tests.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Asset Acquisitions

For transactions classified as asset acquisitions under ASC 805-50, the Company:

●	Applies the “screen test” to determine whether substantially all of the fair value of gross assets acquired is concentrated in a single identifiable asset or group of similar assets.
●	Allocates the purchase price using a cost accumulation model, assigning costs to acquired assets based on their relative fair values.
●	Capitalizes direct acquisition costs as part of the asset’s cost, unlike business combinations where such costs are expensed.

The classification between business combinations and asset acquisitions requires significant judgment, particularly when applying the screen test. Incorrect classification can materially impact:

●	The recognition of goodwill (only in business combinations).
●	The measurement and presentation of acquired assets and assumed liabilities.
●	The Company’s financial position and results of operations.

Regulatory and Financial Reporting Considerations

For SEC registrants, acquisitions may trigger additional disclosure and reporting requirements:

●	Regulation S-X, Rule 3-05: Requires separate financial statements of the acquired business if it meets significance thresholds under Rule 1-02(w).
●	Regulation S-K, Item 101: Requires disclosure of the impact of material acquisitions on the Company’s business operations.
●	Regulation S-K, Item 303: Mandates discussion of the impact of acquisitions on the Company’s financial condition and results of operations in Management’s Discussion and Analysis (MD&A).
●	Regulation S-X, Article 11: Requires pro forma financial statements if the acquisition is significant.
●	Form 8-K, Item 2.01: Immediate reporting requirements for material acquisitions, including reverse mergers.

The Company continuously evaluates acquisitions, to ensure proper classification and compliance with ASC 805, SEC reporting requirements, and regulatory guidance.

Goodwill and Impairment

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Goodwill is not amortized, but is reviewed for impairment at least annually (in the fourth quarter) or more frequently if events or changes in circumstances indicate the carrying value of goodwill may not be recoverable.

For impairment testing purposes, goodwill is assigned to the reporting unit(s) expected to benefit from the synergies of the acquisition. The Company performs either a qualitative assessment (“Step 0”) to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value, or a quantitative assessment when required.

●	If the qualitative assessment indicates potential impairment, the Company estimates the fair value of the reporting unit and compares it with its carrying amount, including goodwill.
●	If the carrying amount exceeds fair value, an impairment charge is recognized for the difference, not to exceed the carrying value of goodwill.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Significant judgments in goodwill impairment testing include:

●	Determining the appropriate reporting units.
●	Forecasting future cash flows.
●	Selecting appropriate discount rates and market multiples.
●	Assessing macroeconomic factors, industry trends, and Company-specific performance.

Impairment Charges

The Company recorded a goodwill impairment charge of $897,542 for the year ended June 30, 2025, and no impairment for the year ended June 30, 2024, respectively.

The 2025 impairment charge relates to goodwill arising from the acquisition of FHVH (recorded during the fiscal year ended June 30, 2024), which was determined to be not recoverable based on the Company’s annual impairment testing under ASC 350, Intangibles—Goodwill and Other. The impairment was recognized after management concluded that the carrying amount of the related reporting unit exceeded its fair value.

Business Segments and Expense Disclosure

The Company follows ASC 280, Segment Reporting, which requires public entities to report financial and descriptive information about their reportable operating segments.

An operating segment is a component of a public entity that:

●	Engages in business activities from which it may earn revenues and incur expenses;
●	Has operating results that are regularly reviewed by the Chief Operating Decision Maker (“CODM,” which is our Chief Executive Officer) to make decisions about resource allocation and performance assessment; and
●	Has discrete financial information available.

Reportable Segments

Beginning in fiscal year 2025, following the acquisition of SWC Group, Inc. (d/b/a CarryOutSupplies.com) and the commencement of commercial activities under the Robotics-as-a-Service (RaaS) model, management determined that the Company operates in two reportable segments:

1.	Foodservice Packaging Distribution

○	Conducted through SWC Group, Inc.
○	Provides wholesale distribution of disposable foodservice packaging products, including printed paper cups, plastic cups, food containers, bags, and related consumables.

2.	Robotics-as-a-Service (RaaS)

○	Conducted through Skytech Automated Solutions, Inc. and Future Hospitality Venture Holdings, Inc.
○	Provides automation solutions to foodservice and hospitality environments through non-cancellable lease and service arrangements.

The CODM evaluates operating performance and allocates resources at the segment level.

Accordingly, the Company has concluded that Foodservice Packaging Distribution and RaaS represent separate reportable segments.

See Note 13 - Segment Information.

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DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Discontinued Operations

The Company’s legacy Snacks and Beverages activity has been discontinued. The results of this activity are presented separately from continuing operations.

Segment Expense Disclosure and ASU 2023-07

The Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, effective January 1, 2024. This guidance requires disclosure of significant segment expenses that are regularly provided to the CODM. The CODM reviews financial results at the segment level for revenues and operating income but does not review disaggregated expenses below the segment operating results.

Accordingly, no additional segment-level expense disclosures are presented beyond the revenue and operating results included in the Company’s segment footnote tables.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the recognition of revenues and expenses during the reporting period. Actual results may differ from these estimates, and such differences could be material.

Changes in estimates are recorded in the period in which they become known and are accounted for prospectively.

The Company bases its estimates on historical experience, industry trends, and other relevant factors, incorporating both quantitative and qualitative assessments that it believes are reasonable under the circumstances.

Significant estimates for the years ended June 30, 2025 and 2024, respectively, include:

●	Allowance for doubtful accounts and other receivables
●	Inventory reserves and classifications
●	Valuation of goodwill and intangible assets (acquired in an acquisition)
●	Impairment losses related to goodwill and intangible assets
●	Valuation of loss contingencies
●	Valuation of stock-based compensation
●	Estimated useful lives of property and equipment
●	Uncertain tax positions
●	Valuation allowance on deferred tax assets

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense market dynamics, shifting consumer demand, and economic fluctuations. The Company’s operations are exposed to significant financial, operational, and strategic risks, including potential business disruptions, supply chain constraints, and liquidity challenges.

In accordance with ASC 275, “Risks and Uncertainties,” the Company evaluates and discloses risks that could materially affect its financial condition, results of operations, and business outlook. Key factors contributing to variability in sales and earnings include:

1.	Industry Cyclicality – The Company’s financial performance is affected by industry trends, seasonality, and shifts in market demand.
2.	Macroeconomic Conditions – Economic downturns, inflationary pressures, interest rate changes, and geopolitical risks may impact consumer purchasing behavior and the Company’s revenue streams.
3.	Pricing Volatility – The cost and availability of raw materials, supply chain disruptions, and competitive pricing pressures can lead to fluctuations in gross margins and profitability.

Given these uncertainties, the Company faces challenges in accurately forecasting financial performance and may experience material risks affecting liquidity, business continuity, and long-term strategic growth. The Company continuously assesses these risks and implements measures to mitigate their potential impact.

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DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with Financial Accounting Standards Board (FASB) ASC 820, Fair Value Measurements, which establishes a framework for measuring fair value and requires related disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the Company’s principal market or, if none exists, the most advantageous market for the asset or liability.

Fair Value Hierarchy

ASC 820 requires the use of observable inputs whenever available and establishes a three-tier hierarchy for measuring fair value:

●	Level 1 – Quoted market prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 – Observable inputs other than quoted prices in active markets, such as quoted prices for similar assets and liabilities or inputs that are directly or indirectly observable.
●	Level 3 – Unobservable inputs that require significant judgment, including management assumptions and estimates based on available market data.

The classification of an asset or liability within the hierarchy is based on the lowest level of input that is significant to the fair value measurement. Level 3 valuations generally require more judgment and complexity, often involving a combination of cost, market, or income approaches, as well as assumptions about market conditions, pricing, and other factors.

Fair Value Determination and Use of External Advisors

The Company assesses the fair value of its financial instruments and, where appropriate, may engage external valuation specialists to assist in determining fair value. While management believes that recorded fair values are reasonable, they may not necessarily reflect net realizable values or future fair values.

Financial Instruments Carried at Historical Cost

The Company’s financial instruments—including cash, accounts receivable, accounts payable and accrued expenses (including related party balances), and certain debt instruments—are recorded at historical cost. As of June 30, 2025 and 2024, respectively, the carrying amounts of these instruments approximated their fair values due to their short-term maturities.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At June 30, 2025 and 2024, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At June 30, 2025 and 2024, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

Accounts Receivable

The Company accounts for accounts receivable in accordance with ASC 310, Receivables. Receivables are recorded at their net realizable value, which represents the amount management expects to collect from outstanding customer balances.

The Company extends credit to customers based on an evaluation of their financial condition and other factors. The Company does not require collateral, and interest is not accrued on overdue accounts receivable.

Allowance for Credit Losses

Management periodically assesses the collectability of accounts receivable and establishes an allowance for doubtful accounts as needed. The allowance is determined based on:

●	A review of outstanding accounts,
●	Historical collection experience, and
●	Current economic conditions

Accounts deemed uncollectible are written off against the allowance when determined to be uncollectible.

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DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Allowance for credit losses was $51,962 and $0, for the years ended June 30, 2025 and 2024, respectively.

Applicability of ASC 326 (“CECL”) to Accounts Receivable

Accounts receivable consist primarily of short-term trade receivables arising from the sale of goods and services. These receivables are carried at amortized cost and are subject to the expected credit loss model under ASC 326, Financial Instruments—Credit Losses.

The Company estimates expected credit losses using a provision matrix based on historical loss experience, adjusted for current economic conditions and reasonable and supportable forecasts. Receivables with similar risk characteristics are evaluated collectively.

The allowance for credit losses is presented as a contra-asset to accounts receivable on the consolidated balance sheet, and changes in the allowance are recognized in selling, general, and administrative expenses . Accounts are written off when collection efforts are exhausted and the receivable is deemed uncollectible.

The following is a summary of the Company’s accounts receivable at June 30, 2025 and 2024:

	June 30, 2025	June 30, 2024

Accounts receivable	$98,177	$-
Less: allowance for credit losses	51,962	-
Accounts receivable - net	$46,215	$-

Bad Debt Expense

For the years ended June 30, 2025 and 2024, bad debt was as follows:

	Year Ended June 30,
	2025	2024
Bad debt expense	$153,059	$-

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Bad debt expense related to the discontinued Snack and Beverages business, has been presented within discontinued operations.

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DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Inventory

The Company accounts for inventory in accordance with ASC 330, Inventory. Inventory consists solely of snacks and related ingredients and packaging, and is stated at the lower of cost or net realizable value (“LCNRV”) using the first-in, first-out (FIFO) method.

Continuing Operations

As of June 30, 2025, inventory consisted primarily of:

●	Foodservice Packaging Distribution: Finished goods including paper cups, plastic cups, food containers, bags, and related consumables.
●	Robotics-as-a-Service (RaaS): None.

Management evaluates inventories each reporting period to assess whether reserves are necessary for slow-moving, obsolete, or impaired items. In performing this assessment, management considers market conditions, expected demand, aging trends, turnover rates, and estimated net realizable value.

Discontinued Operations

Inventories related to the Company’s legacy Snacks and Beverages business are classified within assets of discontinued operations in the consolidated balance sheets.

For the years ended June 30, 2025 and 2024, respectively, the Company did not record any provisions for inventory obsolescence or impairment.

At June 30, 2025 and 2024, the Company had inventory of $319,491 and $0, respectively. Included in these amounts were $92,513 and $0 of inventory in transit, respectively.

Concentrations

The Company evaluates concentrations of risk in accordance with ASC 275-10, Risks and Uncertainties. A concentration exists when a single customer, supplier, geographic region, or other external factor accounts for a significant portion of revenues, receivables, or supply chain activity (typically >10%).

Disclosure is required only when it is reasonably possible that such concentration could result in a severe near-term impact on the Company’s financial position, results of operations, or cash flows.

As of June 30, 2025 and 2024, the Company has evaluated its customer, supplier, and geographic exposures and determined that no such concentrations exist that meet the threshold for disclosure.

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DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation, in accordance with ASC 360, “Property, Plant, and Equipment.” Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Repairs and maintenance expenditures that do not materially extend the useful life of an asset are expensed as incurred. Significant improvements or upgrades that increase the asset’s productivity, efficiency, or useful life are capitalized.

Upon disposal or sale of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the statement of operations.

The Company evaluates the carrying value of property and equipment whenever events or changes in circumstances indicate that the asset may be impaired. If impairment indicators exist, the Company assesses recoverability based on the undiscounted future cash flows expected from the use and disposition of the asset. If the carrying amount exceeds the estimated recoverable amount, an impairment loss is recognized.

Impairment of Long-lived Assets

The Company evaluates the recoverability of long-lived assets, including identifiable intangible assets, in accordance with FASB ASC 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

An impairment review is triggered when events or circumstances indicate that the carrying value of an asset group may not be recoverable. Factors considered include, but are not limited to:

●	Significant changes in expected performance compared to prior forecasts,
●	Changes in asset utilization, including discontinued or modified use,
●	Negative industry or economic trends that impact asset value, and
●	Strategic shifts in the Company’s business operations.

Impairment Assessment Process

When impairment indicators exist, the Company performs a recoverability test by comparing the undiscounted future cash flows expected to be generated from the use and ultimate disposition of the asset group to its carrying amount.

●	If the undiscounted cash flows exceed the carrying amount, no impairment is recognized.
●	If the undiscounted cash flows are less than the carrying amount, an impairment loss is recognized, measured as the excess of the carrying amount over the fair value of the asset.

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DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Impairment Results

For the years ended June 30, 2025 and 2024, the Company did not record any impairment losses.

Derivative Liabilities

The Company evaluates financial instruments containing characteristics of both liabilities and equity in accordance with FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging.

Accounting for Derivative Liabilities

Derivative liabilities are revalued at fair value at each reporting period, with changes in fair value recognized in the results of operations as a gain or loss on derivative remeasurement. The Company uses a Black-Scholes option pricing model to determine the fair value of these instruments.

Conversion and Extinguishment of Derivative Liabilities

When a debt instrument with an embedded conversion option (e.g., convertible debt or warrants) is converted into shares of common stock or repaid, the Company:

●	Records the newly issued shares at fair value;
●	Derecognizes all related debt, derivative liabilities, and unamortized debt discounts; and
●	Recognizes a gain or loss on debt extinguishment, if applicable.

For equity-based derivative liabilities (e.g., warrants) that are extinguished, any remaining liability balance is reclassified to additional paid-in capital.

Reclassification of Equity Instruments to Liabilities

Equity instruments initially classified as equity may be reclassified as liabilities if they no longer meet equity classification criteria. In such cases, they are remeasured at fair value on the date of reclassification, with changes recognized in earnings.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Derivative Liability Balances

As of June 30, 2025 and 2024, the Company had derivative liabilities of $1,102,992 and $0, respectively.

Original Issue Discounts and Other Debt Discounts

The Company accounts for original issue discounts (OID) and other debt discounts in accordance with FASB ASC 835-30, Interest—Imputation of Interest. These discounts are recorded as a reduction of the carrying amount of the related debt and are amortized to interest expense over the term of the debt using the effective interest method, unless the straight-line method is materially similar.

Original Issue Discounts (OID)

For certain notes issued, the Company may provide the debt holder with an original issue discount (OID), which is recorded as a debt discount, reducing the face value of the note. The discount is amortized to interest expense over the term of the debt in the Consolidated Statements of Operations.

Stock and Other Equity Issued with Debt

The Company may issue common stock or other equity instruments in connection with debt issuance. When stock is issued, it is recorded at fair value and treated as a debt discount, reducing the carrying amount of the note. These discounts are amortized to interest expense over the life of the debt.

The combined debt discounts, including OID and stock-related discounts, cannot exceed the face amount of the debt.

Debt Issuance Costs

Debt issuance costs, including fees paid to lenders or third parties, are capitalized as a debt discount and amortized to interest expense over the life of the debt. These costs are presented as a direct deduction from the carrying amount of the debt liability rather than as a separate asset.

Right of Use Assets and Lease Obligations

The Company accounts for right-of-use (ROU) assets and lease liabilities in accordance with FASB ASC 842, Leases. These amounts reflect the present value of the Company’s estimated future minimum lease payments over the lease term, including any reasonably certain renewal options, discounted using a collateralized incremental borrowing rate.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

The Company classifies its leases as either operating or finance leases. The Company’s leases primarily consist of operating leases, which are included as Right-of-Use Assets and Operating Lease Liabilities on the consolidated balance sheets.

Short-Term Leases

The Company has elected the short-term lease exemption, whereby leases with a term of 12 months or less are not recorded on the balance sheet. Instead, lease payments are expensed on a straight-line basis over the lease term.

Lease Term and Renewal Options

In determining the lease term, the Company evaluates whether renewal options are reasonably certain to be exercised. Factors considered include:

●	The useful life of leasehold improvements relative to the lease term,
●	The economic performance of the business at the leased location,
●	The comparative cost of renewal rates versus market rates, and
●	The presence of any significant economic penalties for non-renewal.

If a renewal option is deemed reasonably certain to be exercised, the ROU asset and lease liability reflect those additional future lease payments. The Company’s operating leases contain renewal options with no residual value guarantees. Currently, management does not expect to exercise any renewal options, which are therefore excluded in the measurement of lease obligations.

Discount Rate and Lease Liability Measurement

Since the implicit rate in the leases is not readily determinable, the Company applies an incremental borrowing rate that represents the rate it would incur to borrow on a collateralized basis over a similar term and currency environment.

Lease Impairment

The Company evaluates ROU assets for impairment indicators whenever events or changes in circumstances suggest the carrying amount may not be recoverable. No impairments of ROU assets were recognized for the years ended June 30, 2025 and 2024, respectively.

At June 30, 2025 and 2024, the Company did not have any long term leases requiring disclosure.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, as amended. Revenue is recognized when control of promised goods or services transfers to customers, in an amount that reflects the consideration expected to be received.

Revenue Streams

The Company currently generates revenue primarily from the following two (2) sources:

1.	Foodservice Packaging – The wholesale distribution of disposable foodservice packaging products, including custom-printed and stock paper cups, plastic cups, food containers, bags, and related consumables, primarily through the Company’s e-commerce platform.
2.	Robotics-as-a-Service (RaaS) – Multi-year service arrangements for automation solutions in the foodservice and hospitality industries. These generate recurring monthly service revenues, supplemented by implementation and integration services, ongoing maintenance, and technical support.

The Company previously generated revenues from the sale of packaged snack and beverage products. This activity has been discontinued and is presented separately as discontinued operations (see Note 14 – Discontinued Operations).

To provide further clarity on the nature, timing, and recognition of revenue, the Company’s revenue streams are discussed below:

A. Foodservice Packaging Distribution

Revenue from the distribution of disposable foodservice packaging products is derived exclusively from business customers on a wholesale basis through the Company’s e-commerce platform and direct sales channels. Customer contracts typically contain a single performance obligation: delivery of the ordered products. Shipping and handling activities that occur after the customer obtains control are accounted for as fulfillment costs and not as separate performance obligations. Because sales are exclusively to registered businesses, the Company collects and remits sales taxes where required; sales to businesses are exempt only when valid resale/exemption certificates are obtained.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

B. Robotics as a Service

Revenue from Robotics-as-a-Service (“RaaS”) arrangements is recognized over time as services are provided under multi-year customer service agreements, which typically follow an initial pilot and site preparation period. Contracts generally include a recurring monthly service fee covering access to robotic equipment, automation software, monitoring, and support services. Although agreements are typically multi-year in duration, the related performance obligation is the continuous provision of RaaS services, and revenue is recognized ratably each month as services are delivered.

The Company owns and deploys all robotic equipment, including hardware, software, and related components, which remain the property of the Company. Customers do not obtain control over the units; instead, the Company retains responsibility for operation, servicing, refurbishment, and replacement as necessary. Management evaluated these arrangements under ASC 842 Leases and concluded they do not contain a lease because customers do not control the use of the robotic units. Accordingly, revenue is recognized under ASC 606 Revenue from Contracts with Customers.

Certain arrangements may include one-time activities such as installation, integration, or training. These activities are not distinct performance obligations and are accounted for as part of the overall service contract, with related fees recognized over the contract term. Ongoing support includes remote technical assistance, software updates, and maintenance, all of which are included in the recurring service fee.

The Company generally invoices customers monthly, with payments due monthly. As a result, contract assets and contract liabilities (deferred revenue) are not significant.

C. Snacks and Beverages (Discontinued Operations)

The Company previously generated revenue from the sale of snack and beverage products. This activity has been discontinued and is presented as discontinued operations in the accompanying consolidated financial statements.

For periods prior to discontinuation, revenue was recognized net of slotting fees, trade promotions, discounts, and other sales incentives, which were classified as variable consideration. Variable consideration was estimated based on historical experience, contractual terms, and current promotional strategies. Estimates were reviewed and updated each reporting period, and revenue was recognized only to the extent it was probable that a significant reversal would not occur.

No revenues or expenses from this activity are expected to contribute to the Company’s future results.

The Company follows the five-step revenue recognition model:

1. Identify the Contract with a Customer

A contract exists when:

●	The agreement creates enforceable rights and obligations;
●	It has commercial substance;
●	Payment terms are defined and consideration is determinable;
●	Collection is probable

Customer credit risk is assessed at contract inception and updated periodically.

For Robotics-as-a-Service (“RaaS”) contracts, agreements are non-cancellable for an initial 36-month term (except for breach), and automatically renew for one-year periods unless terminated. Management accounts for renewals as new contracts.

2. Identify the Performance Obligations

Foodservice Packaging – Each order represents a single performance obligation: shipment or delivery of the ordered goods.

Robotics-as-a-Service (RaaS) – Robotics-as-a-Service (RaaS) – Each contract contains a single bundled performance obligation, representing the continuous provision of robotic equipment and related services, including installation, integration, training, maintenance, and technical support. Installation and training are not distinct, as customers cannot benefit from the robots without integration. One-time implementation activities, when billed, are included in the overall service obligation and recognized over the contract term.

Snacks and Beverages (Discontinued) – Historically, each sale represented a single performance obligation for delivery of products. These activities were discontinued as of June 30, 2025, and results are presented as discontinued operations.

3. Determine the Transaction Price

Foodservice Packaging – Transaction price consists primarily of fixed consideration based on contract or list pricing.

RaaS – Transaction price consists of fixed monthly service fees over the 36-month initial term. Invoices are issued monthly, and payments are generally due as services are provided.

Contracts do not include material variable consideration, and the Company historically has not collected consideration prior to performance. As a result, contract liabilities (deferred revenue) are not significant.

Snacks and Beverages (Discontinued) – Transaction price included fixed consideration plus variable consideration such as slotting fees, promotions, and rebates.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

4. Allocate the Transaction Price

Contracts generally contain only a single performance obligation (product delivery for Packaging, or continuous service provision (monthly) for RaaS). Accordingly, the entire transaction price is allocated to that performance obligation.

5. Recognize Revenue When (or As) Performance Obligations Are Satisfied

Foodservice Packaging – Revenue is recognized at a point in time, when control of the goods transfers to the customer (generally upon shipment or delivery).

RaaS – Revenue is recognized over time, ratably each month, as customers simultaneously receive and consume the benefits of the continuous service.

Snacks and Beverages (Discontinued) – Revenue was historically recognized at a point in time upon shipment or delivery.

Principal vs. Agent Considerations

In accordance with ASC 606-10-55-36 through 55-40, the Company evaluated whether it acts as principal or agent in each of its revenue streams. The assessment considers whether the Company (i) obtains control of goods or services before transfer to the customer, (ii) has discretion in establishing pricing, (iii) is primarily responsible for fulfillment, and (iv) is exposed to inventory or service-level risks.

Based on this analysis, the Company reached the following conclusions:

1. Foodservice Packaging Distribution

The Company acts as a principal in foodservice packaging sales.

●	The Company designs, sources, and controls products prior to transfer.
●	The Company has discretion in pricing.
●	The Company is responsible for fulfillment, including warehousing and logistics.
●	The Company bears inventory risk prior to transfer.

Revenue is recognized on a gross basis for foodservice packaging sales.

2. Robotics-as-a-Service (RaaS)

The Company acts as a principal in RaaS arrangements.

●	The Company provides customers with continuous access to robotic equipment and related services.
●	The Company controls the equipment and services before and during the transfer period.
●	The Company has discretion over pricing and contract terms.
●	The Company is responsible for providing and maintaining the service throughout the contract term.

Revenue is recognized on a gross basis for RaaS service contracts.

3. Snacks and Beverages (Discontinued Operations)

Prior to discontinuation, the Company acted as a principal in snack and beverage sales.

●	The Company controlled inventory prior to transfer.
●	The Company set pricing at its discretion.
●	The Company was responsible for fulfillment of its performance obligations.
●	The Company bore inventory risk until sale.

Revenue was recognized on a gross basis for snack and beverage sales, prior to classification as discontinued operations.

Summary of Compliance with ASC 606 and ASU Updates

Revenue Stream	Entity	Performance Obligation	Recognition Timing	Consideration Type

Foodservice Packaging	SWC	Shipment to customer	Point in time upon shipment	Fixed price (wholesale contracts); excludes sales tax

Robotics as a Service (RaaS)	Skytech and FHVH	Provision of robotics services over the contract term	Over time on a monthly basis	Fixed monthly consideration, billed in advance Non-cancellable 36-month contracts with auto renewals

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Contract Liabilities (Deferred Revenue)

Contract liabilities represent amounts received in advance of performance obligations being satisfied. As RaaS and other services are generally invoiced and paid monthly as performed, deferred revenue balances are not material.

As of June 30, 2025 and 2024, the Company had deferred revenue of $557,725 and $512,696, respectively.

The following represents the Company’s disaggregation of revenues for the years ended June 30, 2025 and 2024:

	Year Ended June 30,
	2025		2024
	Revenue	% of Revenues	Revenue	% of Revenues

Foodservice Packaging	$466,633	96.75%	$-	0.00%
Robotics as a Service (RaaS)	15,652	3.25%	-	0.00%
Total revenues - net	$482,285	100.00%	$-	0.00%

Revenue from foodservice packaging is recognized at the point in time when control transfers to the customer, generally upon shipment.

RaaS revenues are recognized over time, on a straight-line basis, as services are provided (monthly) during the contract term.

Consideration under both revenue streams is substantially fixed, and the Company does not have material variable consideration.

The Company did not generate revenues from continuing operations during the year ended June 30, 2024.

Revenues from discontinued snack and beverage operations are presented separately in Note 14.

Cost of Sales

1. Continuing Operations – Cost of Sales

Foodservice Packaging

Cost of sales for foodservice packaging consists of direct costs incurred to source, warehouse, and distribute packaging products. These costs are recognized in the same period as the related revenue.

Cost components primarily include:

●	Purchased Materials – Packaging products sourced from third-party manufacturers and suppliers.
●	Freight and Distribution – Outbound shipping costs, warehouse handling, and fuel surcharges.
●	Warehousing and Logistics – Facility, labor, and utilities associated with storage and inventory management.

Robotics-as-a-Service (RaaS)

Cost of sales for RaaS consists of direct costs incurred to provide robotic services under multi-year service contracts. These costs are recognized in the same period as the related revenue.

Cost components primarily include:

●	Equipment Depreciation – Depreciation of robotic units deployed to customer sites.
●	Installation and Training Costs – Initial setup, integration, and training services provided to customers.
●	Maintenance and Support – Ongoing technical support, repair, and software updates.
●	Hosting and Connectivity – Cloud infrastructure and communication costs to enable remote monitoring and performance of robots.

These costs are recognized ratably over the contract term, consistent with the recognition of RaaS revenue.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

2. Discontinued Operations – Cost of Sales

Cost of sales related to the Company’s legacy Snacks and Beverages business is presented within discontinued operations and excluded from the amounts above.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by FASB ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. These deferred amounts are measured using enacted tax rates expected to apply in the periods when the temporary differences are expected to reverse.

The effect of a change in tax law or tax rates on deferred tax balances is recognized in the period in which the change is enacted.

All deferred tax assets and liabilities are presented as noncurrent in the Company’s consolidated balance sheet, regardless of the classification of the related asset or liability for financial reporting purposes.

Uncertain Tax Positions

The Company evaluates uncertain tax positions, which requires that a tax position be recognized in the financial statements only if it is more likely than not (greater than 50% likelihood) to be sustained upon examination by tax authorities.

As of June 30, 2025 and 2024, respectively, the Company had no uncertain tax positions that qualified for recognition or disclosure in the financial.

The Company also recognizes interest and penalties related to uncertain tax positions in other expense in the consolidated statement of operations. No interest and penalties were recorded for the years ended June 30, 2025 and 2024, respectively.

Valuation of Deferred Tax Assets

The Company’s deferred tax assets include certain future tax benefits, such as net operating losses (NOLs), tax credits, and deductible temporary differences. A valuation allowance is required if it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

The Company reviews the realizability of deferred tax assets on a quarterly basis, or more frequently if circumstances warrant, considering both positive and negative.

Factors Considered in Valuation Allowance Assessment

The Company evaluates multiple factors in determining whether a valuation allowance is necessary, including:

●	Historical earnings trends (cumulative pre-tax income or losses in the most recent three-year period)
●	Future financial projections, including expected taxable income based on long-term estimates of business performance and market conditions
●	Statutory carryforward periods for net operating losses and other deferred tax assets
●	Prudent and feasible tax planning strategies that could impact the realization of deferred tax assets
●	Nature and predictability of temporary differences and the timing of their reversal
●	Sensitivity of financial forecasts to external factors such as commodity prices, market demand, and operational risks

While cumulative three-year losses are a strong indicator that a valuation allowance may be needed, a valuation allowance determination is not solely based on past losses—all available positive and negative evidence must be considered.

Valuation Allowance Determination

At June 30, 2025 and 2024, respectively, the Company recorded a full valuation allowance against its deferred tax assets, resulting in a net carrying amount of $0. This determination was based on cumulative losses in recent years and the lack of sufficient positive evidence to support the realization of deferred tax assets in the near term.

The Company will continue to evaluate its valuation allowance each reporting period and will recognize deferred tax assets in the future if sufficient positive evidence emerges to support their realization.

Advertising Costs

Advertising costs are expensed as incurred, “Advertising Costs.” These costs are recognized as operating expenses in the period in which they are incurred and are classified within general and administrative expenses in the consolidated statements of operations.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Advertising expense related to the discontinued Snack and Beverages business, has been presented within discontinued operations.

The Company recognized marketing and advertising costs during the years ended June 30, 2025 and 2024, respectively as follows:

	Year Ended June 30,
	2025	2024

Total Sales and Marketing	$20,595	$18,624

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation,” using the fair value-based method. Under this guidance, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, typically the vesting period.

ASC 718 establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions where an entity incurs liabilities based on the fair value of its equity instruments or liabilities that may be settled using equity instruments.

The Company applies the fair value method for equity instruments granted to both employees and non-employees, aligning non-employee share-based payment accounting with that of employees. The fair value of stock-based compensation is determined as of the grant date or the measurement date (i.e., when the performance obligation is completed) and is recognized over the vesting period.

The Company determines the fair value of stock options using the Black-Scholes option pricing model, considering the following key assumptions:

●	Exercise price – The agreed-upon price at which the option can be exercised.
●	Expected dividends – The anticipated dividend yield over the expected life of the option.
●	Expected volatility – Based on historical stock price fluctuations.
●	Risk-free interest rate – Derived from U.S. Treasury securities with similar maturities.
●	Expected life of the option – Estimated based on historical exercise patterns and contractual terms.

Additionally, the Company follows the guidance under ASU 2016-09, which introduced amendments to simplify certain accounting aspects of share-based compensation, including:

●	The treatment of tax benefits and tax deficiencies in income tax reporting.
●	The option to recognize forfeitures as they occur rather than estimating them upfront.
●	Cash flow classification for certain tax-related transactions.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

The Company continues to evaluate and apply the latest Accounting Standards Updates (ASUs) and interpretive releases related to stock-based compensation to ensure compliance with evolving financial reporting requirements.

Stock Warrants

In connection with certain financing transactions (debt or equity), consulting arrangements, or strategic partnerships, the Company may issue warrants to purchase shares of its common stock. These standalone warrants are not puttable or mandatorily redeemable by the holder and are classified as equity instruments in accordance with ASC 480, “Distinguishing Liabilities from Equity.”

The fair value of warrants issued for compensation purposes is measured using the Black-Scholes option pricing model. However, if warrants meet the definition of derivative liabilities under ASC 815, “Derivatives and Hedging,” fair value is determined using a binomial pricing model or other appropriate valuation techniques.

Accounting Treatment of Warrants

●	Warrants issued in conjunction with common stock issuance are initially recorded at fair value as a reduction in Additional Paid-In Capital (APIC),
●	Warrants issued for services are recorded at fair value and expensed over the requisite service period or immediately upon issuance if no service period exists; and
●	Warrants classified as liabilities due to settlement features or pricing adjustments are remeasured at fair value each reporting period, with changes recognized in earnings.

Basic and Diluted Earnings (Loss) per Share and Reverse Stock Split

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings Per Share.” The calculation of basic EPS follows the two-class method and is determined by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding, including certain other shares committed to be issued.

Basic Earnings Per Share (EPS)

Basic EPS is calculated using the two-class method, and is computed as follows:

●	Net earnings available to common shareholders represent net earnings to common shareholders, adjusted for the allocation of earnings to participating securities.
●	Losses are not allocated to participating.
●	The denominator includes common shares outstanding and certain other shares committed to be issued, such as restricted stock and restricted stock units (“RSUs”), for which no future service is required.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Diluted Earnings Per Share (EPS)

Diluted EPS is calculated under both the two-class method and the treasury stock method, and the more dilutive result is reported.

●	Diluted EPS is computed by taking the sum of:

○	Net earnings available to common shareholders
○	Dividends on preferred shares
○	Dividends on dilutive mandatorily redeemable convertible preferred shares
○	Divided by the weighted average number of common shares outstanding and certain other shares committed to be issued, plus all dilutive common stock equivalents during the period, such as:
	■	Stock options
	■	Warrants
	■	Convertible preferred stock
	■	Convertible debt

●	Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) qualify as participating securities under the two-class method.

Net Loss Per Share Considerations

In computing net loss per share, unvested shares of common stock are excluded from the denominator.

Participating Securities & Share-Based Compensation

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively. Therefore:

●	Before the requisite service is rendered for the right to retain the award, these instruments meet the definition of a participating security.
●	RSUs granted under an executive compensation plan, however, are not considered participating securities because the rights to dividend equivalents are forfeitable.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

The following potentially dilutive equity securities outstanding for the years ended June 30, 2025 and 2024, were as follows:

	June 30, 2025	June 30, 2024
Convertible debt	246,690,974	108,932,424
Series B, convertible preferred stock (5,000:1)	9,750,000	9,750,000
Series C, convertible preferred stock (6,000:1)	875,796,000	79,998,000
Series D, convertible preferred stock (6,000:1)	20,004,000	10,002,000
Warrants	191,996,343	191,799,274
Total common stock equivalents	1,344,237,317	400,481,698

Warrants included as common stock equivalents represent those that are fully vested and exercisable.

As of June 30, 2025, the total potential common stock equivalents (as shown above) exceeded the Company’s 200,000,000 authorized common shares, resulting in an insufficiency of authorized shares to settle all potential conversions or exercises. Because certain instruments cannot currently be settled solely in shares, they are not entirely within the Company’s control for share settlement.

In accordance with ASC 480-10-S99-3A and ASC 815-40-25, the Company has classified its Series B, Series C, and Series D Convertible Preferred Stock as temporary equity (mezzanine equity) in the consolidated balance sheets.

These instruments are not redeemable, but are presented outside of permanent equity due to the Company’s current lack of sufficient authorized shares to permit full conversion. The Company’s convertible debt remains classified as a liability, and its warrants are classified within equity, each in accordance with the relevant accounting guidance.

The Company intends to seek stockholder approval to amend its Certificate of Incorporation to increase the number of authorized common shares. Upon approval and filing of the amendment with the Nevada Secretary of State, and provided no other provisions outside the Company’s control exist, the Series B, Series C, and Series D Convertible Preferred Stock will be reclassified from temporary equity to permanent stockholders’ equity.

(See also Note 8 — Stockholders’ Deficit and Note 1 — Temporary Equity for additional information.)

Warrants included as common stock equivalents represent those that are fully vested and exercisable. See Note 8.

Related Parties

The Company defines related parties in accordance with ASC 850, “Related Party Disclosures,” and SEC Regulation S-X, Rule 4-08(k). Related parties include entities and individuals that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company.

Related parties include, but are not limited to:

●	Principal owners of the Company.
●	Members of management (including directors, executive officers, and key employees).
●	Immediate family members of principal owners and members of management.
●	Entities affiliated with principal owners or management through direct or indirect ownership.
●	Entities with which the Company has significant transactions, where one party has the ability to exercise control or significant influence over the management or operating policies of the other.

A party is considered related if it has the ability to control or significantly influence the management or operating policies of the Company in a manner that could prevent either party from fully pursuing its own separate economic interests.

The Company discloses all material related party transactions, including:

●	The nature of the relationship between the parties.
●	A description of the transaction(s), including terms and amounts involved.
●	Any amounts due to or from related parties as of the reporting date.
●	Any other elements necessary for a clear understanding of the transactions’ effects on the financial statements.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Disclosures are made in accordance with ASC 850-10-50-1 through 50-6 and SEC Regulation S-X, Rule 4-08(k), which requires registrants to disclose material related party transactions and their effects on the financial position and results of operations.

●	See Note 4 for accrued liabilities – related parties.

Temporary Equity

The Company classifies certain equity instruments outside of permanent stockholders’ equity when required by applicable accounting guidance. In accordance with ASC 480-10-S99-3A and ASC 815-40-25, instruments are presented as temporary equity (mezzanine equity) if they are redeemable or if settlement in the Company’s common shares is not solely within the Company’s control.

Temporary equity generally includes convertible or equity-linked instruments that, under certain conditions, may require cash settlement or cannot be fully settled in shares due to limitations such as insufficient authorized stock. Instruments classified as temporary equity are remeasured or reassessed each reporting period and are reclassified to permanent equity when the conditions requiring temporary presentation are resolved.

(See Note 8 — Stockholders’ Deficit and Note 1 — Earnings Per Share for additional information.)

Recent Accounting Standards

Adopted Accounting Standards

ASU 2023-07 — Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures

In November 2023, the FASB issued ASU 2023-07 to improve disclosures related to reportable segments. The standard requires:

●	Enhanced disclosure of significant segment expenses regularly reviewed by the Chief Operating Decision Maker (CODM), even if those expenses are not allocated in segment profit or loss.
●	More detailed descriptions of how segment profit or loss is measured, and how reported measures align with internal management reporting.

The Company adopted ASU 2023-07 on July 1, 2024. The adoption did not have a material impact on the Company’s consolidated financial statements.

ASU 2023-09 — Income Taxes (Topic 740): Improvements to Income Tax Disclosures Issued in December 2023, ASU 2023-09 enhances income tax disclosures by:

●	Requiring standardized disaggregation of the effective tax rate reconciliation into prescribed categories.
●	Mandating jurisdictional disclosure of income taxes paid, broken out by federal, state, and significant foreign jurisdictions.
●	Expanding narrative explanations for reconciling items and effective tax rate fluctuations.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

The Company adopted ASU 2023-09 on July 1, 2024. The adoption did not have a material impact on the Company’s consolidated financial statements.

Adopted Accounting Standards (Not Yet Adopted)

ASU 2024-03 — Income Statement—Reporting Comprehensive Income (Subtopic 220-40): Disaggregation of Income Statement Expenses

In November 2024, the FASB issued ASU 2024-03, which requires greater disaggregation of certain income statement expense categories, including:

●	Inventory purchases
●	Employee compensation
●	Depreciation and amortization
●	Selling expenses, including a definition of what is included in that category

The standard is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Early adoption is permitted.

The Company is currently assessing the impact of ASU 2024-03 on its financial statement presentation and footnote disclosures. The standard is not expected to have a material effect on the Company’s financial condition, results of operations, or cash flows.

ASU 2025-05 — Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the FASB issued ASU 2025-05, which provides (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, Revenue from Contracts with Customers.

The practical expedient allows an entity to assume that, when estimating expected credit losses, current conditions as of the balance sheet date remain unchanged for the remaining life of the asset. The accounting policy election permits nonpublic entities that elect the practical expedient to also consider collection activity occurring after the balance sheet date when estimating expected credit losses.

The standard is effective for fiscal years beginning after December 15, 2025, and for interim periods within those annual reporting periods. Early adoption is permitted.

Accordingly, the Company will adopt ASU 2025-05 for its fiscal year beginning July 1, 2026.

The Company has evaluated ASU 2025-05 and does not expect the standard to have a material impact on its financial condition, results of operations, or cash flows.

Other Accounting Standards Updates

The FASB has issued other technical corrections and narrow-scope amendments across various accounting topics. These updates are not expected to have a material impact on the Company’s consolidated financial statements.

Reclassifications

Certain amounts in the prior year’s financial statements have been reclassified to conform to the current year presentation.

These reclassifications had no material impact on the Company’s consolidated results of operations, stockholders’ deficit, or cash flows.

As a result of the classification of the Company’s Snacks and Beverages segment as discontinued operations, prior-period amounts in the consolidated statements of operations and related disclosures have been reclassified to conform to the current-year presentation.

F-122

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Note 3 – Property and Equipment

Property and equipment consisted of the following:

			Estimated Useful
	June 30, 2025	June 30, 2024	Lives (Years)
Office furniture	19,392	-	5
Office computers and equipment	36,765	-	5
Warehouse equipment	31,340	-	5
Vehicles	107,527	-	5
Robots/Tray Bins	205,650	-	5
Production molds	145,173	-	5
Accumulated depreciation	(305,023)	-	5
Total property and equipment - net	$240,824	$-

Assets Acquired in Business Combinations

In connection with the acquisitions of SWC and Skytech on March 31, 2025, the Company acquired property and equipment with an aggregate net book value of $59,492 as of the acquisition date.

The Company measured acquired property and equipment at fair value as of the acquisition date. The fair value assigned to these assets was determined based on a combination of market comparables and replacement cost methodologies, depending on the asset class.

Any difference between the fair value of the assets acquired and their respective historical net book values was recognized as part of the purchase price allocation. The excess of the total consideration transferred over the fair value of net identifiable assets acquired, including property and equipment, was recorded as goodwill.

Depreciation and amortization expense for the years ended June 30, 2025 and 2024, was $19,519 and $0, respectively.

Depreciation and amortization are included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Note 4 – Accounts Payable and Accrued Liabilities including Related Parties

Accounts payable and accrued liabilities were as follows at June 30, 2025 and 2024, respectively:

	June 30, 2025	June 30, 2024
Accounts payable and accrued liabilities	$1,941,068	$309,373
Accrued interest payable	1,215,190	57,772
Total accounts payable and accrued liabilities	$3,156,258	$367,145

	June 30, 2025	June 30, 2024
Accrued liabilities	$95,750	$238,510
Accrued director fees	117,150	57,000
Accrued bonuses	110,000	-
Total accounts payable and accrued liabilities - related parties	$322,900	$295,510

F-123

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Note 5 – Debt

The following represents a summary of the Company’s debt (notes payable and convertible notes payable) at June 30, 2025 and 2024:

	Issue Date	Maturity Date	Interest Rate	Default Interest Rate	Collateral	Related Party	Conversion Price	Debt Type
Loan #1	September 22, 2022	February 6, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #2	February 5, 2023	February 5, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #3	February 28, 2023	February 28, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #4	March 24, 2023	March 24, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #5	April 17, 2023	April 17, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #6	June 1, 2023	June 1, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #7	October 5, 2023	October 5, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #8	November 17, 2023	November 17, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #9	December 6, 2023	December 6, 2024	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #10	January 24, 2024	January 24, 2025	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #11	March 13, 2024	March 13, 2025	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #12	May 5, 2024	May 5, 2025	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #13	September 24, 2024	September 24, 2025	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #14	February 19, 2025	February 19, 2026	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #15	March 13, 2025	March 13, 2027	15.00%	24.00%	All assets	No	$0.033	Convertible Note Payable
Loan #16	June 29, 2023	November 1, 2025	15.00%	16.00%	Unsecured	No	$0.033	Convertible Note Payable
Loan #17	August 28, 2023	November 1, 2025	15.00%	16.00%	Unsecured	No	$0.033	Convertible Note Payable
Loan #18	January 23, 2025	August 31, 2025	17.50%	4.5%/month	Unsecured	No	N/A	Notes Payable
Loan #19	September 10, 2024	September 10, 2027	15.00%	0.00%	Unsecured	No	35% discount	Convertible Note Payable
Loan #20	September 4, 2024	September 4, 2027	15.00%	0.00%	Unsecured	No	35% discount	Convertible Note Payable
Loan #21	September 4, 2024	September 4, 2027	15.00%	0.00%	Unsecured	No	35% discount	Convertible Note Payable
Loan #22	September 4, 2024	September 4, 2027	15.00%	0.00%	Unsecured	No	35% discount	Convertible Note Payable
Loan #23	September 4, 2024	September 4, 2027	15.00%	0.00%	Unsecured	No	35% discount	Convertible Note Payable
Loan #24	September 4, 2024	September 4, 2027	15.00%	0.00%	Unsecured	No	35% discount	Convertible Note Payable
Loan #25	September 4, 2025	September 5, 2027	15.00%	0.00%	Unsecured	No	35% discount	Convertible Note Payable
Loan #26	September 10, 2021	September 10, 2026	8.99%	20.00%	Vehicle	No	N/A	Notes Payable
Loan #27	September 10, 2021	September 10, 2026	8.99%	20.00%	Vehicle	No	N/A	Notes Payable
Loan #28	September 4, 2024	September 4, 2027	15.00%	0.00%	Unsecured	No	35% discount	Convertible Note Payable
Loan #29	June 15, 2018	June 21, 2024	18.00%	0.00%	Unsecured	No	N/A	Notes Payable
Loan #30	September 4, 2024	September 4, 2027	15.00%	0.00%	Unsecured	No	35% discount	Notes Payable
Loan #31	September 4, 2024	September 4, 2027	15.00%	0.00%	Unsecured	No	35% discount	Notes Payable

F-124

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

The following represents a summary of the Company’s convertible notes payable at June 30, 2025 and 2024:

June 30, 2023	$1,549,366
Face amount of debt	1,473,888
Non-cash increase of principal	12,500
Debt discount	(230,961)
Amortization of debt discount	638,194
June 30, 2024	3,442,987
Face amount of debt	1,104,000
Debt discount - notes payable	(904,126)
Amortization of debt discount	332,021
Non-cash increase of principal	73,750
Repayments	(33,490)
Conversion to common stock (principal)	(36,425)
Debt acquired in acquisition of SWC	759,776
June 30, 2025	$4,738,493

The following represents a detail of the Company’s convertible notes payable at June 30, 2025 and 2024:

	Year Ended June 30, 2024
	June 30, 2023	Proceeds	Debt discount	Amortization of debt discount	Non-cash increase of debt	Repayments	June 30, 2024
Loan #1	$685,256	$-	$-	$53,214	$-	$-	$738,470
Loan #2	376,569	-	-	242,431	-	-	619,000
Loan #3	94,058	-	-	66,883	-	-	160,941
Loan #4	89,170	-	-	71,771	-	-	160,941
Loan #5	86,253	-	-	74,688	-	-	160,941
Loan #6	172,081	-	-	27,919	-	-	200,000
Loan #7	-	62,000	(9,300)	6,621	-	-	59,321
Loan #8	-	62,000	(9,300)	5,477	-	-	58,177
Loan #9	-	170,588	(25,588)	13,781	-	-	158,781
Loan #10	-	388,300	(58,245)	23,329	-	-	353,384
Loan #11	-	336,000	(50,400)	6,422	-	-	292,022
Loan #12	-	395,000	(59,250)	7,759	-	-	343,509
Loan #16	45,979	-	-	-	25,521	-	71,500
Loan #17	-	60,000	-	-	6,000	-	66,000
Total	$1,549,366	$1,473,888	$(212,083)	$600,295	$31,521	$-	$3,442,987

F-125

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

	Year Ended June 30, 2025
	June 30, 2024	Proceeds	Debt acquired in acquisitions		Debt discount	Amortization of debt discount	Non-cash increase of debt	Repayments	Conversion to Common Stock	June 30, 2025	Short Term	Long Term	In Default
Loan #1	$738,470	$-	$-		$-	$3,090	$-	$-	$-	$741,560	$741,560	$-	$741,560
Loan #2	619,000	-	-		-	-	-	-	-	619,000	$619,000	-	619,000
Loan #3	160,941	-	-		-	-	-	-	-	160,941	160,941	-	160,941
Loan #4	160,941	-	-		-	-	-	-	-	160,941	160,941	-	160,941
Loan #5	160,941	-	-		-	-	-	-	-	160,941	160,941	-	160,941
Loan #6	200,000	-	-		-	-	-	-	-	200,000	200,000	-	200,000
Loan #7	59,321	-	-		-	2,679	-	-	-	62,000	62,000	-	62,000
Loan #8	58,177	-	-		-	3,823	-	-	-	62,000	62,000	-	62,000
Loan #9	158,781	-	-		-	11,807	-	-	-	170,588	170,588	-	170,588
Loan #10	353,384	-	-		-	34,916	-	-	-	388,300	388,300	-	388,300
Loan #11	292,022	-	-		-	43,978	-	-	-	336,000	336,000	-	336,000
Loan #12	343,509	-	-		-	51,491	-	-	-	395,000	395,000	-	-
Loan #13	-	473,000	-		(70,950)	51,895	-	-	-	453,945	453,945	-	-
Loan #14	-	206,000	-		(30,900)	9,962	-	-	-	185,062	185,062	-	-
Loan #15	-	425,000	-		(42,500)	10,905	-	-	-	393,405	-	393,405	-
Loan #16	71,500	-	-		-	-	37,150	-	(36,425)	72,225	72,225	-	-
Loan #17	66,000	-	-		-	-	36,600	-	-	102,600	102,600	-	-
Loan #19	-		180,154	**	(180,154)	48,662	-	(33,490)	-	15,172	-	15,172	-
Loan #20	-		102,289	**	(102,289)	10,379	-	-	-	10,379	-	10,379	-
Loan #21	-		124,221	**	(124,221)	12,604	-	-	-	12,604	-	12,604	-
Loan #22	-		133,700	**	(133,700)	13,566	-	-	-	13,566	-	13,566	-
Loan #23	-		30,000	**	(30,000)	3,045	-	-	-	3,045	-	3,045	-
Loan #24	-		85,519	**	(85,519)	8,677	-	-	-	8,677	-	8,677	-
Loan #25	-		54,843	**	(54,843)	5,565	-	-	-	5,565	-	5,565	-
Loan #28	-		49,050	**	(49,050)	4,977	-	-	-	4,977	-	4,977	-
Total	$3,442,987	$1,104,000	$759,776		$(904,126)	$332,021	$73,750	$(33,490)	$(36,425)	$4,738,493	$4,271,103	$467,390	$3,062,271

*	In connection with the acquisition of SWC on March 31, 2025, the Company acquired notes payable, which became convertible on that date, with an aggregate fair value of $759,776.

**	The debt discounts for these convertible notes were determined using the commitment date valuation of the embedded derivative liabilities. In accordance with ASC 470-20-25, each discount was capped at the note’s face value, with any excess fair value recorded as derivative expense.

F-126

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Loans #16/#17 – Amendments

On February 1, 2024 (fiscal year end June 30, 2024), the Company amended the terms of these notes to remove the right to adjust the conversion price. In exchange, the Company increased the amount due under the notes by 10%, and issue 1,667 shares of Series D, convertible preferred stock.

Upon amendment of terms, the Company evaluated the changes under ASC 470-50-40, Debt Modifications and Extinguishments, and determined the modification constituted a substantial change, resulting in a loss on debt extinguishment as follows:

In connection with this transaction, the Company recorded a loss on debt extinguishment as follows:

Fair value of debt (10% increase) and Series D, preferred stock on extinguishment date	$111,730
Loss on debt extinguishment	$111,730

On July 23, 2024 (fiscal year end June 30, 2025), the Company further amended the terms of these notes to remove the right to adjust the conversion price. In exchange, the Company increased the amount due under the notes by 10%, and issue 1,667 shares of Series D, convertible preferred stock.

Upon amendment of terms, the Company evaluated the changes under ASC 470-50-40, Debt Modifications and Extinguishments, and determined the modification constituted a substantial change, resulting in a loss on debt extinguishment as follows:

In connection with this transaction, the Company recorded a loss on debt extinguishment as follows:

Fair value of debt (10% increase) and Series D, preferred stock on extinguishment date	$113,955
Loss on debt extinguishment	$113,955

See Note 8 for additional information regarding the issuance of the Series D, convertible preferred stock in connection with these debt extinguishments.

In April 2025, the maturity date of the notes was extended from April 2025 to November 2025. No additional consideration was paid in connection with the extensions. In accordance with ASC 470-50-40, the Company evaluated the terms of the modification and concluded that the changes did not result in a substantially different instrument. As a result, the modification was accounted for as a continuation of the existing debt arrangement, with no gain or loss recognized and no impact on the consolidated financial statements.

F-127

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Debt Conversions

Loan #2

In April 2025, the Company issued 6,000,000 shares of common stock in connection with the settlement of outstanding accrued interest of $20,963 and default interest of $175,287, respectively, plus additional fees of $1,750, on loan #2, for a total conversion of $198,000. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share.

Loan #16

In April 2025, the Company issued 1,000,170 shares of common stock in connection with the partial settlement of principal and related outstanding accrued interest on loan #16 of $7,425 and $23,831, respectively, plus additional fees of $1,750 for a total conversion of $33,006. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share.

In May 2025, the Company issued an additional 1,003,444 shares of common stock in connection with the partial settlement of principal and related outstanding accrued interest on loan #16 of $29,000 and $2,364, respectively, plus additional fees of $1,750 for a total conversion of $33,114. Pursuant to the debt agreement, the shares were converted at a fixed rate of $0.033/share. Accordingly, no gain or loss was recorded upon debt conversion.

Debt Extinguishments

The Company accounted for these debt conversions as debt extinguishments under ASC 470-50 and ASC 405-20. As the fair value of the equity issued equaled the carrying value of the extinguished debt, no gain or loss was recognized upon conversion.

The following represents a summary of the Company’s notes payable:

June 30, 2024	$-
Proceeds	1,547,000
Repayments	(23,988)
Debt acquired in acquisition	67,262
June 30, 2025	$1,590,274

The following represents a detail of the Company’s notes payable at June 30, 2025 and 2024:

	Year Ended June 30, 2025
	June 30, 2024	Proceeds	Debt acquired in acquisitions		Repayments	June 30, 2025	Short Term	Long Term	In-Default
Loan #18	$-	$-	$30,000	*	$(20,750)	$9,250	$9,250	$-	$-
Loan #26	-	-	8,631	*	(1,619)	7,012	-	7,012	-
Loan #27	-	-	8,631	*	(1,619)	7,012	-	7,012	-
Loan #29	-	-	20,000	*	-	20,000	20,000	-	20,000
Loan #30	-	997,000	-		-	997,000	997,000	-	-
Loan #31	-	550,000	-		-	550,000	550,000	-	-
Total	$-	$1,547,000	$67,262		$(23,988)	$1,590,274	$1,576,250	$14,024	$20,000

*	In connection with the acquisition of Skytech on March 31, 2025, the Company acquired notes payable with an aggregate fair value of $67,262.

F-128

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Loans #30/#31

Notes Payable – Future Acquisition

In April 2025 and June 2025, in connection with a potential acquisition of a hotel property (the “Target”), the Target loaned the Company an aggregate of $1,547,000 for working capital purposes. The loan is unsecured and bears interest at an annual rate of 15%.

Pursuant to the loan terms:

●	If the acquisition does not close, the loan becomes payable one year from the respective commitment date.
●	If the acquisition does close, the outstanding balance of the loan and accrued interest will be forgiven in full.

The Target has pledged its assets to a third-party lender for the benefit of the Company in connection with this arrangement.

The Company evaluated the terms of the loan and determined that the forgiveness provision represents a contingent gain. As of the reporting date, the Company has not recognized any gain, as realization is contingent upon the consummation of the acquisition.

Debt Maturities

The following represents future maturities of the Company’s various debt arrangements as follows:

For the Year Ended June 30,	Convertible Notes Payable	Notes Payable	Total

2026	$4,311,095	$1,576,250	$5,887,345
2027	425,000	14,024	439,024
2028	726,287	-	726,287
Total	5,462,382	1,590,274	7,052,656
Less: unamortized debt discount	(723,889)	-	(723,889)
Net amount due	$4,738,493	$1,590,274	$6,328,767

Note 6 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made. See Note 12 for derivative liabilities.

Note 7 – Commitments and Contingencies

Contingencies – Legal Matters

The Company is subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries.

As of June 30, 2025, the Company is not aware of any litigation, pending litigation, or other transactions that require accrual or disclosure.

Note 8 – Temporary Equity and Stockholders’ Deficit

As of June 30, 2025, the Company had six (6) classes of stock, detailed as follows:

With respect to Series B, C and D convertible preferred stock, see policy above in Note 1 regarding classification as temporary equity.

Preferred Stock

The Company’s preferred stock is as follows.

●	Authorized Shares: 1,000,000
●	Par Value: $0.001 per share

The Board of Directors has the authority to issue preferred stock in one or more series and determine the rights, privileges, and restrictions of each series without further stockholder approval.

F-129

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Series A, Preferred Stock

●	Designated Shares: 1,000
●	Issued & Outstanding: 1,000 shares as of June 30, 2025 and 2024, respectively
●	Par Value: $0.001 per share
●	Stated Value: None
●	Conversion Terms: None
●	Dividend Provisions: None
●	Voting Rights: Equal to the number of votes on an as converted basis of all other classes of securities plus one (1)
●	Liquidation Preference: None
●	Redemption Rights: None
●	Derivative Liability Assessment:

○	Evaluated under ASC 815 (“Derivatives and Hedging”)
○	The Series A, Convertible Preferred Stock does not meet the definition of a derivative liability since it has no variable equity conversion feature.

Series B, Convertible Preferred Stock

●	Designated Shares: 5,000
●	Issued & Outstanding: 1,950 shares as of June 30, 2025 and 2024, respectively
●	Par Value: $0.001 per share
●	Stated Value: None
●	Conversion Terms: convertible into 5,000 shares of common stock and 5,000 warrants with an exercise price of $0.033/share.
●	Dividend Provisions: None
●	Voting Rights: None
●	Liquidation Preference: None
●	Redemption Rights: None
●	Derivative Liability Assessment:

○	Evaluated under ASC 815 (“Derivatives and Hedging”)
○	The Series B, Convertible Preferred Stock and related warrants do not meet the definition of a derivative liability due to a fixed conversion price and no variable equity conversion features.

Deemed Dividends – Series B Convertible Preferred Stock

In connection with the issuance of Series B Convertible Preferred Stock, the Company recognizes deemed dividends due to periodic reductions in the conversion price, which increased the intrinsic value of the shares issuable upon conversion. These adjustments effectively conveyed additional value to the preferred stockholders and were accounted for as deemed dividends.

The deemed dividends were recorded as a reclassification from additional paid-in capital to accumulated deficit. This treatment did not affect total stockholders’ deficit but did reduce income available to common shareholders for purposes of earnings per share.

During the years ended June 30, 2025 and 2024, the Company recorded additional deemed dividends of $11,566 and $84,106, respectively.

Series C, Convertible Preferred Stock

●	Designated Shares: 500,000
●	Issued & Outstanding: 145,966 and 13,333 shares as of June 30, 2025 and 2024, respectively
●	Par Value: $0.001 per share
●	Stated Value: None
●	Conversion Terms: convertible into 6,000 shares of common stock
●	Dividend Provisions: None
●	Voting Rights: None
●	Liquidation Preference: None
●	Redemption Rights: None
●	Rank junior to Series B, convertible preferred stock
●	Derivative Liability Assessment:

○	Evaluated under ASC 815 (“Derivatives and Hedging”)
○	The Series C, Convertible Preferred Stock does not meet the definition of a derivative liability since it has no variable equity conversion features.

F-130

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Preferred Stock Transactions for the Year Ended June 30, 2025

Series C, Convertible Preferred Shares Issued for Services

On February 17, 2025, the Company issued 2,000 shares of Series C, convertible preferred stock to a consultant for services rendered. The fair value of the Series C shares was based on the quoted closing trading price of $0.0081/share. Applying the 6,000:1 conversion ratio, the grant equates to 12,000,000 common shares on an as-converted basis, resulting in a total fair value of $97,200.

On March 25, 2025, the Company granted 94,250 shares of Series C, convertible preferred stock to several service providers as compensation. The fair value of the Series C shares was based on the quoted closing trading price of $0.0068/share. Applying the 6,000:1 conversion ratio, the grant equates to 565,500,000 common shares on an as-converted basis, resulting in a total fair value of $3,845,400.

Pursuant to the applicable service agreements, vesting is contingent upon the achievement of the following milestones:

1.	Closing of the acquisitions of both SWC and Skytech – 1/3 vested on March 31, 2025.
2.	Successful uplisting of the Company’s common stock to a national securities exchange (e.g., NYSE or Nasdaq) – 1/3 to vest upon such uplisting.
3.	Achievement of total stockholders’ equity of $40 million – final 1/3 to vest upon this milestone.

In the event that one or more of the remaining milestones are not achieved, the unvested portion of the award will vest ratably over a 20-month period (April 2025 – November 2026).

Unvested Series C, Convertible Preferred Stock – Compensation

		Weighted Average
	Number of	Gant Date
Non-Vested Shares	Shares	Fair Value
June 30, 2024	-	-
Granted	94,250	0.0068
Vested	(37,300)	0.0068
Cancelled/Forfeited	-	-
June 30, 2025	56,950	0.0068

Unrecognized compensation	$2,323,560

Weighted average remaining period (years)	1.42

During the years ended June 30, 2025 and 2024, respectively, the Company recognized $1,521,840 and $0 of compensation expense related to vesting.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Shares Issued in Acquisitions

On March 31, 2025, the Company completed the acquisitions of SWC and Skytech. In connection with these transactions, the Company issued 83,333 and 10,000 shares of Series C, convertible preferred stock, respectively, as part of the purchase consideration.

Contingent Compensation Related to the Skytech Acquisition

In connection with the Skytech acquisition, certain additional equity awards may be issued to the sellers contingent upon achieving specified revenue and/or EBITDA milestones. These awards are structured as compensation for post-combination services and are not considered part of the purchase price under ASC 805, Business Combinations. Accordingly, any related expense will be recognized in the Company’s consolidated statement of operations in accordance with ASC 718, Compensation – Stock Compensation.

Performance-Based Equity Awards

These awards are each to be granted once, are independent and cumulative, and are to be measured based on a 30-day volume-weighted average price (VWAP) of the Company’s common stock as of the applicable measurement date.

The Company will evaluate the fair value of these awards and recognize compensation expense over the requisite service periods in accordance with ASC 718, based on the probability of achieving the specified performance conditions.

Revenue-Based Equity Awards

Sellers are eligible to receive awards of restricted stock with an aggregate maximum value of $35 million, based on the following revenue milestones:

Company Revenue	Restricted Stock Award (% of equity)

$50,000,000	3.0%
$100,000,000	3.5%
$150,000,000	4.0%
$200,000,000	4.5%
$300,000,000	5.0%

F-132

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

EBITDA-Based Equity Awards

Sellers are eligible to receive additional restricted stock with an aggregate maximum value of $18.11 million, based on the following EBITDA thresholds:

Company EBITDA	Restricted Stock Award (% of equity)
$1,000,000	2%
$3,000,000	3%
$5,000,000	4%
$10,000,000	5%
$20,000,000	6%
$30,000,000	7%
$50,000,000	8%
$100,000,000	10%

These awards will be allocated pro rata among eligible recipients and are subject to continued service through each measurement date. The Company will recognize compensation expense over the vesting periods based on the estimated fair value of awards deemed probable of vesting.

As of June 30, 2025, none of these award milestones have been met.

Lock-Up Restrictions

Pursuant to the acquisition agreement, each Seller is subject to a lock-up period restricting the sale, transfer, pledge, or other disposition of any equity securities received as part of the transaction (“Restricted Buyer Securities”) for a period of six (6) months following the closing date. During this period, Sellers are prohibited from transferring or encumbering such securities or entering into agreements that would transfer economic ownership, except in limited circumstances where transferees agree to be bound by the same restrictions.

The Company and its transfer agent are authorized to block any transfer in violation of this restriction. The lock-up may be terminated earlier at the sole discretion of the Company.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Seniority of Series B, Convertible Preferred Stock to Series C, Convertible Preferred Stock

The Sellers acknowledged that the Series C, convertible preferred stock issued in connection with the acquisition is subordinate to the Company’s Series B preferred stock in terms of liquidation preference, dividend rights, and any other rights or entitlements. This subordination may affect the timing or amount of future distributions or conversions for the holders of Series C shares. See Note 9 for acquisitions of SWC and Skytech.

Series D, Convertible Preferred Stock

●	Designated Shares: 100,000
●	Issued & Outstanding: 3,334 and 1,667 shares as of June 30, 2025 and 2024, respectively
●	Par Value: $0.001 per share
●	Stated Value: None
●	Conversion Terms: convertible into 6,000 shares of common stock
●	Dividend Provisions: None
●	Voting Rights: None
●	Liquidation Preference: None
●	Redemption Rights: None
●	Rank junior to Series B, convertible preferred stock
●	Derivative Liability Assessment:

○	Evaluated under ASC 815 (“Derivatives and Hedging”)
○	The Series C, Convertible Pref erred Stock does not meet the definition of a derivative liability since it has no variable equity conversion features.

Series D, Convertible Preferred Stock Transactions for the Year Ended June 30, 2025:

On July 22, 2024, the Company issued an additional 1,667 shares of Series D, Convertible Preferred Stock in connection with the modification of an existing debt arrangement. In accordance with ASC 470-50, the transaction was evaluated to determine whether it represented a modification or an extinguishment of debt. Based on the terms and quantitative assessment, the transaction qualified as an extinguishment, and a loss was recognized accordingly.

The fair value of the equity issued was estimated to be $113,955, based on the as-converted value of the underlying common stock, adjusted for a restricted stock discount to reflect lack of marketability and transfer restrictions. This valuation was conducted pursuant to guidance in ASC 718-10-30, and supported by an independent third-party valuation report.

F-134

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

See Note 5 for additional discussion regarding debt and related calculation of loss on debt extinguishment.

Series D, Convertible Preferred Stock Transactions for the Year Ended June 30, 2024:

On February 7, 2024, the Company issued 1,667 shares of Series D, Convertible Preferred Stock in connection with the modification of an existing debt arrangement. In accordance with ASC 470-50, the transaction was evaluated to determine whether it represented a modification or an extinguishment of debt. Based on the terms and quantitative assessment, the transaction qualified as an extinguishment, and a loss was recognized accordingly.

The fair value of the equity issued was estimated to be $113,955, based on the as-converted value of the underlying common stock, adjusted for a restricted stock discount to reflect lack of marketability and transfer restrictions. This valuation was conducted pursuant to guidance in ASC 718-10-30, and supported by an independent third-party valuation report.

See Note 5 for additional discussion regarding debt and related calculation of loss on debt extinguishment.

Common Stock

●	Authorized Shares: 200,000,000
●	Issued & Outstanding:

○	136,961,021 shares as of June 30, 2025
○	128,907,407 shares as of June 30, 2024

●	Par Value: $0.001 per share
●	Voting Rights: 1 vote per share

Equity Transactions for the Year Ended June 30, 2025

Stock Issued for Services

The Company issued 50,000 shares of common stock to consultants for services rendered, having a fair value of $995 ($0.0199/share), based upon the quoted closing trading price.

Common Stock Issued in connection with Conversion of Convertible Notes Payable

The Company issued an aggregate 8,003,164 shares of common stock to certain convertible debt holders, having a fair value of $264,120 ($0.033/share), based upon the quoted closing trading price. See Note 5 for additional discussion.

Equity Transactions for the Year Ended June 30, 2024

Stock Issued as Financing Costs

The Company issued 3,333,333 shares of common stock for financing costs related to commitment shares issued in connection with the execution of a promissory note to a third party lender, having a fair value of $50,000 ($0.015/share), based upon the quoted closing trading price.

Stock Issued for Services

The Company issued 300,000 shares of common stock to consultants for services rendered, having a fair value of $7,800 ($0.026/share), based upon the quoted closing trading price.

Exercise of Warrants – Cashless

The Company issued 686,106 shares of common stock in connection with the cashless exercise of 1,818,182 warrants ($0.001/share). The transaction had a net effect of $0 on stockholders’ deficit. See warrant table below.

Stock Issued in Connection with Settlement of Accrued Liabilities

The Company issued 1,000,000 shares of common stock having a fair value of $16,400 ($0.164/share), based upon the quoted closing trading price, in connection with the settlement of accrued interest ($31,250) and other accrued expenses ($1,750) for a total of $33,000. The Company recorded a gain of $16,600.

F-135

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Warrants

Warrant activity for the years ended June 30, 2025 and 2024 are summarized as follows:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
Warrants	Warrants	Exercise Price	Term (Years)	Value
Outstanding - June 30, 2023	113,836,388	$0.07	5.00	$4,215,000
Exercisable - June 30, 2023	113,836,388	$0.07	5.00	$4,215,000
Granted	80,181,068	$0.03
Exercised	(1,818,182)	$0.03
Cancelled/Forfeited	(400,000)	$0.30
Outstanding - June 30, 2024	191,799,274	$0.24	3.21	$6,140,000
Exercisable - June 30, 2024	191,799,274	$0.24	3.21	$6,140,000
Granted	2,068,869	$0.10
Exercised	-	$-
Cancelled/Forfeited	(1,871,800)	$0.16
Outstanding - June 30, 2025	191,996,343	$0.05	2.21	$-
Exercisable - June 30, 2025	191,996,343	$0.05	2.21	$-

Note 9 – Acquisitions and Unaudited Pro-Forma Financial Information

Year Ended June 30, 2025

Acquisition of SWC

On March 31, 2025, the Company completed the acquisition of SWC through a share exchange agreement, acquiring 100% of the issued and outstanding equity interests of SWC. As consideration, the Company issued 83,333 shares of its Series C Convertible Preferred Stock, having an estimated fair value of $4,399,982, based on the as-converted value of the underlying common shares as of the acquisition date.

SWC is a leading provider of customized disposable packaging solutions serving the food service and hospitality industries. The Company believes the acquisition will provide strategic benefits, including:

●	Expand its presence across the hospitality value chain,
●	Operational synergies with Skytech’s automation platform;
●	Immediate recurring revenue through packaging supply contracts; and
●	A fully integrated solutions offering for hotels, resorts, and food service operators.

The acquisition was accounted for in accordance with ASC 805, Business Combinations. The Company has provisionally allocated the purchase price to the estimated fair value of assets acquired and liabilities assumed based on currently available information. The purchase price allocation (“PPA”) is subject to revision as the Company finalizes its valuation analyses and post-closing adjustments. Any such revisions could result in changes to the values assigned to the acquired tangible and intangible assets, liabilities assumed, and the resulting goodwill.

In connection with the acquisition of SWC, there were no additional transaction costs incurred.

F-136

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

The following table summarizes the preliminary estimate of the fair value of the identifiable assets acquired and liabilities assumed as of the acquisition date. The estimated fair values were derived from an independent third-party valuation report as follows:

Consideration
Series C - convertible preferred stock - 83,333 shares	$4,399,982

Fair value of consideration transferred	4,399,982

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	28,340
Accounts receivable	22,624
Prepaids and other	114,590
Inventory	252,203
Property and equipment - net	26,942
Operating lease - right - of -use asset	13,317
Total assets acquired	458,016

Accounts payable and accrued expenses	1,517,927
Notes payable	67,262
Operating lease liability	14,972
Total liabilities assumed	1,600,161

Total identifiable net liabilities assumed	(1,142,145)

Allocation required for identifiable intangible assets and goodwill	5,542,127

Trade names/trademarks	786,800
Customer relationships	1,041,300
Total identifiable intangible assets	1,828,100

Goodwill (including assembled workforce)	$3,714,027

The Company expects to recognize goodwill primarily attributable to anticipated synergies, enhanced automation capabilities, and future economic benefits that do not qualify for separate recognition. The goodwill is expected to be non-deductible for tax purposes.

F-137

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Supplemental Pro-Forma Information (Unaudited)

The unaudited pro-forma information for the periods set forth below gives effect to the acquisition had the transaction occurred on July 1, 2023 (1st day of the fiscal year ended June 30, 2024) as well as for the nine months ended March 31, 2025. This pro-forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the transactions been consummated as of that time. The unaudited pro forma financial results do not reflect potential cost savings, integration synergies, or non-recurring charges that may result from the transactions.

	Nine Months Ended	Year Ended
	March 31, 2025	June 30, 2024

Revenues - net	$1,345,874	$1,830,427

Net loss	$(2,391,487)	$(3,820,900)

Loss per share - basic	$(0.02)	$(0.03)

Loss per share - diluted	$(0.02)	$(0.03)

Weighted average number of shares - basic	128,945,181	126,540,836

Weighted average number of shares - diluted	128,945,181	126,540,836

Settlement of Pre-Existing Relationships (Prior to Acquisition of SWC by NGTF)

In connection with the acquisition of SWC Group, Inc. on March 31, 2025, the Company identified certain pre-existing intercompany advances and balances among SWC, FHVH, and NGTF that were unrelated to the business combination. These balances were deemed fully settled prior to closing.

Under ASC 805-10-25-20, settlements of pre-existing relationships are accounted for separately from the business combination because they do not represent consideration transferred for the acquiree. Accordingly, these amounts were excluded from the purchase price allocation and goodwill measurement.

Consistent with ASC 805-10-25-21 and ASC 805-10-30-21, the settlement of a pre-existing contractual relationship is measured as the lesser of (i) the amount by which the contract is favorable or unfavorable to the acquirer compared with current market terms, or (ii) any stated settlement provisions in the contract.

As a result, the Company recognized a loss of $1,490,803 on settlement of pre-existing assets, which is presented within Other income (expense) in the consolidated statements of operations for the year ended June 30, 2025. This treatment reflects the requirement to recognize gains or losses on settlement of pre-existing relationships directly in earnings rather than as part of the business combination accounting.

Acquisition of Skytech

On March 31, 2025, the Company closed on a share exchange agreement and acquired Skytech. The Company issued 10,000 shares of Series C, convertible preferred stock, having a fair value of $528,000 (valuation based on an as-converted basis), in exchange for 100% of the issued and outstanding equity of Skytech.

Skytech is best known for its Laundry Helper robot, which has been successfully deployed across a growing number of hotel properties. With a proven track record in delivering scalable, AI-powered service automation, Skytech’s technology and expertise align seamlessly with the Company’s integrated business model that combines hotel ownership with Robotics-as-a-Service (RaaS) solutions.

With Skytech’s smart service technologies now part of the Company’s platform, we can deliver end-to-end automation, from behind-the-scenes robotics like laundry and cleaning to guest-facing solutions that enhance customer experience and operational efficiency.

The Company expects a strategic impact that will:

●	Enhance the Company’s proprietary technology capabilities,
●	Accelerate integration with SWC’s packaging operations,
●	Improve customer service automation; and
●	Create cost and labor efficiencies across the Company’s product delivery chain.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

The acquisition was accounted for in accordance with ASC 805, Business Combinations. The Company has provisionally allocated the purchase price to the estimated fair value of assets acquired and liabilities assumed based on currently available information. The purchase price allocation (“PPA”) is subject to revision as the Company finalizes its valuation analyses and post-closing adjustments. Any such revisions could result in changes to the values assigned to the acquired tangible and intangible assets, liabilities assumed, and the resulting goodwill.

In connection with the acquisition of Skytech, there were no additional transaction costs incurred.

See Note 8 — Stockholders’ Deficit for additional information regarding the classification and valuation of these performance-based awards.

The following table summarizes the preliminary estimate of the fair value of the identifiable assets acquired and liabilities assumed as of the acquisition date.

Consideration
Series C - convertible preferred stock - 10,000 shares	$528,000

Fair value of consideration transferred	528,000

Recognized amounts of identifiable assets acquired and liabilities assumed:

Accounts receivable	19,250
Property and equipment - net	32,550
Total assets acquired	51,800

Accounts payable and accrued expenses	3,650
Accounts payable and accrued expenses - related parties	310,300
Total liabilities assumed	313,950

Total identifiable net liabilities assumed	(262,150)

Goodwill	$790,150

The Company expects to recognize goodwill primarily attributable to anticipated synergies, enhanced automation capabilities, and future economic benefits that do not qualify for separate recognition. The goodwill is expected to be non-deductible for tax purposes.

Supplemental Pro-Forma Information (Unaudited)

The unaudited pro-forma information for the periods set forth below gives effect to the acquisition had the transaction occurred on July 1, 2023 (1st day of the fiscal year ended June 30, 2024) as well as for the nine months ended March 31, 2025. This pro-forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the transactions been consummated as of that time. The unaudited pro forma financial results do not reflect potential cost savings, integration synergies, or non-recurring charges that may result from the transactions.

	Nine Months Ended	Year Ended
	March 31, 2025	June 30, 2024

Revenues - net	$43,232	$89,272

Net loss	$(2,156,766)	$(3,235,506)

Loss per share - basic	$(0.02)	$(0.03)

Loss per share - diluted	$(0.02)	$(0.03)

Weighted average number of shares - basic	128,945,181	126,540,836

Weighted average number of shares - diluted	128,945,181	126,540,836

Year Ended June 30, 2024

Acquisition of FHVH

On February 2, 2024, the Company closed on a share exchange agreement and acquired FHVH. The Company issued 1,000 shares of Series A, preferred stock and 13,333 shares of Series C, convertible preferred stock, having a fair value of $868,708, in exchange for 100% of the issued and outstanding equity of FHVH.

Future Hospitality provides artificial intelligence (AI) enabled robotic solutions that we believe deliver critical efficiencies, cost savings, and enhanced consumer experience in hospitality and food service.

F-139

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

FHVH believes it is revolutionizing the hospitality industry with plug-and-play robotics and automation solutions designed to enhance service efficiency and consistency.

Regular national media coverage highlights the ongoing labor crisis in California, which is creating massive upheaval across the industry. With minimum wage increased to $20, many long-standing businesses have been forced to shut down. Others are actively looking to invest in automation solutions that will allow them to remain viable now and into the future.

Future Hospitality offers two key robotics solutions via the Robots-as-a-Service (“RaaS”) business model, which can transform both front-end and back-end operations within the hospitality industry.

●	Front-End Solutions: The serving robot, an advanced front-end solution, works alongside wait staff to ensure faster and more reliable service. These server robots help streamline service delivery, enhancing guest experiences by minimizing wait times and reducing human errors.
●	Back-End Solutions: Smart cooking bots provide game-changing back-end solutions to support chefs in high-volume environments. The advanced kitchen assistant ensures consistent food quality and enables even inexperienced staff to prepare delicious meals quickly, addressing critical challenges in busy kitchens.

The table below summarizes the estimated fair value of the assets acquired and liabilities assumed at the effective acquisition date.

Consideration
Series A - preferred stock - 1,000 shares	$-
Series C - convertible preferred stock - 13,333 shares	868,708

Fair value of consideration transferred	868,708

Recognized amounts of identifiable assets acquired and liabilities assumed:

Cash	111,863
Other assets	126,000
Total assets acquired	237,863

Accounts payable and accrued expenses	4,845
Other current liabilities	261,852
Total liabilities assumed	266,697

Total identifiable net liabilities assumed	(28,834)

Goodwill	$897,542

The Company recognized goodwill primarily attributable to anticipated synergies, enhanced automation capabilities, and expected future economic benefits that did not qualify for separate recognition. This goodwill was not deductible for tax purposes.

Subsequent Impairment

During the year ended June 30, 2025, the Company recorded a goodwill impairment charge of $897,542. The impairment was recognized after management determined that the carrying amount of the related reporting unit exceeded its fair value.

Goodwill Summary

For the years ended June 30, 2025 and 2024, goodwill was as follows:

Balance - June 30, 2023	$-
Acquisition of FHVH	897,542
Balance - June 30, 2024	897,542
Acquisition of SWC	3,714,027
Acquisition of Skytech	790,150
Impairment charge - FHVH	(897,542)
Balance - June 30, 2025	4,504,177

Note 10 – Intangible Assets

Year Ended June 30, 2025

Acquisition of SWC (See Note 9 for detailed discussion).

Intangibles consisted of the following at June 30, 2025 and June 30, 2024, respectively:

			Estimated Useful	Weighted Average Remaining
Type	June 30, 2025	June 30, 2024	Lives (Years)	Life (Years)

Tradenames/trademarks	$786,800	$-	N/A	N/A
Customer relationships	1,041,300	-	10.00	9.76
Less: accumulated amortization	(26,033)	-
Intangibles - net	$1,802,067	$-

F-140

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Amortization expense for the years ended June 30, 2025 and 2024 was $26,033 and $0, respectively.

There were no impairment losses for the years ended June 30, 2025 and 2024, respectively.

Estimated amortization expense for each of the five (5) succeeding years and thereafter is as follows:

For the Years Ended June 30,

2026	$104,130
2027	104,130
2028	104,130
2029	104,130
Thereafter	598,747
Total	$1,015,267

Note 11- Derivative Liabilities

The convertible notes acquired in connection with the SWC acquisition on March 31, 2025 (see Note 5), contain embedded conversion features with variable pricing terms. These features provide for conversion into an indeterminate number of common shares based on the trading price of the Company’s common stock. As a result, the embedded conversion options are not considered indexed to the Company’s own stock and require bifurcation from the host debt instrument.

The Company accounts for the embedded derivative liabilities at fair value, with subsequent remeasurement at each reporting period. The derivative liabilities are classified as Level 3 fair value measurements under the fair value hierarchy, due to the use of significant unobservable inputs.

During the year ended June 30, 2025, the Company used the Black-Scholes option pricing model to estimate the fair value of the embedded conversion option liabilities, both on the commitment date and the remeasurement date. The initial day 1 commitment fair value was $1,413,568. These notes were subsequently remeasured at June 30, 2025, having a fair value of $1,102,992. The model utilized the following key assumptions:

June 30, 2025

Expected term (years)	2.18 - 2.43
Expected volatility	207.70% - 233.30%
Expected dividends	0.00% - 0.00%
Risk free interest rate	3.72% - 3.89%

A reconciliation of the beginning and ending balances of derivative liabilities measured at fair value on a recurring basis using Level 3 inputs is presented below as of June 30, 2025:

Derivative liabilities – June 30, 2024	$-
Fair value at commitment date	1,413,568
Gain on debt extinguishment	(500,678)
Fair value mark to market adjustment	190,102
Derivative liabilities – June 30, 2025	$1,102,992

In connection with the conversion of principal on a convertible note (loan #17), and consistent with the debt extinguishment guidance in ASC 470-50, the Company allocated a proportionate adjustment and remeasurement to the related derivative liability. This remeasurement resulted in the recognition of a $500,678 gain on debt extinguishment, which is presented in other income (expense) in the consolidated statements of operations.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Changes in the fair value of derivative liabilities are recognized in other income (expense) in the accompanying consolidated statements of operations. For the years ended June 30, 2025 and 2024, the Company recorded a change in fair value of ($190,102) and $0, respectively.

Upon initial measurement of the derivative liabilities, the Company determined that the fair value of the embedded derivative liability exceeded the proceeds received for the convertible note host instrument. As a result, the Company recorded a debt discount equal to the face amount of the note, with the excess recorded as derivative expense in the consolidated statements of operations. This reflects the obligation to settle the derivative feature at a fair value greater than the consideration received for the debt host on the commitment date.

For the years ended June 30, 2025 and 2024, the Company recognized a derivative expense of $653,792 and $0, respectively.

See Note 12 for related fair value disclosures.

Note 12 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

Liabilities measured at fair value on a recurring basis consisted of the following at June 30, 2025:

	June 30, 2025
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$1,102,992	$1,102,992
Total	$-	$-	$1,102,992	$1,102,992

There were no assets or liabilities measured at fair value on a recurring basis for the year ended June 30, 2024.

Note 13 – Segment Information

General

Operating segments are components of the Company for which discrete financial information is available and whose operating results are regularly reviewed by the chief operating decision maker (“CODM”) to allocate resources and assess performance.

Reportable Segments.

Beginning in fiscal 2025, the Company has two (2) reportable segments:

1.	Foodservice Packaging Distribution and;
2.	Robotics-as-a-Service (RaaS)

Other Corporate Overhead represents corporate-level activities and shared services (e.g., public company compliance, executive, finance, legal, IT, and other centralized functions). These activities are not included in the CODM’s evaluation of segment performance and do not meet the criteria to be separately reportable.

Basis of Presentation

The CODM evaluates segment performance primarily on revenues and operating income (loss) and also reviews segment assets and liabilities. Segment information is prepared on the same basis as the consolidated financial statements and includes intercompany eliminations.

Continuing vs. discontinued operations

The Company’s legacy Snacks and Beverages activity is presented as discontinued operations and excluded from reportable segments. For comparability, the segment tables separately identify discontinued operations.

See Note 14 – Discontinued Operations for further detail.

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NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Reconciliations

The following tables present financial information for the Company’s reportable segments and include reconciling items — such as Other Corporate Overhead, non-operating items, and discontinued operations — so that the totals reconcile directly to the consolidated statements of operations.

	For the Years Ended June 30,
	2025	2024
Revenues
Foodservice Packaging	$466,633	$-
RaaS	15,652	-
Other Corporate Overhead	-	-
Revenues - continuing operations	482,285	-
Revenues - discontinued operations	41,551	89,272
Total	$523,836	$89,272

Costs and expenses
Foodservice Packaging	$737,980	$-
RaaS	1,334,997	-
Other Corporate Overhead	2,956,380	712,052
Costs and expenses - continuing operations	5,029,357	712,052
Costs and expenses - discontinued operations	214,443	365,887
Total	$5,243,800	$1,077,939

Loss from operations
Foodservice Packaging	$(271,347)	$-
RaaS	(1,319,345)	-
Other Corporate Overhead	(2,956,380)	(712,052)
Loss from continuing operations	(4,547,072)	(712,052)
Loss from discontinued operations	(172,892)	(276,615)
Total	$(4,719,964)	$(988,667)

Other income (expense) - net
Foodservice Packaging	$(14,648)	$-
RaaS	(546,729)	-
Other Corporate Overhead	(2,827,734)	(2,241,410)
Loss from continuing operations	(3,389,111)	(2,241,410)
Loss from discontinued operations	(6,803)	(5,429)
Total	$(3,395,914)	$(2,246,839)

Net loss
Foodservice Packaging	$(285,995)	$-
RaaS	(1,866,074)	-
Other Corporate Overhead	(5,784,115)	(2,953,462)
Net loss from continuing operations	(7,936,184)	(2,953,462)
Net loss from discontinued operations	(179,694)	(282,044)
Total	$(8,115,878)	$(3,235,506)

	For the Years Ended June 30,
	2025	2024

Total Assets
Foodservice Packaging	$5,986,956	$-
RaaS	1,299,198	-
Other Corporate Overhead	38,380	1,549,258
Assets - continuing operations	7,324,534	1,549,258
Assets - discontinued operations	-	93,363
Total	$7,324,534	$1,642,621

Total Liabilities
Foodservice Packaging	$1,642,420	$-
RaaS	275,801	-
Other Corporate Overhead	9,550,421	4,618,338
Liabilities - continuing operations	11,468,642	4,618,338
Liabilities - discontinued operations	479,005	457,610
Total	$11,947,647	$5,075,948

F-143

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Note 14 – Discontinued Operations

On June 30, 2025, management elected to discontinue the Company’s legacy Snacks and Beverages business, which historically involved the sale of packaged snack products through wholesale and distribution channels. This decision was part of a broader strategic realignment to focus resources on the Company’s continuing operations, including foodservice packaging distribution and RaaS.

The results of the Snacks and Beverages business have been presented as discontinued operations for all periods presented. Accordingly, revenues, expenses, assets, and liabilities associated with this activity have been segregated from continuing operations in the consolidated financial statements. Prior-period amounts have been reclassified to conform to the current presentation.

Results of Discontinued Operations

The operating results of discontinued operations for the years ended June 30, 2025 and 2024 were as follows:

	For the Years Ended June 30,
	2025	2024
Revenues - net	$41,551	$89,272
Costs and expenses	214,443	365,887
Loss from operations	(172,892)	(276,615)
General and administrative expenses	(6,802)	(5,429)
Net loss from discontinued operations	$(179,694)	$(282,044)

Assets and Liabilities of Discontinued Operations

The operating results of discontinued operations for the years ended June 30, 2025 and 2024 were as follows:

The carrying amounts of the assets and liabilities of discontinued operations as of June 30, 2025 and 2024 were as follows:

	June 30,
	2025	2024
Current assets
Cash	$-	$10,634
Accounts receivable	-	22,297
Prepaid and other	-	34,437
Inventory	-	25,995
Total assets	$-	$93,363

Current liabilities
Accounts payable and accrued expenses	$479,005	$457,610
Total liabilities	$479,005	$457,610

Note 15 – Income Taxes

The Components of the deferred tax assets and liabilities at June 30, 2025 and 2024 were approximately as follows:

	June 30, 2025	June 30, 2024
Deferred Tax Assets
Bad debt	$56,000	$-
Amortization of debt discount	93,000	-
Share based payments	453,000	-
Change in fair value of derivative liabilities	53,000	-
Net operating loss carryforward	6,686,000	5,825,000
Total deferred tax assets	7,341,000	5,825,000

Deferred Tax Liabilities
Intangibles	(284,000)	-
Total deferred tax liabilities	(284,000)	-

Deferred Tax Assets - net	7,057,000	5,825,000
Less: valuation allowance	(7,057,000)	(5,825,000)
Deferred tax asset - net	$-	$-

The components of the income tax benefit and related valuation allowance for the years ended June 30, 2025 and 2024 was approximately as follows:

	June 30, 2025	June 30, 2024
Current	$-	$-
Deferred	-	-
Total income tax provision (benefit)	-	-
Less: valuation allowance	-	-
	$-	$-

F-144

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse. As a result of historic losses, the Company has recorded a full valuation allowance as of June 30, 2025.

A reconciliation of the provision for income taxes for the years ended June 30, 2025 and 2024 as compared to statutory rates was approximately as follows:

	June 30, 2025	June 30, 2024
Federal income tax benefit - 21%	21.00%	21.00%
State income taxes (net of federal benefit)	6.98%	6.50%
Perm Differences	-32.89%	-20.60%
Valuation Allowance	4.91%	-6.90%
Change in valuation allowance	0.00%	0.00%

Federal net operating loss carry forwards at June 30, 2025 and 2024 were approximately as follows:

June 30, 2025	June 30, 2024

$29,665,000	$26,590,000

Net Operating Loss Carryforwards

As of June 30, 2025, the Company had approximately $2,614,000 of net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes which will expire between 2031 and 2037, while the remaining balance may be carried forward indefinitely, subject to an annual limitation of 80% of taxable income in any future year.

Valuation Allowance

For financial reporting purposes, the entire amount of net deferred tax assets has been offset by a valuation allowance, due to uncertainty regarding realization. The net change in the valuation allowance for the year ended June 30, 2025 was an increase of $1,243,000.

Uncertain Tax Positions

The Company follows ASC 740-10-25, which requires a company to evaluate whether a tax position is “more likely than not” to be sustained upon examination. Management has reviewed all filing positions in jurisdictions where the Company is subject to income tax. The Company believes its positions would be sustained upon audit and therefore has not recorded any reserves for uncertain tax positions.

Section 382 Limitations

The Company may not be able to utilize the net operating loss carryforwards for its US income taxes in future periods should it experience a change in ownership as defined in Section 382 of the Internal Revenue Code (“IRC”). Under section 382, should the Company experience a more than 50% change in its ownership over a 3 year period, the Company would be limited based on a formula as defined in the IRC to the amount per year it could utilize in that year of the net operating loss carryforwards.

As of June 30, 2025 and 2024 the Company had not performed an analysis to determine if the Company was subject to the provisions of Section 382. The Company is subject to U.S. federal income tax including state and local jurisdictions. Currently, no federal or state income tax returns are under examination by the respective taxing jurisdictions.

Tax Returns and Examinations

The Company is subject to U.S. federal and various state income taxes. As of June 30, 2025, no federal or state tax returns are under examination. The Company has not yet filed its federal and state income tax returns for the fiscal years ended June 30, 2016 through 2024. However, because the Company has incurred cumulative losses, management does not expect a material liability. All unfiled and filed years remain open to examination.

Interest and Penalties

The Company’s accounting policy is to record interest and penalties related to uncertain tax positions as income tax expense. No such amounts have been accrued as of June 30, 2025.

F-145

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Note 16 - Subsequent Events

Subsequent to June 30, 2025, the Company had the following transactions:

Acquisition of Hotel Operations - Victorville Treasure Holdings, LLC — Business Combination

Overview and Date of Acquisition

On August 27, 2025, the Company completed the acquisition of Victorville Treasure Holdings, LLC (“Victorville”), a California limited liability company that owns and operates a 155-room hotel located at 15494 Palmdale Road, Victorville, California (the “Property”).

The transaction was executed pursuant to a Share Exchange Agreement (the “Agreement”) among the Company, SBZ Investment Industry Inc., and the individual equity holders of Victorville (collectively, the “Sellers”). Following the closing, Victorville became a wholly owned subsidiary of the Company.

Primary Reasons for the Acquisition

The acquisition is expected to strengthen and expand the Company’s hotel operations platform, create access to franchise-branding opportunities following renovations, and generate operating synergies at the Property. The goodwill expected to be recognized will primarily reflect anticipated synergies and the assembled workforce, none of which qualify as separately recognizable intangible assets.

Consideration Transferred

The aggregate purchase price was approximately $39.0 million (the “Purchase Price”) (excluding contingent consideration of $7.13 million), satisfied by the issuance of 216,667 shares of the Company’s Series C Convertible Preferred Stock (the “Exchange Shares”), each convertible into 6,000 shares of common stock.

In accordance with the Agreement, 15% of the Exchange Shares were placed in escrow for 18 months to satisfy potential indemnification obligations.

The Agreement also provides for the issuance of up to 41,667 additional shares of Series C Convertible Preferred Stock (the “Earnout Shares”) contingent upon achievement of the following post-closing milestones on or before December 31, 2027:

1.	Completion and buildout of a gym facility;
2.	Enrollment of at least 50 active gym members;
3.	Completion of renovations necessary to satisfy franchise rebranding requirements; and
4.	Operation of the Property under a major franchise brand for at least 30 consecutive days.

The Purchase Price was subject to adjustment if, as of the Closing Date, the 30-day volume-weighted average price (VWAP) of the Company’s common stock was less than $0.02 per share. No such adjustment was required. On the closing date the closing common stock price was $0.03/share.

Accounting for Contingent and Variable Consideration

●	The Earnout represents contingent consideration and will be measured at fair value on the acquisition date and subsequently remeasured at fair value, with changes recognized in earnings each period until settlement.
●	The VWAP adjustment represents variable consideration related to the equity consideration issued and is measured at fair value on the acquisition date; subsequent accounting will depend on its classification under applicable guidance.
●	The indemnification escrow does not affect total consideration transferred at the acquisition date unless and until amounts are forfeited or returned under the indemnification provisions.

Preliminary Purchase Price Allocation

The acquisition has been accounted for as a business combination under ASC 805, Business Combinations. The Company has not yet completed the identification and measurement of the fair values of the assets acquired and liabilities assumed, including the valuation of identifiable intangible assets (such as franchise rights, trade names, customer relationships or loyalty programs, and favorable or unfavorable contracts) and the determination of related deferred taxes.

Management is performing its preliminary assessment, including the identification and measurement of goodwill and other intangible assets. Because these analyses are ongoing, the amounts assigned to goodwill, intangible assets, and deferred taxes are considered provisional.

In accordance with ASC 805, this preliminary allocation will be finalized within the measurement period, which extends up to one year from the acquisition date. The Company will update these estimates in future filings as additional information becomes available and the independent valuation analysis is completed.

F-146

NIGHTFOOD HOLDINGS, INC. AND SUBSIDIARIES

DBA TECHFORCE ROBOTICS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2025 AND 2024

Tax Deductibility of Goodwill

The Company is currently evaluating whether any recognized goodwill will be deductible for income tax purposes. This disclosure will be updated upon finalization of the purchase accounting.

Measurement Period

The Company expects to finalize the purchase price allocation no later than August 27, 2026. During this period, provisional amounts may be adjusted retrospectively if new information becomes available about facts and circumstances that existed at the acquisition date.

Acquisition-Related Costs

The Company incurred an insignificant amount of transaction costs related to the acquisition. Such costs were expensed as incurred and are included in general and administrative expenses in the consolidated statements of operations.

Acquisition of Hotel Operations – Rancho Mirage Hilton LLC — Business Combination

Overview and Date of Acquisition

On September 30, 2025, the Company completed the acquisition of Rancho Mirage Hilton LLC (“Rancho Mirage Hilton”), a Delaware limited liability company that owns and operates the Hilton Garden Inn Palm Springs – Rancho Mirage, a 120-room hotel located at 71700 Highway 111, Rancho Mirage, California (the “Property”).

The transaction was effected pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) among the Company, the selling members of Rancho Mirage Hilton, and certain related parties. Upon closing, Rancho Mirage Hilton became a wholly owned subsidiary of the Company.

Primary Reasons for the Acquisition

The acquisition aligns with the Company’s strategy to expand its owned hotel portfolio and operating platform within key California markets. Management expects the Property to provide recurring revenue, economies of scale with existing hotel operations, and future franchise-branding opportunities following targeted capital improvements. Any goodwill recognized will primarily reflect anticipated operating synergies, assembled workforce, and other benefits that do not meet the criteria for separate recognition as identifiable intangible assets.

Consideration Transferred

The aggregate purchase price was approximately $24.0 million, satisfied primarily through the issuance of 133,333 shares of the Company’s Series C Convertible Preferred Stock (the “Exchange Shares”), each convertible into 6,000 shares of common stock.

Under the Purchase Agreement, 10% of the Exchange Shares were placed in escrow for 12 months to satisfy potential indemnification obligations.

In addition, the sellers are eligible to receive up to 25,000 additional shares of Series C Convertible Preferred Stock (the “Earn-Out Shares”) contingent upon achievement of specified post-closing milestones, including:

1.	Completion of planned property renovations and upgrades;
2.	Execution of a Hilton-brand franchise renewal agreement; and
3.	Achievement of defined operating income thresholds for any fiscal year ending on or before December 31, 2027.

The purchase price was not subject to any adjustment for fluctuations in the Company’s common stock VWAP as of the closing date.

Accounting for Contingent and Variable Consideration

●	The Earn-Out Shares represent contingent consideration and will be measured at fair value on the acquisition date and subsequently remeasured at fair value, with changes recognized in earnings until settlement.
●	The escrowed shares do not affect the total consideration transferred at the acquisition date unless and until amounts are forfeited or returned under indemnification provisions.
●	No additional contingent or variable purchase price mechanisms were included in the Purchase Agreement.

Preliminary Purchase Price Allocation

The acquisition has been accounted for as a business combination under ASC 805, Business Combinations. The Company is finalizing the identification and measurement of the fair values of assets acquired and liabilities assumed, including:

●	Property, plant and equipment;
●	Identifiable intangible assets (such as franchise rights, trade name, customer relationships, and any favorable/unfavorable contracts); and
●	Related deferred tax balances.

As these analyses are ongoing, the amounts assigned to goodwill, intangible assets, and deferred taxes are considered provisional. In accordance with ASC 805, this preliminary allocation will be finalized within one year of the acquisition date. Updates will be reflected in future filings as additional valuation information becomes available.

Tax Deductibility of Goodwill

The Company is evaluating whether any goodwill arising from the acquisition will be deductible for income tax purposes. This determination will be finalized upon completion of the purchase accounting process.

Measurement Period

The Company expects to finalize the purchase price allocation no later than September 30, 2026. During this measurement period, provisional amounts may be adjusted retrospectively if new information becomes available about facts and circumstances existing as of the acquisition date.

Acquisition-Related Costs

Transaction-related professional fees and other acquisition costs were not material and were expensed as incurred, included within general and administrative expenses in the consolidated statements of operations.

F-147

150,000,000 SHARES OF COMMON STOCK

Nightfood Holdings, INC.

PROSPECTUS

[*], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by Nightfood Holdings, Inc. in connection with the distribution of the securities registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$
Legal fees and expenses	$
Accountant’s fees and expenses	$
Miscellaneous	$
Total	$

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits, or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

We provide directors and officers insurance for our current directors and officers.

Our bylaws provide that our company shall indemnify its officers and directors to the fullest extent allowed by law for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the company to the full extent allowed by the laws of the State of Nevada and any amendment to Nevada law, whether effected by the Nevada Revised Statutes or judicial decision or otherwise, which allows for further indemnification of officers or directors after the date of our bylaws automatically adopted by our company without further act. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In the past three years the Company issued the following equity securities without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

During the Fiscal Year ended June 30, 2023:

●	The Company issued 3,333,333 shares of common stock for services with a fair value of $50,000
●	The Company issued 300,000 shares of common stock for services with a fair value of $7,800
●	The Company issued 686,106 shares of common stock for cashless exercise of 1,818,182 stock purchase Warrants.
●	The Company issued an aggregate of 532,859 shares of its common stock for services valued at $77,110.
●	The Company issued 2,469,697 shares of its common stock as financing cost valued at $104,515.
●	The Company issued an aggregate of 6,549,128 shares of its common stock for cashless exercise of 4,928,260 original issued stock purchase warrants.
●	The Company sold 467,950 units at $0.50 per unit, consisting with 1,871,800 shares of common stock under its Regulation A+ Offering. The Company received net proceeds of $229,729.
●	The Company issued 3,800,000 shares of its common stock in exchange for the return of 10,869,566 returnable warrants.
●	The Company issued 2,750,000 shares of its common stock in exchange for the return of 2,750,000 stock purchase warrants.
●	Holders of the B Preferred converted 1,310 shares of Series B Preferred Stock into 6,550,000 shares of its common stock.
●	The Company issued an aggregate of 5,750,000 shares of its common stock for cash exercise of 5,750,000 original issued stock purchase warrants. The Company received net proceeds of $276,066.
●	The Company issued 1,500,000 shares of common stock as consideration for convertible debt in the principal amount of $16,088 and in the accrued interest payable of $33,907, with a fair value of $91,500.

During the Fiscal Year ended June 30, 2024:

●	The Company issued 3,333,333 shares of common stock for services with a fair value of $50,000.
●	The Company issued 300,000 shares of common stock for services with a fair value of $7,800.
●	The Company issued 686,106 shares of common stock for cashless exercise of 1,818,182 stock purchase warrants.
●	The Company issued 1,000,000 shares of common stock as consideration for convertible debt in the accrued interest payable of $31,250 and transfer agent fee of $1,750, with a fair value of $16,400.

During the Fiscal Year ended June 30, 2025:

Series C, Convertible Preferred Stock Issued for Services

On March 25, 2025, the Company granted 94,250 shares of Series C, convertible preferred stock to several service providers as compensation. The fair value of the Series C shares was based on the quoted closing trading price of $0.0068/share. Applying the 6,000:1 conversion ratio, the grant equates to 565,500,000 common shares on an as-converted basis, resulting in a total fair value of $3,845,400.

Series C, Convertible Preferred Stock Issued for Services

On February 17, 2025, the Company issued 2,000 shares of Series C, convertible preferred stock to a consultant for services rendered. The fair value of the Series C shares was based on the quoted closing trading price of $0.0081/share. Applying the 6,000:1 conversion ratio, the grant equates to 12,000,000 common shares on an as-converted basis, resulting in a total fair value of $97,200.

II-2

Stock Issued for Services

The Company issued 50,000 shares of common stock to consultants for services rendered, having a fair value of $995 ($0.0199/share), based upon the quoted closing trading price.

Common Stock Issued in connection with Conversion of Convertible Notes Payable

The Company issued an aggregate 8,003,164 shares of common stock to certain convertible debt holders, having a fair value of $264,120 ($0.033/share), based upon the quoted closing trading price.

Subsequent to Fiscal Year ended June 30, 2025

Common Stock Issued in connection with Conversion of debt

●	In July 2025, the Company issued 6,600,000 shares of common stock in connection with the settlement of outstanding default interest of $216,050 plus additional fees of $1,750, for a total conversion of $217,800.
●	In August 2025, the Company issued 1,002,339 shares of common stock in connection with the partial settlement of principal and related outstanding accrued interest on loan of $28,750 and $2,577, respectively, plus additional fees of $1,750 for a total conversion of $33,077.
●	In August 2025, the Company issued 1,378,562 shares of common stock in connection with the full settlement of principal and related outstanding accrued interest on loan of $43,475 and $268, respectively, plus additional fees of $1,750 for a total conversion of $45,493.
●	In September 2025, the Company issued 6,000,000 shares of common stock in connection with the partial settlement of principal and related outstanding accrued interest on of $49,397 and $34,748, respectively, plus default interest of $112,105 and additional fees of $1,750 for a total conversion of $198,000.
●	For the period from October 1, 2025 – December 31, 2025, the Company had the following transactions”

○	The Company issued 22,360,575 shares of common stock for $894,423 ($0.04/share)
○	The Company issued 16,313,700 shares of common stock, in connection with the conversion of 1,950 shares of Series B, preferred stock.
○	The Company issued 9,000,000 shares of common stock, in connection with the conversion of 1,500 shares of Series D, preferred stock.
○	The Company issued 7,000,000 shares of common stock, in connection with the conversion of accrued interest totaling $231,000 ($0.033/share).
○	The Company issued 4,285,994 shares of common stock, in connection with the conversion of convertible note principal totaling $141,438 ($0.033/share).
○	The Company issued 2,465,698 shares of common stock in connection with the cashless exercise of warrants. These conversions had no impact on stockholders’ equity.

Shares Issued in connection with Acquisitions

On August 27, 2025, and September 30, 2025, the Company completed the acquisitions of the Victorville and Rancho Mirage hotel properties, respectively. As part of the purchase consideration for these business combinations, the Company issued 216,667 and 176,167 shares of Series C Convertible Preferred Stock, respectively.

Equity Purchase Agreement

On October 8, 2025, the Company entered into an Equity Purchase Agreement pursuant to which the Company agreed to issue and sell to an investor in a private placement up to an aggregate of $25 million in newly issued Common Stock. The price at which the Common Stock will be sold will be based on the applicable Initial Purchase Price (as defined in the Purchase Agreement). In connection with the Purchase Agreement, the Company issued a warrant (the “Warrant”) to the investor to purchase 6,000,000 shares of Common Stock at an exercise price of $0.10 per share. These warrants are exercisable immediately through October 8, 2030.

II-3

Securities Purchase Agreement

On January 10, 2026, the Company entered into a Securities Purchase Agreement pursuant to which the Company issued a senior secured promissory note in the aggregate principal amount of $1,175,000 (the “Note”), at an original issue discount of fifteen percent (15%), resulting in net proceeds to the Company of $998,750, with certain amounts withheld for transaction-related expenses. The Note matures twelve (12) months from the issue date and bears interest at a rate of fifteen (15%) per annum, with additional interest provisions. The Note is convertible at any time on or after the Issue Date (as defined in the Note) into shares of the Company’s common stock, at a conversion price equal to the lesser of (i) of $0.033 per share or (ii) the Market Price (as defined in the Note), subject to adjustments for stock splits, dividends, and similar corporate actions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

The exhibits filed and furnished with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

(b) Financial Statement Schedules.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions, or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

(II)	The undersigned Registrant hereby undertakes: (A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 9th day of February, 2026.

NIGHTFOOD HOLDINGS, INC.

Date: February 9, 2026	By:	/s/ Jimmy Chan
Jimmy Chan
Chief Executive Officer and Director
(Principal Executive Officer)

Date: February 9, 2026	By:	/s/ Jimmy Chan
Jimmy Chan
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Nightfood Holdings, Inc., a Nevada corporation, hereby constitutes and appoints Jimmy Chan and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmy Chan	Chief Executive Officer	February 9, 2026
Jimmy Chan	(Principal Executive Officer)

/s/ Jimmy Chan	Chief Financial Officer, Treasurer and Director	February 9, 2026
Jimmy Chan	(Principal Financial and Accounting Officer)

/s/ Reid Floco	President & Director	February 9, 2026
Reid Floco

/s/ James Steigerwald	Chief Operating Officer & Director	February 9, 2026
James Steigerwald

/s/ Christopher Dieterich	Director	February 9, 2026
Christopher Dieterich

/s/ Thomas Morse	Director	February 9, 2026
Thomas Morse

/s/ Lei Sonny Wang	Chief Revenue Officer & Director	February 9, 2026
Lei Sonny Wang

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EXHIBIT INDEX

Exhibit	Exhibit Description

2.1	Share Exchange Agreement, dated March 31, 2025, with Skytech Automated Solutions Inc., and all of the shareholders of Skytech (incorporated by reference to the Registrant’s Form 8-K filed with the Commission on April 2, 2025)
3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (333-193347) filed with the Commission on January 13, 2014)
3.2	Articles of Amendment (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 20, 2017)
3.3	Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (333-193347) filed with the Commission on January 13, 2014)
3.4	Certificate of Designation - Series A Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 17, 2018 )
3.5	Amendment to Certificate of Designation - Series B Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 31, 2025)
3.6	Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series A Super Voting Preferred Stock(incorporated by reference to Exhibit 3.1 on the Registrant’s Current Report on Form 8-K/A filed with the Commission on January 31, 2024)
3.7	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock(incorporated by reference to Exhibit 3.2 on the Registrant’s Current Report on Form 8-K/A filed with the Commission on January 31, 2024)
3.8	Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock(incorporated by reference to Exhibit 3.1 on the Registrant’s Current Report on Form 8-K/A filed with the Commission on March 19, 2024)
3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock(incorporated by reference to Exhibit 3.2 on the Registrant’s Current Report on Form 8-K/A filed with the Commission on March 19, 2024)
3.10	Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on October 31, 2025)
3.11	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 20, 2025)
3.12	Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock ((incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 5, 2025)
4.1	Common Stock Purchase Warrant issued to Fourth Man, LLC dated as of June 29, 2023 (Incorporated by reference to Exhibit 10.47 on the Registrant’s Annual Report on Form 10-K filed with the Commission on October 13, 2023).
4.2	Common Stock Purchase Warrant issued to Fourth Man, LLC dated as of August 28, 2023 (Incorporated by reference to Exhibit 10.52 on the Registrant’s Annual Report on Form 10-K filed with the Commission on October 13, 2023).
4.3	Warrants issued to J.H. Darbie & Co., Inc. dated as of June 29, 2023 (incorporated by reference to Exhibit 4.3 on the Registrant’s Quarterly Report on Form10-Q filed with the Commission on December 29, 2023)
4.4	Warrants issued to J.H. Darbie & Co., Inc. dated as of August 28, 2023 (incorporated by reference to Exhibit 4.6 on the Registrant’s Quarterly Report on Form10-Q filed with the Commission on December 29, 2023)
4.5	Warrant issued to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 4.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2025).
5.1	Opinion of Sichenzia Ross Ference Carmel LLP*
10.1	Promissory Note issued to Fourth Man, LLC dated as of June 29, 2023 (Incorporated by reference to Exhibit 10.46 on the Registrant’s Annual Report on Form 10-K filed with the Commission on October 13, 2023).
10.2	Promissory Note issued to Fourth Man, LLC dated as of August 28, 2023 (Incorporated by reference to Exhibit 10.51 on the Registrant’s Annual Report on Form 10-K filed with the Commission on October 13, 2023).
10.3	Securities Purchase Agreement with Mast Hill Fund, L.P. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 20, 2023)
10.4	Promissory Note dated with Mast Hill Fund, L.P. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 20, 2023)
10.5	Securities Purchase Agreement dated as of June 29, 2023 between the Company and Fourth Man, LLC (Incorporated by reference to Exhibit 10.45 on the Registrant’s Annual Report on Form 10-K filed with the Commission on October 13, 2023).
10.6	Securities Purchase Agreement dated as of August 28, 2023 between the Company and Fourth Man, LLC (Incorporated by reference to Exhibit 10.50 on the Registrant’s Annual Report on Form 10-K filed with the Commission on October 13, 2023).
10.7	Securities Purchase Agreement with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2023)
10.8	Promissory Note with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 on the Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2023)
10.9	Share Exchange Agreement by and among Nightfood Holdings, Inc., Future Hospitality Ventures Holdings Inc., Sean Folkson as the holder of the Series A Preferred Stock of NGTF and the sole shareholder of FHVH dated January 22, 2024. (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on January 26, 2024)

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10.10	Securities Purchase Agreement with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on January 29, 2024)
10.11	Promissory Note dated January 24, 2024 with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 on the Registrant’s Current Report on Form 8-K filed with the Commission on January 29, 2024)
10.12++	Consulting Agreement between Nightfood Holdings, Inc. and Sean Folkson, dated February 2, 2024. (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2024)
10.13++	Employment Agreement between Nightfood Holdings, Inc. and Lei Sonny Wang, dated February 2, 2024. (incorporated by reference to Exhibit 10.2 on the Registrant’s Current Report on Form 8-K filed with the Commission on February 2, 2024)
10.14	Letter Agreement between Fourth Man, LLC and Nightfood Holdings, Inc. dated February 1, 2024 (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on March 19, 2024)
10.15	Securities Purchase Agreement with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on March 20, 2024)
10.16	Promissory Note dated March 12, 2024 with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 on the Registrant’s Current Report on Form 8-K filed with the Commission on March 20, 2024)
10.17	Securities Purchase Agreement with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 on the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2024)
10.18	Promissory Note dated May 5, 2024 with Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 on the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2024)
10.19	Letter Agreement dated July 22, 2024 with Fourth Man, LLC amending the right to adjustment of the conversion price of certain promissory notes (incorporated by reference to the Registrant’s Form 10K filed with the Commission on December 27, 2024)
10.20	Share Exchange Agreement dated September 4, 2024 with Nightfood Holdings, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc. and Sugarmade, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on September 10, 2024)
10.21	Promissory Note dated September 23, 2024 with Mast Hill Fund, L.P (incorporated by reference to the Registrant’s Form 10K filed with the Commission on December 27, 2024)
10.22	Securities Purchase agreement dated September 23, 2024 with Mast Hill Fund LP (incorporated by reference to the Registrant’s Form 10K filed with the Commission on December 27, 2024)
10.23	First Amendment to the Share Exchange Agreement dated December 10, 2024. (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed with the Commission on December 19, 2024)
10.24	Securities Purchase Agreement, dated October 8, 2025, by and between Nightfood Holdings, Inc. and Mast Hill Fund, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2025).
10.25	Senior Secured Promissory Note, dated October 8, 2025, issued by Nightfood Holdings, Inc. in favor of Mast Hill Fund, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2025).
10.26	Tenth Amendment to Security Agreement, dated October 8, 2025, by and among Nightfood Holdings, Inc., Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC and Mast Hill Fund, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2025).
10.27	Tenth Amendment to Pledge Agreement, dated October 8, 2025, by and among Nightfood Holdings, Inc., Jimmy Chan, and Mast Hill Fund, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2025).
10.28	Tenth Amendment to Guarantee Agreement, dated October 8, 2025, by and among Nightfood Holdings, Inc., Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC and Mast Hill Fund, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2025).
10.29	Equity Purchase Agreement dated October 8, 2025 between Nightfood Holdings, Inc., and Mast Hill Fund, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2025).
10.30	Registration Rights Agreement dated October 8, 2025 between Nightfood Holdings, Inc., and Mast Hill Fund, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 21, 2025).
10.31	Share Exchange Agreement dated September 30, 2025. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2025).
10.32	Share Exchange Agreement dated August 27, 2025 with Victorville Treasure Holdings, LLC, SBZ Investment Industry Inc., Nuo Wei Zhang, Siyuan Li and Jue Wang (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on September 3, 2025)
10.33	Securities Purchase Agreement, dated January 10, 2026, by and between Nightfood Holdings, Inc. and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on January 16, 2026)
10.34	Senior Secured Promissory Note, dated January 10, 2026, issued by Nightfood Holdings, Inc. in favor of Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed on January 16, 2026)
10.35	Eleventh Amendment to Security Agreement, dated January 10, 2026, by and among Nightfood Holdings, Inc., Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed on January 16, 2026)
10.36	Eleventh Amendment to Pledge Agreement, dated January 10, 2026, by and among Nightfood Holdings, Inc., Jimmy Chan, and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed on January 16, 2026)
10.37	Eleventh Amendment to Guarantee Agreement, dated January 10, 2026, by and among Nightfood Holdings, Inc., Nightfood, Inc., MJ Munchies, Inc., Future Hospitality Ventures Holdings Inc., SWC Group, Inc., TechForce Robotics, Inc., Victorville Treasure Holdings, LLC, Treasure Mountain Holdings, LLC and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K filed on January 16, 2026)
16.1	Letter from Fruci & Associates II, PLLC (incorporated by reference to the Registrant’s Current Report on Form8-K filed with the Commission on November 3, 2025)
21.1*	List of Subsidiaries
23.1*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
23.2*	Consent of Fruci & Associates II, PPLC
24.1	Power of Attorney (included in the signature page hereto)
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

*	Filed herewith
++	Indicates a management contract or compensatory plan.

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